                                 SCHEDULE 14C


                                (Rule 14c-101)


                 INFORMATION REQUIRED IN INFORMATION STATEMENT


                           SCHEDULE 14C INFORMATION



Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
                               (Amendment No. 1)




Check the appropriate box:

[X] Preliminary Information Statement     [ ] Confidential, for Use of the Commission
                                              Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

                      DONALDSON, LUFKIN & JENRETTE, INC.
               (Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (check the appropriate box):


 [X] No fee required.


 [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:



 [ ] Fee paid previously with preliminary materials.



 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                      DONALDSON, LUFKIN & JENRETTE, INC.
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172

                                                                   , 1999

Dear Stockholder:

     We are furnishing this Information Statement to you in connection with our proposed offering of "tracking stock" for our DLJdirect online discount brokerage and related investment services businesses described in the accompanying Information Statement.


     In order to issue the tracking stock, we need to amend our amended and restated certificate of incorporation. Our certificate of incorporation permits us to make this amendment if we obtain the written consent of holders of shares representing a majority of the votes entitled to be cast at a duly called meeting of stockholders. Donaldson, Lufkin & Jenrette, Inc.'s principal stockholder, The Equitable Companies Incorporated, controls 71.3% of the outstanding votes of Donaldson, Lufkin & Jenrette, Inc. and has indicated that it intends to approve the tracking stock proposal by written consent. WE ARE NOT ASKING YOU FOR A PROXY OR A WRITTEN CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR A WRITTEN CONSENT. As we explain in this Information Statement, however, completion of the offering is still subject to a number of conditions. We cannot predict with certainty when we will complete the
offering, but we hope to complete the offering prior to          , 1999.

     We are sending this Information Statement to all holders of shares of Donaldson, Lufkin & Jenrette, Inc. common stock. The record date for the determination of your status as a holder of Donaldson, Lufkin & Jenrette, Inc. common stock was April 16, 1999.


     The tracking stock proposal will allow us to issue a new series of common stock which will be called "DLJdirect Common Stock". The new series of common stock is intended to reflect the performance of DLJdirect, our online discount brokerage and related investment services business. Before we first issue DLJdirect Common Stock, we would re-classify Donaldson, Lufkin & Jenrette, Inc.'s existing common stock as "DLJ Common Stock", intended to reflect the performance of DLJ's other businesses and a retained interest in DLJdirect.

     We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority interest in the equity value attributed to DLJdirect.

     We are proceeding with the tracking stock proposal primarily for the following reasons:


   - The proposal will permit the market to review separate information about DLJdirect and to separately value DLJdirect Common Stock. This should encourage investors and analysts to focus more attention on DLJdirect and result in greater market recognition of the value of DLJdirect to Donaldson, Lufkin & Jenrette, Inc.

   - The proposal will allow investors to invest in either or both series of common stock, depending on their particular investment objectives.


   - The proposal will allow us to issue stock options tied to DLJdirect Common Stock, thereby providing more focused incentives to DLJdirect management and employees.

   - The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either DLJ Common Stock or DLJdirect Common Stock as appropriate under the circumstances.


   - The proposal will allow us to realize some of the value of DLJdirect while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

   - The proposal will allow us to issue DLJdirect Common Stock to the public for cash on a basis that we believe is tax-free and to attribute the net proceeds from the offering to DLJdirect. DLJdirect will use the net proceeds from the offering to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes.

     The tracking stock proposal will also increase the number of shares of our existing common stock (which will become DLJ Common Stock) authorized for issuance from 300 million to 500 million and authorize the board of directors to create additional series of common stock other than DLJ Common Stock and DLJdirect Common Stock.


     This Information Statement is to inform you of the tracking stock proposal and constitutes the notice of corporate action without a meeting required by
Section 228 of the Delaware General Corporation Law. The tracking stock proposal will become effective no earlier than 20 days after this Information Statement is mailed to stockholders of Donaldson, Lufkin & Jenrette, Inc.


     In addition to the Information Statement, we have attached for your convenience, in "Q and A" format, a summary of certain questions you may have about the tracking stock proposal and our answers to these questions.

     Thank you for your cooperation and continued support and interest in Donaldson, Lufkin & Jenrette, Inc.


                                          Sincerely,



                               Joe L Roby                  John S. Chalsty
                               President and               Chairman of the Board
                               Chief Executive Officer

                             QUESTIONS AND ANSWERS
                                   ABOUT OUR
                            TRACKING STOCK PROPOSAL


Q: WHY AM I RECEIVING THIS INFORMATION STATEMENT? WHAT IS THE TRACKING STOCK PROPOSAL?

A: We are sending you this Information Statement to inform you of the tracking stock proposal described in this Information Statement. The Equitable Companies Incorporated, the owner of approximately 71.3% of our outstanding common stock, has indicated that it intends to consent to the tracking stock proposal. Thus, no meeting or additional approval or consent of our other stockholders is necessary to effect the tracking stock proposal. This Information Statement constitutes notice of corporate action without a meeting required by Section 228 of the Delaware General Corporation Law.

The tracking stock proposal would allow us to amend our amended and restated certificate of incorporation to:


o Authorize the board of directors to issue common stock in multiple series--initially, we would have two series: DLJ Common Stock and DLJdirect Common Stock.

     o We intend DLJdirect Common Stock to reflect the performance of DLJdirect (our online discount brokerage and related investment services businesses).

     o We intend DLJ Common Stock to reflect the performance of DLJ (our other businesses and a retained interest in DLJdirect).

     o We have allocated all of Donaldson, Lufkin & Jenrette, Inc.'s consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect.


o Re-classify each outstanding share of existing common stock into a share of DLJ Common Stock.


Q: WHAT IS "TRACKING STOCK"?

A: "Tracking stock", which people sometimes call "alphabet stock", "letter stock" or "targeted stock", is a type of common stock that the issuing company intends to reflect (or "track") the performance of a particular business. As mentioned above, we propose creating two new series of tracking stock, to be designated as DLJ Common Stock and DLJdirect Common Stock.

We cannot assure you that the market values of DLJ Common Stock and DLJdirect Common Stock will in fact reflect the performance of DLJ and DLJdirect as we intend. Holders of DLJ Common Stock and DLJdirect Common Stock will continue to be common stockholders of Donaldson, Lufkin & Jenrette, Inc. and, as such, will be subject to all risks associated with an investment in Donaldson, Lufkin & Jenrette, Inc. and all of our businesses, assets and liabilities.


Q: WHY IS THERE NO STOCKHOLDER VOTE?

A: The tracking stock proposal requires the consent of the holders of a majority of the outstanding shares. The Equitable Companies Incorporated, the owner of approximately 71.3% of our outstanding common stock, has indicated that it intends to consent to the tracking stock proposal by executing a written stockholders' consent. This consent meets the stockholder approval requirements under Delaware Law. Thus, no meeting or further approval or consent of our other stockholders is necessary to effect the tracking stock proposal.


Q: HOW WILL YOU INITIALLY ISSUE DLJdirect COMMON STOCK? HOW MANY SHARES WILL YOU INITIALLY ISSUE AND WHEN?


A: We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority of the equity value attributed to DLJdirect and to attribute the net proceeds from the offering to DLJdirect. DLJdirect will use the net proceeds from the offering to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes. We expect the DLJdirect Common Stock offering to occur sometime in the second or third quarter of 1999. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time.


Q: WHEN WILL YOU IMPLEMENT THE TRACKING STOCK PROPOSAL? WHEN WILL YOU RE-CLASSIFY MY COMMON STOCK INTO DLJ COMMON STOCK?


A: When we file the amendment to our amended and restated certificate of incorporation implementing the tracking stock proposal, it will re-classify your common stock into DLJ Common Stock.


Q: WHAT HAPPENS TO MY COMMON STOCK WHEN YOU IMPLEMENT THE TRACKING STOCK PROPOSAL? DO I NEED TO SEND IN MY STOCK CERTIFICATES?


A: When we file the amendment to our amended and restated certificate of incorporation implementing the tracking stock proposal, that filing will automatically re-classify each of your shares into one share of DLJ Common Stock, and your existing stock certificates will automatically represent that DLJ Common Stock. Since the re-classification is automatic, you do not need to send in your stock certificates or make any notations reflecting the change. DONALDSON, LUFKIN & JENRETTE, INC. WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF OUR EXISTING COMMON STOCK (WHICH WILL BECOME DLJ COMMON STOCK) AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.


Q: WILL DLJ COMMON STOCK BE LISTED ON THE NYSE? HOW ABOUT DLJdirect COMMON
STOCK?


A: When we re-classify our common stock as DLJ Common Stock, it will continue to trade on the NYSE under the symbol "DLJ". We currently intend to apply for listing of DLJdirect Common Stock on the NYSE under the symbol "DIR".


Q: WHAT VOTING RIGHTS WILL I HAVE?


A: Each share of DLJ Common Stock will continue to entitle the holder to one vote. Shares of DLJdirect Common Stock will not entitle the holders to vote, unless a separate class vote is required by law.


Q: WHAT ARE THE TAX CONSEQUENCES OF THE TRACKING STOCK PROPOSAL?



A: We believe that neither you nor Donaldson, Lufkin & Jenrette, Inc. will recognize any income, gain or loss for federal income tax purposes as a result of the re-classification of existing common stock into DLJ Common Stock or the issuance of DLJdirect Common Stock. There are, however, no court decisions bearing directly on similar transactions, and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions. Thus, you should consult a tax advisor.



Q: DO YOU INTEND TO PAY DIVIDENDS?


A: We currently intend to retain all of DLJdirect's earnings to finance operations and fund future growth. We do not expect to pay any dividends on DLJdirect Common Stock for the foreseeable future. We do not expect to change our dividend policy with respect to our currently outstanding common stock (which will become DLJ Common Stock) as a result of the tracking stock proposal.

                                DATED   , 1999

                               ----------------

                            INFORMATION STATEMENT

                               ----------------

                       DONALDSON, LUFKIN & JENRETTE, INC.

                               ----------------

     The board of directors of Donaldson, Lufkin & Jenrette, Inc. is furnishing this Information Statement to you in connection with the proposed offering of "tracking stock" for our DLJdirect online discount brokerage and related investment services businesses described in this Information Statement.



     In order to issue the tracking stock, we need to amend our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation permits us to make this amendment if we obtain the written consent of holders of shares representing a majority of the votes entitled to be cast at a duly called meeting of stockholders. Donaldson, Lufkin & Jenrette, Inc.'s principal stockholder, The Equitable Companies Incorporated, controls 71.3% of the outstanding votes of Donaldson, Lufkin & Jenrette, Inc. and has indicated that it intends to approve the tracking stock proposal by written consent. WE ARE NOT ASKING YOU FOR A PROXY OR A WRITTEN CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR A WRITTEN CONSENT. As we explain in this Information Statement, however, completion of the offering is still subject to a number of conditions. We cannot predict with certainty when we will complete
the offering, but we hope to complete the offering prior to         , 1999.


     We are sending this Information Statement to all holders of shares of Donaldson, Lufkin & Jenrette, Inc. common stock. The record date for the determination of your status as a holder of Donaldson, Lufkin & Jenrette, Inc. common stock was April 16, 1999.



     The tracking stock proposal will allow us to issue a new series of common stock which will be called Donaldson, Lufkin & Jenrette, Inc.--DLJdirect Common Stock ("DLJdirect Common Stock"). The new series of common stock is intended to reflect the performance of DLJdirect, our online discount brokerage and related investment services business. Before we first issue DLJdirect Common Stock, we would re-classify Donaldson, Lufkin & Jenrette, Inc.'s existing common stock as Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock ("DLJ Common Stock") which would be intended to reflect the performance of DLJ's other businesses and a retained interest in DLJdirect. Our reasons for proceeding with the tracking stock proposal are outlined elsewhere in this Information Statement. See "The Tracking Stock Proposal--Reasons for the Tracking Stock Proposal".



     We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority interest in the equity value attributed to DLJdirect and to allocate the net proceeds from that offering to DLJdirect. DLJdirect will use the net proceeds to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes.


     The tracking stock proposal will also increase the number of shares of our existing common stock (which will become DLJ Common Stock) authorized for issuance from 300 million to 500 million and authorize the board of directors to create additional series of common stock other than DLJ Common Stock and DLJdirect Common Stock.



     This Information Statement is to inform you of the tracking stock proposal and constitutes the notice of corporate action without a meeting required by
Section 228 of the Delaware General Corporation Law.

The tracking stock proposal will become effective no earlier than 20 days after this Information Statement is mailed to stockholders of Donaldson, Lufkin & Jenrette, Inc.

                               ----------------

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES REGULATOR, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




This Information Statement is dated   , 1999, and was first mailed to
  stockholders of Donaldson, Lufkin & Jenrette, Inc. on or about     , 1999.

                             ---------------------
                               TABLE OF CONTENTS
                             ---------------------


                                                                                         PAGE
                                                                                        -----
INFORMATION STATEMENT SUMMARY ........................................................    5
THE TRACKING STOCK PROPOSAL ..........................................................    5
 General .............................................................................    5
 Reasons for the Tracking Stock Proposal .............................................    6
 Summary Comparison of Terms of Existing Common Stock with Terms of
 DLJ Common Stock and DLJdirect Common Stock .........................................    6
 Certain Cash Management and Allocation Policies .....................................   11
 No Appraisal Rights .................................................................   11
 Certain Federal Income Tax Considerations ...........................................   12
RISK FACTORS .........................................................................   13
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ....................................   17
WHERE YOU CAN FIND MORE INFORMATION ..................................................   18
THE TRACKING STOCK PROPOSAL ..........................................................   19
 General .............................................................................   19
 Background and Reasons for the Tracking Stock Proposal ..............................   20
 Required Approval ...................................................................   21
DIVIDEND POLICY ......................................................................   22
CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES ......................................   23
DESCRIPTION OF CAPITAL STOCK .........................................................   27
 General .............................................................................   27
 Dividends ...........................................................................   28
 Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially
 All of the Assets of a Group ........................................................   29
 Optional Exchange of DLJ Common Stock for DLJdirect Common Stock ....................   34
 Optional Exchange for Stock of a Subsidiary .........................................   34
 General Dividend, Exchange and Redemption Provisions ................................   35
 Voting Rights .......................................................................   37
 Liquidation .........................................................................   37
 DLJ's Retained Interest in Any Group ................................................   37
 Attribution of Issuances of Common Stock ............................................   38
 Issuances of Common Stock as Distributions on DLJ Common Stock ......................   38
 Dividends on Common Stock ...........................................................   38
 Repurchases of Common Stock .........................................................   39
 Transfers of Cash or Other Property between DLJ and Any Other Group .................   39
 Effectiveness of Certain Terms ......................................................   40
 Determinations by the Board .........................................................   40
 Preemptive Rights ...................................................................   40

                                                                                             PAGE
                                                                                           --------
   Certain Other Provisions of the Amended and Restated Certificate of Incorporation and
   By-laws .............................................................................        40
   Preferred Stock .....................................................................        40
   Certain Provisions of Delaware Law ..................................................        42
   No Appraisal Rights .................................................................        43
   Stock Transfer Agent and Registrar ..................................................        43
 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
 MANAGEMENT ............................................................................        44
 ANNEX I--ILLUSTRATION OF CERTAIN TERMS ................................................      I-1
 ANNEX II--AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE
 OF INCORPORATION ......................................................................     II-1
 ANNEX III--DLJdirect
   SELECTED COMBINED FINANCIAL INFORMATION OF DLJdirect ................................     III-1
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS OF DLJdirect ..............................................     III-3
   BUSINESS OF DLJdirect ...............................................................    III-13
   COMBINED FINANCIAL STATEMENTS .......................................................    III-F-1
 ANNEX IV--DONALDSON, LUFKIN & JENRETTE, INC. ANNUAL REPORT ON
 FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 ........................................     IV-1
 ANNEX V--DONALDSON, LUFKIN & JENRETTE, INC. PROXY STATEMENT AS
 FILED WITH THE SEC ON MARCH 18, 1999. .................................................      V-1

                         INFORMATION STATEMENT SUMMARY

     This summary highlights key aspects of the tracking stock proposal contained elsewhere in this Information Statement. This summary is not a substitute for the more detailed information contained in the rest of this Information Statement. For a more comprehensive description of the tracking stock proposal you should read the rest of this Information Statement. In this Information Statement, "we", "us" and "our" refer to Donaldson, Lufkin & Jenrette, Inc. and "board of directors" refers to the board of directors of Donaldson, Lufkin & Jenrette, Inc.


                          THE TRACKING STOCK PROPOSAL


GENERAL

     We are not asking you to vote on the tracking stock proposal described in this Information Statement. The Equitable Companies Incorporated, the owner of approximately 71.3% of our outstanding common stock, has indicated that it intends to consent to the tracking stock proposal by executing a written stockholders' consent. This consent would meet the stockholder approval requirements under Delaware Law. Thus, no meeting or additional approval or consent of our other stockholders is necessary to effect the tracking stock proposal.

     The tracking stock proposal would allow us to amend our amended and restated certificate of incorporation to:

      o Authorize the board of directors to issue common stock in multiple series--initially, we would have two series: DLJ Common Stock and DLJdirect Common Stock.


          o We intend DLJdirect Common Stock to reflect the performance of DLJdirect (our online discount brokerage and related investment services businesses).

          o We intend DLJ Common Stock to reflect the performance of DLJ (our other businesses and a retained interest in DLJdirect).


          o We have allocated all of Donaldson, Lufkin & Jenrette, Inc.'s consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect.

      o Re-classify each outstanding share of existing common stock into a share of DLJ Common Stock.


     We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority interest in the equity value attributed to DLJdirect.We call this offer the "offering". This would leave DLJ with a retained interest intended to represent the majority of the equity attributable to DLJdirect. Assuming we complete the offering of DLJdirect Common Stock, we currently plan to attribute the net proceeds from the offering to DLJdirect, in a manner analogous to a primary offering of common stock. DLJdirect will use the net proceeds from the offering to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes.


     We expect that the offering would occur sometime in the second or third quarter of 1999. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time.


     Before we issue DLJdirect Common Stock, we will file the amendment to our amended and restated certificate of incorporation implementing the tracking stock proposal, as a result of which your common stock will be reclassified as DLJ Common Stock. The tracking stock proposal will also increase the number of shares of our existing common stock (which will become DLJ Common Stock) authorized for issuance from 300 million to 500 million and authorize the board of directors to create additional series of common stock other than DLJ Common Stock and DLJdirect Common Stock.

REASONS FOR THE TRACKING STOCK PROPOSAL

   We are proceeding with the tracking stock proposal primarily for the following reasons:


      o The proposal will permit the market to review separate information about DLJdirect and to separately value DLJdirect Common Stock. This should encourage investors and analysts to focus more attention on DLJdirect and result in greater market recognition of the value of DLJdirect to Donaldson, Lufkin & Jenrette, Inc.


      o The proposal will allow investors to invest in either or both series of common stock, depending on their particular investment objectives.

      o The proposal will allow us to issue stock options tied to DLJdirect Common Stock, thereby providing more focused incentives to DLJdirect management and employees.

      o The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities, including acquisitions, because it will allow us to issue either DLJ Common Stock or DLJdirect Common Stock as appropriate under the circumstances.


      o The proposal will enable us to realize some of the value of DLJdirect while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

      o The proposal will allow us to issue DLJdirect Common Stock to the public for cash on a basis that we believe is tax-free and to attribute the net proceeds from the offering to DLJdirect. These net proceeds will be used to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes.




SUMMARY COMPARISON OF TERMS OF EXISTING COMMON STOCK WITH TERMS OF DLJ COMMON STOCK AND DLJDIRECT COMMON STOCK

     The following compares certain terms of our existing common stock to the proposed terms of DLJ Common Stock and DLJdirect Common Stock. This comparison is not complete and should be read together with the more detailed information contained in the rest of this Information Statement. In particular, see "Description of Capital Stock".

                                                                       Tracking Stock Proposal
                                              -------------------------------------------------------------------------
                       Existing Common Stock             DLJ Common Stock                  DLJdirect Common Stock
                      ----------------------- ------------------------------------- -----------------------------------
Basic Investment      Our existing common     We intend DLJ Common Stock            We intend DLJdirect Common
Characteristics:      stock reflects the      to reflect the performance of         Stock to reflect the performance
                      performance of all of   DLJ. DLJ includes, among other        of DLJdirect, our online
                      our businesses.         things, a retained interest in        discount brokerage and related
                                              DLJdirect, which is currently         investment services business.
                                              100% but will decline to reflect
                                              the initial issuance of DLJdirect
                                              Common Stock as well as any
                                              future issuances.

                                              We cannot assure you that the         We cannot assure you that the
                                              market value of DLJ Common            market value of DLJdirect
                                              Stock will in fact reflect the        Common Stock will in fact
                                              performance of DLJ as we              reflect the performance of
                                              intend. Holders of DLJ                DLJdirect as we intend. Holders
                                              Common Stock will continue to         of DLJdirect Common Stock will
                                              be common stockholders of             continue to be common
                                              Donaldson, Lufkin & Jenrette,         stockholders of Donaldson,
                                              Inc. and, as such, will be subject    Lufkin & Jenrette, Inc. and, as
                                              to all risks associated with an       such, will be subject to all risks
                                              investment in Donaldson, Lufkin       associated with an investment in
                                              & Jenrette, Inc. and all of our       Donaldson, Lufkin & Jenrette,
                                              businesses, assets and liabilities.   Inc. and all of our businesses,
                                                                                    assets and liabilities.
Issuance:             Our existing common     Before we first issue DLJdirect       We currently plan to offer to the
                      stock is already        Common Stock, we will                 public, for cash, DLJdirect
                      outstanding.            re-classify each outstanding          Common Stock intended to
                                              share of existing common stock        represent a minority interest in
                                              into a share of DLJ Common            the equity value attributed to
                                              Stock.                                DLJdirect.

Use of Proceeds       N/A                     We currently plan to attribute        We currently plan to attribute
of Initial Offering                           the net proceeds from the             the net proceeds from the
of DLJdirect                                  offering to DLJdirect, in a           offering to DLJdirect, in a
Common Stock:                                 manner analogous to a primary         manner analogous to a primary
                                              offering of common stock. These       offering of common stock. These
                                              net proceeds will be used to          net proceeds will be used to
                                              repay a note issued to an             repay a note issued to an
                                              affiliate prior to the                affiliate prior to the
                                              consummation of the offering          consummation of the offering
                                              and for other general corporate       and for other general corporate
                                              purposes.                             purposes.

                                                                      Tracking Stock Proposal
                                               ----------------------------------------------------------------------
                       Existing Common Stock             DLJ Common Stock                DLJdirect Common Stock
                    -------------------------- ----------------------------------- ----------------------------------
Retained Interest   N/A                        Assuming we issue to the public,    N/A
After Initial                                  for cash, shares of DLJdirect
Offering of                                    Common Stock intended to
DLJdirect                                      represent a minority of the
Common Stock:                                  equity value attributed to
                                               DLJdirect, as currently planned,
                                               this would leave DLJ with a
                                               retained interest intended to
                                               represent a majority of the
                                               equity value attributed to
                                               DLJdirect. Afterwards, we would
                                               adjust the retained interest as
                                               appropriate to reflect issuances
                                               or repurchases of DLJdirect
                                               Common Stock, capital
                                               contributions to, or returns of
                                               capital from, DLJdirect and
                                               certain other events.

Authorized and      We are currently           The tracking stock proposal will    The tracking stock proposal will
Outstanding         authorized to issue only   authorize us to issue multiple      authorize us to issue multiple
Common Stock:       one series of common       series of common stock--            series of common stock--
                    stock.                     initially, we would have two        initially, we would have two
                                               series: DLJ Common Stock and        series: DLJ Common Stock and
                                               DLJdirect Common Stock.             DLJdirect Common Stock.

                    We are currently           The tracking stock proposal will    The tracking stock proposal will
                    authorized to issue up     authorize us to issue 500 million   authorize us to issue 500 million
                    to 300 million shares of   shares of DLJ Common Stock.         shares of DLJdirect Common
                    common stock.              The total number of shares of       Stock. The total number of
                                               common stock authorized for         shares of common stock
                                               issuance will be 1,500 million.     authorized for issuance will be
                                                                                   1,500 million.

                    124,938,455 shares of      Once the tracking stock proposal    Once the tracking stock proposal
                    existing common stock      is implemented, shares of DLJ       is implemented, a number of
                    were outstanding on        Common Stock will be                shares of DLJdirect Common
                    April 16, 1999. These      outstanding based on the            Stock equal to the number we
                    shares count against the   number of shares of existing        initially determine to issue will
                    total number of shares     common stock outstanding on         be outstanding. These shares,
                    we are authorized to       the date the tracking stock         and the shares of DLJ Common
                    issue.                     proposal is implemented. These      Stock then outstanding, will
                                               shares, and the shares of           count against the total number
                                               DLJdirect Common Stock then         of shares of common stock we
                                               outstanding, will count against     are authorized to issue.
                                               the total number of shares of
                                               common stock we are authorized
                                               to issue.

Dividends:          We currently pay           We do not expect to change our      We currently intend to retain all
                    $0.0625 per share of       dividend policy with respect to     of our earnings to finance our
                    common stock on a          DLJ Common Stock as a result        operations, repay our
                    quarterly basis.           of the tracking stock proposal.     indebtedness and fund future
                                                                                   growth. We do not expect to pay
                                                                                   any dividends on DLJdirect
                                                                                   Common Stock for the
                                                                                   foreseeable future.

                                                                  Tracking Stock Proposal
                                          ------------------------------------------------------------------------
                   Existing Common Stock            DLJ Common Stock                  DLJdirect Common Stock
                 ------------------------ ------------------------------------ -----------------------------------
                 We are permitted to      We will be permitted to pay          We will be permitted to pay
                 pay dividends out of     dividends on DLJ Common              dividends on DLJdirect Common
                 the assets of            Stock out of the assets of           Stock out of the assets of
                 Donaldson, Lufkin &      Donaldson, Lufkin & Jenrette,        Donaldson, Lufkin & Jenrette,
                 Jenrette, Inc. legally   Inc. legally available for the       Inc. legally available for the
                 available for the        payment of dividends under           payment of dividends under
                 payment of dividends     Delaware law, but the total of       Delaware law (and transfer
                 under Delaware law.      the amounts paid as dividends        corresponding amounts to DLJ
                                          on DLJ Common Stock cannot           in respect of its retained
                                          exceed the available dividend        interest), but the total of the
                                          amount for DLJ. The available        amounts paid as dividends on
                                          dividend amount for DLJ is           DLJdirect Common Stock (and
                                          based on the amount that would       the corresponding amounts
                                          be legally available for the         transferred to DLJ in respect of
                                          payment of dividends under           its retained interest) cannot
                                          Delaware law if DLJ were a           exceed the available dividend
                                          single, separate Delaware            amount for DLJdirect. The
                                          corporation, had outstanding         available dividend amount for
                                          common stock and preferred           DLJdirect is based on the
                                          stock, and DLJ's retained            amount that would be legally
                                          interest in DLJdirect was            available for the payment of
                                          represented by outstanding           dividends under Delaware law if
                                          shares.                              DLJdirect were a single,
                                                                               separate Delaware corporation
                                                                               and DLJ's retained interest in
                                                                               DLJdirect was represented by
                                                                               outstanding shares.

Mandatory        None.                    If we dispose of all or              If we dispose of all or
Dividend,                                 substantially all of the assets of   substantially all of the assets of
Redemption or                             DLJ and the disposition is not       DLJdirect and the disposition is
Exchange on                               an exempt disposition, we would      not an exempt disposition, we
Disposition of                            be required to choose one of the     would be required to choose one
Assets:                                   following three alternatives:        of the following three
                                                                               alternatives:

                                          o  pay a dividend to holders of      o  pay a dividend to holders of
                                             DLJ Common Stock in an               DLJdirect Common Stock in
                                             amount equal to their                an amount equal to their
                                             proportionate interest in the        proportionate interest in the
                                             net proceeds of such                 net proceeds of such
                                             disposition,                         disposition,

                                          o  redeem from holders of DLJ        o  redeem from holders of
                                             Common Stock, for an                 DLJdirect Common Stock, for
                                             amount equal to their                an amount equal to their
                                             proportionate interest in the        proportionate interest in the
                                             net proceeds of such                 net proceeds of such
                                             disposition, outstanding shares      disposition, outstanding shares
                                             of DLJ Common Stock or               of DLJdirect Common Stock
                                                                                  or

                                                                 Tracking Stock Proposal
                                           --------------------------------------------------------------------
                    Existing Common Stock           DLJ Common Stock               DLJdirect Common Stock
                   ----------------------- --------------------------------- ----------------------------------
                                           o  issue DLJdirect Common         o  issue DLJ Common Stock in
                                              Stock in exchange for             exchange for outstanding
                                              outstanding DLJ Common            DLJdirect Common Stock at a
                                              Stock at a 10% premium            10% premium (based on the
                                              (based on the average market      average market value of
                                              value of DLJ Common Stock         DLJdirect Common Stock as
                                              as compared to the average        compared to the average
                                              market value of DLJdirect         market value of DLJ Common
                                              Common Stock over a               Stock over a specified
                                              specified 20-trading day period   20-trading day period prior to
                                              prior to the exchange).           the exchange).

                                           At any time within one year       At any time within one year
                                           after completing a special        after completing a special
                                           dividend or partial redemption    dividend or partial redemption
                                           referred to above, we will have   referred to above, we will have
                                           the right to issue DLJdirect      the right to issue DLJ Common
                                           Common Stock in exchange for      Stock in exchange for
                                           outstanding DLJ Common Stock      outstanding DLJdirect Common
                                           at a 10% premium (based on the    Stock at a 10% premium (based
                                           average market value of DLJ       on the average market value of
                                           Common Stock as compared to       DLJdirect Common Stock as
                                           the average market value of       compared to the average market
                                           DLJdirect Common Stock over a     value of DLJ Common Stock
                                           specified 20-trading day period   over a specified 20-trading day
                                           prior to the exchange).           period prior to the exchange).

Exchange DLJ       N/A                     N/A                               We will have the right to issue
Common Stock                                                                 DLJ Common Stock in exchange
for DLJdirect                                                                for outstanding DLJdirect
Common Stock at                                                              Common Stock at a premium at
Donaldson,                                                                   any time. The premium will be
Lufkin &                                                                     25% for exchanges occurring in
Jenrette, Inc.'s                                                             the 90 days after issuance and
Option:                                                                      will decline ratably each quarter
                                                                             thereafter over a period of 3
                                                                             years to 15%. However, the
                                                                             premium will be 10% in the
                                                                             event of certain adverse tax law
                                                                             changes after the consummation
                                                                             of the offering regardless of
                                                                             when such changes occur.

                                                                             The exchange ratio that will
                                                                             result in the specified premium
                                                                             will be calculated based on the
                                                                             average market value of DLJ
                                                                             Common Stock as compared to
                                                                             the average market value of
                                                                             DLJdirect Common Stock during
                                                                             the 20 consecutive trading day
                                                                             period ending on, and including,
                                                                             the 5th trading day immediately
                                                                             preceding the date on which we
                                                                             mail the notice of exchange to
                                                                             holders of the outstanding shares
                                                                             being exchanged.

                                                                       Tracking Stock Proposal
                                               ------------------------------------------------------------------------
                      Existing Common Stock              DLJ Common Stock                  DLJdirect Common Stock
                   --------------------------- ------------------------------------ -----------------------------------
Exchange for       None.                       We will have the right at any        We will have the right at any
Stock of a                                     time to transfer all of the assets   time to transfer all of the assets
Subsidiary at                                  and liabilities of DLJ to a          and liabilities of DLJdirect to a
Donaldson,                                     subsidiary and deliver all of the    subsidiary and deliver all of the
Lufkin &                                       stock of that subsidiary in          stock of that subsidiary (other
Jenrette, Inc.'s                               exchange for all of the              than the portion applicable to
Option:                                        outstanding DLJ Common               DLJ's retained interest in
                                               Stock.                               DLJdirect) in exchange for all of
                                                                                    the outstanding DLJdirect
                                                                                    Common Stock.

Voting Rights:     One vote per share.         One vote per share.                  No vote, unless a separate class
                                                                                    vote is required by applicable
                                                                                    law.

Liquidation:       Upon liquidation of         Upon liquidation of Donaldson,       Upon liquidation of Donaldson,
                   Donaldson, Lufkin &         Lufkin & Jenrette, Inc., holders     Lufkin & Jenrette, Inc., holders
                   Jenrette, Inc., holders     of DLJ Common Stock and              of DLJ Common Stock and
                   of existing common          DLJdirect Common Stock will          DLJdirect Common Stock will
                   stock are entitled to       be entitled to receive the net       be entitled to receive the net
                   receive the net assets of   assets of Donaldson, Lufkin &        assets of Donaldson, Lufkin &
                   Donaldson, Lufkin &         Jenrette, Inc., if any, remaining    Jenrette, Inc., if any, remaining
                   Jenrette, Inc., if any,     for distribution to stockholders     for distribution to stockholders
                   remaining for               (after payment or provision for      (after payment or provision for
                   distribution to             all liabilities of Donaldson,        all liabilities of Donaldson,
                   stockholders (after         Lufkin & Jenrette, Inc. and          Lufkin & Jenrette, Inc. and
                   payment or provision        payment of the liquidation           payment of the liquidation
                   for all liabilities of      preference payable to any            preference payable to any
                   Donaldson, Lufkin &         holders of Preferred Stock).         holders of Preferred Stock).
                   Jenrette, Inc. and          Amounts due upon liquidation         Amounts due upon liquidation
                   payment of the              in respect of shares of DLJ          in respect of shares of DLJ
                   liquidation preference      Common Stock and DLJdirect           Common Stock and DLJdirect
                   payable to any holders      Common Stock will be                 Common Stock will be
                   of Preferred Stock).        distributed pro rata in              distributed pro rata in
                                               proportion to the average            proportion to the average
                                               market value of DLJ Common           market value of DLJ Common
                                               Stock and the average market         Stock and the average market
                                               value of DLJdirect Common            value of DLJdirect Common
                                               Stock over a specified 20-trading    Stock over a specified 20-trading
                                               day period prior to the              day period prior to the
                                               liquidation.                         liquidation.

Stock Exchange     NYSE under the              NYSE under the symbol "DLJ".         We currently intend to apply for
Listings:          symbol "DLJ".                                                    listing DLJdirect Common Stock
                                                                                    on the NYSE under the symbol
                                                                                    "DIR".

CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES

     Because DLJ and DLJdirect are part of a single company, we have established certain policies relating to cash management and allocations between DLJ and DLJdirect. For a more complete description of how we will allocate cash between DLJ and DLJdirect, see "Certain Cash Management and Allocation Policies".


NO APPRAISAL RIGHTS

     Under the Delaware general corporation law, you will not have appraisal rights in connection with the tracking stock proposal.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     We believe that neither you nor Donaldson, Lufkin & Jenrette, Inc. will recognize any income, gain or loss for federal income tax purposes as a result of the re-classification of existing common stock into DLJ Common Stock or the issuance of DLJdirect Common Stock. There are, however, no court decisions bearing directly on similar transactions and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions. Thus, you should consult a tax advisor.

                                 RISK FACTORS



RISKS RELATING TO THE TRACKING STOCK PROPOSAL


     The risks described below are not the only ones accompanying the offering of DLJdirect Common Stock. Additional risks not presently known to DLJ or DLJdirect or that they currently deem immaterial may also impair the operations of DLJ or DLJdirect. The trading price of DLJ Common Stock or DLJdirect Common Stock could decline due to any of these risks.


 HOLDERS OF DLJ COMMON STOCK AND DLJDIRECT COMMON STOCK WILL BE COMMON STOCKHOLDERS OF DONALDSON, LUFKIN & JENRETTE, INC.

     We cannot assure you that the market values of DLJ Common Stock and DLJdirect Common Stock will reflect the performance of DLJ and DLJdirect as we intend. Holders of DLJ Common Stock and DLJdirect Common Stock will continue to be common stockholders of Donaldson, Lufkin & Jenrette, Inc. and, as such, will be subject to all risks of an investment in Donaldson, Lufkin & Jenrette, Inc. and all of our businesses, assets and liabilities.

     Even though from a financial reporting standpoint we have allocated our consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any of our creditors. Holders of DLJ Common Stock and DLJdirect Common Stock will not have any legal rights related to specific assets of either DLJ or DLJdirect and, in any liquidation, will receive a share of the net assets of Donaldson, Lufkin & Jenrette, Inc. based on the relative trading prices of DLJ Common Stock and DLJdirect Common Stock rather than on any assessment of the actual value of DLJ or DLJdirect.



 THE BOARD OF DIRECTORS MAY MAKE OPERATIONAL AND FINANCIAL DECISIONS AFFECTING DLJ AND DLJDIRECT DIFFERENTLY


     Due to the extensive relationships between DLJ and DLJdirect, there will be inherent conflicts of interest. The board of directors, in its sole discretion, will make operational and financial decisions and implement policies that may affect the businesses of DLJ and DLJdirect differently, potentially favoring one business at the expense of the other. Examples include:


     o future allocations of assets, liabilities, revenues, expenses, cash flow and the tax consequences of operations,

     o    the allocation of business opportunities, resources and personnel,

     o the manner of accounting for a transfer of funds between DLJ and DLJdirect as either a revolving credit advance, a long-term loan or a return of capital,

     o    the allocation of funds for capital expenditures,

     o the allocation of proceeds from the issuance of DLJdirect Common Stock and the costs of repurchases of DLJdirect Common Stock either to DLJ in respect of its retained interest in DLJdirect or to the equity of DLJdirect,

     o the allocation of issuances of debt or preferred stock of Donaldson, Lufkin & Jenrette, Inc. between DLJ and DLJdirect,

     o decisions as to how to allocate consideration received in connection with a merger involving Donaldson, Lufkin & Jenrette, Inc. between holders of DLJ Common Stock and DLJdirect Common Stock,

     o decisions as to whether and when to exchange one series of common stock for the other series of common stock,

     o decisions as to whether and when to approve dispositions of assets of either DLJ or DLJdirect, and

     o    other transactions between DLJ and DLJdirect.

     Decisions of the board of directors may favor either DLJ or DLJdirect at the expense of the other. All of the directors own disproportionate interests, in both percentage and value terms, of DLJ Common Stock as compared to DLJdirect Common Stock. This disparity in ownership interests may create or appear to create potential conflicts of interest when these directors are faced with decisions that could have different implications for the different series. See "Certain Cash Management and Allocation Policies".


 WE MAY NOT PAY DIVIDENDS EQUALLY ON DLJ COMMON STOCK AND DLJDIRECT COMMON
STOCK


     We have the right to pay dividends on DLJ Common Stock or DLJdirect Common Stock, or both, in equal or unequal amounts, notwithstanding:

      o  the performance of either DLJ or DLJdirect,

      o  the amount of assets available for dividends on either series,

      o  the amount of prior dividends declared on either series or

      o  any other factor.



 PRINCIPLES OF DELAWARE LAW MAY PROTECT DECISIONS OF THE BOARD OF DIRECTORS THAT HAVE A DIFFERENT EFFECT UPON HOLDERS OF DLJ COMMON STOCK AND DLJDIRECT COMMON STOCK



     Delaware law provides that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to either group of stockholders, subject to applicable provisions set forth in a company's charter. We are not aware of any legislative or judicial precedent involving the fiduciary duties of directors of a Delaware corporation with two classes of common stock with separate rights related to specified operations of the corporation. However, under the principles of Delaware law referred to above and the related principle known as the "business judgment rule", you may not be able to challenge decisions that have an adverse effect upon holders of either DLJ Common Stock or DLJdirect Common Stock if the board of directors is disinterested, is informed with respect to these decisions, acts in good faith, and acts in the belief that it is acting in the best interests of Donaldson, Lufkin & Jenrette, Inc.'s stockholders.



 WE MAY DISPOSE OF ASSETS OF EITHER DLJ OR DLJDIRECT WITHOUT YOUR APPROVAL AND YOU MAY RECEIVE LESS VALUE FOR YOUR SHARES THAN THE MARKET VALUE OF YOUR SHARES



     Delaware law requires stockholder approval only for a sale, lease or exchange of "all or substantially all" of the assets of Donaldson, Lufkin & Jenrette, Inc. As long as the assets attributed to DLJ represent less than substantially all of Donaldson, Lufkin & Jenrette, Inc.'s assets, we may approve sales and other dispositions of any amount of the assets of DLJ without any stockholder approval. In addition, because holders of shares of DLJdirect Common Stock are not entitled to vote on matters generally submitted to stockholders, we can sell or otherwise dispose of any amount of assets of DLJdirect without stockholder approval.


     Holders of common stock relating to a particular group may receive less value for their shares than the value that a third-party buyer might pay for all or substantially all of the assets of such group. In addition, if we elect to complete an exchange in connection with the disposition, we could do so as one of the three alternatives required in connection with the disposition and any exchange could be completed at a time when DLJ Common Stock or DLJdirect Common Stock may be considered to be overvalued or undervalued.

     The board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of either DLJ Common Stock or DLJdirect Common Stock.


 WE HAVE THE OPTION TO EXCHANGE DLJDIRECT COMMON STOCK FOR DLJ COMMON STOCK AND THIS MAY BE DISADVANTAGEOUS TO HOLDERS OF DLJ COMMON STOCK OR HOLDERS OF DLJDIRECT COMMON STOCK

     We will have the right to issue shares of DLJ Common Stock in exchange for outstanding shares of DLJdirect Common Stock. Because certain exchanges would be at a premium, and since we could determine to effect an exchange at a time when either or both of DLJ Common Stock and DLJdirect Common Stock may be considered to be overvalued or undervalued, any such exchange may be disadvantageous to holders of DLJdirect Common Stock and could also have a dilutive effect on the value of shares of DLJ Common Stock.

 EXISTING STOCKHOLDERS OF DONALDSON, LUFKIN & JENRETTE, INC. WILL HAVE A REDUCED INTEREST IN DLJDIRECT

     Holders of DLJ Common Stock will participate in the ownership of DLJdirect through DLJ's retained interest in DLJdirect. DLJ's interest in DLJdirect will decrease as a result of the issuance of DLJdirect Common Stock. After the offering, the existing shareholders of Donaldson, Lufkin & Jenrette, Inc. will no longer share in the gains or losses attributable to the portion of DLJdirect that is represented by the outstanding shares of DLJdirect Common Stock. The decrease in DLJ's retained interest in DLJdirect should initially be commensurate with the increase in value of DLJdirect resulting from the offering proceeds. Nevertheless, there can be no assurance that the market value of the DLJ Common Stock will reflect accurately the underlying ownership participation in DLJdirect. Existing stockholders of Donaldson, Lufkin & Jenrette, Inc. will not have any special rights to subscribe for DLJdirect Common Stock in the offering.


 THE COST OF MAINTAINING SEPARATE GROUPS MAY EXCEED THE COSTS ASSOCIATED WITH OPERATING DONALDSON, LUFKIN & JENRETTE, INC. AS A SINGLE ENTITY

     The costs associated with implementing the tracking stock proposal and the ongoing cost of operating separate Groups may exceed the costs associated with operating Donaldson, Lufkin & Jenrette, Inc. as it currently exists. In particular, the issuance of the DLJdirect Common Stock will result in a complex capital structure and additional reporting requirements with respect to each Group.



 DILUTION OF DLJ COMMON STOCK AFTER ISSUANCE OF DLJDIRECT COMMON STOCK

     The issuance of DLJdirect Common Stock, like any issuance of common stock, would dilute the equity interest of holders of DLJ Common Stock. The voting rights of the holders of DLJ Common Stock would only be diluted if a separate class vote were required by applicable law, in which case holders of both DLJ Common Stock and DLJdirect Common Stock would be entitled to vote. We do not believe that the issuance of DLJdirect Common Stock as currently planned would cause a meaningful dilution to holders of DLJ Common Stock on an earnings or book value per share basis.


 IF DONALDSON, LUFKIN & JENRETTE, INC. RUNS INTO FINANCIAL DIFFICULTY, THE VALUE OF EITHER DLJ COMMON STOCK OR DLJDIRECT COMMON STOCK MAY SUFFER FOR REASONS UNRELATED TO THE PROSPECTS OF EITHER DLJ OR DLJDIRECT

     Financial results of either DLJ or DLJdirect will affect Donaldson, Lufkin & Jenrette, Inc.'s consolidated results of operations, financial position and borrowing costs. This could affect the results of operations, financial position or borrowing costs of the other group or the market price of shares issued with respect to the other group. In addition, net losses of either group, and any dividends or distributions on, or repurchases of, either series of common stock, will reduce the assets of Donaldson, Lufkin & Jenrette, Inc. legally available for dividends on both DLJ Common Stock and DLJdirect Common Stock.


 WE CANNOT PREDICT HOW THE ISSUANCE OF TRACKING STOCK WILL AFFECT THE MARKET PRICE OF DLJ COMMON STOCK


     We cannot predict the prices at which DLJ Common Stock or DLJdirect Common Stock will trade and we cannot assure you that the market price of DLJ Common Stock will equal or exceed the market price of our existing common stock.

 THE VALUES OF DLJ COMMON STOCK AND DLJDIRECT COMMON STOCK MAY DECLINE DUE TO FUTURE ISSUANCES OF DLJ COMMON STOCK OR DLJDIRECT COMMON STOCK

     Our amended and restated certificate of incorporation allows the board of directors, in its sole discretion, to issue authorized but unissued shares of DLJ Common Stock and DLJdirect Common Stock.

This could dilute the value of shares of DLJ Common Stock or DLJdirect Common Stock. Under Delaware general corporation law, the board of directors would not need your approval for these issuances. We do not intend to seek your approval for any such issuances unless stock exchange regulations or other applicable law require approval or the board of directors deems it advisable.



 WE MAY NOT OFFER DLJDIRECT COMMON STOCK AT ALL


     This Information Statement describes our current plans for an offering of DLJdirect Common Stock. Such an offering is subject to various conditions and uncertainties, so we cannot assure you that it will be completed. Even if an offering occurs, there can be no certainty regarding the amount of proceeds we would realize.



RISKS RELATING TO THE RELATIONSHIP BETWEEN DLJ AND DLJDIRECT

     The risks described below are not the only ones facing DLJdirect. Additional risks not presently known to DLJdirect or DLJ or that they currently deem immaterial may also impair the business operations of DLJdirect. DLJdirect's business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of DLJdirect Common Stock could decline due to any of these risks.

 DLJDIRECT FACES POTENTIAL CONFLICTS OF INTEREST WITH DLJ


     Due to the extensive relationships between DLJ and DLJdirect, there will be inherent conflicts of interest. The board of directors, in its sole discretion, will make operational and financial decisions and implement policies that affect the businesses of both DLJ and DLJdirect. These decisions may favor DLJ to the detriment of DLJdirect or DLJdirect to the detriment of DLJ. The board of directors is primarily composed of directors and/or executive officers of DLJ and its affiliates and does not include any members of the management of DLJdirect.


     Competition


     DLJ and DLJdirect are both engaged in brokerage and related investment service businesses. DLJ is not restricted from competing with DLJdirect and DLJdirect is not restricted from competing with DLJ and, accordingly, there can be no assurance that either entity will not expand its operations to compete with the other. If the markets for their services continue to converge, opportunities for direct competition between DLJ and DLJdirect will increase and may include the following:


     o DLJ offering online trading to its existing brokerage customers or launching its own group dedicated to online brokerage;

     o    DLJdirect competing with DLJ for underwriting business; and

     o DLJdirect offering private placements or investment advice to its customers in competition with financial products and services offered by DLJ.

     Business Opportunities and Strategic Issues

     Donaldson, Lufkin & Jenrette, Inc. currently intends to pursue its online brokerage business through DLJdirect. However, the board of directors, in its sole discretion, may in the future decide to pursue business opportunities or operational strategies, even in the online brokerage area, through DLJ instead of DLJdirect. As DLJdirect expands internationally, conflicts may arise in selecting new target international markets and in selecting joint venture partners, if any.

     In addition to conflicts posed by international expansion, DLJdirect may desire to pursue other strategic initiatives that present conflicts between DLJ and DLJdirect. These initiatives could include:

     o alliances by DLJdirect with competitors of DLJ to participate as an Internet-based distributor or an underwriter in non-DLJ managed offerings;

     o    DLJ selling its research products to competitors of DLJdirect; and

     o    DLJ including other Internet-based distributors in its offerings.

In addition to research products and access to DLJ-managed offerings, DLJdirect intends to expand the range of DLJ products and services available to its clients as part of its ongoing business strategy. As competition in the financial services industry increases and DLJdirect's business continues to grow, issues relating to the pricing and the level of availability for such products and services may result in conflicts of interest.

     Financial Considerations

     The consolidated financial results of Donaldson, Lufkin & Jenrette, Inc. will reflect DLJdirect's financial results. Accordingly, strategic decisions by DLJdirect that adversely affect DLJdirect's near-term reported results will also adversely affect DLJ's near-term reported results. As a result, DLJ may restrict DLJdirect's ability to pursue initiatives that may adversely affect the near-term reported results of DLJ. Such initiatives may include:



     o significant increases in marketing expenditures or technological investments;


     o    changes to DLJdirect's pricing structure; and


     o    significant international expansion.


     Clearing and Execution Services.


     Pursuant to an agreement between DLJ and DLJdirect, all domestic securities transactions of DLJdirect are cleared on a fully disclosed basis through Pershing. Brokerage, clearing and exchange fees paid to Pershing represented approximately 24.1% of DLJdirect's total revenues in 1998. In addition, DLJdirect receives payments from Pershing for order flow and for interest earned on account balances. Under a recent amendment to the agreement, the amounts to be paid by DLJdirect to Pershing will include the license fee for the use of the trademarks that are licensed to DLJdirect in the United States and certain other jurisdictions. The agreement which governs these fees and payments provides for good faith renegotiation of pricing terms in the event of changes in market conditions. As DLJdirect's business evolves, conflicts may arise regarding decisions for appropriate levels of future fees and payments.


 AGREEMENTS BETWEEN DLJDIRECT AND DLJ ARE NOT THE RESULT OF THIRD-PARTY NEGOTIATIONS

     DLJ and DLJdirect have entered into a number of important intercompany arrangements with each other. None of these arrangements were the result of third-party negotiations. No assurances can be given therefore that either entity could not enter into similar arrangements with a third-party on more favorable terms.



               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS



     This Information Statement and the information incorporated by reference includes forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include systems failures, technological changes, volatility of securities markets, government regulations, and economic conditions and competition in the geographic and the business areas in which we conduct our operations. For a discussion of factors that could cause actual results to differ, please see the discussion under "Risk Factors" contained in this Information Statement and in other information contained in our publicly available SEC filings and press releases.

                      WHERE YOU CAN FIND MORE INFORMATION


     We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning Donaldson, Lufkin & Jenrette, Inc. can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Donaldson, Lufkin & Jenrette, Inc. The common stock of Donaldson, Lufkin & Jenrette, Inc. is listed on the New York Stock Exchange. Reports and other information concerning Donaldson, Lufkin & Jenrette, Inc. can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.



     We have recently filed a registration statement with the SEC with respect to the proposed offering of DLJdirect Common Stock. The full registration statement can be obtained from the SEC as indicated above, or from us. Requests should be directed to Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, New York 10172, Attention: Corporate Secretary (Telephone: (212) 892-3000).

                          THE TRACKING STOCK PROPOSAL


GENERAL

     The tracking stock proposal described in this Information Statement would allow us to amend our amended and restated certificate of incorporation to:


     o authorize the board of directors to issue common stock in multiple series--initially, we would have two series: Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock ("DLJ Common Stock") and Donaldson, Lufkin, Jenrette, Inc.--DLJdirect Common Stock ("DLJdirect Common Stock"). The board of directors will be authorized to issue up to 1,500,000,000 shares of common stock not more than 500,000,000 of which can be shares of DLJ Common Stock and not more than 500,000,000 of which can be shares of DLJdirect Common Stock; and

     o re-classify each outstanding share of common stock into a share of DLJ Common Stock.

     We intend DLJdirect Common Stock to reflect the performance of the online discount brokerage and related services business of DLJdirect, including certain activities currently conducted by DLJdirect Holdings Inc. and one or more affiliates of Donaldson, Lufkin & Jenrette, Inc. (the "DLJdirect Group" or "DLJdirect").

     We intend DLJ Common Stock to reflect the performance of the rest of the businesses conducted by Donaldson, Lufkin & Jenrette, Inc. and its affiliates (the "DLJ Group" or "DLJ"), including DLJ's retained interest in DLJdirect.

     We will allocate all of Donaldson, Lufkin & Jenrette, Inc.'s consolidated assets, liabilities, revenue, expenses and cash flow between the DLJ Group and DLJdirect Group.


     The Equitable Companies Incorporated, the owner of approximately 71.3% of our outstanding common stock, has indicated that it intends to consent to the tracking stock proposal by executing a written stockholders' consent. This consent meets the stockholder approval requirements under Delaware law. Thus, no meeting or additional approval or consent of our other stockholders is necessary to effect the tracking stock proposal.


     We currently plan to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a minority interest in the equity value attributed to DLJdirect. This would leave DLJ with a retained interest intended to represent a majority interest in the equity attributable to DLJdirect. (We call Donaldson, Lufkin & Jenrette, Inc.'s interest in DLJdirect, excluding the interest intended to be represented by outstanding shares of DLJdirect Common Stock, DLJ's "retained interest" in DLJdirect.) Assuming we do so, we currently plan to attribute the net proceeds from the offering to DLJdirect (in a manner analogous to a primary offering of common stock). We currently estimate the gross proceeds from the offering to be $120 million (assuming the underwriters' over-allotment option is not exercised). This estimate is preliminary and the actual amount could differ materially. The net proceeds will be used to repay a note issued to us prior to the consummation of the offering and for other general corporate purposes. We may decide to increase or decrease the size of the offering.


     We expect the offering to occur sometime in the second or third quarter of 1999. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time.

     The board of directors and the underwriters for the offering will determine the terms of the offering based upon:

     o prevailing market and other conditions, both generally and for Internet businesses,

     o the financial condition, results of operations and prospects of DLJdirect and

     o    such factors as they deem appropriate at the time of the offering.


     In addition to or instead of the offering, we reserve the right to distribute DLJdirect Common Stock to stockholders of Donaldson, Lufkin & Jenrette, Inc.

     We will file an amendment to our amended and restated certificate of incorporation implementing the tracking stock proposal (the "restated charter") and re-classify your common stock as DLJ Common Stock before we first issue DLJdirect Common Stock. The tracking stock proposal will also increase the number of shares of our existing common stock (which will become DLJ Common Stock) authorized for issuance from 300 million to 500 million and authorize the board of directors to create additional series of common stock other than DLJ Common Stock and DLJdirect Common stock.


BACKGROUND AND REASONS FOR THE TRACKING STOCK PROPOSAL


     We continually review each of our businesses and Donaldson, Lufkin & Jenrette, Inc. as a whole to determine the best way to realize the inherent value of Donaldson, Lufkin & Jenrette, Inc. as a whole. As a result of this review process, we recently began to evaluate various alternatives, including an offering of direct stock in a corporation that would acquire DLJdirect or of "tracking stock" of Donaldson, Lufkin & Jenrette Inc. intended to reflect the performance of DLJdirect.


     Upon management's recommendation and after extensive consultation with our financial and legal advisors, the board of directors has determined that the issuance of tracking stock would be preferable because, among other things, issuance of tracking stock, unlike the issuance of direct stock, would preserve certain favorable financial, tax, operational, strategic and other benefits of being a single consolidated entity.

     In arriving at its determination, the board of directors, with assistance of its financial and legal advisors, considered, among other things, the following:


     o The proposal will permit the market to review separate information about DLJdirect and to separately value DLJdirect Common Stock. This should encourage investors and analysts to focus more attention on DLJdirect and result in greater market recognition of the value of DLJdirect to Donaldson, Lufkin & Jenrette Inc.


     o The proposal will allow investors to invest in either or both series of common stock, depending on their particular investment objectives.

     o The proposal will allow us to issue stock options tied to DLJdirect Common Stock, thereby providing more focused incentives to DLJdirect management and employees.

     o The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either DLJ Common Stock or DLJdirect Common Stock as appropriate under the circumstances.


     o The proposal will enable us to realize some of the value of DLJdirect while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

     o The proposal will allow us to issue DLJdirect Common Stock to the public for cash on a basis that we believe to be tax-free and to allow DLJdirect to use the net proceeds to repay a note issued to an affiliate prior to the consummation of the offering and for other general corporate purposes.


     The board of directors also evaluated the potential negative aspects of the tracking stock proposal, including the following:

     o The uncertainty as to the amount of net proceeds we may realize in the offering.

     o The tracking stock proposal will require a complex capital structure and additional reporting requirements with respect to each Group.

     o The tracking stock proposal will expand the board of directors' responsibility to oversee the interests of two series of common stockholders.

     o The potential diverging or conflicting interests between the holders of DLJ Common Stock and the holders of DLJdirect Common Stock and issues that the board of directors may face in resolving any conflicts.

     o The pooling-of-interests method of accounting might not be available for future acquisitions using DLJ Common Stock or DLJdirect Common Stock.



     o The costs associated with implementing the tracking stock proposal and the ongoing cost of operating separate Groups will exceed the costs associated with operating Donaldson, Lufkin & Jenrette, Inc. as it currently exists.


     The board of directors determined that the positive aspects of the tracking stock proposal outweighed the negative aspects and concluded that the tracking stock proposal is in the best interests of Donaldson, Lufkin & Jenrette Inc. and its stockholders.


REQUIRED APPROVAL



     As of April 16, 1999, we had 124,938,455 shares of common stock issued and outstanding, with each share entitled to one vote, and 7,500,000 shares of non-voting preferred stock issued and outstanding. Donaldson, Lufkin & Jenrette, Inc.'s principal stockholder, The Equitable Companies Incorporated, controls 71.3% of the outstanding votes of Donaldson, Lufkin & Jenrette, Inc. and has indicated that it intends to approve the tracking stock proposal by written consent. Thus, no meeting or additional approval or consent of our other stockholders is necessary to effect the tracking stock proposal.

                                DIVIDEND POLICY


     We do not expect to change our dividend policy with respect to our currently outstanding common stock (which will become DLJ Common Stock) as a result of the tracking stock proposal.


     We do not expect to pay any dividends for the foreseeable future on DLJdirect Common Stock.


     We will, however, be permitted to pay dividends on:



     o DLJ Common Stock out of the assets of Donaldson, Lufkin & Jenrette, Inc. legally available for the payment of dividends under Delaware law, but the total amounts paid as dividends on DLJ Common Stock cannot exceed the available dividend amount for DLJ, and



     o DLJdirect Common Stock, out of the assets of Donaldson, Lufkin & Jenrette, Inc. legally available for the payment of dividends under Delaware law (and transfer corresponding amounts to DLJ in respect of its retained interest in DLJdirect), but the total of the amounts paid as dividends on DLJdirect Common Stock and the corresponding amounts transferred to DLJ in respect of its retained interest in DLJdirect cannot exceed the available dividend amount for DLJdirect.


     The "available dividend amount" for DLJ and DLJdirect, as the case may be, is based on the amount that would be legally available for the payment of dividends under Delaware law if DLJ and DLJdirect were each a single, separate Delaware corporation. For more information on the "available dividend amount" for DLJ and DLJdirect, see "Description of Capital Stock--Dividends". We expect that determinations to pay dividends on DLJdirect would be based primarily upon the financial condition, results of operations, capital requirements, any restrictions contained in financing or other agreements binding upon us and other factors that the board of directors deems relevant.

                CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES

     From a financial reporting standpoint, Donaldson, Lufkin & Jenrette, Inc. has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect. In this Information Statement, each of DLJ and DLJdirect is sometimes called a "Group". The financial statements of DLJdirect reflect the application of certain cash management and allocation policies adopted by the board of directors. These policies are summarized below.

     The board of directors may, in its sole discretion, modify, rescind or add to any of these policies, although it has no present intention to do so. The decision of the board of directors to modify, rescind or add to any of these policies would, however, be subject to the board of directors' general fiduciary duties. The board of directors intends to delegate its authority with regard to these policies to its operating committee, all of whom are senior officers of DLJ.

     Even though Donaldson, Lufkin & Jenrette, Inc. has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between DLJ and DLJdirect, holders of DLJdirect Common Stock will continue to be common stockholders of Donaldson, Lufkin & Jenrette, Inc. and, as such, will be subject to all risks associated with an investment in Donaldson, Lufkin & Jenrette, Inc. and all of its businesses, assets and liabilities. See "Risk Factors--Risk Factors Relating to DLJdirect Common Stock--Holders of DLJdirect Common Stock Will Be Common Stockholders of Donaldson, Lufkin & Jenrette, Inc.".


TREASURY ACTIVITIES


     Donaldson, Lufkin & Jenrette, Inc. manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and the issuance and repurchase of common stock and preferred stock. Each Group generally remits its cash receipts, other than receipts of foreign operations or operations that are not wholly-owned, to Donaldson, Lufkin & Jenrette, Inc., and Donaldson, Lufkin & Jenrette, Inc. generally funds each Group's cash disbursements, other than disbursements of foreign operations or operations that are not wholly-owned, on a daily basis. In certain instances Donaldson, Lufkin & Jenrette, Inc. funds cash disbursements for Donaldson, Lufkin & Jenrette, Inc. entities including DLJdirect.


     In the combined financial statements of DLJdirect included in this Information Statement:

     o all external debt and equity transactions, and the proceeds thereof, were attributed to DLJ,

     o whenever DLJdirect held cash, substantially all of that cash was invested in money market funds managed by an affiliate,


     o whenever DLJdirect had a cash need, that cash need was funded by Donaldson, Lufkin & Jenrette, Inc. and accounted for as a capital contribution, i.e., as an increase of DLJdirect's division equity and DLJ's retained interest in DLJdirect and


     o all expenses of DLJdirect were paid by DLJ and reimbursed by DLJdirect.

No interest expense has been reflected in the combined financial statements of DLJdirect for cash transfers from Donaldson, Lufkin & Jenrette, Inc. or any of its affiliates and no interest income from DLJdirect has been reflected in the financial statements of Donaldson, Lufkin & Jenrette, Inc. for any period prior to the date on which DLJdirect Common Stock is issued. Interest income earned on DLJdirect's money market funds is included in DLJdirect's financial statements.

     After the date on which DLJdirect Common Stock is first issued:

     (1) Donaldson, Lufkin & Jenrette, Inc. will attribute each future incurrence or issuance of external debt or preferred stock and the proceeds thereof to DLJ, unless the board of directors determines otherwise. The board of directors may, but is not required to, attribute an incurrence or issuance of debt or preferred stock, and the proceeds thereof, to DLJdirect to the extent that Donaldson, Lufkin & Jenrette, Inc. incurs or issues the debt or preferred stock for the benefit of DLJdirect.

     (2) Donaldson, Lufkin & Jenrette, Inc. will attribute each future issuance of DLJ Common Stock, and the proceeds thereof, to DLJ. Donaldson, Lufkin & Jenrette, Inc. may attribute any future issuance of DLJdirect Common Stock and the proceeds thereof

     o to DLJ in respect of its retained interest in DLJdirect, in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent or

     o to DLJdirect, in a manner analogous to a primary offering of common stock.

Dividends on and repurchases of DLJ Common Stock will be charged against DLJ, and dividends on and repurchases of DLJdirect Common Stock will be charged against DLJdirect. In addition, at the time of any dividend on DLJdirect Common Stock, Donaldson, Lufkin & Jenrette, Inc. will credit to DLJ, and charge against DLJdirect, a corresponding amount in respect of DLJ's retained interest in DLJdirect. See "Description of Capital Stock--DLJ's Retained Interest in Any Group".

     (3) DLJdirect will continue to invest its excess cash. DLJ intends to fund DLJdirect's liquidity needs in the ordinary course of business. However, significant expenditures will be funded on a case by case basis as determined by the board of directors. The board of directors will determine, in its sole discretion, whether to provide any particular funds to either DLJ or DLJdirect and will not be obligated to do so.

     (4) Donaldson, Lufkin & Jenrette, Inc. will account for all cash transfers from one Group to or for the account of the other Group, other than transfers in return for assets or services rendered or transfers in respect of DLJ's retained interest that correspond to dividends paid on DLJdirect Common Stock, as inter-Group revolving credit advances unless:

     o the board of directors determines that a given transfer or type of transfer should be accounted for as a long-term loan,

     o the board of directors determines that a given transfer or type of transfer should be accounted for as a capital contribution increasing DLJ's retained interest in DLJdirect or

     o the board of directors determines that a given transfer or type of transfer should be accounted for as a return of capital reducing DLJ's retained interest in DLJdirect.

There are no specific criteria to determine when Donaldson, Lufkin & Jenrette, Inc. will account for a cash transfer as a long-term loan, a capital contribution or a return of capital rather than an inter-Group revolving credit advance. The board of directors would make such a determination in the exercise of its business judgment at the time of such transfer, or the first of such type of transfer, based upon all relevant circumstances. Factors the board of directors would consider include:

     o    the current and projected capital structure of each Group,

     o    the relative levels of internally generated funds of each Group,

     o    the financing needs and objectives of the recipient Group,

     o    the investment objectives of the transferring Group,

     o the availability, cost and time associated with alternative financing sources and

     o    prevailing interest rates and general economic conditions.

     (5) Any cash transfer accounted for as an inter-Group revolving credit advance will bear interest at the rate at which the board of directors, in its sole discretion, determines Donaldson, Lufkin & Jenrette, Inc. could borrow such funds on a revolving credit basis. Any cash transfer accounted for as a long-term loan will have interest rate, amortization, maturity, redemption and other terms that generally reflect the then prevailing terms on which the board of directors, in its sole discretion, determines Donaldson, Lufkin & Jenrette, Inc. could borrow such funds.

     (6) Any cash transfer from DLJ to DLJdirect or for DLJdirect's account accounted for as a capital contribution will correspondingly increase DLJdirect's shareholders' equity and DLJ's retained interest in DLJdirect. As a result, the number of shares of DLJdirect Common Stock that Donaldson, Lufkin & Jenrette, Inc. may issue for the account of DLJ in respect of its retained interest (which we call the "Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect") will increase by the amount of such capital contribution divided by the Market Value of DLJdirect Common Stock on the date of transfer.

     This increase in the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect may also be expressed as follows:



                  Amount of Capital Contribution to DLJdirect
               -------------------------------------------------
               Market Value of DLJdirect on the Date of Transfer


     (7) Any cash transfer from DLJdirect to DLJ, or DLJ's account, accounted for as a return of capital will correspondingly reduce DLJdirect's equity and DLJ's retained interest in DLJdirect. As a result, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect will decrease by the amount of such return of capital divided by the Market Value of DLJdirect Common Stock on the date of transfer.

     This percentage decrease in the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect may also be expressed as follows:



                   Amount of Return of Capital to DLJdirect
               -------------------------------------------------
               Market Value of DLJdirect on the Date of Transfer



CLEARING AND LICENSE ARRANGEMENTS


     Pursuant to an agreement dated September 24, 1997, as amended on March 11, 1999, between the Pershing Division of DLJ and DLJdirect, Pershing acts as the clearing agent for DLJdirect and in such capacity performs traditional operational functions, including execution and clearance of trades and holding customer funds and securities. Pershing carries the cash and margin accounts of DLJdirect customers and clears transactions on a fully disclosed basis for such accounts. Without the prior written approval of Pershing, DLJdirect may not enter into similar services contracts with any other clearing agency. Pershing deducts the fees for its clearing services from the commissions, mark-ups and other charges DLJdirect establishes for each transaction. The clearance fees, order flow payments, interest sharing and charges for other services provided for in the agreement were negotiated between DLJdirect and Pershing with reference to those for comparable arrangements available in the securities industry generally. These fees include volume discounts and sliding scale payments taking into account the size of DLJdirect's business and the levels of services provided by Pershing. The agreement also provides for good faith renegotiation of any provision upon the request of either party. If the parties are unable to agree upon negotiation, the parties will be subject to the final decision of the operating committee of the board of directors. The amounts paid to DLJ by DLJdirect pursuant to this agreement were $15.4 million, $20.9 million, and $28.4 million in 1996, 1997 and 1998, respectively. The agreement expires on March 10, 2009. Under the agreement, as amended, the amounts to be paid by DLJdirect to Pershing will include the license fee for the use of certain trademarks that are licensed to DLJdirect in the United States and certain other jurisdictions, as more fully described below.

     In March 1999, DLJdirect entered into an exclusive license agreement with DLJ Long Term Investment Corporation. Under this agreement, DLJ Long Term Investment Corporation has licensed certain trademarks, services marks, trade names and other proprietary rights to various words, slogans, symbols and logos to DLJdirect for use in its provision of financial services and sale or other distribution of related financial goods. The nature and quality of all financial goods and services offered by DLJdirect under the licensed marks are subject to the control of DLJ Long Term Investment Corporation, and the use of the marks must be consistent with specific guidelines. Fees payable under the current license agreement for the use of the marks in the United States and certain other jurisdictions are to be paid in accordance with the terms of the clearing agreement with Pershing. The license fee included in the clearing fee does not include the use of the marks in certain other foreign jurisdictions, the use of which will be negotiated on a case by case basis. The agreement expires on March 10, 2009. The agreement is terminable by DLJ Long Term Investment Corporation for certain events, including, among other things, a default by DLJdirect, the bankruptcy of DLJdirect or the sale or dissolution of DLJdirect.

TAXES

     DLJdirect is, and after the offerings will continue to be, included in the same consolidated tax group as DLJ for Federal income tax purposes until such time as it ceases to be eligible for inclusion in this consolidated tax group. In connection with the offering, DLJ and DLJdirect intend to enter into a tax sharing agreement, effective as of January 1, 1999 and applicable to any Federal, foreign, state, local and other taxes. Pursuant to the provisions of such agreement, DLJdirect and DLJ will generally make payments between them such that, with respect to any period in which DLJdirect is a member of the same consolidated tax group as DLJ for Federal income tax purposes, the amount of Federal income taxes to be paid by DLJdirect will be determined, with certain exceptions, as though DLJdirect were to file for such period and all prior periods separate Federal income tax returns (generally including any amounts determined to be due as a result of a redetermination of the Federal income tax liability of the DLJ consolidated group arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing a consolidated return rather than a consolidated subsidiary of DLJ. DLJ and DLJdirect have each agreed to remit interest to the other on any payments that are not timely made. DLJdirect is also entitled to receive payments from DLJ in respect of utilization of its tax assets, if any. The amount of any such payment will generally be determined by the actual tax benefit received by the DLJ consolidated group. Conversely, if inclusion of DLJdirect in the consolidated group should increase the tax of other members, DLJdirect will reimburse DLJ for such cost. Any tax benefit related to (1) the exercise of options in DLJ Common Stock, or DLJdirect Common Stock that is attributed to DLJ pursuant to the board of directors' cash management policy, (2) the vesting of restricted DLJ Common Stock, or restricted DLJdirect Common Stock that is attributed to DLJ pursuant to the board of directors' cash management policy,
(3) satisfaction of stock appreciation rights that result in a charge to DLJ's earnings, or (4) other compensation funded by DLJ will be allocated to DLJ. If DLJdirect Common Stock vests in or, pursuant to the exercise of an option, is issued to an employee of DLJ, its subsidiaries or affiliates exclusive of DLJdirect, and is attributed to DLJdirect pursuant to the board of directors' cash management policy, or if a compensation deduction results from any other DLJdirect Common Stock -based compensation plan that is related to an employee of DLJ, its subsidiaries or affiliates exclusive of DLJdirect, and is attributed to DLJdirect pursuant to the cash management policy, the resulting tax benefit will be allocated to DLJdirect.

     While DLJdirect remains part of the same consolidated group as DLJ, Donaldson, Lufkin & Jenrette, Inc. will continue to have all the rights of a common parent of a consolidated group, will be the sole and exclusive agent for DLJdirect in any and all matters related to the Federal income tax liability of DLJdirect, and will be responsible for the preparation and filing of consolidated Federal income tax returns. In addition, each member of a consolidated group for Federal income tax purposes is jointly and severally liable for the Federal income tax liability of each other member of its consolidated group. Accordingly, under the tax sharing agreement, DLJ has agreed to indemnify DLJdirect against such liabilities to the extent that they relate to the Federal income tax liability of the DLJ consolidated group for periods that DLJdirect is included in the same consolidated group as DLJ, except to the extent attributable to DLJdirect.

CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES


     DLJ provides services to DLJdirect pursuant to an Intercompany Services Agreement amended as of February 23, 1999. The agreement covers public relations, telecommunications, tax, internal audit, insurance, employee benefits, human resources, legal, compliance, credit, general administrative, accounting, treasury, library and record management services, facilities, security and custodial services. These services may be provided by an employee of DLJ or any of its affiliates or by any third party chosen at the sole discretion of DLJ and the costs of these services and space are allocated to DLJdirect. The agreement may be terminated upon a change in control or upon 90-day notice by either party. Amounts paid by DLJdirect under this agreement were $1.2 million, $1.9 million, and $2.7 million, in 1996, 1997 and 1998, respectively.

                          DESCRIPTION OF CAPITAL STOCK


     The following description is not complete and should be read with Annex II to this Information Statement, which contains the full text of the amendment to our amended and restated certificate of incorporation, which will be filed if the tracking stock proposal is approved. This description uses DLJdirect Common Stock to illustrate the amendment to our amended and restated certificate of incorporation. Should Donaldson, Lufkin & Jenrette, Inc. decide in the future to issue other similar series of common stock the provisions described below would apply to such series as well unless we amend our amended and restated certificate of incorporation at such time.


     This description refers in many places to "DLJ's retained interest in DLJdirect." This represents the ownership of DLJ in that portion of DLJdirect that is not represented by DLJdirect Common Stock. The size of this retained interest relative to the interest represented by DLJdirect Common Stock may change in the future if actions are taken, such as issuances of additional shares of DLJdirect Common Stock, repurchases of DLJdirect Common Stock, or transfers of cash or other property between DLJ and DLJdirect, that change either the total amount of the assets of DLJdirect or the number of shares of DLJdirect Common Stock that is outstanding. These actions, and the effect that they would have on holders of DLJdirect Common Stock are described further in this section. See Annex 1, "Illustration of Certain Terms", for further discussion of certain terms defined in this section.


GENERAL

     Our current certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, par value $0.10 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Only the preferred stock is currently issuable in series by the board of directors. As of March 1, 1999, we had 124,320,184 shares of common stock and 7,500,000 shares of preferred stock issued and outstanding.

     Before the offering, we will file an amendment to our amended and restated certificate of incorporation which will further amend our current amended and restated certificate of incorporation. The amendment to our amended and restated certificate of incorporation (together, the "restated charter") will


     o authorize the board of directors to issue a total of 1.5 billion shares of common stock in multiple series, including Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock ("DLJ Common Stock") and Donaldson, Lufkin, Jenrette, Inc.--DLJdirect Common Stock ("DLJdirect Common Stock"). The board of directors will be authorized to issue 500,000,000 shares of DLJ Common Stock and 500,000,000 shares of DLJdirect Common Stock; and

     o re-classify each outstanding share of common stock into a share of DLJ Common Stock.

     We intend DLJdirect Common Stock to reflect the performance of the online discount brokerage and related services business of DLJdirect, including certain activities currently conducted by DLJdirect Holdings Inc. and one or more affiliates of Donaldson, Lufkin & Jenrette, Inc. (the "DLJdirect Group" or "DLJdirect").

     We intend DLJ Common Stock to reflect the performance of the rest of the businesses conducted by DLJ and its affiliates (the "DLJ Group" or "DLJ"), including DLJ's retained interest in DLJdirect.

     We will allocate all of Donaldson, Lufkin & Jenrette, Inc.'s consolidated assets, liabilities, revenue, expenses and cash flow between the DLJ Group and DLJdirect Group.

     We may decide to authorize the issuance of shares of additional series of common stock other than DLJ Common Stock or DLJdirect Common Stock in which case we shall designate the assets and liabilities of DLJ to which such series of common stock relates and such assets and liabilities shall be an additional "Group" for the purposes of our restated charter.


     The full definitions of the terms "DLJ" and "DLJdirect" are set forth under "--Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Group" below.

     Before the time of the offering, the board of directors will designate the initial number of shares of DLJdirect Common Stock that may be issued to the account of DLJdirect in respect of its retained interest in DLJdirect--which we call the "Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect". See "--DLJ's Retained Interest in Any Group" and our restated charter for additional information about DLJ's retained interest in DLJdirect (or in any other Group).


     The board of directors will have the authority in its sole discretion to issue authorized but unissued shares of common stock from time to time for any proper corporate purpose. The board of directors will have the authority to do so without stockholders approval, except as may be provided by Delaware law or the rules and regulations of any securities exchange on which any series of outstanding common stock may then be listed.


DIVIDENDS

     The board of directors will retain the discretion whether or not to pay dividends on any series of common stock. We do not expect to change our current dividend policy for our outstanding common stock (which will become DLJ Common Stock). We do not expect to pay dividends on DLJdirect Common Stock in the future; however,

     o we will be permitted to pay dividends on any series of common stock out of the lesser of the assets of Donaldson, Lufkin & Jenrette, Inc. legally available for the payment of dividends under Delaware law and the Available Dividend Amount for the Group to which such series of common stock relates.

     The "Available Dividend Amount" for DLJ at any time is the amount that would then be legally available for the payment of dividends on DLJ's common stock under Delaware law if

     o DLJ and each other Group were each a single, separate Delaware corporation,


     o DLJ had outstanding (1) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of DLJ Common Stock that are then outstanding and (2) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of preferred stock of Donaldson, Lufkin & Jenrette, Inc. that have been attributed to DLJ that are then outstanding,


     o the assumptions about each other Group set forth in the next sentence were true, and

     o DLJ owned a number of shares of each series of common stock (other than DLJ Common Stock) equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in each Group to which each such series of common stock relates.

Similarly, the "Available Dividend Amount" for any Group that is not DLJ at any time is the amount that would then be legally available for the payment of dividends on the series of common stock relating to such Group under Delaware law if such other Group were a single, separate Delaware corporation having outstanding:

     o a number of shares of common stock, par value $0.10 per share, equal to the number of shares of the series of common stock relating to such Group that are then outstanding plus the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and

     o a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of preferred stock of Donaldson, Lufkin & Jenrette, Inc. that have been attributed to such Group, if any, that are then outstanding.

     The amount legally available for the payment of dividends on common stock of a corporation under Delaware law is generally limited to:

     o    the total assets of the corporation less its total liabilities less

     o the aggregate par value of the issued shares of its common and preferred stock, plus any amounts which the board of directors has designated as capital in respect of such shares.

     However, if that amount is not greater than zero, the corporation may also pay dividends out of the net profits for the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. As mentioned above, these restrictions will form the basis for calculating the Available Dividend Amounts for DLJ and DLJdirect. Thus, net losses of either Group, and any dividends and distributions on, or repurchases of, either series of common stock, may reduce the assets legally available for dividends on both series of common stock. These restrictions will also form the basis for calculating the aggregate amount of dividends that Donaldson, Lufkin & Jenrette, Inc. as a whole can pay on its common stock, regardless of series. Thus, for example, net losses of the DLJ Group, and any dividends and distributions on, or repurchases of, DLJ Common Stock, will reduce the assets legally available for dividends on the DLJdirect Common Stock.


     Subject to the foregoing limitations, applicable regulatory requirements and to any other limitations set forth in any future series of preferred stock or in any agreements binding on Donaldson, Lufkin & Jenrette, Inc. from time to time, we have the right to pay dividends on all, any or no series of common stock in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amounts, the amount of dividends previously declared on any series, the respective voting or liquidation rights of any series or any other factor.

     At the time of any dividend on the outstanding shares of any series of common stock, including any dividend required as a result of a disposition of All or Substantially All of the Assets (as defined herein) of the Group to which such series of common stock relates but excluding any dividend payable in shares of such series of common stock, we will credit to DLJ, and charge against such Group, a corresponding amount in respect of DLJ's retained interest in such Group. Specifically, the corresponding amount will equal (1) the aggregate amount of such dividend times (2) the Retained Interest Amount (as defined herein) in respect of such Group.


     The board of directors may declare and pay dividends or distributions of shares of common stock (or securities convertible into or exchangeable or exercisable for shares of common stock) if such dividends or distributions of shares

     o of any series of common stock (or securities convertible into or exchangeable or exercisable for shares of common stock) are on shares of the same series of common stock, or


     o are of a series of common stock other than DLJ Common Stock (or securities convertible into or exchangeable or exercisable for shares of a series of common stock other than DLJ Common Stock) on shares of DLJ Common Stock and the sum of the shares of the series of common stock to be issued and the shares of the series of common stock issuable upon conversion, exchange or exercise of any outstanding convertible securities attributable to the DLJ Group is less than or equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.



MANDATORY DIVIDEND, REDEMPTION OR EXCHANGE ON DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF A GROUP

     If we dispose of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions (collectively, a "Disposition"), and the Disposition is not an Exempt Disposition as defined below, we would be required, by the 85th Trading Day after the consummation of such Disposition (the "Disposition Date"), to either:

     o declare and pay a dividend to holders of the series of common stock that relates to the Group that consummated such Disposition in cash, securities (other than common stock of Donaldson, Lufkin & Jenrette, Inc.) or other property, or a combination thereof, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction in such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition,

     o redeem from holders of the series of common stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than common stock of Donaldson, Lufkin

          & Jenrette, Inc.) or other property, or a combination thereof, in an amount equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of common stock (unless such Disposition involves substantially all (but not all) of the assets attributed to such Group, in which case, a number of shares of such series of common stock having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on the 16th Trading Day immediately following the Disposition Date, equal to such amount) or


     o issue shares of a series of common stock that does not relate to the Group that consummated such Disposition in exchange for each outstanding share of the series of common stock that relates to the Group that consummated such Disposition at a 10% premium, based on the average Market Value of the relevant series of common stock as compared to the average Market Value of the other series of common stock during the 20 consecutive Trading Day period beginning on the 16th Trading Day immediately following the Disposition Date.

     In connection with any special dividend on, or redemption of, common stock as described above, we will credit to DLJ, and charge against the applicable Group, a corresponding amount in respect of DLJ's retained interest in such Group. Specifically, the corresponding amount will equal

     o    the aggregate Fair Value of such dividend or redemption times


     o    the Retained Interest Amount in respect of such Group.


     In addition, in connection with any redemption of common stock as described above, we will decrease the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group by the same proportion as the proportionate decrease in outstanding shares of such Group caused by such redemption.

     At any time within one year after completing any dividend or partial redemption of the sort referred to above, we will have the right to issue shares of a series of common stock that does not relate to the Group in question in exchange for each remaining outstanding share of the series of common stock that relates to that Group at a 10% premium. The exchange ratio that will result in a 10% premium will be calculated based on the average Market Value of the relevant series of common stock as compared to the average Market Value of the other series of common stock during the 20 consecutive Trading Day period ending on the 5th Trading Day immediately preceding the date on which Donaldson, Lufkin & Jenrette, Inc. mails the notice of exchange to holders of the relevant series. In determining whether to effect any such exchange following such a dividend or partial redemption, we would, in addition to other matters, consider:

     o whether the remaining assets of such Group continue to constitute a viable business,

     o the number of shares of such common stock remaining issued and outstanding,

     o    the per share market price of such common stock and

     o the ongoing cost of continuing to have a separate series of such common stock outstanding.

     The following terms used in this Information Statement have the meanings specified in our restated charter and are set forth below:

     "All or Substantially All of the Assets" of a Group means, with respect to any Disposition, a portion of such assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the assets of such Group.


     "DLJ" means:

     o all of the businesses, assets and liabilities of Donaldson, Lufkin & Jenrette, Inc. and its subsidiaries other than the businesses, assets and liabilities that are part of any Group other than DLJ,

     o the rights and obligations of DLJ under any inter-Group debt deemed to be owed to or by DLJ, as such rights and obligations are defined in accordance with policies established from time to time by the board of directors, and


     o a proportionate interest in any Group other than DLJ, after giving effect to any options, preferred stock, other securities or debt issued or incurred by Donaldson, Lufkin & Jenrette, Inc. and attributed to any Group other than DLJ, equal to the Retained Interest Fraction in respect of such Group; provided that:


     o Donaldson, Lufkin & Jenrette, Inc. may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the board of directors from time to time and


     o if Donaldson, Lufkin & Jenrette, Inc. transfers cash, other assets or securities to holders of shares of a series of common stock other than DLJ Common Stock as a dividend or other distribution on shares of such series of common stock, other than a dividend or distribution payable in shares of such series of common stock, or as payment in a redemption of shares of such series of common stock effected as a result of a Disposition relating to the Group to which such series of common stock relates, then the board of directors shall re-allocate from such Group to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value (in each case, determined as of the record date for such dividend or distribution or as of the date of such redemption) of the cash, other assets or securities so transferred times the Retained Interest Amount in respect of such Group (determined as of the record date for such dividend or distribution, or as of the date of such redemption).


   "DLJdirect" means:


     o all of the businesses, assets and liabilities of DLJdirect Holdings Inc. and its subsidiaries,

     o the business, assets and liabilities of DLJdirect's online United Kingdom discount brokerage service,

     o any assets or liabilities acquired or incurred by DLJdirect Holdings Inc. or any of its subsidiaries after the filing of our restated charter, in the ordinary course of business,

     o any businesses, assets or liabilities acquired or incurred by Donaldson, Lufkin & Jenrette, Inc. or any of its subsidiaries after the filing of our restated charter that the board of directors has specifically allocated to DLJdirect or that Donaldson, Lufkin & Jenrette, Inc. otherwise allocates to DLJdirect in accordance with policies established from time to time by the board of directors, and


     o the rights and obligations of DLJdirect under any inter-Group debt deemed to be owed to or by DLJdirect, as such rights and obligations are defined in accordance with policies established from time to time by the board of directors; provided that:

     o Donaldson, Lufkin & Jenrette, Inc. may re-allocate assets from one Group to the other Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the board of directors from time to time and

     o if Donaldson, Lufkin & Jenrette, Inc. transfers cash, other assets or securities to holders of shares of DLJdirect Common Stock as a dividend or other distribution on shares of DLJdirect Common Stock, other than a dividend or distribution payable in shares of DLJdirect Common Stock, or as payment in a redemption of shares of DLJdirect Common Stock effected as a result of a DLJdirect Disposition, then the board of directors shall re-allocate from DLJdirect to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value (in each case, determined as of the record date for such dividend or distribution or as of the date of such redemption) of the cash, other assets or securities so transferred times the Retained Interest Amount in respect of DLJdirect (determined as of the record date for such dividend or distribution, or as of the date of such redemption).


     "Exempt Disposition" means any of the following:

     o a Disposition in connection with the liquidation, dissolution or winding-up of Donaldson, Lufkin & Jenrette, Inc. and the distribution of assets to stockholders,

     o a Disposition to any person or entity controlled by Donaldson, Lufkin & Jenrette, Inc., as determined by the board of directors in its sole discretion,

     o a Disposition by any Group for which Donaldson, Lufkin & Jenrette, Inc. receives consideration primarily consisting of equity securities, including, without limitation:

     o    capital stock of any kind,

     o    interests in a general or limited partnership,

     o    interests in a limited liability company or

     o debt securities convertible into or exchangeable for any of the above, or options or warrants to acquire any of the above,

   in each case without regard to the voting power or other management governance rights associated therewith, of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the board of directors in its sole discretion,

     o a dividend out of any Group's assets that is paid to holders of shares of the series of common stock relating to such Group, and a transfer of a corresponding amount to DLJ in respect of its retained interest in such Group,

     o    a dividend out of DLJ's assets to holders of DLJ Common Stock and

     o a Disposition by any Group other than DLJ or DLJdirect that is designated to be an "Exempt Disposition" by the board of directors in the resolution or resolutions authorizing the issuance of the shares of the series of common stock that relates to such Group,

     o    any other Disposition, if

     o at the time of the Disposition there are no shares of any series of common stock outstanding other than the series of common stock relating to the Group that consummated such Disposition,

     o at the time of the Disposition there are no shares of the series of common stock relating to the Group that consummated such Disposition outstanding or

     o before the 30th Trading Day following the Disposition we have mailed a notice stating that we are exercising our right to exchange all of the outstanding shares of DLJdirect Common Stock for newly issued shares of DLJ Common Stock as contemplated under "--Optional Exchange of DLJ Common Stock for DLJdirect Common Stock" below.

   "Fair Value" means:

     o    in the case of cash, the amount thereof,

     o in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and

     o in the case of other assets or securities, the fair market value thereof as the board of directors shall determine in good faith.

(Any good faith board of directors' determination of Fair Value shall be conclusive and binding on all stockholders.)

     "Market Capitalization" of a series of common stock on any date means the Market Value of a share of such series on such date times the number of shares of such series outstanding on such date. Shares issuable with respect to DLJ's retained interest in a Group other than DLJ are not considered to be outstanding unless and until they are in fact issued to third parties.

     "Market Value" of a share of any class or series of capital stock on any Trading Day generally means the average of the high and low reported sale prices of a share of such class or series on such Trading Day, subject to certain exceptions described in our restated charter.

     The "Net Proceeds" of a Disposition of any assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision for:

     o any taxes payable by Donaldson, Lufkin & Jenrette, Inc. or any subsidiary or affiliate thereof in respect of such Disposition, or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition,

     o any taxes payable by Donaldson, Lufkin & Jenrette, Inc. or any subsidiary or affiliate thereof in respect of any resulting dividend or redemption,

     o any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and

     o any liabilities, contingent or otherwise, of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities, other than common stock, attributed to such Group, as determined in good faith by the board of directors.

     "Outstanding Interest Fraction" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of common stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     "Publicly Traded" with respect to any security means:

     o registered under Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any successor provision of law, and

     o listed for trading on the NYSE, or any other national securities exchange registered under Section 7 of the Exchange Act, or any successor provision of law, or

     o    listed on the Nasdaq National Market, or any successor market system.


     "Retained Interest Amount" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the denominator of which shall be the number of shares of the series of common stock relating to such Group outstanding on such date.


     "Retained Interest Fraction" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock relating to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     "Trading Day" means each weekday on which the relevant security or, if there are two relevant securities, each relevant security, is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq National Market or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq National Market, traded in the principal over-the-counter market in which it trades.


OPTIONAL EXCHANGE OF DLJ COMMON STOCK FOR DLJDIRECT COMMON STOCK

     We will have the right at any time to declare that each outstanding share of DLJdirect Common Stock shall be exchanged, as of the applicable exchange date, for a number of fully paid and nonassessable shares of DLJ Common Stock at a premium. The premium will initially be 25%, for exchanges occurring in the first 90 days after issuance, and will decline thereafter over a period of 3 years to 15%, as determined by the applicable exchange date.

     Notwithstanding the preceding paragraph, upon the occurrence of a Tax Event (as defined below), we will have the right to issue shares of DLJ Common Stock in exchange for outstanding shares of DLJdirect Common Stock at a premium of 10%.


     "Tax Event" means the receipt by Donaldson, Lufkin & Jenrette, Inc. of an opinion of tax counsel experienced in such matters, who shall not be an officer or employee of Donaldson, Lufkin & Jenrette, Inc. or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any proposed change in such regulations announced by an administrative agency), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) Donaldson, Lufkin & Jenrette, Inc., its subsidiaries or affiliates, or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either DLJ Common Stock or DLJdirect Common Stock or (2) either DLJ Common Stock or DLJdirect Common Stock is not or, at any time in the future, will not be treated solely as stock of Donaldson, Lufkin & Jenrette, Inc. For purposes of rendering such opinion, tax counsel shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, tax counsel shall render an opinion only in the event of enactment.


     The exchange ratio that will result in the specified premium will be calculated based on the average Market Value of DLJ Common Stock as compared to the average Market Value of DLJdirect Common Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day immediately preceding the date on which we mail the notice of exchange to holders of the outstanding shares being exchanged.


OPTIONAL EXCHANGE FOR STOCK OF A SUBSIDIARY


     At any time at which all of the assets and liabilities of a Group, and no other assets or liabilities of Donaldson, Lufkin & Jenrette, Inc. or any subsidiary thereof, are held directly or indirectly by one or more wholly owned subsidiaries of Donaldson, Lufkin & Jenrette, Inc. (the "Group Subsidiaries"), we may, provided that there are funds of Donaldson, Lufkin & Jenrette, Inc. legally available, declare that all of the outstanding shares of the common stock relating to such Group shall be exchanged, as of the applicable exchange date, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the applicable exchange date) and the number of shares of common stock of each such Group Subsidiary as will be outstanding immediately following such exchange. Such shares of common stock of such Group Subsidiaries may be delivered by the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable as described in the preceding sentence.

     If the series of common stock being exchanged is DLJ Common Stock and the Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group on the exchange date is greater than zero, we will also issue a number of shares of the series of common stock that relates to such Group on the exchange date equal to the then current Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and deliver those shares to the holders of DLJ Common Stock or to one of the DLJ Group Subsidiaries, at our option.

GENERAL DIVIDEND, EXCHANGE AND REDEMPTION PROVISIONS

     If we complete a Disposition of All or Substantially All of the Assets of a Group, other than an Exempt Disposition, we would be required, not later than the 10th Trading Day after the applicable Disposition Date, to issue a press release specifying:

     o    the Net Proceeds of such Disposition,

     o the number of shares of the series of common stock related to such Group then outstanding,

     o the number of shares of such series of common stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the conversion, exchange or exercise prices thereof, and

     o if the Group is not DLJ, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

Not more than 40 Trading Days after such consummation, we would be required to announce by press release which of the actions specified in the first paragraph under "--Mandatory Dividend, Redemption or Exchange" we have determined to take, and upon making that announcement, that determination would become irrevocable. In addition, we would be required, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date or exchange date, to send a notice by first-class mail, postage prepaid, to holders of the relevant series of common stock at their addresses as they appear on our transfer books.

     o If we determine to pay a special dividend, we would be required to specify in the notice (1) the record date for such dividend, (2) the payment date of such dividend (which cannot be more than 85 Trading Days after such Disposition Date), (3) the Net Proceeds of such Disposition and (4) the aggregate amount and type of property to be paid in such dividend (and the approximate per share amount thereof).

     o If we determine to undertake a redemption, we would be required to specify in the notice (1) the date of redemption (which cannot be more than 85 Trading Days after such Disposition Date), (2) the Net Proceeds of such Disposition, (3) the type of property to be paid as a redemption price and the approximate per share amount thereof, (4) if less than all shares of the relevant series of common stock are to be redeemed, the number of shares to be redeemed and (5) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer (unless we waive such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by Donaldson, Lufkin & Jenrette, Inc. in such redemption.

     o If we determine to undertake an exchange, we would be required to specify in the notice (1) the date of exchange (which cannot be more than 85 Trading Days after such Disposition Date), (2) the number of shares of the other series of common stock to be issued in exchange for each outstanding share of such series of common stock and (3) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer, unless we waive such requirement, should be surrendered in return for delivery of the other series of common stock to be issued by Donaldson, Lufkin & Jenrette, Inc. in such exchange.

     If we determine to complete any exchange described under "--Optional Exchange of DLJ Common Stock for DLJdirect Common Stock" or "Optional Exchange for Stock of a Subsidiary", we would be required, between 10 and 30 Trading Days before the exchange date, to send a notice by first-class mail, postage prepaid, to holders of the relevant series of common stock at their addresses as they appear on our transfer books, specifying (1) the exchange date and the other terms of the exchange and (2) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer, unless we waive such requirement, should be surrendered for delivery of the stock to be issued or delivered by Donaldson, Lufkin & Jenrette, Inc. in such exchange.

     Neither the failure to mail any required notice to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange.

     If we are redeeming less than all of the outstanding shares of a series of common stock as described above, we would redeem such shares pro rata or by lot or by such other method as the board of directors determines to be equitable.

     No holder of shares of a series of common stock being exchanged or redeemed will be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as we specify, unless we waive such requirement. As soon as practicable after our receipt of certificates for such shares, we would deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person is entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of common stock represented by any one certificate were to be exchanged or redeemed, we would also issue and deliver a new certificate for the shares of such common stock not exchanged or redeemed.

     We would not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of common stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of common stock were held at the same time by the same holder, we may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, we would, if such fractional shares or securities were not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof, without interest.

     From and after the date set for any exchange or redemption, all rights of a holder of shares of common stock that were exchanged or redeemed would cease except for the right, upon surrender of the certificates representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend. A holder of shares of common stock being exchanged would not be entitled to receive any dividend or other distribution with respect to shares of the other series of common stock until after the shares being exchanged are surrendered as contemplated above. Upon such surrender, we would pay to the holder the amount of any dividends or other distributions, without interest, which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of common stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, we would, however, be entitled to treat the certificates for shares of common stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of common stock for which the shares of such common stock should have been exchanged, notwithstanding the failure to surrender such certificates.

     We would pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption described herein. We would not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to Donaldson, Lufkin & Jenrette, Inc. the amount of any such tax or establishes to our satisfaction that such tax has been paid.

     We may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated as described above as the board of directors may determine to be appropriate under the circumstances.

VOTING RIGHTS

     Holders of DLJdirect Common Stock will not be entitled to vote, unless a separate class vote is required by applicable law. Holders of DLJ Common Stock will vote on all matters as to which common stockholders generally are entitled to vote. On all such matters for which no separate vote is required, each outstanding share of DLJ Common Stock entitles the holder to one vote.

     The Delaware general corporation law requires a separate vote of holders of shares of common stock of any series on any amendment to the certificate of incorporation if the amendment would alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely but would not so affect the entire class.


LIQUIDATION

     The holders of each series of common stock will be entitled, upon voluntary or involuntary liquidation, dissolution or winding-up of Donaldson, Lufkin & Jenrette, Inc., to receive their proportionate interest in the net assets of Donaldson, Lufkin & Jenrette, Inc., if any, remaining for distribution to stockholders after payment of or provision for all liabilities, including contingent liabilities, of Donaldson, Lufkin & Jenrette, Inc. and payment of the liquidation preference payable to any holders of our preferred stock, if any such stock is outstanding. Each share of each series of common stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of DLJ Common Stock shall have one liquidation unit and each share of each other series of common stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient of the average Market Value of one share of such series of common stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of (1) a voluntary liquidation, dissolution or winding-up by Donaldson, Lufkin & Jenrette, Inc. or (2) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of Donaldson, Lufkin & Jenrette, Inc. divided by the average Market Value of one share of DLJ Common Stock during such 20 Trading Day period.

     The liquidation formula is intended to provide liquidation rights for each series of common stock proportionate to the respective Market Values at the time of any liquidation.

     Neither the merger nor consolidation of Donaldson, Lufkin & Jenrette, Inc. with any other entity, nor a sale, transfer or lease of all or any part of the assets of Donaldson, Lufkin & Jenrette, Inc., would alone be deemed a liquidation, dissolution or winding-up for these purposes.


DLJ'S RETAINED INTEREST IN ANY GROUP


     In this document, the proportional interest in any Group (other than DLJ) intended to be represented at any time by the outstanding shares of the series of common stock that relates to such Group is represented by the "Outstanding Interest Fraction" and the remaining proportional interest in such Group intended to be represented at any time by DLJ's retained interest in such Group is represented by the "Retained Interest Fraction". At any time, the Outstanding Interest Fraction equals the number of shares of the series of common stock that relates to such Group outstanding divided by the sum of number of shares of such series of common stock outstanding and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group. The Outstanding Interest Fraction in any Group can also be expressed as follows:



                Number of Shares of such Series of Common Stock
                                  Outstanding
             ----------------------------------------------------
                Number of Shares of such Series of Common Stock
             Outstanding + Number of Shares Issuable with Respect
                   to DLJ's Retained Interest in such Group

     The Retained Interest Fraction in respect of any Group equals the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group divided by the sum of the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the number of shares of such series of common stock outstanding. The Retained Interest Fraction in respect of any Group can also be expressed as follows:



           Number of Shares Issuable with Respect to DLJ's Retained
                             Interest in such Group
          -----------------------------------------------------------
           Number of Shares Issuable with Respect to DLJ's Retained
          Interest in such Group + Number of Shares of such Series of

                           Common Stock Outstanding



ATTRIBUTION OF ISSUANCES OF COMMON STOCK

     Whenever we decide to issue shares of any series of common stock other than DLJ Common Stock, we would determine, in our sole discretion, whether to attribute that issuance, and the proceeds thereof:


    o to DLJ in respect of its retained interest in the Group to which such series of common stock relates, in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent, or

    o to such Group, in a manner analogous to a primary offering of common stock.

If we issue any shares of any series of common stock other than DLJ Common Stock and attribute that issuance, and the proceeds thereof, to DLJ in respect of its retained interest in the Group to which such series of common stock relates, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be reduced by the number of shares so issued, the number of outstanding shares of such series of common stock would be increased by the same amount, the Retained Interest Fraction in respect of such Group would be reduced and the Outstanding Interest Fraction in respect of such Group would be correspondingly increased. If we instead attribute that issuance (and the proceeds thereof) to such Group, the Number of Shares Issuable with Respect to DLJ's Retained Interest in respect of such Group would remain unchanged, the number of outstanding shares of such series of common stock would be increased by the number of shares so issued, the Retained Interest Fraction in respect of such Group would be reduced and the Outstanding Interest Fraction in respect of such Group would be correspondingly increased.



ISSUANCES OF COMMON STOCK AS DISTRIBUTIONS ON DLJ COMMON STOCK


     We reserve the right to issue shares of any series of common stock other than DLJ Common Stock as a distribution on DLJ Common Stock, although we do not currently intend to do so. If we did so, we would attribute that distribution to DLJ in respect of its retained interest in the Group to which such series of common stock relates. As a result, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be reduced by the number of shares so distributed, the number of outstanding shares of such series of common stock would be increased by the same amount, the Retained Interest Fraction in such Group would be reduced and the Outstanding Interest Fraction in such Group would be correspondingly increased. If instead we issued shares of such series of common stock as a distribution on such series of common stock, we would attribute that distribution to such Group, in which case we would proportionately increase the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group. As a result, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be increased by the same percentage as the number of outstanding shares of such series of common stock is increased and the Retained Interest Fraction in such Group and the Outstanding Interest Fraction in respect of such Group would remain unchanged.



DIVIDENDS ON COMMON STOCK

     At the time of any dividend on the outstanding shares of any series of common stock other than DLJ Common Stock, including any dividend required as a result of a Disposition of All or Substantially All of the Assets of the Group to which such series of common stock relates, but excluding any dividend payable in shares of such series of common stock, we will credit to DLJ, and charge against such Group, a corresponding amount in respect of DLJ's retained interest in such Group. Specifically, the corresponding amount will equal the aggregate amount of such dividend times the Retained Interest Amount in respect of such Group.



REPURCHASES OF COMMON STOCK


     If we decide to repurchase shares of any series of common stock other than DLJ Common Stock, we would determine, in our sole discretion, whether to attribute that repurchase and the cost thereof to DLJ, in a manner analogous to a purchase of common stock of a subsidiary by a corporate parent, or to the Group to which such series of common stock relates, in a manner analogous to an issuer repurchase. If we repurchase shares of such series of common stock and attribute that repurchase and the cost thereof to DLJ, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be increased by the number of shares so purchased, the number of outstanding shares of such series common stock would be decreased by the same amount, the Retained Interest Fraction in respect of such Group would be increased and the Outstanding Interest Fraction in respect of such Group would be correspondingly decreased. If we instead attribute that repurchase and the cost thereof to the Group to which such series of common stock relates, the Number of Shares Issuable with Respect to DLJ's Retained Interest in respect of such Group would remain unchanged, the number of outstanding shares of such series common stock would be decreased by the number of shares so repurchased, the Retained Interest Fraction in respect of such Group would be increased and the Outstanding Interest Fraction in respect of such Group would be correspondingly reduced.



TRANSFERS OF CASH OR OTHER PROPERTY BETWEEN DLJ AND ANY OTHER GROUP


     We may, in our sole discretion, determine to transfer cash or other property of any Group to DLJ in return for a decrease in DLJ's retained interest in such Group, in a manner analogous to a return of capital, or to transfer cash or other property of DLJ to such Group in return for an increase in DLJ's retained interest in such Group, in a manner analogous to a capital contribution. If we determine to transfer cash or other property of any Group to DLJ in return for a decrease in DLJ's retained interest in such Group, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be decreased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of the series of common stock relating to such Group on the day of transfer, the number of outstanding shares of such series common stock would remain unchanged, the Retained Interest Fraction in respect of such Group would be reduced and the Outstanding Interest Fraction in respect of such Group would be correspondingly increased.

     If we instead determine to transfer cash or other property of DLJ to any other Group in return for an increase in DLJ's retained interest in such Group, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group would be increased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of the series of common stock relating to such Group on the day of transfer, the number of outstanding shares of such series of common stock would remain unchanged, the Retained Interest Fraction in respect of such Group would be increased and the Outstanding Interest Fraction in respect of such Group would be correspondingly decreased.


     We may not attribute issuances of any series of common stock to DLJ, transfer cash or other property of any Group to DLJ in return for a decrease in its retained interest in such Group or take any other action to the extent that doing so would cause the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group to decrease below zero.

     For illustrations showing how to calculate the Retained Interest Fraction, the Outstanding Interest Fraction and the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, see "Illustration of Certain Terms".

EFFECTIVENESS OF CERTAIN TERMS

     The terms described under "--Dividends", "--Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Group", "--Optional Exchange of DLJ Common Stock for DLJdirect Common Stock", "--Optional Exchange for Stock of a Subsidiary" and "--Liquidation" above apply only when there are shares of multiple series of common stock outstanding.


DETERMINATIONS BY THE BOARD

     The restated charter will provide that, subject to applicable law, any determinations made by the board of directors in good faith under the charter or in any certificate of designation filed pursuant thereto would be final and binding on all stockholders of Donaldson, Lufkin & Jenrette, Inc.


PREEMPTIVE RIGHTS

     Holders of DLJ Common Stock and DLJdirect Common Stock will not have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future.


CERTAIN OTHER PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS


PREFERRED STOCK

     The restated charter, like our current charter, provides that the board of directors may issue shares of preferred stock in one or more series from time to time. The board of directors has the authority to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of preferred stock, including without limitation, the following:

     o the distinctive serial designation of such series which shall distinguish it from other series,

     o    the number of shares included in such series,

     o the dividend rate, or method of determining such rate, payable to holders of the shares of such series,

     o any condition upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable,

     o whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative,

     o the amount or amounts which shall be payable out of the assets of Donaldson, Lufkin & Jenrette, Inc. to holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding-up Donaldson, Lufkin & Jenrette, Inc. and the relative rights of priority, if any, of payment of the shares of such series,

     o the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of Donaldson, Lufkin & Jenrette, Inc. or at the option of the holder or holders thereof or upon the happening of a specified event or events,

     o the obligation, if any, of Donaldson, Lufkin & Jenrette, Inc. to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

     o whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of Donaldson, Lufkin & Jenrette,

          Inc. or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of Donaldson, Lufkin & Jenrette, Inc. and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto and

     o whether or not holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.


 SERIES A AND SERIES B FIXED ADJUSTABLE RATE PREFERRED STOCK

     General. The Series A Preferred Stock is a single series consisting of 4,000,000 shares with a liquidation preference of $50 per share. The Series B Preferred Stock is a single series consisting of 3,500,000 shares with a liquidation preference of $50 per share. The holders of the Preferred Stock have no preemptive rights. The Preferred Stock is not convertible into shares of either series of common stock of Donaldson, Lufkin & Jenrette, Inc. and is fully paid and nonassessable.

     The Series A Preferred Stock ranks on a parity with the Series B Preferred Stock and prior to both series of the common stock of Donaldson, Lufkin & Jenrette, Inc. as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Donaldson, Lufkin & Jenrette, Inc.

     Dividends. Dividends on the Series A Preferred Stock are payable quarterly at the annual rate of 5.94% or $2.97 per share through November 30, 2001. After November 30, 2001, dividends on the Series A Preferred Stock are payable at the Applicable Rate from time to time in effect. The Applicable Rate per annum for each dividend period beginning November 30, 2001 will generally be equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined by the terms of the Series A Preferred Stock). The Applicable Rate per annum for each dividend period beginning November 30, 2001, will not be less than 6.44% nor greater than 12.44% (without taking into account any adjustments as described below under "Changes in the Dividends Received Percentage").

     Dividends on the Series B Preferred Stock are payable quarterly at the annual rate of 5.30% of $2.65 per share through January 15, 2003. After January 15, 2003, dividends on the Series B Preferred Stock are payable at the Applicable Rate from time to time in effect. The Applicable Rate per annum for each dividend period beginning January 15, 2003 will generally be equal to 0.40% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined by the terms of the Series B Preferred Stock). The Applicable Rate per annum for each dividend period beginning January 15, 2003, will not be less than 5.70% nor greater than 11.30% (without taking into account any adjustments as described below under "Changes in the Dividends Received Percentage").

     Dividends on the Preferred Stock are cumulative and rights accrue to the holders of the Preferred Stock if Donaldson, Lufkin & Jenrette, Inc. fails to declare one or more dividends on such series of Preferred Stock in any amount, whether or not the earnings or financial condition of Donaldson, Lufkin & Jenrette, Inc. are sufficient to pay such dividends in whole or in part.

     Changes in the Dividend Received Percentage. If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted which reduce the percentage of the dividends received deduction (currently 70%) as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend on each share of the Series A Preferred Stock for dividend payments made on or after the date of enactment of such change will generally be adjusted upward pursuant to a specified formula set forth in the terms of the Series A Preferred Stock.

     In addition, if the Dividends Received Percentage is reduced to 50% or less, Donaldson, Lufkin & Jenrette, Inc. may at its option, redeem the Series A Preferred Stock as a whole but not in part as described below. See "--Redemption".

     If, prior to July 9, 1999, one or more amendments to the Code are enacted which reduce the Dividends Received Percentage, the amount of each dividend on each share of the Series B Preferred

Stock for dividend payments made on or after the date of enactment of such change will generally be adjusted upward pursuant to a specified formula set forth in the terms of the Series B Preferred Stock, provided, however, that if the Dividends Received Percentage shall be less than 50%, then the Dividend Received Percentage shall be deemed to equal 50%.

     Voting Rights. The holders of the Preferred Stock are not entitled to vote, except as set forth below or as expressly required by applicable law.

     If the equivalent of six quarterly dividends payable on the Preferred Stock or any other class or series of preferred stock are in default, the number of directors of Donaldson, Lufkin & Jenrette, Inc. will be increased by two, and the holders of the Preferred Stock, voting as a single class with the holders of shares of any other class of Donaldson, Lufkin & Jenrette, Inc.'s preferred stock ranking on a parity with the Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to elect such two directors to fill such newly-created directorships.

     In addition, the affirmative vote or consent of the holders of at least 662/3% of the outstanding shares of the applicable series of Preferred Stock will be required for any amendment of the certificate of incorporation of Donaldson, Lufkin & Jenrette, Inc. which will adversely affect the powers, preferences, privileges or rights of such series of Preferred Stock. The affirmative vote or consent of the holders of at least 662/3% of the outstanding shares of the Preferred Stock and any other series of Donaldson, Lufkin & Jenrette, Inc.'s preferred stock ranking on a parity with the Preferred Stock, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Preferred Stock, or to reclassify any authorized stock of Donaldson, Lufkin & Jenrette, Inc. into such prior shares, but such vote will not be required for Donaldson, Lufkin & Jenrette, Inc. to take any such actions with respect to any stock ranking on a parity with or junior to the Preferred Stock.

     Redemption. Prior to November 30, 2001, the Series A Preferred Stock is not redeemable, except under certain limited circumstances as described below. On or after such date, each share of Series A Preferred Stock will be redeemable, in whole or in part, at the option of Donaldson, Lufkin & Jenrette, Inc., at $50 per share, plus accrued and unpaid dividends. However, if the Dividends Received Percentage is equal to or less than 50% and, as a result, the amount of dividends on the Series A Preferred Stock will be or is adjusted as described above under "Changes in the Dividends Received Percentage," Donaldson, Lufkin & Jenrette, Inc., at its option, may redeem all, but not less than all, of the outstanding shares of the Series A Preferred Stock at a redemption price specified by the terms of the Series A Preferred Stock.

     Prior to January 15, 2003, the Series B Preferred Stock is not redeemable. On or after such date, each share of Series B Preferred Stock will be redeemable, in whole or in part, at the option of Donaldson, Lufkin & Jenrette, Inc., at $50 per share, plus accrued and unpaid dividends.

     In addition, if the holders of the shares of Preferred Stock are entitled to vote upon or consent to a merger or consolidation of Donaldson, Lufkin & Jenrette, Inc., and if Donaldson, Lufkin & Jenrette, Inc. offers to purchase all of the outstanding shares of a series of Preferred Stock (the "Offer"), then each holder of such series of Preferred Stock who does not sell their shares of Preferred Stock pursuant to the Offer shall be deemed irrevocably to have voted or consented all shares of Preferred Stock owned by such holder in favor of the merger or consolidation of Donaldson, Lufkin & Jenrette, Inc. without any further action by the holder. The Offer shall be at a price of $50 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption.


CERTAIN PROVISIONS OF DELAWARE LAW

     Donaldson, Lufkin & Jenrette, Inc. is subject to the business combination provisions of Section 203 of the Delaware general corporation law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

     o the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, is approved by the board of directors prior to the time the interested stockholder obtained such status,


     o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by


     o    persons who are directors and also officers and


     o employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or


     o on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.


A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or, within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Donaldson, Lufkin & Jenrette, Inc. and, accordingly, may discourage attempts to acquire Donaldson, Lufkin & Jenrette, Inc.


NO APPRAISAL RIGHTS


     Under the Delaware general corporation law, you will not have appraisal rights in connection with the tracking stock proposal.


STOCK TRANSFER AGENT AND REGISTRAR


     First Chicago Trust Company of New York is the registrar and transfer agent for DLJ Common Stock and DLJdirect Common Stock.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of March 1, 1999, the total number of shares of our existing common stock (which will become DLJ Common Stock) beneficially owned, and the percent so owned, by each director and nominee for director, by each person known to us to be the beneficial owner of more than 5% of our existing common stock, by the named executive officers and by all current directors and executive officers as a group.




                                                                          CURRENT BENEFICIAL OWNERSHIP(1)
                                                                ----------------------------------------------------
                                                                  NUMBER OF                  NUMBER OF
                                                                   SHARES       PERCENT       SHARES        PERCENT
                                                                ------------   ---------   ------------   ----------
AXA(2) ......................................................   90,440,006        72.7%    90,440,006         59.1%
 9 Place Vendome
 75001 Paris, France
The Equitable Companies Incorporated ("EQ")(3) ..............   88,603,337        71.3     88,603,337         57.9
 1290 Avenue of the Americas
 New York, New York 10104
The Equitable Life Assurance Society of the United
 States ("Equitable Life")(4) ...............................   39,961,542        32.1     39,961,542         26.1
 1290 Avenue of the Americas
 New York, New York 10104
Joe L. Roby(5) ..............................................   1,692,524          1.3      1,993,726          1.3
John S. Chalsty(6) ..........................................   1,931,263          1.5      1,999,532          1.3
Anthony F. Daddino(7) .......................................     781,402            *        834,848            *
David DeLucia(8) ............................................     180,000            *        470,000            *
Hamilton E. James(9) ........................................   1,001,751            *      1,287,308            *
Richard S. Pechter(10) ......................................   1,442,524          1.1      1,668,726          1.1
Stuart M. Robbins(11) .......................................     591,052            *        762,386            *
Theodore P. Shen(12) ........................................   1,300,424          1.0      1,351,626            *
Michael A. Boyd(13) .........................................     119,609            *        123,876            *
Michael M. Bendik(14) .......................................      60,104            *         62,238            *
Henri de Castries(15) .......................................       2,000            *          2,000            *
Denis Duverne(16) ...........................................       2,000            *          2,000            *
Jane Mack Gould .............................................           0            *              0            *
Louis Harris(17) ............................................       8,880            *         22,880            *
Michael Hegarty(18) .........................................           0            *              0            *
Henri G. Hottinguer(19) .....................................      14,000            *         28,000            *
W. Edwin Jarmain(20) ........................................      20,048            *         34,048            *
Francis Jungers(21) .........................................      12,000            *         26,000            *
Edward D. Miller(22) ........................................           0            *              0            *
Stanley B. Tulin(23) ........................................       1,000            *          1,000            *
W.J. Sanders III(24) ........................................      12,810            *         26,810            *
John C. West(25) ............................................      31,600            *         45,600            *
All directors and executive officers as a group(26) .........   9,204,991          7.0     10,802,090          7.1

----------
*     Less than 1.0%.

(1) The table provides certain information regarding the beneficial ownership of our existing common stock by AXA, EQ, Equitable Life, each of our directors and all directors and executive officers as a group assuming, in the case of the Total column, the issuance of all of our existing common stock pursuant to outstanding restricted stock units and options. In connection with our initial public offering in 1995, approximately 500 employees exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements, including our 1991-1993 Long Term

      Incentive Plan and our 1994-1996 Long Term Incentive Plan for restricted stock units representing an aggregate of approximately 10.4 million shares of our existing common stock. Approximately 90% of these units have vested as of February 1, 1999 and are included in the Current Beneficial Ownership column. The balance of these units, located in the Total column, will vest in February 2000.


        In connection with the initial public offering by Donaldson, Lufkin & Jenrette, Inc. in 1995, employees acquired options to purchase an aggregate of approximately 18.4 million shares of our existing common stock at a price of $13.50 per share by foregoing an aggregate of $55.7 million of their future interests under cash compensation arrangements (the "LTI Option Exchange"). As of February 1, 1998, all outstanding options received in the LTI Option Exchange have vested and are included in the Current Beneficial Ownership column. In addition, Mr. Roby was granted an option to purchase 500,000 shares of our existing common stock in 1996 and Messrs. Harris, Hottinguer, Jungers, Jarmain, Sanders and West have each been granted options to purchase 24,000 shares of our existing common stock under our 1996 Non-Employee Directors Stock Plan.


(2) AXA is EQ's largest stockholder, beneficially owning approximately 59% of EQ's outstanding common stock. As of March 1, 1999, a group of four French mutual insurance companies (the "Mutuelles AXA") owned, directly or indirectly through various holding companies, approximately 23.9% of the issued shares representing 37.6% of the voting power of AXA. For insurance regulatory purposes the shares of capital stock of EQ beneficially owned by AXA and its subsidiaries have been deposited into a voting trust to ensure that certain of the indirect minority shareholders of AXA do not exercise control over EQ or certain of its insurance subsidiaries.

(3) The number listed includes shares of our existing common stock beneficially owned by EQ's wholly-owned subsidiary, Equitable Life.

(4) The number listed includes shares of our existing common stock beneficially owned through its wholly-owned subsidiary, Equitable Holdings, L.L.C.

(5) The Current Beneficial Ownership column for Mr. Roby includes 476,546 vested restricted stock units and 1,198,384 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units and 250,000 stock options that become exercisable more than 60 days after March 1, 1999. In addition, Mr. Roby holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days, 2,500 American Depositary Receipts ("ADRs") of AXA and 2,500 option shares of AXA which are exercisable within 60 days.

(6) The Current Beneficial Ownership column for Mr. Chalsty includes 2,500 shares owned by Mr. Chalsty's wife, 650,649 vested restricted stock units and 1,272,714 option shares exercisable within 60 days. The Total column includes 68,269 unvested restricted stock units. In addition, Mr. Chalsty beneficially owns 116,000 shares of common stock of EQ, including 100,000 option shares exercisable within 60 days, 2,500 ADRs of AXA and 5,000 option shares of AXA which are exercisable within 60 days.

(7) The Current Beneficial Ownership column for Mr. Daddino includes 198,755 vested restricted stock units and 530,298 option shares exercisable within 60 days. The Total column includes 28,446 unvested restricted stock units and 25,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. Daddino beneficially owns 100 shares of common stock of EQ which are held in an insurance trust for the benefit of his wife and children and also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days.

(8) The Current Beneficial Ownership column for Mr. DeLucia includes 180,000 option shares exercisable within 60 days. The Total column includes 470,000 stock options that become exercisable more than 60 days after March 1, 1999.

(9) The Current Beneficial Ownership column for Mr. James includes 662,872 option shares exercisable within 60 days. The Total column includes 35,557 unvested restricted stock units and 250,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. James also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days and 1,000 ADRs of AXA.

(10) The Current Beneficial Ownership column for Mr. Pechter includes 954,536 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units and 175,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. Pechter also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days.

(11) The Current Beneficial Ownership column for Mr. Robbins includes 397,724 option shares exercisable within 60 days. The Total column includes 21,334 unvested restricted stock units and 150,000 stock options that become exercisable more than 60 days after March 1, 1999.

(12) The Current Beneficial Ownership column for Mr. Shen includes 954,536 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units. Mr. Shen also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days and 1,000 ADRs of AXA.

(13) The Current Beneficial Ownership column for Mr. Boyd includes 79,544 option shares exercisable within 60 days. The Total column includes 4,267 unvested restricted stock units.

(14) The Current Beneficial Ownership column for Mr. Bendik includes 39,772 option shares exercisable within 60 days. The Total column includes 2,134 unvested restricted stock units.

(15) Mr. de Castries also beneficially owns 13,333 shares of common stock of EQ, all of which are option shares exercisable within 60 days, and 70,188 shares of common stock of AXA, including 69,188 option shares exercisable within 60 days.

(16) Mr. Duverne also owns 10,333 shares of EQ, including 8,333 option shares exercisable within 60 days. Of his EQ holding, 2,000 shares are owned with his wife. Mr. Duverne also beneficially owns 11,042 shares of common stock of AXA, of which 1,000 shares are owned with his wife and 10,000 are option shares of AXA which are exercisable within 60 days.

(17) The Current Beneficial Ownership column for Mr. Harris includes 6,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(18) Mr. Hegarty beneficially owns 48,228 shares of common stock of EQ, including 48,039 option shares exercisable within 60 days.

(19) The Current Beneficial Ownership column for Mr. Hottinguer includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(20) The Current Beneficial Ownership column for Mr. Jarmain includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 option shares that become exercisable more than 60 days after March 1, 1999. Mr. Jarmain also beneficially owns 10,545 shares of common stock of EQ.

(21) The Current Beneficial Ownership column for Mr. Jungers includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(22) Mr. Miller beneficially owns 142,745 shares of common stock of EQ, all of which are option shares exercisable within 60 days.

(23) The 1,000 shares shown are owned with his wife. Mr. Tulin also beneficially owns 87,437 shares of common stock of EQ, including 82,819 option shares exercisable within 60 days. Of these shares, 4,000 are owned with his wife. In addition, Mr. Tulin owns 2,000 ADRs of AXA and 2,500 option shares of AXA which are exercisable within 60 days.

(24) The Current Beneficial Ownership column for Mr. Sanders includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(25) The Current Beneficial Ownership column for Mr. West includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 option shares that become exercisable more than

      60 days after March 1, 1999. Of the common stock beneficially owned by Mr. West, 11,000 shares are held on his behalf by a profit sharing plan. In addition, 400 shares are owned directly by his wife, as to which shares Mr. West disclaims beneficial ownership.


(26) The Current Beneficial Ownership column includes 1,325,950 vested restricted stock units and 6,326,380 option shares exercisable within 60 days and the Total column includes 316,458 unvested restricted stock units and 1,404,000 stock options that become exercisable more than 60 days after March 1, 1999. All directors and executive officers as a group also beneficially own 678,721 shares of common stock of EQ, 91,230 shares of common stock of AXA and 9,000 ADRs of AXA.

                                                                        ANNEX I


                         ILLUSTRATION OF CERTAIN TERMS



     The following illustrations show how to calculate the Retained Interest Percentage, the Outstanding Interest Percentage and the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, in each case based on the assumptions set forth herein. In these illustrations, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect is initially assumed to be 100. Unless otherwise specified, each illustration below should be read independently as if none of the other transactions referred to below had occurred. Actual calculations may be slightly different due to rounding.


     At any given time, the percentage interest in DLJdirect intended to be represented by the outstanding shares of DLJdirect Common Stock (i.e., the Outstanding Interest Percentage) is represented by the Outstanding Interest Fraction, calculated as follows:



                  Outstanding Shares of DLJdirect Common Stock
        ---------------------------------------------------------------
        Outstanding Shares of DLJdirect Common Stock + Number of Shares
         Issuable with Respect to DLJ's Retained Interest in DLJdirect and the remaining percentage interest in DLJdirect intended to be represented by DLJ's retained interest in DLJdirect (i.e., the Retained Interest Percentage) is represented by the Retained Interest Fraction calculated as follows:



           Number of Shares Issuable with Respect to DLJ's Retained
                             Interest in DLJdirect
        ---------------------------------------------------------------
        Outstanding Shares of DLJdirect Common Stock + Number of Shares
         Issuable with Respect to DLJ's Retained Interest in DLJdirect



     The sum of the Outstanding Interest Percentage and the Retained Interest Percentage would always equal 100%. In our example, before the first issuance the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect is equal to 100, the Retained Interest Percentage is 100% and the Outstanding Interest Percentage is 0%.



THE OFFERING


     The following illustration reflects an assumed issuance by Donaldson, Lufkin & Jenrette, Inc. of 15 shares of DLJdirect Common Stock in the offering.



 OFFERING FOR ACCOUNT OF DLJDIRECT


     Assume the issuance is attributed to DLJdirect as an increase in its equity, with the net proceeds credited solely to DLJdirect.



     Shares previously issued and outstanding .................   0
     Newly issued shares for account of DLJdirect .............  15
                                                                 --
      Total issued and outstanding after the offering .........  15
                                                                 ==


     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would remain unchanged.

     o As a result, the issued and outstanding shares (15) would represent an Outstanding Interest Percentage of approximately 13%, calculated as follows:


                                       15

                                    --------
                                    15 + 100



      The Retained Interest Percentage would accordingly be about 87%.


     o In this case, in the event of any dividend or other distribution paid on the outstanding shares of DLJdirect Common Stock (other than a dividend or other distribution payable in shares of DLJdirect Common Stock), DLJ would be credited, and DLJdirect would be charged, with an amount equal to 667% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) to the total number of shares of DLJdirect Common Stock issued and outstanding following the offering (15)) of the aggregate amount of such dividend or distribution.



ADDITIONAL OFFERINGS OF DLJDIRECT COMMON STOCK


     The following illustrations reflect an assumed issuance of an additional 15 shares of DLJdirect Common Stock after the assumed initial issuance of 15 shares attributed to DLJdirect as an increase in its equity.


 ADDITIONAL OFFERING FOR ACCOUNT OF DLJ


     Assume the issuance is attributed to DLJ in respect of its retained interest, with the net proceeds credited solely to DLJ.



     Shares previously issued and outstanding ........................ 15
     Newly issued shares for account of DLJ .......................... 15
                                                                       --
      Total issued and outstanding after additional offering ......... 30
                                                                       ==


     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would decrease by the number of shares of DLJdirect Common Stock issued for the account of DLJ.




     Number of Shares Issuable with Respect to DLJ's Retained Interest in
       DLJdirect prior to the additional offering .........................   100
     Newly issued shares for account of DLJ ...............................    15
                                                                              ---
       Number of Shares Issuable with Respect to DLJ's Retained Interest in
        DLJdirect after the additional offering ...........................    85
                                                                              ===


     o As a result, the total issued and outstanding shares (30) would in the aggregate represent an Outstanding Interest Percentage of approximately 26%, calculated as follows:


                                      30
                                    -------

                                    30 + 85

          The Retained Interest Percentage would accordingly be reduced to approximately 74%.


     o In this case, in the event of any dividend or other distribution paid on DLJdirect Common Stock (other than a dividend or other distribution payable in shares of DLJdirect Common Stock), DLJ would be credited, and DLJdirect would be charged, with an amount equal to 283% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (85) to the total number of shares of DLJdirect Common Stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.

 ADDITIONAL OFFERING FOR ACCOUNT OF DLJDIRECT

     Assume the issuance is attributed to DLJdirect as an increase in its equity, with the net proceeds credited solely to DLJdirect.



     Shares previously issued and outstanding ............................ 15
     Newly issued shares for account of DLJdirect ........................ 15
                                                                           --
      Total issued and outstanding after the additional offering ......... 30
                                                                           ==


     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would remain unchanged.

     o As a result, the total issued and outstanding shares (30) would in the aggregate represent an Outstanding Interest Percentage of approximately 23%, calculated as follows:

                                       30

                                     ------

                                    30 + 100

      The Retained Interest Percentage would accordingly be reduced to approximately 77%.

     o In this case, in the event of any dividend or other distribution paid on DLJdirect Common Stock (other than a dividend or the distribution payable in shares of DLJdirect Common Stock), DLJ would be credited, and DLJdirect would be charged, with an amount equal to approximately 333% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) to the total number of shares of DLJdirect Common Stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.



 OFFERINGS OF CONVERTIBLE SECURITIES


     If Donaldson, Lufkin & Jenrette, Inc. were to issue any securities convertible into or exercisable for shares of DLJdirect Common Stock, the Outstanding Interest Fraction and the Retained Interest Fraction would be unchanged at the time of such issuance. If any shares of DLJdirect Common Stock were issued upon conversion or exercise of such securities, however, then the Outstanding Interest Fraction and the Retained Interest Fraction would be affected as shown above under "Additional Offering for Account of DLJ", if such securities were attributed to DLJ, or under "Additional Offering for Account of DLJdirect", if such securities were attributed to DLJdirect.



REPURCHASES OF DLJDIRECT COMMON STOCK

     The following illustrations reflect an assumed repurchase by Donaldson, Lufkin & Jenrette, Inc. of 5 shares of DLJdirect Common Stock after the assumed initial issuance of 15 shares of DLJdirect Common Stock attributed to DLJdirect as an increase in its equity.


 REPURCHASE FOR THE ACCOUNT OF DLJ

     Assume the repurchase is attributed to DLJ as an increase in its retained interest in DLJdirect, with the cost charged solely against DLJ.



     Shares previously issued and outstanding ...............  15
     Shares repurchased for account of DLJ ..................   5
                                                               --
      Total issued and outstanding after repurchase .........  10
                                                               ==


     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would be increased by the number of any shares of DLJdirect Common Stock repurchased for the account of DLJ.

       Number of Shares Issuable with Respect to DLJ's Retained Interest in
        DLJdirect prior to repurchase ......................................  100
       Number of shares repurchased for the account of DLJ .................    5
                                                                              ---
        Number of Shares Issuable with Respect to DLJ's Retained Interest in
         DLJdirect after repurchase ........................................  105
                                                                              ===


     o As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Percentage of approximately 9%, calculated as follows:

                                       10
                                    --------

                                    10 + 105

     The Retained Interest Percentage would accordingly be increased to approximately 91%.


 REPURCHASE FOR ACCOUNT OF DLJDIRECT WITHOUT PARTICIPATION BY DLJ

     Assume the repurchase is attributed to DLJdirect, with the cost being charged solely against DLJdirect. Further assume that the board of directors does not determine to transfer assets from DLJdirect to DLJ to hold constant the Outstanding Interest Fraction and Retained Interest Fraction.



     Shares previously issued and outstanding ...............  15
     Shares repurchased for account of DLJdirect ............   5
                                                               --
      Total issued and outstanding after repurchase .........  10
                                                               ==


     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would remain unchanged.

     o As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Percentage of approximately 9%, calculated as follows:



                                      10
                                   -------
                                   10 + 100



      The Retained Interest Percentage would accordingly be increased to approximately 91%.



 REPURCHASE FOR ACCOUNT OF DLJDIRECT WITH PARTICIPATION BY DLJ

     Assume the repurchase is attributed to DLJdirect, with the cost being charged solely against DLJdirect. Further assume that the repurchase is made in connection with a tender offer for 5, or 33%, of the then outstanding shares at a price of $20 per share, and that the board of directors determines to transfer cash or other assets from DLJdirect to DLJ to hold constant the Outstanding Interest Fraction and Retained Interest Fraction.



     Shares previously issued and outstanding ...............  15
     Shares repurchased for account of DLJdirect ............   5
                                                               --
      Total issued and outstanding after repurchase .........  10
                                                               ==

     o In order to hold constant the Outstanding Interest Fraction and Retained Interest Fraction, the board of directors determines that the Market Value of a share of DLJdirect Common Stock in this context is $20 and transfer from DLJdirect to DLJ an amount of cash or other assets equal to about 667% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect
          (100) to the total number of shares of DLJdirect Common Stock issued and outstanding (15), in each case immediately prior to the repurchase) of the aggregate amount of the cash paid in the tender offer to holders of outstanding shares of DLJdirect Common Stock ($100), for a total of $667.

     o In that case, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would be decreased to reflect the amount of cash so transferred ($667) divided by the Market Value per share of DLJdirect Common Stock ($20).





     Number of Shares Issuable with Respect to DLJ's Retained Interest in
      DLJdirect prior to transfer .............................................. 100
     Adjustment in respect of DLJ's retained interest to reflect transfer to DLJ of funds theretofore allocated to DLJdirect ..............................  33
                                                                                 ---
      Number of Shares Issuable with Respect to DLJ's Retained Interest in
        DLJdirect after transfer ...............................................  67
                                                                                 ===



     o As a result, the total issued and outstanding shares (10) would in the aggregate continue to represent an Outstanding Interest Percentage of 13%, calculated as follows:

                                      10
                                    -------
                                    10 + 67

      The Retained Interest Percentage would accordingly continue to remain
                                       87%.

     o Assuming that the board of directors transferred only half of the $667 amount, or $333.50, from DLJdirect to DLJ, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) would decrease by the amount of cash so transferred ($333.50) divided by the Market Value per share of DLJdirect Common Stock ($20).




       Number of Shares Issuable with Respect to DLJ's Retained Interest in
        DLJdirect prior to transfer .............................................. 100
       Adjustment in respect of DLJ's retained interest to reflect transfer to DLJ of cash theretofore allocated to DLJdirect ...............................  17
                                                                                   ---
        Number of Shares Issuable with Respect to DLJ's Retained Interest in
         DLJdirect after transfer ................................................  83
                                                                                   ===


     o In that case, as a result, the total issued and the outstanding shares (10) would in the aggregate represent an Outstanding Interest Percentage of about 11%, calculated as follows:

                                      10
                                    -------

                                    10 + 83


      The Retained Interest Percentage would accordingly be increased to approximately 89%.



DLJDIRECT COMMON STOCK DIVIDENDS

     The following illustrations reflect assumed dividends of DLJdirect Common Stock on outstanding shares of DLJ Common Stock and outstanding shares of DLJdirect Common Stock, respectively, after the assumed initial issuance of 15 shares of DLJdirect Common Stock attributed to DLJdirect as an increase in its equity.

 DLJDIRECT COMMON STOCK DIVIDEND ON DLJ COMMON STOCK

     Assume 1,000 shares of DLJ Common Stock are outstanding and Donaldson, Lufkin & Jenrette, Inc. declares a dividend of 1/20 of a share of DLJdirect Common Stock on each outstanding share of DLJ Common Stock.



     Shares previously issued and outstanding ..............   15
     Newly issued shares for account of DLJ ................   50
                                                               --
       Total issued and outstanding after dividend .........   65
                                                               ==

     o Any dividend of shares of DLJdirect Common Stock to the holders of shares of DLJ Common Stock would be treated as a reduction in the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect.





     Number of Shares Issuable with Respect to DLJ's Retained Interest in
       DLJdirect prior to dividends .......................................   100
     Number of shares distributed on outstanding shares of DLJ Common Stock
       for account of DLJ .................................................    50
                                                                              ---
       Number of Shares Issuable with Respect to DLJ's Retained Interest in
        DLJdirect after dividend ..........................................    50
                                                                              ===



     o As a result, the total issued and outstanding shares (65) would in the aggregate represent an Outstanding Interest Percentage of 57%, calculated as follows:


                                      65
                                    -------
                                    65 + 50



      The Retained Interest Percentage would accordingly be reduced to 43%. Note, however, that after the dividend, the holders of DLJ Common Stock would also hold 50 shares of DLJdirect Common Stock, which would be intended to represent a 50% interest in the value attributable to DLJdirect.



 DLJDIRECT COMMON STOCK DIVIDEND ON DLJDIRECT COMMON STOCK

     Assume Donaldson, Lufkin & Jenrette, Inc. declares a dividend of 1/5 of a share of DLJdirect Common Stock on each outstanding share of DLJdirect Common Stock.



     Shares previously issued and outstanding ..............    15
     Newly issued shares for account of DLJdirect ..........     3
                                                                --
       Total issued and outstanding after dividend .........    18
                                                                ==


     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would reflect the stock dividend payable in shares of DLJdirect Common Stock to holders of shares of DLJdirect Common Stock. That is, the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would be increased by a number equal to 667% (representing the ratio of the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect (100) to the number of shares of DLJdirect Common Stock issued and outstanding (15), in each case immediately prior to such dividend) of the aggregate number of shares issued in connection with such dividend (3), or 20.




     Number of Shares Issuable with Respect to DLJ's Retained Interest in
       DLJdirect prior to dividend ............................................    100
     Adjustment in respect of DLJ's retained interest to reflect shares
       distributed on outstanding shares of DLJdirect Common Stock ............     20
                                                                                   ---
       Number of Shares Issuable with Respect to DLJ's Retained Interest in
        DLJdirect after dividend ..............................................    120
                                                                                   ===


     o As a result, the total issued and outstanding shares (18) would in the aggregate represent an Outstanding Interest Percentage of approximately 13%, calculated as follows:


                                      18
                                   --------

                                   18 + 120


      The Retained Interest Percentage would accordingly remain 87%.

CAPITAL TRANSFERS OF CASH OR OTHER ASSETS BETWEEN DLJ AND DLJDIRECT


 CAPITAL CONTRIBUTION OF CASH OR OTHER ASSETS FROM DLJ TO DLJDIRECT

     The following illustration reflects the assumed contribution by DLJ to DLJdirect, after the assumed initial issuance of 15 shares of DLJdirect Common Stock attributed to DLJdirect as an increase in its equity, of $40 of assets allocated to DLJ at a time when the Market Value of the DLJdirect Common Stock is $20 per share.



     Shares previously issued and outstanding ..................    15
     Newly issued shares .......................................     0
                                                                    --
       Total issued and outstanding after contribution .........    15
                                                                    ==


     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would increase to reflect the contribution to DLJdirect of assets theretofore allocated by DLJ by a number equal to the value of the assets contributed ($40) divided by the Market Value of DLJdirect Common Stock at that time ($20), or 2 shares.



       Number of Shares Issuable with Respect to DLJ's Retained Interest in
        DLJdirect prior to contribution ........................................  100
       Increase to reflect contribution to DLJdirect of assets allocated to DLJ     2
                                                                                  ---
        Number of Shares Issuable with Respect to DLJ's Retained Interest in
         DLJdirect after contribution ..........................................  102
                                                                                  ===


     o As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Percentage of approximately 13%, calculated as follows:


                                      15
                                   --------
                                   15 + 102

     The Retained Interest Percentage would accordingly increase to slightly more than 87%.


 RETURN OF CAPITAL TRANSFER OF CASH OR OTHER ASSETS FROM DLJDIRECT TO DLJ


     The following illustration reflects the assumed transfer by DLJdirect to DLJ, after the assumed initial issuance of 15 shares of DLJdirect Common Stock attributed to DLJdirect as an increase in its equity of $40, of assets allocated to DLJdirect on a date on which the Market Value of DLJdirect Common Stock is $20 per share.




     Shares previously issued and outstanding ..................    15
     Newly issued shares .......................................     0
                                                                    --
       Total issued and outstanding after contribution .........    15
                                                                    ==


     o The Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect would decrease to reflect the transfer to DLJ of assets theretofore allocated to DLJdirect by a number equal to the value of the assets transferred ($40) divided by the Market Value of DLJdirect Common Stock at that time ($20), or 2 shares.

     Number of Shares Issuable with Respect to DLJ's Retained Interest in
       DLJdirect prior to contribution ....................................   100
     Decrease to reflect transfer to DLJ of assets allocated to DLJdirect .     2
                                                                              ---
       Number of Shares Issuable with Respect to DLJ's Retained Interest in
        DLJdirect after contribution ......................................    98
                                                                              ===

     o As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Percentage of approximately 13%, calculated as follows:


                                      15
                                    -------

                                    15 + 98



      The Retained Interest Percentage would accordingly decrease to slightly less than 87%.

                                                                       ANNEX II


               CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      DONALDSON, LUFKIN & JENRETTE, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "CORPORATION") is Donaldson, Lufkin & Jenrette, Inc.

     2. The amended and restated certificate of incorporation of the Corporation is hereby amended by replacing the second paragraph of Article FOURTH in its entirety with the following provisions:

     "Section A. Provisions Relating to Common Stock


     1.  Issuance of Common Stock in Series: Designation;
Re-Classification. Subject to the provisions of Section B of this Article FOURTH and provisions of law, the Corporation shall have the authority to issue shares of Common Stock in multiple series. The total number of shares of Common Stock which the Corporation shall have the authority to issue shall initially be 1,500 million. One series of Common Stock shall be designated as Donaldson, Lufkin & Jenrette, Inc.--DLJ Common Stock par value $0.10 per share ("DLJ COMMON STOCK"). The second series of Common Stock shall be designated as Donaldson, Lufkin & Jenrette, Inc.--DLJdirect Common Stock par value $0.10 per share ("DLJDIRECT COMMON STOCK"). When the filing of this Amendment to the amended and restated certificate of incorporation becomes effective, each share of Common Stock outstanding immediately prior thereto shall thereupon automatically be re-classified as one share of DLJ Common Stock (and outstanding certificates that had theretofore represented shares of Common Stock shall thereupon represent an equivalent number of shares of DLJ Common Stock despite the absence of any indication thereon to that effect).


     The total number of shares of DLJ Common Stock which the Corporation shall have the authority to issue shall initially be 500 million, and the total number of shares of DLJdirect Common Stock which the Corporation shall have the authority to issue shall initially be 500 million. The number of authorized shares of any class or series of Common Stock of the Corporation may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors. The Board of Directors shall have the authority to designate, prior to the time of the first issuance of the DLJdirect Common Stock, the number which, immediately prior to such first issuance, will constitute the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect and any other terms which are consistent with applicable law and the provisions of this Article Fourth. The voting powers, preferences and relative, participating, optional or other special rights of the DLJ Common Stock and DLJdirect Common Stock, and the qualifications and restrictions thereon, shall be as set forth in this Section A.

     The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more additional series of Common Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each series of Common Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

     2. Dividends. Subject to any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Corporation and any qualifications or restrictions on any class of Common Stock created thereby, dividends may be declared and paid upon any series of Common Stock, upon the terms with respect to each such series, and subject to the limitations provided for below in this Section
(A)(2), as the Board of Directors may determine.

     (a) Dividends on any series of Common Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the Available Dividend Amount for the Group to which such series of Common Stock relates.

     (b) Discrimination in Dividends Between Series of Common Stock. The Board of Directors, subject to the provisions of Section (A)(2)(a), may at any time declare and pay dividends exclusively on a single series of Common Stock, or on one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of dividends previously declared on any series, the respective voting or liquidation rights of any series or any other factor.


     (c) Share Distributions. Except as permitted by Section (A)(3), the Board of Directors may declare and pay dividends or distributions of shares of any series of Common Stock (or securities convertible into or exchangeable or exercisable for shares of any series of Common Stock) on shares of a series of Common Stock or on shares of a class or series of preferred stock of the Corporation only as follows:

     (i) dividends or distributions of shares of a series of Common Stock (or securities convertible into or exchangeable or exercisable for shares of a series of Common Stock) on shares of the same series of Common Stock or on shares of preferred stock attributed to the same Group to which such series of Common Stock relates; and

     (ii) dividends or distributions of shares of a series of Common Stock other than DLJ Common Stock (or securities convertible into or exchangeable or exercisable for shares of a series of Common Stock other than DLJ Common Stock) on shares of DLJ Common Stock or on shares of preferred stock attributed to DLJ, but only if the sum of (1) the number of shares of the series of Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any securities to be so issued) and (2) the number of shares of such series of Common Stock which are issuable upon conversion, exchange or exercise of any securities then outstanding that are attributed to DLJ is less than or equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     For purposes of this Section (A)(2)(c), any outstanding securities that are convertible into or exchangeable or exercisable for any other securities which are themselves convertible into or exchangeable or exercisable for any series of Common Stock (or other securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such securities.

     3. Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Group; Exchange of DLJ Common Stock for DLJdirect Common Stock at the Option of the Corporation; Exchange of a Series of Common Stock for Stock of a Subsidiary at the Option of the Corporation . In the event of a Disposition (other than an Exempt Disposition), the Corporation shall, on or prior to the 85th Trading Day after the Disposition Date, provided that the funds of the Corporation are legally available therefor, either:


     (x) declare and pay a dividend to holders of the series of Common Stock that relates to the Group that consummated such Disposition (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under Section
   (A)(2) of this Article FOURTH, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition;


     (y) redeem from holders of the series of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Common Stock) or other property (or a combination thereof) in an amount equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of Common Stock (unless such Disposition involves substantially all

   (but not all) of the assets attributed to such Group, in which case, a number of shares of such series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date, equal to such amount); or


     (z) issue, in exchange for each outstanding share of the series of Common Stock that relates to the Group that consummated such Disposition, a number of shares of a series of Common Stock that does not relate to that Group (calculated to the nearest five decimal places) having an aggregate value equal to 110% of the value of a share of the series of Common Stock that relates to that Group (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date).

     (ii) At any time within one year after completing any dividend or partial redemption pursuant to (x) or (y) of the preceding sentence, the Corporation may issue, in exchange for each remaining outstanding share of the series of Common Stock that relates to the Group that consummated the applicable Disposition, a number of shares of a series of Common Stock that does not relate to that Group (calculated to the nearest five decimal places) having an aggregate value equal to 110% of the value of a share of the series of Common Stock that relates to that Group (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the relevant series).

     (iii) For purposes of this Section (A)(3), if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

     (b) Optional Exchange of DLJ Common Stock for DLJdirect Common Stock. The Board of Directors may, at any time, declare that each outstanding share of DLJdirect Common Stock shall be exchanged, as of the exchange date described below, for a number of fully paid and nonassessable shares of DLJ Common Stock having an aggregate value (calculated to the nearest five decimal places) equal to the percentage of the aggregate value of an outstanding share of DLJdirect Common Stock (the "APPLICABLE PERCENTAGE") specified for the applicable date of exchange below (where in each case value is based on the average Market Value of a share of DLJ Common Stock compared to the average Market Value of DLJdirect Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the DLJdirect Common Stock).


                           THE APPLICABLE PERCENTAGE



 IF THE EXCHANGE DATE FALLS DURING THE     PERCENTAGE SPECIFIED FOR SUCH
         PERIOD INDICATED BELOW                       PERIOD
---------------------------------------   ------------------------------
First Quarter .........................    125%
Second Quarter ........................    124.166667%
Third Quarter .........................    123.333333%
Fourth Quarter ........................    122.5%
Fifth Quarter .........................    121.666667%
Sixth Quarter .........................    120.833333%
Seventh Quarter .......................    120%
Eighth Quarter ........................    119.166667%
Ninth Quarter .........................    118.333333%
Tenth Quarter .........................    117.5%
Eleventh Quarter ......................    116.666667%
Twelfth Quarter .......................    115.833333%
After Twelfth Quarter .................    115%

     For purposes of the foregoing chart, (x) the first "Quarter" is the period from and including the date of first issuance of shares of DLJdirect Common Stock to but excluding the third month anniversary of such date (provided that, if the date of first issuance of shares of DLJdirect Common Stock is the 29th, 30th or 31st day of any month, the first "Quarter" will be the period from and including such date of first issuance to but excluding the third month anniversary of the first day of the month immediately following the month in which such date of first issuance falls) and (y) each subsequent "Quarter" is the period from and including the day after the end of the prior Quarter to but excluding the third month anniversary of such day.

     However, if a Tax Event has occurred, the Applicable Percentage shall equal 110% irrespective of whether the exchange occurs within three years. "Tax Event" means the receipt by the Corporation of an opinion of tax counsel experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an administrative agency in such regulations), or as a result or any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) the Corporation, its subsidiaries or affiliates, or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either DLJ Common Stock or DLJdirect Common Stock or (2) either DLJ Common Stock or DLJdirect Common Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation. For purposes of rendering such opinion, tax counsel shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, tax counsel shall render an opinion only in the event of enactment.


     (c) Optional Exchange for Stock of a Subsidiary. (i) At any time at which all of the assets and liabilities of a Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (the "GROUP SUBSIDIARIES"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of the series of Common Stock relating to such Group shall be exchanged, as of the exchange date described below, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries as is equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the exchange date) and the number of shares of common stock of each such Group Subsidiary as will be outstanding immediately following such exchange. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence.


     (ii)  If the series of Common Stock being exchanged pursuant to Section
(A)(3)(c)(i) above is DLJ Common Stock and the Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group on the exchange date is greater than zero, the Corporation shall also issue a number of shares of each series of Common Stock that relates to each such Group on the exchange date equal to the then current Number of Shares Issuable with Respect to DLJ's Retained Interest in each such Group and deliver those shares to the holders of DLJ Common Stock or to one of the Group Subsidiaries, at the option of the Corporation.

     (d) General Dividend, Exchange and Redemption Provisions. If the Corporation completes a Disposition (other than an Exempt Disposition), the Corporation shall, not later than the tenth Trading Day after the applicable Disposition Date, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the range of conversion, exchange or exercise prices thereof and (z) if the Group is not DLJ, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in Section
(A)(3)(a)(i) of this Article FOURTH it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not more than

40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date or exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

     (A) if the Corporation has determined to pay a special dividend, the record date for such dividend, the payment date of such dividend (which cannot be more than 85 Trading Days after such Disposition Date), (3) the Net Proceeds of such Disposition and (4) the type of property to be paid in such dividend and the approximate per share amount thereof;

     (B) if the Corporation has determined to undertake a redemption, the date of redemption (which cannot be more than 85 Trading Days after such Disposition Date), the Net Proceeds of such Disposition, the type of property to be paid as a redemption price and the approximate per share amount thereof, if less than all shares of the relevant series of Common Stock are to be redeemed, the approximate number of shares to be redeemed and the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

     (C) if the Corporation has determined to undertake an exchange, the date of exchange (which cannot be more than 85 Trading Days after such Disposition Date), the number of shares of the other series of Common Stock to be issued in exchange for each outstanding share of such series of Common Stock and the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such exchange.

     (ii) If the Corporation has determined to complete any exchange described in Section (A)(3)(b) or (c) of this Article FOURTH, the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the exchange date and the other terms of the exchange and (y) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such exchange.

     (iii) Neither the failure to mail any notice required by this Section 3(d) to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

     (iv) If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to Section (A)(3)(a)(i) of this Article FOURTH, the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

     (v) No holder of shares of a series of Common Stock being exchanged or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is exchanged or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

     (vi) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

     (vii) From and after the date set for any exchange or redemption contemplated by this Section (A)(3), all rights of a holder of shares of Common Stock being exchanged or redeemed shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being exchanged shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above.

     Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been exchanged, notwithstanding the failure to surrender such certificates.

     (viii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption contemplated by this Section (A)(3); provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

     (ix) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated by this Section (A)(3) as the Board of Directors may determine to be appropriate under the circumstances.

     4. Voting Rights. At every meeting of stockholders, the holders of DLJ Common Stock will vote on all matters as to which common stockholders generally are entitled to vote. Holders of DLJdirect Common Stock will not be entitled to vote, unless a separate class vote is required by applicable law. On all such matters for which no separate vote is required, each outstanding share of DLJ Common Stock entitles the holder to one vote.

     5. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each series of Common Stock shall be entitled to receive their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities of the Corporation and payment of the liquidation preference payable to any holders of the Corporation's Preferred Stock, if any such stock is outstanding. Each share of each series of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of DLJ Common Stock shall have one liquidation unit and each share of each other series of Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market

Value of one share of such series of Common Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of (1) a voluntary liquidation, dissolution or winding-up of the Corporation or (2) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Corporation divided by the average Market Value of one share of DLJ Common Stock during such 20 Trading Day period. Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, would, alone, be deemed a liquidation, dissolution or winding-up for purposes of this Section (A)(5).

     6. Adjustments to Number of Shares Issuable with Respect to DLJ's Retained Interest in Any Group. The Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:


     (a) adjusted in proportion to any changes in the number of outstanding shares of the series of Common Stock related to such Group caused by subdivisions (by stock split reclassification or otherwise) or combinations (by reverse stock split, reclassification or otherwise) of shares of such series of Common Stock or by dividends or other distributions of shares of such series of Common Stock on shares of such series of Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);


     (b) decreased by, if the Corporation issues any shares of the series of Common Stock related to such Group and the Board of Directors attributes that issuance (and the proceeds thereof) to DLJ, the number of shares of such series of Common Stock so issued, and if the Board of Directors re-allocates to DLJ any cash or other assets theretofore allocated to such Group in connection with a redemption of shares of the series of Common Stock that relates to such Group (as required pursuant to clause (ii) of the proviso to the definition of DLJ below) or in return for a decrease in the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation; and

     (c) increased by, if the Corporation repurchases any shares of the series of Common Stock related to such Group and the Board of Directors attributes that repurchase (and the consideration therefor) to DLJ, the number of shares of such series of Common Stock so repurchased and if the Board of Directors re-allocates to such Group any cash or other assets theretofore allocated to DLJ in return for an increase in the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation.


     Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds therefrom) or the repurchase of any series of Common Stock (and the consideration therefor) to DLJ or to the Group to which such series of Common Stock relates, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to DLJ the issuance of any shares of any series of Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of DLJ Common Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to DLJ.

     7. Additional Definitions. As used in this Article FOURTH, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:


     "ALL OR SUBSTANTIALLY ALL OF THE ASSETS" of any Group means, with respect to any Disposition, a portion of such assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the assets of such Group.

     "AVAILABLE DIVIDEND AMOUNT" for DLJ, on any day on which dividends are paid on shares of DLJ Common Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of DLJ's Common Stock under Delaware law if (a) DLJ and each other Group were each a single, separate Delaware corporation, (b) DLJ had outstanding (i) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of DLJ Common Stock that are then outstanding and
(ii) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to DLJ and are then outstanding, (c) the assumptions about each Group that is not DLJ set forth in the next sentence were true and (d) DLJ owned a number of shares of each series of Common Stock (other than DLJ Common Stock) equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in each Group to which each such series of Common Stock relates.

     "AVAILABLE DIVIDEND AMOUNT" for any Group other than DLJ, on any day on which dividends are paid on shares of the series of Common Stock relating to such Group, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of such series of Common Stock under Delaware law if such Group were a single, separate Delaware corporation having outstanding (a) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of such series of Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and (b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to such Group and are then outstanding.

     "DISPOSITION" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

     "DISPOSITION DATE" means, with respect to any Disposition, the date of consummation of such Disposition.

     "DLJ" means (a) all of the businesses, assets and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of any Group other than DLJ, (b) the rights and obligations of DLJ under any inter-Group debt deemed to be owed to or by DLJ (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors) and (c) a proportionate interest in any Group other than DLJ (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to any Group other than DLJ) equal to the Retained Interest Fraction; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of a series of Common Stock other than DLJ Common Stock as a dividend or other distribution on shares of such series of Common Stock (other than a dividend or distribution payable in shares of such series of Common Stock), or as payment in a redemption required by Section (A)(3)(a) of this Article FOURTH, then the Board of Directors shall re-allocate from such Group to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

     "DLJDIRECT" means (a) all of the businesses, assets and liabilities of DLJdirect Holdings, Inc. and its subsidiaries, (b) the assets and liabilities of DLJdirect's online United Kingdom discount brokerage service, (c) any assets or liabilities acquired or incurred by DLJdirect Holdings, Inc. or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to DLJdirect, (d) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date that the Board of Directors has specifically allocated to DLJdirect or that the Corporation otherwise allocates to DLJdirect in accordance with policies established from time to time by the Board of Directors and (e) the rights and obligations of DLJdirect under any inter-Group debt deemed to be owed to or by DLJdirect (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that: (i) the Corporation may re-allocate assets from one Group to the other Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of DLJdirect Common Stock as a dividend or other distribution on shares of DLJdirect Common Stock (other than a dividend or distribution payable in shares of DLJdirect Common Stock), or as payment in a redemption required by Section (A)(3)(a) of this Article FOURTH, then the Board of Directors shall re-allocate from DLJdirect to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

     "EFFECTIVE DATE" means the date on which this amendment to the Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

     "EXEMPT DISPOSITION" means any of the following:


     (a) a Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders,

     (b) a Disposition to any person or entity controlled by the Corporation (as determined by the Board of Directors in its sole discretion),

     (c) a Disposition by any Group for which the Corporation receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion,

     (d) a dividend, out of any Group's assets, to holders of the related series of Common Stock (and a re-allocation of a corresponding amount of such Group's assets to DLJ as required pursuant to clause (ii) of the proviso to the definition of DLJ above),

     (e) a dividend, out of DLJ's assets, to holders of DLJ Common Stock,

     (f) a Disposition by any Group other than DLJ or DLJdirect that is designated to be an "Exempt Disposition" by the Board of Directors in the resolution or resolutions authorizing the issuance of the shares of the series of common stock that relates to such Group, and

     (g) any other Disposition, if (i) at the time of the Disposition there are no shares of any series of Common Stock outstanding other than the series of Common Stock relating to the Group that consummated such Disposition, (ii) at the time of the Disposition there are no shares of the series of Common Stock relating to the Group that consummated such Disposition outstanding or (iii) before the 30th Trading Day following the Disposition the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of the series of Common Stock relating to the Group that consummated such Disposition for newly issued shares of DLJ Common Stock as contemplated under Section 3(b) of this Article FOURTH.


     "FAIR VALUE" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (c) in the case of other assets or securities, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

     "GROUP" initially means DLJ or DLJdirect; provided that if the Board of Directors authorizes the issuance of shares of a series of Common Stock other than DLJ Common Stock or DLJdirect Common Stock, the Board of Directors shall designate the assets and liabilities of DLJ to which such series of Common Stock relates, which assets and liabilities shall be an additional "Group" for all purposes of this Article FOURTH.

     "MARKET CAPITALIZATION" of any series of Common Stock on any date means the Market Value of a share of such series on such date times the number of shares of such series outstanding on such date. Shares issuable with respect to DLJ's retained interest in any Group shall not be considered outstanding unless and until they are in fact issued to third parties.

     "MARKET VALUE" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("NASDAQ NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to
(i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if (a) the Corporation repurchases outstanding shares of any series Common Stock other than DLJ Common Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to the Group to which such series of Common Stock relates and (b) the Board of Directors determines to re-allocate to DLJ cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in order to avoid a change in the Retained Interest Fraction, the "Market Value" of a share any series Common Stock other than DLJ Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to DLJ's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of Common Stock so repurchased; and provided further, if the Corporation redeems a portion of the outstanding shares of any of series of Common Stock other than DLJ Common Stock (and the Board of Directors re-allocates to DLJ cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in the manner required by clause (ii) of the proviso to the definition of DLJ above), the "Market Value" of a share of such series of Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to DLJ's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of such series of Common Stock so redeemed.

     "NET PROCEEDS" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.


     "NUMBER OF SHARES ISSUABLE WITH RESPECT TO DLJ'S RETAINED INTEREST" means, with respect to any Group, initially the number the Board of Directors designates prior to the time the Corporation first issues shares of the series of Common Stock applicable to such Group as the number of shares of such series of Common Stock that could be issued by the Corporation for the account of DLJ in respect of its retained interest in such Group, as authorized by Section
(A)(1); provided, however, that such number as in effect from time to time shall automatically be adjusted as required by Section 6 of this Article IV(A).


     "OUTSTANDING INTEREST FRACTION" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     "PUBLICLY TRADED" with respect to any security means (a) registered under
Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the Nasdaq NMS (or any successor market system).

     "RETAINED INTEREST AMOUNT" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the denominator of which shall be the number of shares of the series of common stock relating to such Group outstanding on such date.

     "RETAINED INTEREST FRACTION" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any Group that is not DLJ, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

     "TRADING DAY" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

     8. Effectiveness of Sections (A)(2), (A)(3), (A)(5), (A)(6) and (A)(7) of This Article FOURTH. The terms of Sections (A)(2), (A)(3), (A)(5), (A)(6) and
(A)(7) of this Article FOURTH shall apply only when there are shares of multiple series of Common Stock outstanding.


Section B. Provisions Relating to Preferred Stock

     The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time."


     3. This amendment of the amended and restated certification of incorporation herein certified has been fully adopted in accordance with the provisions of Sections 227 and 242 of the General Corporation Law of the State of Delaware.


  Signed and Attested to on    , 1999.



                                     By:-------------------------
                                         Name:
                                         Title:


Attest:



-------------------------
Name:
Title:

                                                                       ANNEX III


             SELECTED COMBINED FINANCIAL INFORMATION OF DLJDIRECT


     The following selected combined financial information is qualified by reference to, and should be read in conjunction with DLJdirect's combined financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of DLJdirect" contained elsewhere in this prospectus. The selected combined statements of operations data for the years ended December 31, 1996, 1997 and 1998 and the combined statements of financial condition data as of December 31, 1997 and 1998 are derived from DLJdirect's audited combined financial statements which are included elsewhere in this prospectus. The selected combined statements of operations data for the three months ended March 31, 1998 and 1999 and the combined statements of financial condition data as of March 31, 1999 are derived from DLJdirect's unaudited combined financial statements which are also included elsewhere in this prospectus. The unaudited three-month selected combined financial information reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods. The operating results for the three months ended March 31, 1998 and 1999 are not necessarily indicative of the results to be expected for any other interim period or any other future fiscal year. The selected combined statements of operations data for the years ended December 31, 1994 and 1995 are derived from the unaudited combined financial statements of DLJdirect which are not included in this prospectus.





                                                                                                    THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                         MARCH 31,
                                         -------------------------------------------------------- -----------------------
                                            1994       1995       1996        1997        1998        1998        1999
                                         ---------- ---------- ---------- ------------ ---------- ------------ ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Revenues: ..............................
 Commissions ...........................  $28,491    $40,358    $54,166     $ 50,948    $ 78,717    $ 16,130    $32,054
 Fees ..................................    3,797      5,067      6,426       12,109      25,484       5,140      9,596
 Interest ..............................    1,858      1,846      2,569        4,160      13,723       2,787      5,552
                                          -------    -------    -------     --------    --------    --------    -------
   Total revenues ......................   34,146     47,271     63,161       67,217     117,924      24,057     47,202
                                          -------    -------    -------     --------    --------    --------    -------
Costs and Expenses:
 Compensation and benefits .............    5,422      7,362     11,202       17,174      28,260       5,759     10,683
 Brokerage, clearing, exchange and
   other fees ..........................    9,567     11,709     15,422       20,909      28,423       6,071      8,854
 Advertising ...........................    1,971      4,183      9,093       13,137      25,146       9,010      6,101
 Occupancy and equipment ...............    1,175      1,437      1,923        3,352       5,045       1,081      1,503
 Communications ........................      791      1,025      1,468        2,844       5,564       1,189      2,705
 Technology costs ......................    4,400      5,431      5,205        5,082       4,084       1,103      1,280
 Other operating expenses ..............    3,164      4,507      5,567       10,844      18,934       3,660      4,815
                                          -------    -------    -------     --------    --------    --------    -------
   Total costs and expenses ............   26,490     35,654     49,880       73,342     115,456      27,873     35,941
                                          -------    -------    -------     --------    --------    --------    -------
Income (loss) before income tax
 provision (benefit) ...................    7,656     11,617     13,281       (6,125)      2,468      (3,816)    11,261
Income tax provision (benefit) .........    3,128      4,746      5,425       (2,502)      1,008      (1,559)     4,088
                                          -------    -------    -------     --------    --------    --------    -------
Net income (loss) ......................  $ 4,528    $ 6,871    $ 7,856     $ (3,623)   $  1,460    $ (2,257)   $ 7,173
                                          =======    =======    =======     ========    ========    ========    =======
Pro forma weighted average shares of
 DLJdirect Common Stock
 outstanding (1):
 Basic and diluted .....................
                                                                                        ========                =======
Pro forma earnings per share of
 DLJdirect Common Stock (1):
 Basic and diluted .....................                                                $                       $
                                                                                        ========                =======


                                      III-1

                                                                      AS OF
                                            AS OF DECEMBER 31,      MARCH 31,
                                          ----------------------   ----------
                                             1997        1998         1999
                                          ---------   ----------   ----------
                                                    (IN THOUSANDS)
STATEMENTS OF FINANCIAL CONDITION DATA:
Cash and cash equivalents .............    $ 8,881     $26,654      $47,825
Total assets ..........................    $11,871     $29,751      $52,429
Long-term liabilities .................    $    --     $    --      $    --
Total equity ..........................    $ 5,964     $21,924      $30,097




                                                   AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                      -------------------------------------------------------------------


                                           1994          1995          1996         1997         1998
                                      ------------- ------------- ------------- ------------ ------------
                                                                      (DOLLARS IN THOUSANDS)
OTHER DATA:
 Total trades .......................    475,000       660,000       929,000     1,535,000    2,875,000
 Average trades per day .............      1,900         2,600         3,700         6,100       11,400
 Total customer assets .............. $1,300,000    $1,900,000    $2,500,000    $4,600,000   $8,900,000
 Total accounts .....................    153,000       207,000       280,000       390,000      529,000
 Total active accounts(2) ...........        N/A           N/A       113,000       144,000      210,000
 Total employees ....................         95           139           174           283          374
 Total technology employees .........         12            14            34            82          119



                                      AS OF OR FOR THE   AS OF OR FOR
                                        THREE MONTHS      THE THREE
                                            ENDED        MONTHS ENDED
                                          MARCH 31,       MARCH 31,
                                            1998             1999
                                     ------------------ -------------

OTHER DATA:
 Total trades .......................       520,000       1,230,000
 Average trades per day .............         9,500          20,200
 Total customer assets ..............     5,900,000     $11,200,000
 Total accounts .....................       428,000         590,000
 Total active accounts(2) ...........       161,000         243,000
 Total employees ....................           287             466
 Total technology employees .........            86             128



----------
(1) Pro forma basic and diluted earnings per common share amounts have been calculated by dividing net income applicable to common shares by the pro forma weighted average common shares outstanding.

(2) Active accounts consist of those accounts at year end with activity in the last twelve months or with a balance at period end.



                                     III-2

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DLJDIRECT

     The following discussion of the financial condition and results of operations of DLJdirect should be read in conjunction with the combined financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. DLJdirect's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.


OVERVIEW


     The online discount brokerage industry is experiencing substantial competition from established financial services firms as well as new entrants who are trying to establish their presence in the market quickly. As a result of intense competitive pressures, the industry has experienced a significant increase in brand development costs, a lowering of commission pricing and an increase in content development costs. DLJdirect expects to spend significant amounts in the future to develop much greater brand recognition within its targeted market, to stay competitively priced and to develop new state-of-the-art products and services. In particular, DLJdirect expects to spend approximately $65 million on advertising in 1999. As a result, DLJdirect believes that its advertising fees as a percentage of revenues will increase significantly in 1999, and accordingly, that its financial results in the near future will be adversely affected. It is expected that advertising costs will increase during each remaining quarter of 1999, with the largest increases expected to occur in the second half of the year. While the longer-term goal of advertising will be to increase brand awareness and revenues, it is likely that advertising costs as a percentage of revenues will increase throughout 1999.


     The largest portion of DLJdirect's revenues consist of brokerage commissions for acting as agent in securities transactions, including Nasdaq and exchange-listed equities, options and mutual fund transactions. In June 1997, in order to increase significantly its customer base as well as overall account activity, DLJdirect made a strategic decision to lower its base commission for equity trades from $39.95 to $20.00 per trade. As a result, commission revenues fell slightly in 1997 compared to 1996, but the average number of trades per day increased 64.9% from 3,700 in 1996 to 6,100 in 1997. In 1998 compared to 1997, commission revenues increased 54.6% to $78.7 million and the average number of trades per day increased 86.9% to 11,400. DLJdirect regularly reviews its commission rates as part of its ongoing strategy to maintain its competitive position. DLJdirect believes that the recent increase in trading activity is also due to the extensive growth in Internet commerce, DLJdirect's advertising initiatives and increased activity in the securities markets.


     DLJdirect also earns fee income, which increased from $6.4 million in 1996 to $25.5 million in 1998. Fee income includes technology fees, order flow fees and money market fund distribution fees, all of which are earned from affiliates. Although the technology group at DLJdirect primarily serves the growing needs of DLJdirect's business, DLJdirect also offers technology products and services to third parties through DLJ as a means of reducing internal development costs. Revenues from technology development are derived from sales of Internet-based technology applications primarily to DLJ. DLJdirect also earns fees for order flow through arrangements with Pershing to receive cash payments in exchange for routing all of its orders to Pershing for execution. Order flow payments on a per trade basis have declined in recent periods due to regulatory changes imposing new order handling rules and there can be no assurance that order flow revenues will continue. See "Risk Factors -- A change in payments for routing its customers' orders could adversely affect DLJdirect".


     DLJdirect also earns interest income, which increased from $2.6 million in 1996 to $13.7 million in 1998. Interest income consists of interest on margin debt, free credit and short sale balances and earnings on its own cash balances. DLJdirect participates in the interest spread on its customers' debit and credit balances through its clearing agreement with Pershing. DLJdirect's interest revenues increased significantly in 1998 due to significant growth in client assets as well as more favorable interest sharing arrangements with Pershing.


                                     III-3

     Prior to 1999, DLJdirect received a nominal fee for the distribution of IPO products, but it now receives customary selling concessions. As a result, DLJdirect expects revenues associated with its distribution activities to increase significantly in the remainder of 1999.


     Brokerage, clearing, exchange and other fees represented 24.1% of DLJdirect's total revenue in 1998. Clearing costs per trade were reduced under the terms of an amendment to the clearing agreement between DLJdirect and DLJ effective January 1, 1999. The amended agreement provides for volume discounts and sliding scale payments taking into account the size of DLJdirect's business and the level of services provided by Pershing. In particular, the per trade clearing fee declines by 5.0% for clearing volumes in excess of 4,000,000 trades per year and by an additional 5.0% for clearing volumes in excess of 6,000,000 trades per year. The amended agreement also provides that such costs will include an amount that represents payment to DLJ Long Term Investment Corporation for the use of certain trademarks in the United States and certain other jurisdictions. Brokerage, clearing, exchange and other fees as a percentage of revenues declined significantly for the three months ended March 31, 1999, principally as a result of the amendment to the clearing agreement. As a result of the revised clearing agreement as well as expected increases in trading activity, DLJdirect expects that clearing costs will continue to decline as a percentage of revenue in 1999.


     Technology costs consist primarily of network access fees paid to online service providers and fees related to systems maintenance and support. Although the expenses included under "technology costs" are decreasing, the technology services originally included in this expense category are increasingly provided internally rather than by third-party service providers. Technology costs do not include compensation of employees related to technology development. The number of technology employees increased from 34 at December 31, 1996 to 119 at December 31, 1998.


     Other operating expenses include amounts allocated to DLJdirect by DLJ for public relations, telecommunications, tax, internal audit, insurance, employee benefits, human resources, legal, compliance, credit, general administrative, accounting, treasury, library and record management, facilities, security and custodial services. DLJ allocates these expenses using a proportional cost methodology based on the relative number of employees and square foot usage of DLJdirect or on actual costs incurred. Management believes that the amounts allocated to DLJdirect are reasonable.


     In January 1999, DLJdirect began operations in a 24,000 square foot investor services facility in Charlotte, North Carolina. In April 1999, DLJdirect entered into a lease for approximately 100,000 square feet in Jersey City, New Jersey. DLJdirect intends to move its current Jersey City, New Jersey headquarters to that space in the beginning of the third quarter of 1999 upon the scheduled completion of renovation. As a result, DLJdirect expects to incur an annual increase in occupancy costs of over $3.0 million, a portion of which will be realized in 1999. The two moves are designed to accommodate a portion of planned increases in business activity. In this connection, DLJdirect is in the process of developing plans to acquire additional space to increase its call center capacity significantly by the end of 1999. In addition, DLJdirect is currently implementing fully redundant technology centers in order to increase both system reliability and capacity. The centers are expected to be operational in the third quarter of 1999. As a result, DLJdirect expects to incur an additional annual increase in equipment costs of over $3.0 million, a portion of which also will be realized in 1999.



                                     III-4

RESULTS OF OPERATIONS

     The following table sets forth the percentage of total revenues represented by certain items on DLJdirect's combined statement of operations for the periods indicated:





                                                                                       THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                   MARCH 31,
                                           --------------------------------------   -------------------------
                                              1996          1997          1998          1998          1999
                                           ----------   ------------   ----------   ------------   ----------
Revenues:
 Commissions ...........................       85.7%         75.8%         66.8%         67.0%         67.9%
 Fees ..................................       10.2          18.0          21.6          21.4          20.3
 Interest ..............................        4.1           6.2          11.6          11.6          11.8
                                              -----         -----         -----         -----         -----
  Total revenues .......................      100.0         100.0         100.0         100.0         100.0
                                              -----         -----         -----         -----         -----
Costs and Expenses:
 Compensation and benefits .............       17.8%         25.6%         24.0%         23.9%         22.6%
 Brokerage, clearing, exchange and
 other fees ............................       24.5          31.1          24.1          25.2          18.8
 Advertising ...........................       14.4          19.5          21.3          37.5          12.9
 Occupancy and equipment ...............        3.0           5.0           4.3           4.5           3.2
 Communications ........................        2.3           4.2           4.7           4.9           5.7
 Technology costs ......................        8.2           7.6           3.4           4.6           2.7
 Other operating expenses ..............        8.8          16.1          16.1          15.3          10.2
                                              -----         -----         -----         -----         -----
  Total costs and expenses .............       79.0         109.1          97.9         115.9          76.1
                                              -----         -----         -----         -----         -----
Income (loss) before income tax
provision (benefit) ....................       21.0         ( 9.1)          2.1         (15.9)         23.9
Income tax provision (benefit) .........        8.6         ( 3.7)          0.9         ( 6.5)          8.7
                                              -----         -----         -----         -----         -----
Net income (loss) ......................       12.4%        ( 5.4)%         1.2%        ( 9.4)%        15.2%
                                              =====         =====         =====         =====         =====



     THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

     DLJdirect experienced strong operating results for the three months ended March 31, 1999 compared to the three months ended March 31, 1998, reflecting primarily an increase in active accounts of 50.9% and customer trading volume of 112.6%. Total revenues of $47.2 increased $23.1 million or 95.9% to $32.1 million for the three months ended March 31, 1999 from $16.1 million for the three months ended March 31, 1998. Net income increased $9.5 million to $7.2 million from a net loss of $2.3 million, primarily resulting from strong revenue growth and modest expense growth.

     Commissions increased $16.0 million or 99.4% to $32.1 million. Commissions represented 67.9% of total revenues for the three months ended March 31, 1999 and 67.0% of total revenues for the three months ended March 31, 1998. The increase in commissions was due primarily to significant increases in customer trading volume. Average trades per day increased 112.6% from 9,500 for the three months ended March 31, 1998 to 20,200 for the three months ended March 31, 1999.

     Fees increased $4.5 million or 88.2% to $9.6 million. Fees represented 20.3% of total revenues for the three months ended March 31, 1999 and 21.4% of total revenues for the three months ended March 31, 1998. Payments for routing orders increased $1.2 million or 56.0% to $3.2 million. The increase in payments for routing orders was due primarily to significant increases in customer trading volume, offset in part by a decline in the amount of revenue per trade that DLJdirect receives for routing orders. Fees for technology development increased $1.7 million or 68.0% to $4.2 million primarily due to increased demand for Internet-based technology applications. Revenue from money market fund distribution fees increased $511,000 or 86.8% to $1.1 million. This growth was due to an increase in customer money market fund balances of $395.0 million or 83.8% to $866.2 million. The remaining fees for the three months ended March 31, 1999 include payments in connection with public offerings, subscription fees and account-related fees.

     Interest increased $2.8 million or 100.0% to $5.6 million. Interest represented 11.8% of total revenues for the three months ended March 31, 1999 and 11.6% of total revenues for the three months ended



                                     III-5

March 31, 1998. The increase was due primarily to more favorable interest sharing arrangements with Pershing and to increases in margin debits, free credits and short sale balances. Margin debits increased $306.3 million or 85.0% to $666.8 million. Free credits increased $226.0 million or 91.5% to $473.1 million and short sale balances increased $11.4 million or 39.3% to $39.7 million.

     Compensation and benefits increased $4.9 million or 84.5% to $10.7 million. The increase in compensation and benefits was due primarily to growth in the number of employees from 287 to 460. These additional employees were added in DLJdirect's investor services area to accommodate increased customer activity, as well as in DLJdirect's technology group to develop new products including MarketSpeed (Trade Mark) .

     Brokerage, clearing, exchange and other fees increased $2.8 million or 45.9% to $8.9 million. The increase in brokerage, clearing, exchange and other fees was primarily due to significant increases in customer trading volume, offset in part by lower clearing fees per trade resulting from reduced clearing rates.

     Advertising decreased $2.9 million or 32.2% to $6.1 million. The decrease in advertising was due primarily to unusually large advertising expenditures for the three months ended March 31, 1998. However, DLJdirect expects advertising to increase sinificantly in the latter half of 1999. See "-- Overview".

     Occupancy and equipment costs increased $422,000 or 39.1% to $1.5 million. Occupancy and equipment expense includes rent and operating expenses for facilities, expenditures for repairs and maintenance, and the expense for furniture, fixtures, leasehold improvements as well as business and computer equipment. The increase in occupancy cost was due to the opening of the Charlotte, North Carolina investor services facility. The increase in equipment costs was due primarily to additional investment in technology systems infrastructure and equipment expenditures for the increased staff.

     Communications costs increased $1.5 million or 125.0% to $2.7 million. Communications expense includes quotation expenses, expenses related to customer toll-free phone calls and Internet connections. Quotation expenses and expenses related to customer toll-free phone calls both increased due to the increased volume of transactions.

     Technology costs increased $177,000 or 15.8% to $1.3 million. Technology costs are comprised primarily of network access fees paid to online service providers and fees related to systems infrastructure. Network access fees paid to online service providers were reduced by $529,000 or 90.6% to $55,000 during the three months ended March 31, 1999 due to renegotiated rates and due to their partial reclassification to advertising expenses resulting from the modified structure of an agreement. Fees related to systems maintenance and support grew $706,000 or 142.9% to $1.2 million during the three months ended March 31, 1999 due to increased business activity and initial support in the United Kingdom.

     Other operating expenses increased $1.1 million or 29.7% to $4.8 million. Operating expenses are comprised of professional fees, printing and stationery, economic and investment research, allocated corporate overhead and miscellaneous expenses. For the three months ended March 31, 1998, other operating expenses also included license fees of $927,000 paid to DLJ Long Term Investment Corporation for licensing trademarks and similar intellectual property. Commencing January 1, 1999, the license fees are included in brokerage, clearing, exchange and other fees because such license fees are included in amounts paid by DLJdirect to Pershing under its clearing agreement. Professional fees primarily include payments made to technology and marketing consultants, and for legal services. Professional fees increased $1.2 million or 171.4% to $1.9 million primarily due to the development of advertising strategies and the start-up operations in the UK and Japan. Miscellaneous expenses increased $795,000 or 131.4% to $1.4 million. Miscellaneous expenses consisted primarily of accruals for bad expenses, employee registration fees and expenses for new account credit checks.

     Income before income tax provision increased $15.1 million from a loss $(3.8) million for the three months ended March 31, 1998 to income of $11.3 million for the three months ended March 31, 1999. The provision (benefit) for income taxes for the three months ended March 31, 1998 and for the three months ended March 31, 1999 was $(1.6) million, representing a 40.9% effective tax rate, and $4.1 million, representing a 36.3% effective tax rate, respectively.



                                     III-6

     As a result of the foregoing factors, net income increased to $7.2 million for the three months ended March 31, 1999 from a net loss of $2.3 million for the three months ended March 31, 1998.




 YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997


     DLJdirect experienced strong operating results in 1998 compared to 1997, reflecting primarily an increase in active accounts of 45.8%. For 1998, total revenues of $117.9 increased $50.7 million or 75.4%. Net income of $1.5 million increased $5.1 million from a net loss of $3.6 million, primarily resulting from strong revenue growth.


     Commissions increased $27.8 million or 54.6% to $78.7 million. Commissions represented 66.8% of total revenues in 1998 and 75.8% of total revenues in 1997. The increase in commissions was due primarily to significant increases in customer trading volume attributable in part to a full year of activity at the reduced $20 commission rate. Average trades per day increased 86.9% from 6,100 in 1997 to 11,400 in 1998.

     Fees increased $13.4 million or 110.7% to $25.5 million. Fees represented 21.6% of total revenues in 1998 and 18.0% of total revenues in 1997. Payments for order flow increased $3.4 million or 61.8% to $8.9 million. The increase in payments for order flow was due primarily to significant increases in customer trading volume. Increases in payments for order flow were offset in part by a decline in the amount of revenue per trade that DLJdirect receives for order flow. Fees for technology development increased $8.6 million or 179.2% to $13.4 million. The increase in fees for technology development reflects 1998 being the first full year that such fees were collected. Revenue from money market fund distribution fees increased $1.6 million or 100.0% to $3.2 million. This growth was due to an increase in customer money market fund balances of $345.8 million or 84.7% to $754.3 million.

     Interest increased $9.6 million or 234.1% to $13.7 million. Interest represented 11.6% of total revenues in 1998 and 6.2% of total revenues in 1997. The increase was due primarily to more favorable interest sharing arrangements with Pershing and to increases in margin debits, free credits and short sale balances. Margin debits increased $143.1 million or 43.8% to $469.8 million. Free credits increased $201.5 million or 103.2% to $396.8 million and short sale balances increased $19.4 million or 107.2% to $37.5 million.

     Compensation and benefits increased $11.1 million or 64.5% to $28.3 million. The increase in compensation and benefits was due primarily to growth in the number of employees from 283 to 374. These additional employees were added in DLJdirect's investor services area to accommodate increased customer activity, as well as in DLJdirect's technology group to develop new products such as MarketSpeed (Trade Mark) .

     Brokerage, clearing, exchange and other fees increased $7.5 million or 35.9% to $28.4 million. The increase in brokerage, clearing, exchange and other fees was primarily due to significant increases in customer trading volume, offset in part by lower clearing fees per trade resulting from reduced clearing rates.

     Advertising increased $12.0 million or 91.6% to $25.1 million. The increase in advertising was due to increased expenditures on advertising placement and creative development. DLJdirect increased its advertising expenditures to continue developing the DLJdirect brand name, which was launched in September 1997, and to continue acquiring new accounts. Advertising expenditures were targeted at investors through a broad range of media including television, radio, and print as well as significant online service providers and popular Web sites such as America Online, the Microsoft Network and Yahoo!.

     Occupancy and equipment costs increased $1.7 million or 51.5% to $5.0 million. Occupancy and equipment expense includes rent and operating expenses for facilities, expenditures for repairs and maintenance, and the expense for furniture, fixtures, leasehold improvements as well as business and computer equipment. The increase in equipment costs was due primarily to additional investment in technology systems infrastructure and equipment expenditures for the increased staff.


                                     III-7

     Communications costs increased $2.7 million or 93.1% to $5.6 million. Communications expense includes quotation expenses, expenses related to customer toll-free phone calls and Internet connections. Quotation expenses and expenses related to customer toll-free phone calls both increased due to the volume of transactions.

     Technology costs decreased $1.0 million or 19.6% to $4.1 million. Technology costs are comprised primarily of network access fees paid to online service providers and fees related to systems infrastructure. Network access fees paid to online service providers were reduced by $2.2 million or 59.5% to $1.5 million in 1998 due to renegotiated rates and due to their partial reclassification to advertising expenses resulting from the modified structure of an agreement. Fees related to systems maintenance and support grew $1.3 million or 100.0% to $2.6 million in 1998 due to increased system capacity.


     Other operating expenses increased $8.1 million or 75.0% to $18.9 million and are comprised primarily of a license fee, professional fees, printing and stationery, economic and investment research, allocated corporate overhead, and miscellaneous expenses. The license fee expense increased $4.0 million or 333.3% to $5.2 million. The license fee is paid to DLJ Long Term Investment Corporation for licensing trademarks and similar intellectual property. License fee payments were initiated in September 1997. Commencing January 1, 1999, amounts paid by DLJdirect to Pershing include the license fee for the use of certain of DLJ Long Term Investment Corporation's trademarks that are licensed to DLJdirect in the United States and in certain other jurisdictions.


     Professional fees primarily include payments made to technology and marketing consultants, and employee recruiting expenses. Professional fees increased $883,000 or 25.8% to $4.3 million due to increased advertising and headcount. Printing and stationery decreased $158,000 or 7.7% to $1.9 million. In 1997 printing and stationery expenses were increased in conjunction with the renaming of the service from PC Financial Network to DLJdirect, which necessitated the redesign and reprinting of all marketing materials and customer correspondence stock. Economic and investment research increased $1.0 million or 333.3% to $1.3 million reflecting the fact that DLJdirect first began paying for this research in the fourth quarter of 1997. Allocated corporate overhead increased $841,000 or 45.2% to $2.7 million due primarily to expenses related to the increased headcount. Miscellaneous expenses increased $1.4 million or 70.0% to $3.4 million. Miscellaneous expenses consisted primarily of accruals for bad debt expense, employee registration fees and expenses for new account credit checks.

     Income before income tax provision increased $8.6 million from a loss of $6.1 million in 1997 to income of $2.5 million in 1998. The provision (benefit) for income taxes for 1997 and 1998 was $(2.5) million and $1.0 million, respectively, which represented a 40.9% effective tax rate for each period.

     As a result of the foregoing factors, net income increased to $1.5 million in 1998 from a net loss of $3.6 million in 1997.


 YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996


     Total revenues increased $4.1 million or 6.5% to $67.2 million, reflecting primarily an increase in active accounts of 27.4%. Total revenues increased primarily as a result of fees and net interest income, partially offset by decreases in commissions due to a change in DLJdirect's base commission rate.


     Commissions decreased $3.3 million or 6.1% to $50.9 million. In June 1997, DLJdirect lowered its base commission for equity trades from $39.95 to $20.00. Although this significantly lowered the average commission charged to customers, the increased new account generation and increased trading volume brought commission revenues back to 1996 levels by fourth quarter 1997.

     Fees increased $5.7 million or 89.1% to $12.1 million. Payments for order flow increased $124,000 or 2.3% to $5.5 million. Although trading volume increased significantly during 1997 from 929,000 trades in 1996 to 1,535,000 in 1997, the order flow payment on a per trade basis decreased due to regulatory changes imposing new order handling rules. Revenue from money market fund distribution fees increased $609,000 or 61.5% to $1.6 million. This increase was due to an increase in customer money market fund balances from $115.5 million or 39.4% to $408.5 million. Fees for technology development, collected for the first time in mid-1997, generated $4.8 million during the year.


                                     III-8

     Interest increased $1.6 million or 61.5% to $4.2 million. The increase was due primarily to more favorable interest sharing arrangements with Pershing and to increases in margin debits, free credits and short sale balances. Margin debits increased $187.0 million or 133.9% to $326.7 million, free credits increased $64.8 million or 49.7% to $195.3 million and short sale balances increased $2.2 million or 13.8% to $18.1 million.

     Compensation and benefits increased $6.0 million or 53.6% to $17.2 million. The increase in compensation and benefits was due primarily to growth in the number of employees from 174 to 283, a 62.6% increase.

     Brokerage, clearing, exchange and other fees increased $5.5 million or 35.7% to $20.9 million. The increase in brokerage, clearing, exchange and other fees was primarily due to significant increases in customer trading volume. On a per trade basis, however, brokerage, clearing, exchange and other fees decreased due to a reduction in the fee for clearing trades.

     Advertising increased $4.0 million or 44.0% to $13.1 million. The increase in advertising was due to increased expenditures on advertising placement and creative development. DLJdirect spent $6.8 million in the fourth quarter of 1997 to launch the new brand name, "DLJdirect," and new products and services including its redesigned Web site and access to DLJ Research and DLJ-managed IPOs.

     Occupancy and equipment increased $1.4 million or 70.0% to $3.4 million. The increase in occupancy and equipment was due primarily to additional equipment expenditures for increased staff from 174 to 283, a 62.6% increase.

     Communications increased $1.3 million or 86.7% to $2.8 million. Quotation expenses and expenses related to customer toll-free phone calls both increased due to the growth of the business.

     Technology costs decreased $123,000 or 2.5% to $5.1 million. Network access fees paid to online service providers were $3.7 million in 1997 compared to $4.4 million in 1996. Fees related to systems maintenance and support grew to $1.4 million in 1997 from $800,000 in 1996 due to increased system capacity.


     Other operating expenses increased $5.2 million or 92.9% to $10.8 million and represented 16.1% of total revenues in 1997 and 8.8% of total revenues in 1996. The license fee expense, first paid in September 1997, was $1.2 million.

     Professional fees increased $1.8 million or 112.5% to $3.4 million due to increased expenditures for outside consultants and marketing services. Printing and stationery increased $1.5 million or 250.0% to $2.1 million. In 1997 printing and stationery expenses were increased in conjunction with the renaming of the service from PC Financial Network to DLJdirect which necessitated the redesign and reprinting of all marketing materials and customer correspondence stock. Economic and investment research expenses, first incurred in the fourth quarter of 1997, were $307,000. Allocated corporate overhead increased $730,000 or 62.4% to $1.9 million due primarily to expenses related to the increased headcount. Miscellaneous expenses decreased $254,000 or 11.3% to $2.0 million.

     Income before income tax provision decreased $19.4 million from $13.3 million in 1996 to a loss of $6.1 million in 1997. The (benefit) provision for income taxes for 1996 and 1997 was $5.4 and $(2.5) million, respectively. This represented a 40.9% effective tax rate for each period.

     As a result of the foregoing factors, net income decreased to a net loss of $3.6 million in 1997 from income of $7.9 million in 1996.


LIQUIDITY AND CAPITAL RESOURCES


     The principal sources of liquidity for DLJdirect's operations have been paid-in capital, leases of fixed assets through an affiliate and revenues from operations. Capital contributions amounted to $10.5 million in 1997, $14.5 million in 1998 and $1.0 million for the three months ended March 31, 1999. The value of equipment acquired through leases of fixed assets through an affiliate totaled $5.3 million in 1997,



                                     III-9

$5.0 million in 1998 and $1.6 million for the three months ended March 31, 1999. These fixed assets were comprised primarily of computers and related systems, furniture and leasehold improvements. DLJdirect generally leases its fixed assets and therefore does not incur significant capital expenditures.

     Although DLJdirect maintains substantial money market accounts and bank accounts consistent with regulatory requirements, DLJdirect continues to be substantially dependent on DLJ for almost all of its daily financial, administrative and operational services and related support functions including cash management, the receipt of payments from third parties and the distribution of payments to third parties. In this connection, inter-company receivables/payables are settled periodically through cash transfers to and from DLJdirect's accounts. However, after the issuance of the DLJdirect common stock, cash transfers from DLJ to DLJdirect will be revolving credit advances unless the board of directors decides, in its sole discretion, to account for such transfers as long-term loans or capital contributions. Donaldson, Lufkin & Jenrette, Inc. is not obligated to advance any amounts to DLJdirect. See "Certain Cash Management and Allocation Policies".


     Applicable law and regulations require minimum levels of capital to be maintained by DLJdirect Inc., the broker-dealer subsidiary of DLJdirect Holdings Inc. Consequently, the cash balances of DLJdirect Inc. may not be available as a source of liquidity to support other aspects of the business of DLJdirect. The SEC's Net Capital Rules are the primary regulatory restrictions. DLJdirect continually reviews the capital in its broker-dealer subsidiary to ensure that it meets these regulatory requirements and can appropriately support the anticipated capital needs of the business. DLJdirect's right to participate in the assets of any subsidiary is also subject to prior claims of the subsidiary's customers and other creditors.


     Cash provided by (used in) operating activities totaled $(600,000) and $2.0 million in 1997 and 1998, respectively. The increase from 1997 to 1998 was primarily due to an increase in transaction volume related to growth in the discount brokerage operations. In 1997, receivables from brokers, dealers and others increased $1.9 million. This increase in assets was offset by increases in operating liabilities including payables to parent/affiliates, net of $2.0 million and accounts payable and accrued expenses of $2.6 million. In 1998, there were increased assets including receivables from brokers, dealers and others of $1.2 million. These increases were offset by an increase in payables to parent/affiliates, net of $2.2 million. Cash provided by operating activities totalled $20.2 million for the three months ended March 31, 1999.

     In 1997 and 1998, net cash provided by financing activities totaled $9.6 million and $14.5 million, respectively. In 1997 and 1998, respectively, $10.5 million and $14.5 million was provided by capital contributions from DLJ. In 1997, DLJdirect paid $900,000 to DLJ for the return of equity. For the three months ended March 31, 1999 net cash provided by financing activities totalled $1.0 million.

     DLJdirect believes that the net proceeds from this offering (after paying the note to an affiliate), together with its current cash, cash equivalents and cash generated from operations will be sufficient to meet its anticipated cash needs for working capital and capital expenditures through at least the end of 2000.


YEAR 2000

     DLJdirect has been actively engaged in addressing Year 2000 issues. Such issues relate to potential problems resulting from non-Year 2000 compliant systems processing transactions using two-digit date fields rather than four digit date fields for the year of a transaction. If these systems are not identified and reconfigured, Year 2000 transactions would be processed as year "00," which could lead to processing inaccuracies and potential inoperability and could have a material adverse effect on DLJdirect's business.


     DLJdirect has undertaken a Year 2000 Project to identify and modify or replace any non-Year 2000-compliant systems. The Year 2000 Project is focused on both information technology and non-information technology systems. A written Year 2000 Plan has been developed and DLJdirect believes it is taking all steps necessary to achieve Year 2000 compliance.

     DLJdirect has retained the services of three independent consulting firms having considerable expertise in advising corporations on and remediating Year 2000 issues. The consultants were hired to address issues involving both information and non-information technology systems.



                                     III-10

     The current state of DLJdirect's Year 2000 Project is as follows:

     In the case of information technology, DLJdirect's internal computer codes have been identified, assessed and remediated. The converted codes have been running successfully in the current systems environment. The codes are further tested monthly to insure continuing Year 2000 compliance; this testing will be maintained until a date after December 31, 1999. An independent consultant, PKS Systems Integration LLC, was contracted by DLJ's Pershing Division to perform further application code assessment and code conversion. PKS reviewed all code and produced analysis reports for DLJdirect to review. DLJdirect then approved the code for conversion, and DLJdirect and PKS converted the code which is being used in production as described above.

     DLJdirect defines "significant third parties" as those parties that, if lost or degraded by Year 2000-related failure, would cause an immediate stoppage or significant impairment to business areas of DLJdirect. DLJdirect has identified all significant third parties, such as vendors, online partners and facility operators, and has formally communicated with significant third parties asking them to report their state of readiness for Year 2000 use. All significant third parties have responded, and approximately 56% of the significant third parties claim their products and/or services are currently Year 2000 compliant. DLJdirect believes that the remaining 44% of significant third parties will be Year 2000 compliant by August 31, 1999. DLJdirect intends to have in place a Year 2000 compliant back-up provider for products or services it deems still in question. All significant third parties have provided assurances that they are taking necessary steps to be Year 2000 compliant. Pershing has informed DLJdirect that it is taking steps to be Year 2000 compliant by August 31, 1999.

     DLJdirect reviews all significant third party responses and technical data about their Year 2000 efforts published on their Web sites to determine its comfort with such parties progress in addressing their Year 2000 issues. DLJdirect also participates whenever possible in point-to-point tests (i.e. tests in which data is sent from DLJdirect to the third party and/or is sent from the third party to DLJdirect) to ensure the compatibility of significant third party systems with those of DLJdirect. DLJdirect is evaluating the possibility of obtaining alternate vendors for back-up service in cases where point-to-point testing is unavailable or produces unacceptable results.

     DLJdirect has in general not sought representations or warranties from third parties about their products or services' abilities to handle the Year 2000 issue without error. It has sought direct statements about a product's or service's readiness and has accepted in-progress status reports. Some third parties have stated, with conditions, that their services and/or products are Year 2000 compliant. DLJdirect believes that these statements are likely to be actionable if a failure of the product or service occurs within the limits of the conditions stated. However, DLJdirect's main focus has been on participating in testing programs, including testing with significant third parties, as a means to addressing Year 2000 issues. DLJdirect's conclusion, based upon its review of significant third party response to date, is that DLJdirect must continue to test significant third-party products and services up to and beyond December 31, 1999 and alternate services and products available, if necessary.

     In the case of non-information technology systems, analysis and testing by an independent consultant has started but has not yet been completed; the tests will be followed by the remediation, replacement, or back-up of all non-information technology systems in order to render DLJdirect's non-information technology systems Year 2000 compliant. Electronic Data Services ("EDS") was hired to perform non-compute assessment, inventory, and certification of DLJdirect's non-information technology systems.

     DLJdirect has initiated and is actively involved in various types of testing, including the Securities Industry Association's industry-wide beta testing and vendor-supplied business applications and equipment testing. For each of the tests in which it has participated, DLJdirect has achieved successful results. Throughout 1999, internal and external systems will continue to be tested to ensure that all remediated systems remain compliant. To date, DLJdirect has spent less than $1 million on the Year 2000-related remediation of its sytems.


     The Year 2000 issue includes many risks including the possibility that DLJdirect's computer and non-information technology systems will fail. DLJdirect cannot ensure that the schedule for compliance


                                     III-11
outlined above will be met or that the systems of other companies on which DLJdirect depends will be converted in a timely manner. Due to this uncertainty, DLJdirect is unable to determine whether the Year 2000 will have a material impact on DLJdirect's business, results of operations or financial condition.


     DLJdirect's worst case Year 2000 scenarios would involve the loss of all critical functions, their back-ups and alternate service and product choices coupled with loss of access to all physical locations. This scenario would include, but not be limited to, the total loss of utilities in all three of DLJdirect's physical facilities, its clearing services, the exchanges and Depository Trust Company, and the failure of all telephone, data, and Internet connections. DLJdirect, however, continues to regard this scenario as being highly unlikely. DLJdirect is requiring key employees to be on site before, during and after December 31, 1999. DLJdirect has a written contingency plan that addresses a significant portion of the above referenced scenarios.


     PricewaterhouseCoopers was retained as an independent consultant to update DLJdirect's Year 2000 Contingency plan. DLJdirect is taking steps to implement PricewaterhouseCoopers' recommendations by December 31, 1999.



RECENT ACCOUNTING DEVELOPMENTS



     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires all derivatives to be recognized in the statement of financial condition at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and should be applied prospectively. The adoption of the statement is not expected to have a material adverse effect on DLJdirect's combined financial statements.



                                     III-12

                             BUSINESS OF DLJDIRECT


OVERVIEW


     DLJdirect is a leading provider of online discount brokerage and related investment services, offering customers automated securities order placement and information and research capabilities through the Internet and online service providers. DLJdirect's broad range of investment services is targeted at self-directed, sophisticated online investors, who on average have higher account balances than other online investors.


     DLJdirect was one of the pioneers of online investing. DLJdirect started in the online brokerage business in September 1988 under the name PC Financial Network. In September 1997, PC Financial Network changed its name to DLJdirect and relaunched its Internet site as DLJdirect
(www. DLJdirect.com). In its 10-year history, DLJdirect has frequently been recognized as a high-quality provider of online brokerage services. Recent industry awards include the following:


     o Barron's 1999 Annual Survey of Online Brokers -- DLJdirect is rated the number one online broker, based on criteria including trade execution, reliability and range of services


     o Gomez Advisors, Inc. -- DLJdirect was rated the number one overall Internet broker for five of the last seven quarters, including the most recent quarter


     o TheStreet.com -- DLJdirect was selected the number one online broker for reliability and ease of use in TheStreet.com's November 1998 reader survey


     DLJdirect's investment services and products include:


     o online order entry for stocks, options, mutual funds and U.S. Treasury securities



     o access to selected DLJ-managed initial public offerings and other public equity offerings



     o    company and industry research from DLJ


     o DLJdirect MarketSpeed (Trade Mark) , its proprietary software with enhanced graphics and greater ease of use permitting DLJdirect's customers to access DLJdirect's online services an average of five times faster than other major Internet brokers


     o stock and mutual fund evaluation tools, including its proprietary StockScan (Trade Mark) for screening over 9,500 public companies and its proprietary FundScan (Trade Mark) for analyzing over 7,000 mutual funds


     o research and analysis from independent research organizations, including Standard & Poor's, Zacks Investment Research Incorporated and Thomson Investors Network


     o    daily market commentary from TheStreet.com and Briefing.com


     DLJdirect has experienced rapid growth in recent years:


     o revenues increased 75.4% from $67.2 million in 1997 to $117.9 million in 1998 and were $47.2 million during the first quarter of 1999


     o the average number of trades executed each day increased 86.9% from 6,100 in 1997 to 11,400 in 1998 and was 20,200 during the first quarter of 1999


     o customer assets increased 93.5% from $4.6 billion in 1997 to $8.9 billion in 1998 and were $11.2 billion at March 31, 1999



     The key elements of DLJdirect's strategy are as follows:

   INCREASE PENETRATION OF DLJDIRECT'S TARGETED CUSTOMER BASE -- DLJdirect focuses on self-directed, sophisticated online investors, who on average maintain higher account balances than other online investors. DLJdirect believes it can continue to attract targeted customers by:



                                     III-13

     o    building on the reputation of DLJ as a leading Wall Street firm,

     o    providing a wider range of DLJ financial products and services and

     o    maintaining high-quality investor service.


   BUILD AND ENHANCE DLJDIRECT BRAND -- DLJdirect intends to increase the awareness of the DLJdirect brand. As part of this strategy, DLJdirect plans to increase significantly the amount it spends on marketing, from $25 million in 1998 to $65 million in 1999.

   MAINTAIN LEADING TECHNOLOGY -- DLJdirect intends to upgrade its technology continually to increase capacity, provide greater functionality and ease of use and offer additional services.

   CONTINUE TO BROADEN PRODUCT OFFERINGS -- While DLJdirect's primary products and services will continue to be equity securities and mutual funds, DLJdirect intends to broaden its offerings continually with additional products and services offered by DLJ and its affiliated companies, including AXA S.A., The Equitable Companies Incorporated, Alliance Capital Management, L.P., DLJ Asset Management Group and The Sprout Group, as well as unaffiliated financial services providers. DLJdirect also intends to expand its relationships with online service and content providers to offer additional products, including insurance, credit and mortgage products.

   EXPAND ROLE AS AN INTERNET-BASED DISTRIBUTOR OF UNDERWRITTEN SECURITIES -- DLJdirect intends to increase its access to public offerings and use its distribution capability by becoming an underwriter and manager of securities offerings, including offerings that may not include DLJ.

   EXPAND GLOBALLY -- DLJdirect intends to enter international markets selectively, either directly or through alliances or joint ventures with local partners. DLJdirect entered into a 10-year joint venture agreement with Sumitomo Bank, the second largest bank in Japan, and expects to commence operations in the UK during the second quarter of 1999. DLJdirect's focus will be on large developed markets that permit it to continue to capitalize on its relationship with DLJ, AXA and Equitable.


     As used in this prospectus, the term "DLJdirect" does not represent a separately incorporated entity but rather means those businesses, assets and liabilities intended to represent Donaldson, Lufkin & Jenrette, Inc.'s online discount brokerage and related investment services businesses.


INDUSTRY OVERVIEW


     According to International Data Corporation, the total number of online brokerage accounts has grown from a small number at the end of 1994 to 1.6 million at the end of 1996 and 3.7 million at the end of 1997. International Data Corporation estimates that there were more than 6.4 million online accounts at the end of 1998, representing $324.0 billion in assets and over 300,000 trades per day.


     DLJdirect believes that the online brokerage industry is experiencing rapid growth largely as a result of:

     o the growing consumer acceptance of the Internet as a convenient, secure and reliable method of conducting retail financial transactions;

     o an increasing desire on the part of investors to take greater personal control of their financial future;

     o    the lowering of commission prices for online brokerage transactions;

     o an increasing amount of high-quality investment research and information available on the Internet to assist investors in making their trading decisions;

     o the extensive media attention focused on the online brokerage industry;

     o increasing interest by retail investors in purchasing individual stocks; and

     o    a favorable investing environment.

                                     III-14

SERVICES AND PRODUCTS

     DLJdirect's existing services and product offerings are described below:


     Stock, Options, Mutual Fund and Fixed Income Trading


     Customers can directly place orders to buy and sell Nasdaq and exchange-listed securities, as well as equity and index options, mutual funds and fixed income securities, through DLJdirect's automated order processing system. System intelligence automatically checks the parameters of an order, together with the customer's available cash balance and positions held, prior to executing an order. All transaction and portfolio records are updated to reflect trading activity. Buy and sell orders placed when the markets are closed are automatically submitted prior to the next day's market opening.


     To date, DLJdirect has the only online account application submission and approval process in the industry. After an online credit check, credit-approved customers may buy securities of up to $15,000 in value without first depositing any money into their accounts. In all instances, however, customers are required to pay for purchases or post margin as required by Regulation T and the rules of the NYSE.

     Orders to trade Nasdaq and exchange-listed securities constituted 89.1% of DLJdirect's total customer orders in 1998 and 91.5% of DLJdirect's total customer orders in the first quarter of 1999. DLJdirect supports a range of order types, including market orders, limit orders (good-till-canceled or day), stop orders and short sales. Customers placing orders can use DLJdirect's equity research tool, StockScan (Trade Mark) , to search, screen and profile over 9,500 stocks from approximately 100 different industries online. Customers can customize screening criteria and identify investment opportunities. DLJdirect also offers an investment tool which suggests an asset allocation between different types of equity and fixed income investments based on the customer's investment objectives, risk tolerance, investment time-frame, and income requirements.

     Customer orders to buy and sell options constituted 9.5% of DLJdirect's total customer orders in 1998 and 7.3% of DLJdirect's total customer orders in the first quarter of 1999. DLJdirect typically does not offer option trading involving the writing of uncovered puts or calls or the establishment of option spreads or straddles to the majority of its customer base. DLJdirect does maintain a few accounts that have been approved for this type of trading after taking into consideration the high equity level within the accounts as well as the customers' trading experience and investment objectives.

     Customer orders to buy and sell mutual funds comprised 1.3% of DLJdirect's total customer orders in 1998 and 1.2% of DLJdirect's total customer orders in the first quarter of 1999. Customers can use DLJdirect's mutual fund research tool, FundScan (Trade Mark) , to search, screen and profile over 7,000 mutual funds, over 850 of which are available without transaction fees. As with StockScan (Trade Mark) , customers can customize screening criteria and identify investment opportunities.


     DLJdirect offers its customers the opportunity to buy and sell fixed income investment products including government, municipal and corporate bonds, commercial paper, unit investment trusts, certificates of deposit and collateralized mortgage obligations. Some bond trades may be placed directly via computer, but other fixed income transactions may only be effected by speaking with an investor service representative. Fixed income transactions currently comprise less than 1% of all of DLJdirect's trade executions.


     Market Data and Financial Information

     During trading hours, DLJdirect continuously receives a direct feed of detailed quote data, market information and news. Customers can create personalized lists of stocks, options and mutual funds for quick access to current pricing information. DLJdirect provides its customers free real-time quotes, including stocks, options, major market indices, most active issues, and largest gainers and losers for the major exchanges. DLJdirect also offers customers subscription access to real-time streaming quotes which allow them to monitor stock prices as they fluctuate -- without having to reenter a stock symbol or refresh the screen. Customers can also stay informed at a glance using their own personal scrolling stock ticker. In addition, customers can monitor stocks they own and stocks in their model portfolios as well as display



                                     III-15
news headlines from a variety of sources. Customers are alerted when there is current news on an identified stock or when a stock has reached a pre-selected price threshold. Through its alliances, DLJdirect also provides immediate access to breaking news, charts, market commentary and analysis and company financial information. DLJdirect's Web site provides links to other business and financial Web sites, including access to SEC filings of public companies.


     DLJ provides DLJdirect with a select portion of DLJ's research products for distribution to all accounts for a 60-day trial period and thereafter to customers who qualify by maintaining at least $100,000 in aggregate assets in their DLJdirect accounts. DLJ provides company and industry reports, economic, global and market-related research as well as DLJ's select list of recommended securities. DLJdirect has entered into an agreement with DLJ for continued access to its research products. See "Certain Relationships".


     Portfolio Tracking and Records Management


     Customers have online access to a listing of all their portfolio assets held in their DLJdirect accounts. Customers using MarketSpeed (Trade Mark) may receive a real-time listing of all their portfolio assets, including current price and current market value. Detailed account balance and transaction information includes cash and money fund balances, buying power, net market value, dividends received, interest earned, deposits and withdrawals. Customers can also create "model" portfolios to include most financial instruments a customer is interested in tracking. These model portfolios can include stocks, options, and most mutual funds. Customers also receive quarterly account and annual tax statements and active customers receive monthly account statements summarizing account activity, including asset valuation, transaction history, interest income and distribution summary. DLJdirect's "Select Client Group" customers (customers who meet minimum balance criteria) receive enhanced statements including realized and unrealized gains on their investments. DLJdirect's systems support the Open Financial Exchange (OFX) standard so that customers may download their online account information into personal financial software programs such as Intuit's Quicken 98 and 99, Microsoft's MSN MoneyCentral Investor Portfolio, and Microsoft's Money 99.



     Participation in Public Offerings

     Customers maintaining accounts with aggregate assets of at least $100,000 have been eligible to gain access to IPOs managed by Donaldson, Lufkin & Jenrette Securities Corporation since June 1997. Through April 20, 1999, DLJdirect has participated in 38 DLJ-managed IPOs and two DLJ-managed additional equity offerings. Prior to 1999, DLJdirect received a nominal fee for distribution of IPO products but is now compensated as a regular member of the selling group. DLJdirect intends to increase its staff and enhance its capabilities in this area in response to increasing demand from retail customers and from companies seeking electronic distribution of shares in their own initial public offering.

     DLJdirect is also looking to participate in selling groups or offerings that may not be managed by DLJ. In addition, in April 1999, DLJdirect obtained the necessary regulatory approvals to act as an underwriter of securities offerings. DLJdirect may also consider in the future acting as an underwriter for a broader array of securities offerings, including secondary equity offerings, preferred stock offerings, and investment grade and high yield bond offerings. DLJdirect intends to rely in large part upon DLJ investment banking professionals in developing its underwriting capacity. DLJdirect believes that relying upon DLJ as opposed to hiring and developing a complete investment banking group internally will minimize costs, unless and until underwriting volumes justify development of complete internal capacity. See "Certain Relationships".


     Cash Management Services


     DLJdirect offers several cash management options. Customers may participate in an asset management account, AssetMasterSM, combining their brokerage account with free check writing and access to a Gold MasterCard debit card. DLJdirect also provides free check writing drawn against money market funds, cash or margin balances. Funds in the AssetMasterSM and brokerage checking accounts can be


                                     III-16
invested in one of 11 money market funds managed by Alliance Capital Management, L.P. Customers may also earn interest on uninvested funds by investing in a money market fund or participating in a credit interest program.




     Mortgage Center


     DLJdirect provides access to mortgage services for its customers through an agreement with E-LOAN, Inc., an online mortgage broker. Users can take advantage of efficient, easy-to-use tools to search for mortgage loan rates, obtain customized quotes, compare loans and apply for a mortgage online. The service operates through hyperlinks to the E-LOAN Web site.



     Access and Delivery of Services


     DLJdirect's services are widely accessible through multiple channels.


                                [Insert graphic]


     Personal Computer. Customers using personal computers can access DLJdirect services and products through the Internet, online service providers, such as America Online and Prodigy, or DLJdirect's proprietary Windows-based investing software, DLJdirect MarketSpeed (Trade Mark) . The DLJdirect Web site combines easy-to-use graphics with the trading capabilities, investing tools and resources that sophisticated investors demand.

     DLJdirect created its proprietary Windows-based investing software, DLJdirect MarketSpeed (Trade Mark) , in order to enhance its customers' experience with its Internet-based service. The software caches formatted data, thus eliminating the need for constant Web page reloads, making DLJdirect MarketSpeed (Trade Mark) an average of five times faster than other major Web brokerage sites, according to Corporate Insight, Inc., an independent online market research firm. Designed to be user-friendly, the software may be used with real-time streaming quotes and market data by customers who qualify for them by filling out an online application and agreeing to pay the exchange fees for these quotes. The product enables DLJdirect's customers to use a variety of customizable features and tools with better graphics and greater ease of use.


     Touch-tone Telephone. TradeTalkSM, DLJdirect's touch-tone trading service, provides customers with a convenient way to access quotes, place orders and access portfolio information over toll-free lines from any touch-tone telephone, 24 hours a day, 7 days a week.

     Investor Services Telephone. DLJdirect's trading and investor service centers may also be accessed 24 hours a day, 7 days a week, via a toll-free telephone line staffed by licensed investor services representatives who will take orders for securities transactions, and provide securities quotes, account and portfolio information, customer service and technical support.

     All orders placed via computer or interactive voice response are automatically passed through system intelligence. This intelligence screens the parameters of the order to ensure that DLJdirect can accept the order and route it to the appropriate exchange or third party market maker.


TECHNOLOGY

     DLJdirect maintains proprietary technology that automates traditionally labor-intensive transactions. Because it was custom-tailored for electronic marketplace use, the DLJdirect system provides customers with efficient service and has the added advantage of being scalable and adaptable as usage increases and service offerings are expanded.


     DLJdirect also designs systems and software on a fee basis for DLJ and its affiliates and, through them, for their customers. In addition, DLJdirect has designed and developed Web sites for a number of leading financial institutions. The technology group had 128 associates at March 31, 1999 who are experienced in building easy-to-use, high performance, scalable systems and have skills in a number of systems and programming technologies, including IBM mainframe, Unix, Oracle, NT, C++, Java, and HTML. DLJdirect believes that there is significant potential to exploit the technology developed by this group commercially both through product sales and advisory services.



                                     III-17

     DLJdirect has built proprietary financial services engines that can interface with many technologies within a variety of delivery platforms such as AOL, Prodigy, PDAs (personal digital assistants, or palm top devices), screen phones, and touch-tone telephones. DLJdirect has also used these engines to provide services and build products for DLJ, AXA and Equitable and other financial institutions such as registered investment advisors and full-service brokers. The infrastructure and the software components to support DLJdirect have been applied in other contexts to minimize the technological costs to DLJdirect.


     The DLJdirect System


     The primary components of DLJdirect include presentation layers, middleware, application servers, system monitors, a compliance rules engine and a customer server workstation.

     Presentation Layer. The presentation layer provides DLJdirect with the ability to offer its services on many platforms without the need to modify the rest of its applications for each platform. Products using the presentation layer include its Web site, DLJdirect MarketSpeed (Trade Mark) , FundScan (Trade Mark) , StockScan (Trade Mark) and TradeTalkSM.

     Middleware. DLJdirect's middleware connects all of the different components of the environment and establishes language among the different components. DLJdirect's proprietary technology allows these components to function in different languages, hardware platforms and protocols. By load balancing among different instances of the same component providing a specific service, DLJdirect's middleware allows more reliability and makes the systems environment more scalable. This technology also makes it easier for DLJdirect to add capacity and maintain servers.

     Application Servers. These servers provide DLJdirect's various services and are optimized for each specific service. They can be configured in the same machine, across multiple machines, or machines in multiple locations.

     System Monitor. The system monitor is an expert system that monitors all the different components every few minutes to make sure all are working correctly. If it finds a problem, it can alert the appropriate DLJdirect personnel and can, if possible, take actions to rectify the problem automatically.

     Compliance Rules Engine. The rules engine makes it possible to route orders to the exchanges and market makers, and to approve accounts online automatically without manual intervention.

     Investor Service Workstation. The investor service workstation platform provides the ability to process exceptions and answer e-mail effectively and provides integrated access to information about customers and market data.

     DLJdirect is making significant investments in systems technology and has established technology centers in Jersey City, New Jersey, and, through its relationship with an affiliate, in Florham Park, New Jersey. DLJdirect also maintains three investor service centers in Jersey City and Parsippany, New Jersey, and Charlotte, North Carolina. These facilities support systems, network services, trading, investor services and backup capabilities between the multiple locations. DLJdirect is currently implementing fully redundant technology centers which are expected to be operational in the third quarter of 1999. To provide for system continuity during potential outages, DLJdirect also has equipped its computer facilities with uninterruptible power supply units, as well as back-up generators.


     A significant risk to online commerce and communication is the insecure transmission of confidential information over public networks. DLJdirect relies on encryption and authentication technology, including public key cryptography technology licensed from RSA Data Security and Netscape Communications Corporation, to provide the security and authentication necessary to effect secure transmission of confidential information. Features ranging from firewalls to routers and servers are used in many layers to prevent unauthorized access. See "Risk Factors -- DLJdirect's networks may be vulnerable to security risks".


MARKETING

     DLJdirect's marketing strategy is based on an integrated marketing model which employs a mix of communications media. The goals of DLJdirect's marketing programs are to increase its brand name


                                     III-18
recognition, attract new customers, increase the retention and value of existing customers, and activate currently inactive accounts. In particular, its brand strategy strives to communicate a consistent message to consumers through multiple marketing venues. DLJdirect pursues its marketing goals through advertising, marketing on its own and other Web sites, direct one-on-one marketing, public relations, and co-marketing programs.

     DLJdirect targets its services at the self-directed, sophisticated investor who currently has an account with a full-service broker. The DLJdirect target investor generally has online access either at home or at the workplace and tends to track portfolio performances online. DLJdirect believes that its targeted investors value the types of services and benefits that DLJdirect has to offer, such as access to DLJ research reports and DLJ-managed public offerings.



     Advertising


     DLJdirect's advertising focuses on building awareness of the DLJdirect brand, products and services and positions DLJdirect as a better way of executing securities transactions, accessin financial and market data, and managing portfolios for the individual investor. Print advertisements are placed in a broad range of business, technology and financial publications, including Barron's, Forbes, Forbes ASAP, Investor's Business Daily, Money, Smart Money, The Wall Street Journal and Fortune. DLJdirect also advertises regularly on national cable and television networks such as CNBC, CNN Headline News, CNNfn and on national radio networks including National Public Radio. DLJdirect also advertises online on the America Online service and on sites such as MSN.com, CBS.MarketWatch.com and TheStreet.com. Through the DLJdirect Web site, prospective customers can get detailed information on DLJdirect's services, use an interactive demonstration system, request additional information and complete an account application online.


STRATEGIC RELATIONSHIPS

     DLJdirect pursues strategic relationships to increase its access to online consumers, build brand name recognition and expand the products and services DLJdirect can provide to its online investors.


 CORE BUSINESS EXPANSION

     DLJdirect has secured or is actively pursuing alliances with (1) Internet access and service providers, (2) Internet content providers, (3) providers of online banking services, and (4) electronic commerce companies. These alliances are intended to increase DLJdirect's core customer base, transaction volume and operational efficiency and to enhance further its brand name recognition. While a majority of DLJdirect's customers access its services directly through the Internet, direct modem access or touch-tone telephone, many use online service providers, such as America Online and Prodigy. Strategic relationships with service providers allow DLJdirect to access a greater number of potential customers and allow the online service providers to offer their subscribers a broader range of service options. DLJdirect's partnerships with leading content providers fulfill customers' information needs and help drive transaction volume.


 NEW ACCOUNT DEVELOPMENT AND DISTRIBUTION

     DLJdirect has developed alliances with key online services and popular Web sites to increase account development and expand distribution. These include proprietary online services, Internet service providers, search engines and financial content providers. They attract significant numbers of users, and DLJdirect's relationships provide access to expanded market opportunities. Set forth below are descriptions of several of DLJdirect's key alliances:

     America Online. In 1995, DLJdirect entered into a business relationship with America Online ("AOL"), a provider of Internet access and content that allows access to DLJdirect's Web site from the AOL Personal Finance channel. DLJdirect is one of four exclusive brokerage sponsors of that channel and the only online brokerage firm to build a customized platform within AOL's proprietary Remote Managed Gateway technology. The agreement with AOL provides for extensive marketing and promotional programs across AOL properties.


                                     III-19

     Prodigy. DLJdirect has had a business relationship with Prodigy Communications, Inc., a provider of Internet access and content, since 1988. Currently, DLJdirect maintains a presence on the Prodigy Classic service, acting as an information and transaction provider. DLJdirect advertises on Prodigy Internet, including a position on its home page, to market its financial services to Prodigy's approximately 500,000 users. DLJdirect's Prodigy Classic service will terminate in the third quarter of 1999 and DLJdirect intends to encourage customers to adopt other means of access.

     MSN.com. DLJdirect has developed a number of key relationships with Microsoft Corporation that are designed to promote DLJdirect's online investing services on the Microsoft Network. In January 1999, DLJdirect entered into a one-year advertising agreement, pursuant to which MSN.com provides for advertising of DLJdirect's brokerage services on the MSN Web site and for a direct link to DLJdirect's Web site. DLJdirect is one of three exclusive broker participants in the "MSN Broker Package."

     TheStreet.com. In 1997, DLJdirect entered into an agreement with TheStreet.com, an Internet site which provides financial news and commentary. Pursuant to the agreement, DLJdirect displays TheStreet.com's market report titles on its Internet sites, AOL site, and MarketSpeed (Trade Mark) software, through which DLJdirect users can link directly to The Street.com's Web site containing the full text of market reports. In return, TheStreet.com offers DLJdirect's account holders discounted subscriptions for its Internet services.



     MarketWatch.com. DLJdirect has entered into an agreement with MarketWatch.com, Inc., a leading Web-based provider of real-time business news, financial programming and financial analysis tools. The agreement provides for a direct link to DLJdirect's Web site from MarketWatch.com, Inc. and advertising on both MarketWatch.com, Inc. and the CBS television network.



 CONTENT

     Content such as news, quotes, charts and fundamental data helps provide investors with the information necessary to make investment decisions. DLJdirect believes that these information services fulfill customers' information needs, facilitate new ideas and increase transaction volume.

     Bridge Information Systems America. Bridge Information Systems America, Inc. (formerly Telesphere Corporation) provides DLJdirect with delayed and real-time quotes on U.S. securities.

     Business Wire. Business Wire provides DLJdirect with company press releases for use on its Web site.

     Charter Media/Briefing.Com. Charter Media/Briefing.Com provides DLJdirect with daily financial data, reports, and services which support its online market commentary and stock analysis areas.

     ILX Systems. Through one of its affiliates, DLJdirect has a relationship with ILX Systems, Inc. to provide real-time quotes on U. S. securities.

     Iverson Financial Systems. Iverson Financial Systems Inc. provides DLJdirect with securities data that support its online historical indices and historical charts areas.

     Lipper. Lipper Inc. provides DLJdirect with quarterly and monthly mutual fund data.

     PR Newswire. PR Newswire Association, Inc. provides DLJdirect with company press releases for use on its Web site.

     Reuters NewMedia. DLJdirect has an agreement with Reuters NewMedia, Inc. to provide Reuters news on DLJdirect's Web site.

     Standard & Poor's. Standard & Poor's provides DLJdirect with securities data and reports.

     Thomson Investors Network. Thomson Investors Network provides DLJdirect with securities data regarding insider/institutional holdings and insider trading along with financial commentary and analysis.

     Zacks Investment Research. Zacks Investment Research Incorporated provides DLJdirect with securities research data.


                                     III-20

 INTERNATIONAL

     DLJdirect intends to enter international markets selectively, either directly or through alliances or joint ventures with local partners. DLJdirect's focus will be on large developed markets that permit it to capitalize on its relationship with DLJ and AXA.


     DLJdirect Japan. In March 1999, DLJdirect entered into a 10-year joint venture agreement with Sumitomo Bank, the second largest bank in Japan. Pursuant to the agreement, a Japanese corporation ("DLJdirect SFG Securities Inc.") was formed, and it commenced operations as of April 1, 1999. DLJdirect has a 50% interest in the joint venture and in DLJdirect Japan.


     Through DLJdirect Japan, DLJdirect intends to offer online discount brokerage, including securities trading, investment trusts and money market funds to Japanese investors. DLJdirect Japan is initially expected to provide investors with the ability to invest in Japanese securities. However, over the longer term DLJdirect expects to offer Japanese investors access to U.S. securities, including investment products offered by DLJ and its affiliates. DLJdirect Japan initially will be capitalized with an aggregate of approximately -3 billion (estimated to be $25 million at March 12, 1999) from the member companies.


     DLJdirect UK. DLJdirect expects that its online UK discount brokerage service ("DLJdirect UK") will begin operations in the second quarter of 1999. DLJdirect UK has contracted with an affiliate, Pershing Securities Limited, for execution and clearing services. DLJdirect UK intends initially to provide investors with the ability to invest in UK equities. Additional UK financial products are expected to be added later. Over the longer term, DLJdirect UK intends to offer UK investors access to U.S. and continental European securities as well, including investment products offered by DLJ and its affiliates.


     Other. Outside of the UK and Japan, DLJdirect is exploring alliance and joint venture opportunities in a number of key international markets, including Australia, Belgium, Canada, France, Germany, Hong Kong, Israel, Italy, Korea, South Africa and Taiwan.


CUSTOMER SERVICE

     DLJdirect believes that providing excellent service to its customers is crucial to its success. DLJdirect believes that it has achieved an excellent record of effective investor service. DLJdirect's investor service team helps investors access its service online, handles product and service inquiries, and deals with all brokerage and technical questions. Investor service representatives assist investors in placing trades both online and by telephone. At any time of the day or night, investors may access their accounts and make investment decisions even when they are away from their PCs.


     DLJdirect is highly dependent on Internet-based technologies and services, and DLJdirect has from time to time experienced significant interruptions in these technologies and services which have adversely affected overall investor service. The extremely high trading volumes of 1998 and to date in 1999 continue to challenge DLJdirect's investor service capacity. DLJdirect has on occasion fallen short of its target response time for investor service calls and e-mails, especially during peak trading hours. See "Risk Factors -- System limitations and failures could harm DLJdirect's business".


     Telephone and E-mail Support and Technology

     Telephone support is available 24 hours a day, 7 days a week, and currently there are no additional fees charged to investors for this service. DLJdirect maintains toll-free 800 numbers, and callers may request to speak with investor service representatives on either a trading team or an investor service team, or choose to use DLJdirect's proprietary interactive voice response system, TradeTalkSM. DLJdirect's trained investor service representatives are based in three state-of-the art investor service centers in Jersey City and Parsippany, New Jersey, and Charlotte, North Carolina. The geographic distribution of the investor service centers helps to minimize the risk that telecommunications or other technology failures, or weather-related or other natural or man-made disasters will interfere with the investor's rapid access to an investor service representative. At April 1, 1999, 288 representatives made up DLJdirect's investor service team, and DLJdirect plans to expand this number to 800 by the end of 1999.



                                     III-21

     The telephone systems in all three investor service centers are state-of-the-art and designed along "open architecture" lines that permit continual upgrades of both hardware and software with a minimum of disruption and expense. New releases of both programs and equipment are integrated into the investor service line only after adequate testing and training to insure continuity of operations. DLJdirect's TradeTalkSM currently handles approximately 50% of incoming calls and thus greatly reduces the volume of calls which must be handled by representatives. This in turn reduces wait times during high volume trading hours and helps to reduce overall investor service costs. Investors can get their account balances, check on order status, get delayed securities quotes, and place trades through this automated system.


     Among the advanced features of DLJdirect's Automated Call Distribution system is skill-based routing, which allows investors to follow telephone prompts which then route their calls to the investor service team which specializes in the appropriate area. The quality of service is thus improved, as the investor is more likely to receive help from a representative who has the particular expertise required to handle each individual call. The ACD system also automatically produces routing and management reports that aid supervisors in optimizing the efficiency of their manpower allocations.

     Electronic mail is the other principal method of providing investor support. All investor service representatives are trained to respond to investor requests using both pre-composed and original e-mails. Further, DLJdirect has installed an enhanced state-of-the-art automated e-mail response system, to be fully operational by May 1999, which will save on personnel costs and improve response times. The enhanced system will respond to many types of customer investor e-mails with a high degree of accuracy and appropriateness. As an important safeguard, all e-mail responses, whether generated by the automated system or an investor service representative, will be reviewed by an investor service manager, as is done under DLJdirect's current, non-automated e-mail protocols. By the end of 1999, DLJdirect expects that the enhanced automated system will respond to all e-mails routed through it promptly but in any event within 12 hours, and that a significant percentage of all customer e-mails will be handled entirely by the automated system.

     Personnel and Training


     DLJdirect believes that a key component of an efficient and motivated investor service team is its training. It is committed to providing the best available training to its investor service representatives in an ongoing program that focuses on career development and therefore aids in the retention of skilled and motivated personnel.


     New investor service employees take a 3-month initial course that trains them in DLJdirect's products, services, and policies. All investor service representatives are required to be appropriately licensed or to enter DLJdirect-sponsored training to receive that license. Both the team members and their supervisors receive continuing training to enable them to become qualified in specialized areas, such as Select Client Services, Customer Retention and IRA accounts. In 1998, DLJdirect implemented a mandatory training program for all investor service representatives, under which DLJdirect staff must attend a minimum of 20 hours of DLJdirect-sponsored training programs per year in customer service, securities, and technology subjects.


     Investor service managers silently monitor investor service calls and remotely monitor investor service e-mails as a means of improving training and customer satisfaction. All investor service representatives undergo both monthly and annual performance reviews which gauge their knowledge of DLJdirect's products and services, their level of teamwork, their work ethic and personal objectives, and above all their ability to deliver customer satisfaction. DLJdirect pays performance-based bonuses that reflect training evaluations and performance reviews.


     DLJdirect has experienced periods of staffing shortages in various areas within its investor service team, along with substandard performance on the part of individual investor service representatives. Given the current extremely high levels of competition to hire competent personnel within the U.S. brokerage, online, and financial services industry sectors, absent a strong and sustained effort on DLJdirect's part to identify, hire, train, and retain the best available people for its investor service operations, there exists substantial risk to DLJdirect's ability to maintain and increase its overall business. See "Risk Factors -- DLJdirect depends on key personnel".



                                     III-22

OPERATIONS



     Clearing


     DLJdirect is an introducing broker-dealer, clearing through the Pershing Division of DLJ on a fully disclosed basis. Pershing and its affiliates provide execution and clearance services for equities, options, corporate bonds, municipal bonds, treasury bonds, government agency bonds, precious metals, mortgage backed bonds, mutual funds and unit investment trusts. In addition, Pershing provides certain record keeping and operational services, including custody of securities and cash balances settlement of securities transactions and custody of securities and cash balances. Pershing receives and delivers cash and securities for accounts and records such receipts and deliveries according to information provided by DLJdirect. Pershing holds in custody securities and cash received for accounts, collects and disburses dividends and interest, and processes reorganization and voting instructions with respect to securities held in custody. Pershing is responsible for the custody of the funds and securities only after Pershing obtains physical possession or control thereof. Pershing also prepares and transmits to customers confirmations of trades and periodic account statements summarizing transactions processed for accounts.


     The services provided by Pershing are governed by a clearing agreement dated as of September 24, 1997, as amended. DLJdirect has general responsibility for servicing and supervising securities accounts through its own personnel in accordance with its own policies and applicable laws and regulations. DLJdirect is also responsible for approving the opening of customer accounts and obtaining necessary account documentation. DLJdirect is in general responsible for the ongoing relationship that it has with customers. The clearing agreement also provides for the payment of a license fee. The trademark license fee included in the clearing fee does not include the use of certain trademarks in certain foreign jurisdictions, the use of which will be negotiated on a case by case basis. See "-- Certain Relationships -- Other Transactions with DLJ".


     Margin Lending


     At the request of DLJdirect, Pershing makes loans to customers collateralized by customer securities. Pershing extends credit for the margin accounts of DLJdirect, and notifies DLJdirect of initial and maintenance margin calls. If DLJdirect opens a margin account for a customer, Pershing will loan money for the purpose of purchasing or holding securities subject to the terms of Pershing's Margin Agreement and Pershing's margin policies and applicable margin regulations. DLJdirect is responsible for obtaining the initial margin as required by Regulation T. Thereafter, Pershing will calculate the amount of maintenance margin required. Pershing advises the customer of those requirements, usually through DLJdirect, and calculates the interest charged on the debit balance, if any. Pershing charges customer accounts the margin interest and repays DLJdirect a portion of the interest collected. DLJdirect receives from Pershing a portion of the financial benefits arising from free credit balances in customer accounts.

     In permitting customers to purchase securities on margin, DLJdirect takes the risk of a market decline that could reduce the value of the collateral held to below the customers' indebtedness before the collateral can be sold, which could result in losses to DLJdirect. In the event of a decline in the market value of the securities in a margin account, the customer is required to deposit additional securities or cash in the account so that at all times the customer's equity in the account is at least 25% of the value of the securities in the account. DLJdirect may impose initial and maintenance margin requirements for specific securities.


SECURITIES LENDING AND BORROWING

     In connection with the margin and short account activities of customers of DLJdirect, Pershing borrows securities both to cover short sales and to complete customer transactions in the event a customer fails to deliver securities by the required settlement date. Pershing collateralizes these borrowings by depositing cash or securities with the lender and receives a rebate calculated to yield a negotiated rate of return. When lending securities, Pershing receives cash or securities and generally pays a rebate to the other party in the transaction at a rate calculated to yield a negotiated return. Securities lending and


                                     III-23
borrowing transactions are executed pursuant to written agreements with counterparties that require that the securities borrowed be "marked-to-market" on a daily basis and that excess collateral be refunded or that additional collateral be furnished in the event of changes in the market value of the securities. The securities usually are "marked-to-market" on a daily basis through the facilities of the various national clearing organizations. Pershing pays DLJdirect a portion of the rebate interest or fees earned in these activities relating to customers of DLJdirect.



RELATIONSHIP WITH DLJ

     DLJdirect will be operated as a separate company from DLJ. However, as a result of DLJdirect's extensive business relationships with DLJ, conflicts of interest are likely to develop between DLJdirect and DLJ or its affiliates. Although DLJdirect has its own management team, the senior officers of DLJdirect ultimately report to the management of DLJ. In addition, the board of directors of Donaldson, Lufkin & Jenrette, Inc. will in general make operational and financial decisions and implement policies that affect the business of both DLJ and DLJdirect. In some cases these decisions may favor DLJ to the detriment of DLJdirect. The board of directors of Donaldson, Lufkin & Jenrette, Inc. is primarily composed of directors and/or executive officers of DLJ and its affiliates and does not include any members of the management of DLJdirect.

     The board of directors of DLJ has adopted certain cash management and allocations policies with respect to intercompany transfers and other allocations between DLJ and DLJdirect. DLJdirect will in general remit its cash receipts to DLJ, and DLJ will in general fund DLJdirect's cash disbursements on a daily basis. See "Certain Cash Management and Allocation Policies."

     Prior to the consummation of this offering, DLJ intends to reconstitute the board of directors of DLJdirect Holdings Inc. ("Holdings"), the corporate entity that currently owns a substantial majority of the assets of DLJdirect, to include two outisde directors. DLJ's current intent is to submit all significant transactions, including significant "intercompany" transactions between DLJ and DLJdirect, for approval by the board of directors of Holdings. The decisions of the board of both DLJ and Holdings would be subject to the board of directors general fiduciary duty. However, there can be no assurance that transactions between DLJdirect and DLJ could not be effected on more favorable terms with unaffiliated, third parties.



COMPETITION


     The market for online investing services, particularly over the Internet, is new, rapidly evolving and intensely competitive, and DLJdirect expects competition to continue to intensify in the future. DLJdirect encounters direct competition from discount brokerage firms providing either touch-tone telephone or online investing services, or both. These competitors include Ameritrade, Inc.; Charles Schwab & Co., Inc.; Datek Online; Discover Brokerage Direct, Inc.; E*TRADE Securities, Inc.; Fidelity Brokerage Services, Inc.; Quick & Reilly, Inc.; and Waterhouse Securities, Inc. It also encounters competition from established full-commission brokerage firms, such as Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated, among others. In addition, DLJdirect competes with financial institutions, mutual fund sponsors and other organizations, some of which provide online investing services.


     DLJdirect believes that the principal competitive factors affecting the market for its transaction-enabling services are service, quality, cost, execution, delivery platform capabilities, ease of use, graphical user interface look and feel, depth and breadth of services and content, financial strength and innovation. Based on research conducted with both customer and non-customer focus groups and the level of activity DLJdirect continues to experience, DLJdirect believes that it presently competes favorably with respect to each of these factors.

     Some of DLJdirect's competitors have significantly greater financial, technical, marketing and other resources than DLJdirect thereby gaining market share to DLJdirect's detriment. Some current and potential competitors also have greater name recognition and more extensive customer bases. Additionally, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.


                                     III-24

     The general financial success of companies within the online securities industry over the past several years has strengthened existing competitors. Management believes that this success will continue to attract new competitors to the online securities industry such as banks, software development companies, insurance companies, providers of online financial and information services and others, as such companies expand their product lines. The current trend toward consolidation in the commercial banking industry could further increase competition in all aspects of DLJdirect's business. While it is not possible to predict the type and extent of competitive services that commercial banks and other financial institutions ultimately may offer or whether administrative or legislative barriers will be repealed or modified, firms such as DLJdirect may be adversely affected by competition or legislation. In addition, competition among financial services firms exists for experienced technical and other personnel.


     There can be no assurance that DLJdirect will be able to compete effectively with current or future competitors or that the competitive pressures faced by it will not have a material adverse effect on its business, financial condition and operating results. See "Risk Factors-- Substantial competition could reduce DLJdirect's market share and harm its financial performance".



INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS


     DLJdirect holds significant value in its proprietary products and services and its right to use certain marks. DLJdirect's proprietary products and services and the marks it has contracted to use include: DLJdirect (Trade
Mark) , FundCenter (Registered Trademark) , FundScan (Trade Mark) , MarketSpeed (Trade Mark) , StockScan (Trade Mark) , TradeTalkSM, TradeUpSM, and www.DLJdirect.com (Trade Mark) .

     DLJdirect's success and ability to compete are dependent to a significant degree on its proprietary technology. DLJdirect relies primarily on copyright, trade secret and trademark law to protect its technology. Effective trademark protection may not be available for its trademarks. DLJdirect does not own but licenses certain material marks from DLJ Long Term Investment Corporation which has obtained, or is seeking to obtain, registration protection for those marks in the United States. In addition, DLJ Long Term Investment Corporation is in the process of registering the DLJdirect mark in 35 countries worldwide. Its inability to protect DLJdirect's name adequately would have a material adverse effect on DLJdirect's business, financial condition and operating results. See "Risk Factors -- DLJdirect must protect its intellectual property rights".


     DLJdirect's proprietary software is protected both as a trade secret and as a copyrighted work. DLJdirect's policy is to enter into confidentiality and assignment agreements with its associates, consultants and vendors and generally to control access to, and distribution of, its software, documentation and other proprietary information. Notwithstanding the precautions taken by DLJdirect it may be possible for a third party to copy or otherwise obtain and use its software or other proprietary information without authorization or to develop similar software independently. The laws of other countries may afford DLJdirect little or no effective protection of its intellectual property. The inability of DLJdirect to protect its intellectual property rights could have a material adverse effect on its business, financial condition and operating results.

     DLJdirect may in the future receive notices of claims of infringement of other parties' proprietary rights. Any claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources or require DLJdirect to enter into additional royalty or licensing agreements. There can be no assurance that other licenses would be available on reasonable terms, if at all, and the assertion or prosecution of any claims could have a material adverse effect on DLJdirect's business, financial condition and operating results.


GOVERNMENT REGULATION; NET CAPITAL REQUIREMENTS



     Securities Industry


     The securities industry in the United States is subject to extensive regulation under both federal and state laws. The SEC is the federal agency responsible for the administration of the federal securities laws. DLJdirect Inc. is registered as a broker-dealer with the SEC. Much of the regulation of broker-dealers has


                                     III-25
been delegated to self-regulatory organizations ("SROs"), principally the NASD, which has been designated by the SEC as DLJdirect Inc.'s primary SRO. These self-regulatory organizations adopt rules, subject to approval by the SEC, that govern the industry and conduct periodic examinations of DLJdirect's operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. DLJdirect Inc. is registered as a broker-dealer in all 50 states, and the District of Columbia.

     Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure, record keeping and the conduct of directors, officers and employees. DLJdirect is required, directly or indirectly, to comply with many complex laws and rules, including rules relating to possession and control of customer funds and securities, margin lending and execution and settlement of transactions. Additional legislation, changes in rules promulgated by the SEC, the NASD, the Board of Governors of the Federal Reserve System, the various stock exchanges, and other self-regulatory organizations, or change in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker-dealers. The SEC, the NASD or other self-regulatory organizations and state securities commissions may conduct administrative proceedings, which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or any of its officers or employees. DLJdirect's ability to comply with all applicable laws and rules is dependent in large part upon the maintenance of a compliance system reasonably designed to ensure compliance. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and shareholders of broker-dealers. In addition, because the use of the Internet to provide online investing services is relatively new, regulatory standards are evolving. As a result, DLJdirect may, in the future, become subject to additional regulation in the United States and in international jurisdictions.

     DLJdirect and DLJ are members of Securities Investor Protection Corporation ("SIPC"), which provides, in the event of the liquidation of a member, protection for customers' assets held by the member of up to $500,000 for each customer account, subject to a limitation of $100,000 for claims for cash balances. In addition, Pershing has purchased and provides to customers of DLJdirect unlimited excess SIPC coverage for securities only so that the entire value of securities in each customer account is protected. This excess SIPC insurance is provided by Asset Guaranty Insurance Company of New York, New York.

     DLJdirect has initiated an aggressive marketing campaign designed to bring brand name recognition to DLJdirect. Its marketing activities are principally subject to regulation by the NASD. DLJdirect does not currently solicit orders from its customers or make investment recommendations, although it does make available DLJ and other third-party research and information services. However, if it were to engage in these activities, it would become subject to additional rules and regulations governing, among other things, the suitability of recommendations to customers and sales practices. Further, the NASD or state securities authorities may seek to expand the situations in which suitability requirements are applicable to electronic brokers, even in the absence of any recommendations.

     It is DLJdirect's intent to expand its business in United States securities to other countries through the Internet and other gateways. In order to expand its services globally, it must comply with the regulatory controls of each specific country in which it conducts business. The varying compliance requirements of other national regulatory jurisdictions may impose a limit to its rate of international expansion.



     Net Capital Requirements


     As a registered broker-dealer and member of the NASD, DLJdirect Inc. is subject to the SEC's Net Capital Rule. The Net Capital Rule, which specifies minimum net capital requirements for registered broker-dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form.


                                     III-26

     DLJdirect has elected to compute net capital under the alternative method of calculation permitted by the Net Capital Rule. Under the alternative method, DLJdirect is required to maintain minimum net capital, as defined in the Net Capital Rule, equal to the greater of $250,000 or 2% of the amount of its "aggregate debit items" computed in accordance with the Formula for Determination of Reserve Requirements for Brokers and Dealers. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require a firm's liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness, and the making of any unsecured advance or loan to a shareholder, employee of affiliate, if aggregate debit items rise beyond 5% of net capital. The Net Capital Rule also provides that the SEC may restrict, for up to 20 business days, any withdrawal of equity capital, or unsecured loans or advances to shareholders, employees or affiliates ("capital withdrawal") if such capital withdrawal, together with all other net capital withdrawals during a 30-day period, exceeds 30% of excess net capital and the SEC concludes that the capital withdrawal may be detrimental to the financial integrity of the broker-dealer.

     Net capital is essentially defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts") which reflect the possibility of a decline in the market value of an asset prior to its disposition.

     A change in the Net Capital Rule, the imposition of new rules or any unusually large charge against net capital could limit those operations of DLJdirect that require the intensive use of capital, and could restrict its ability to withdraw capital from its brokerage subsidiaries, which could limit its ability to pay dividends, repay debt and redeem or purchase shares of its outstanding stock.


     As of March 31, 1999, DLJdirect was required to maintain minimum net capital of $250,000 and had total net capital of approximately $27.0 million.


     Electronic Commerce


     DLJdirect anticipates that it may be subject to additional record keeping, data processing and other regulatory requirements as a result of proposed federal legislation or otherwise, and it may be subject to additional regulation as the market for online commerce evolves. Because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, and federal or state authorities could enact laws, rules or regulations affecting DLJdirect's business or operations. DLJdirect also may be subject to federal, state and foreign money transmitter laws and state, local and foreign income, sales or other taxes. If enacted or deemed applicable to DLJdirect, such laws, rules or regulations could be imposed on its activities or its business.

     Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy and the pricing, content and quality of products and services. The Telecommunications Act of 1996, which was enacted in January 1996, prohibits the transmission over the Internet of certain types of information and content. Although several of these prohibitions have been held unconstitutional, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of Internet and private network use.


EMPLOYEES


     At March 31, 1999, DLJdirect had 466 employees. DLJdirect's success has been, and will continue to be, dependent to a large degree on its ability to retain the services of its existing executive officers and to attract and retain qualified additional senior and middle managers and key personnel in the future. There can be no assurance that DLJdirect will be able to attract, assimilate or retain qualified technical and



                                     III-27
managerial personnel in the future, and the failure of it to do so would have a material adverse effect on its business, financial condition and operating results. None of its employees is subject to collective bargaining agreements or is represented by a union. DLJdirect considers its relations with its employees to be good.


PROPERTIES



     DLJdirect currently occupies space in three sites: corporate offices and an investor service call center in Jersey City, New Jersey and investor service call centers in Parsippany, New Jersey and in Charlotte, North Carolina. The sites comprise approximately 82,000 square feet, in the aggregate. Each site is leased by an affiliate and provided to DLJdirect pursuant to an intercompany agreement. The underlying leases expire beginning in 2002. DLJdirect entered into a lease in April 1999 for approximately 100,000 square feet in Jersey City, New Jersey. DLJdirect intends to move its current Jersey City, New Jersey operations to that space in the beginning of the third quarter of 1999 upon its scheduled completion. This will increase overall capacity by more than 70%. DLJdirect is also in the process of developing plans to acquire additional space to increase its call center capacity significantly by the end of 1999.



LEGAL AND ADMINISTRATIVE PROCEEDINGS


     DLJdirect is not currently a party to any litigation that it believes could have a material adverse effect on its business, financial condition or operating results. However, from time to time DLJdirect has been threatened with, or named as a defendant in, lawsuits. Compliance and trading problems that are reported to the NASD or the SEC by dissatisfied customers are investigated by the NASD or the SEC, and, if pursued, may rise to the level of disciplinary action. One or more lawsuits, claims or disciplinary actions decided adversely to DLJdirect could have a material adverse effect on its business, financial condition and results of operations. DLJdirect is also subject to periodic regulatory audits and inspections.



     Along with several other online brokers, DLJdirect received a letter from the State of New York Office of the Attorney General dated February 2, 1999, requesting that DLJdirect provide certain documents and make DLJdirect employees available to discuss complaints regarding online brokerage services. No complaint specific to DLJdirect was identified. DLJdirect responded to this request in February 1999. On March 29, 1999, a further request for information was received by each of the online brokers, including DLJdirect. Subsequently, a meeting was held with representatives from the Office of the Attorney General at which time it was agreed that each online broker would identify and produce the requested documents that were readily available. DLJdirect expects to respond to the modified request in the normal course of business.


     The SEC's Office of Compliance Investigations and Examinations (OCIE) conducts routine investigations of registered broker-dealers. DLJdirect has received correspondence from OCIE requesting that DLJdirect make available certain documents and materials relating to the business of DLJdirect, including DLJdirect's execution policies and practices regarding the handling of customer orders. DLJdirect produced the requested documents in the normal course of business. DLJdirect believes that this informational request was conducted on an industry-wide basis.



                                     III-28

                                   DLJDIRECT
   (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                    INDEX TO COMBINED FINANCIAL STATEMENTS





                                                        PAGE
                                                       -----
Independent Auditors' Report ......................... F-2
Combined Financial Statements:
 Combined Statements of Financial Condition .......... F-3
 Combined Statements of Operations ................... F-4
 Combined Statements of Changes in Equity ............ F-5
 Combined Statements of Cash Flows ................... F-6
 Notes to Combined Financial Statements .............. F-7



                                    III-F-1

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.


     We have audited the accompanying combined statements of financial condition of DLJdirect (a combination of certain assets and liabilities of Donaldson, Lufkin & Jenrette, Inc., as described in note 1) as of December 31, 1997 and 1998, and the related combined statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These combined financial statements are the responsibility of Donaldson, Lufkin & Jenrette, Inc.'s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     We have audited the consolidated financial statements of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998 and have issued our report dated February 2, 1999. The combined financial statements of DLJdirect should be read in conjunction with the consolidated financial statements of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of DLJdirect as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.






/s/ KPMG LLP
New York, New York
March 16, 1999


                                    III-F-2

                                   DLJDIRECT
   (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                  COMBINED STATEMENTS OF FINANCIAL CONDITION

                                (IN THOUSANDS)






                                                                        DECEMBER 31,           MARCH 31,
                                                                  ------------------------   ------------
                                                                      1997         1998          1999
                                                                  -----------   ----------   ------------
                                                                                              (UNAUDITED)
                              ASSETS
Cash and cash equivalents .....................................    $  8,881      $ 26,654       $47,825
Deposit with affiliated clearing broker .......................         250           250           250
Receivables from brokers, dealers and others, net .............         725         1,887         2,733
Office facilities, at cost (net of accumulated depreciation and
 amortization of $260, $284 and $281, respectively) ...........       1,808           278           281
Other assets ..................................................         207           682         1,340
                                                                   --------      --------       -------
   Total Assets ...............................................    $ 11,871      $ 29,751       $52,429
                                                                   ========      ========       =======
                           LIABILITIES AND EQUITY
Liabilities:
 Payables to parent/affiliates, net ...........................    $  3,266      $  5,211       $17,950
 Accounts payable and accrued expenses ........................       2,641         2,616         4,382
                                                                   --------      --------       -------
   Total liabilities ..........................................       5,907         7,827        22,332
                                                                   --------      --------       -------
Commitments and contingencies .................................          --            --            --
Equity:
 Capital contributions ........................................      10,502        25,002        26,002
 Retained earnings (deficit) ..................................      (4,538)       (3,078)        4,095
                                                                   --------      --------       -------
   Total equity ...............................................       5,964        21,924        30,097
                                                                   --------      --------       -------
   Total Liabilities and Equity ...............................    $ 11,871      $ 29,751       $52,429
                                                                   ========      ========       =======


           See accompanying notes to combined financial statements.

                                    III-F-3

                                   DLJDIRECT
   (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                       COMBINED STATEMENTS OF OPERATIONS

                                (IN THOUSANDS)






                                                                                           FOR THE THREE MONTHS
                                                       YEAR ENDED DECEMBER 31,                ENDED MARCH 31,
                                                --------------------------------------   -------------------------
                                                   1996          1997          1998          1998          1999
                                                ----------   ------------   ----------   ------------   ----------
                                                                                                (UNAUDITED)
Revenues:
 Commissions ................................    $54,166       $ 50,948      $ 78,717      $ 16,130      $32,054
 Fees .......................................      6,426         12,109        25,484         5,140        9,596
 Interest ...................................      2,569          4,160        13,723         2,787        5,552
                                                 -------       --------      --------      --------      -------
   Total revenues ...........................     63,161         67,217       117,924        24,057       47,202
                                                 -------       --------      --------      --------      -------
Costs and expenses:
 Compensation and benefits ..................     11,202         17,174        28,260         5,759       10,683
 Brokerage, clearing, exchange and other fees     15,422         20,909        28,423         6,071        8,854
 Advertising ................................      9,093         13,137        25,146         9,010        6,101
 Occupancy and equipment ....................      1,923          3,352         5,045         1,081        1,503
 Communications .............................      1,468          2,844         5,564         1,189        2,705
 Technology costs ...........................      5,205          5,082         4,084         1,103        1,280
 Other operating expenses ...................      5,567         10,844        18,934         3,660        4,815
                                                 -------       --------      --------      --------      -------
   Total costs and expenses .................     49,880         73,342       115,456        27,873       35,941
                                                 -------       --------      --------      --------      -------
Income (loss) before income tax provision
 (benefit) ..................................     13,281         (6,125)        2,468        (3,816)      11,261
Income tax provision (benefit) ..............      5,425         (2,502)        1,008        (1,559)       4,088
                                                 -------       --------      --------      --------      -------
   Net income (loss) ........................    $ 7,856       $ (3,623)     $  1,460      $ (2,257)     $ 7,173
                                                 =======       ========      ========      ========      =======


           See accompanying notes to combined financial statements.

                                    III-F-4

                                   DLJDIRECT
   (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                   COMBINED STATEMENTS OF CHANGES IN EQUITY







                                                          FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                                                       AND FOR THE THREE MONTHS ENDED MARCH 31, 1999 (UNAUDITED)
                                                 ----------------------------------------------------------------------
                                                                         CAPITAL           RETAINED
                                                  DIVISIONAL EQUITY   CONTRIBUTIONS   EARNINGS/(DEFICIT)   TOTAL EQUITY
                                                 ------------------- --------------- -------------------- -------------
                                                                             (IN THOUSANDS)
Balances at December 31, 1995 ..................      $     --           $    --           $     --         $     --
Divisional net income ..........................         7,856                --                 --            7,856
Return of divisional equity to DLJ .............        (7,856)               --                 --           (7,856)
                                                      --------           -------           --------         --------
Balances at December 31, 1996 ..................            --                --                 --               --
Divisional net income from January 1, 1997
 to May 31, 1997 ...............................           915                --                 --              915
Net (loss) from June 1, 1997 to December 31,
 1997 ..........................................            --                --             (4,538)          (4,538)
Capital contributions from DLJ .................            --            10,502                 --           10,502
Return of divisional equity to DLJ .............          (915)               --                 --             (915)
                                                      --------           -------           --------         --------
Balances at December 31, 1997 ..................            --            10,502             (4,538)           5,964
Net income .....................................            --                --              1,460            1,460
Capital contributions from DLJ .................            --            14,500                 --           14,500
                                                      --------           -------           --------         --------
Balances at December 31, 1998 ..................            --            25,002             (3,078)          21,924
Net income .....................................            --                --              7,173            7,173
Capital contribution from DLJ ..................            --             1,000                 --            1,000
                                                      --------           -------           --------         --------
Balances at March 31, 1999 .....................      $     --           $26,002           $  4,095         $ 30,097
                                                      ========           =======           ========         ========


           See accompanying notes to combined financial statements.

                                    III-F-5

                                   DLJDIRECT
   (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS

                                (IN THOUSANDS)






                                                                 YEARS ENDED DECEMBER 31,             THREE MONTHS
                                                         ----------------------------------------    ENDED MARCH 31,
                                                             1996          1997           1998            1999
                                                         -----------   ------------   -----------   ----------------
                                                                                                       (UNAUDITED)
Cash flows from operating activities:
 Net income (loss) ...................................    $  7,856       $ (3,623)     $  1,460         $7,173
 Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities:
 Depreciation and amortization .......................         949            652           299               (3)
 Deferred taxes ......................................        (344)           160          (275)            --
                                                          --------       --------      --------         --------
                                                             8,461         (2,811)        1,484          7,170
 (Increase) decrease in operating assets:
   Deposit with affiliated clearing broker ...........          --           (250)           --             --
   Receivables from brokers, dealers and
    other, net .......................................         283         (1,923)       (1,162)          (846)
   Other assets ......................................          --           (207)         (475)          (658)
 Increase (decrease) in operating liabilities:
   Payables to parent/affiliates, net ................         357          1,951         2,220         12,739
   Accounts payable and accrued expenses .............          --          2,641           (25)         1,766
                                                          --------       --------      --------         --------
Net cash provided by (used in) operating
 activities ..........................................       9,101           (599)        2,042         20,171
                                                          --------       --------      --------         --------
Cash flows from investing activities:
 Purchase of office facilities .......................      (1,245)          (107)           --               (3)
 Net proceeds from sale of office facilities .........          --             --         1,231             --
Net cash provided by (used in) investing
 activities ..........................................      (1,245)          (107)        1,231             --
                                                          --------       --------      --------         --------
Cash flows from financing activities:
 Net proceeds from capital contributions from
   DLJ ...............................................          --         10,502        14,500          1,000
 Payments to DLJ .....................................      (7,856)          (915)           --             --
                                                          --------       --------      --------         --------
Net cash provided by (used in) financing
 activities ..........................................      (7,856)         9,587        14,500          1,000
                                                          --------       --------      --------         --------
Increase in cash and cash equivalents ................          --          8,881        17,773         21,171
Cash and cash equivalents at beginning of
 period ..............................................          --             --         8,881         26,654
                                                          --------       --------      --------         --------
Cash and cash equivalents at end of period ...........    $     --       $  8,881      $ 26,654         $47,825
                                                          ========       ========      ========         ========


            See accompanying notes to combined financial statements.

                                    III-F-6

                                   DLJDIRECT
    (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION


     On March 16, 1999, the Board of Directors of Donaldson, Lufkin & Jenrette, Inc. ("DLJ Inc.") authorized, subject to shareholder approval, the issuance of a new series of stock, DLJdirect Common Stock.


     The DLJdirect Common Stock is intended to reflect the separate performance of the existing online discount brokerage services of DLJ Inc. DLJdirect would initially consist principally of the assets, liabilities, revenues and expenses of DLJ Inc.'s ultimate 100% equity interest in DLJdirect Holdings Inc. (subsequent to June 1, 1997) and DLJ Inc.'s online discount brokerage division (prior to June 2, 1997). DLJdirect would also include such other related assets and liabilities of DLJ Inc. as the Board of Directors of DLJ Inc. may deem appropriate in the future. It is currently the intention of DLJ Inc. that any businesses, assets and liabilities related to its online discount brokerage and related investment service businesses will be attributed to DLJdirect. However, the Board of Directors of DLJ Inc., in its sole discretion, may in the future decide to pursue business opportunities or operational strategies, even in the online brokerage area, through other affiliates of DLJ Inc. instead of DLJdirect.


     Even though DLJ Inc. has allocated certain assets, liabilities, revenues, expenses and cash flows to DLJdirect, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of creditors. Holders of DLJdirect Common Stock will be common stockholders of DLJ Inc. and will be subject to all the risks associated with an investment in DLJ Inc. and all of its businesses, assets and liabilities. Material financial events which may occur at DLJ Inc. may affect DLJdirect's results of operations or financial position. Accordingly, financial information for DLJdirect should be read in conjunction with financial information of DLJ Inc.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     To prepare financial statements in conformity with generally accepted accounting principles ("GAAP"), management must estimate certain amounts that affect the reported assets and liabilities, disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

     Substantially all of DLJdirect's financial assets and liabilities are carried at market or fair value or are carried at amounts which approximate fair value because of their short-term nature. Fair value is estimated at a specific point in time, based on relevant market information.

     Cash equivalents include all demand deposits held in banks and certain highly liquid investments with maturities of 90 days or less, other than those held for sale in the ordinary course of business.

     Commissions revenue and brokerage, clearing, exchange and other fees are reported on a trade date basis.

     Office facilities are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets, ranging from three to eight years. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the term of the lease.

     Advertising costs are expensed as incurred.


     DLJ Inc. allocates certain general administrative and facilities expenses to DLJdirect using a proportional cost methodology based on the relative number of employees and square foot usage of DLJdirect or on actual costs incurred.


     Effective January 1, 1997, DLJdirect is included in the consolidated Federal income tax returns of DLJ Inc. In addition, for the period prior to its incorporation, the division was included in the consolidated Federal income tax returns of DLJ Inc. Prior to 1997, DLJ Inc. and its subsidiaries were


                                    III-F-7

                                   DLJDIRECT
    (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

included in the consolidated Federal income tax return of The Equitable Companies Incorporated. Related current and deferred tax assets or liabilities are included in payables to parent/affiliates, net in the combined statements of financial condition. Deferred tax expenses and benefits are recognized in the combined statements of operations for the changes in deferred tax liabilities and assets.

     Pursuant to SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", DLJdirect operates in one reportable segment as a provider of online discount brokerage services. DLJdirect's involvement in foreign operations is not significant.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. The SOP also requires that costs related to the preliminary project stage and the post-implementation/operations stage of an internal-use computer software development project be expensed as incurred. The adoption of this SOP did not have a material impact on DLJdirect's combined financial position or results of operations.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. DLJdirect does not expect the adoption of SFAS 133 to have a material impact on its combined financial statements.



3. DLJDIRECT COMMON STOCK (UNAUDITED)


     The majority stockholder of DLJ Inc. has agreed to approve, by written consent, the authorization of the issuance of a new series of common stock, to be designated as DLJdirect Common Stock ("DLJdirect Common Stock"). Before the DLJdirect Common Stock is first issued, DLJ Inc.'s existing common stock will be reclassified as DLJ Common Stock ("DLJ Common Stock"), and that stock will be intended to reflect the performance of DLJ Inc.'s other businesses and a "Retained Interest" in DLJdirect. DLJ Inc. currently plans to offer to the public, for cash, shares of DLJdirect Common Stock intended to represent a portion of the equity value attributed to DLJdirect.

     In connection with the offering of DLJdirect Common Stock, DLJdirect Holdings Inc. intends to pay as a dividend immediately prior to the offering a note to Donaldson, Lufkin & Jenrette Securities Corporation in an aggregate amount equal to the total equity of DLJdirect Holdings Inc. at December 31, 1998 plus the accumulated retained earnings of DLJdirect Holdings Inc. from January 1, 1999 until the end of the month preceding the offering.



4. RELATED PARTY TRANSACTIONS


     DLJdirect transacts business with a group of companies affiliated through common majority ownership with DLJ Inc., and has various transactions and relationships with members of the group. Due to these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

     Pursuant to a clearing agreement between DLJdirect and an affiliate of DLJ Inc. all securities transactions of DLJdirect are cleared on a fully disclosed basis through an affiliate of DLJ Inc. In connection with such transactions, DLJdirect had $250,000 on deposit with DLJ Inc. at December 31, 1997 and 1998.

     An affiliate of DLJ Inc. also charged DLJdirect $15.4 million, $20.9 million and $28.4 million for transaction, execution and clearance services which amount is included in brokerage, clearing, exchange


                                    III-F-8

                                   DLJDIRECT
    (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

and other fees in the accompanying combined statements of operations for the years ended December 31, 1996, 1997 and 1998, respectively. DLJ Inc. pays DLJdirect a percentage of the interest earned on DLJdirect's customers' balances. For the years ended December 31, 1996, 1997 and 1998, respectively, DLJdirect received $2.6 million, $3.8 million and $12.6 million from an affiliate of DLJ Inc. which is included in interest revenues in the accompanying combined statements of operations. In addition, for the years ended December 31, 1996, 1997 and 1998, DLJdirect received $5.4 million, $5.5 million and $8.9 million, respectively, from an affiliate of DLJ Inc. for order flow, which amount is included in fees in the accompanying combined statements of operations. DLJdirect received $4.8 million and $13.4 million in fees for technology development from DLJ Inc. affiliates for the years ending December 31, 1997 and 1998, respectively.


     In 1997 DLJdirect entered into a three-year License Agreement with an affiliate. Under this agreement, the affiliate has licensed certain trademarks, services marks, trade names and other proprietary rights to various words, slogans, symbols and logos to DLJdirect for use in its provision of financial services and sale or other distribution of related financial goods. For the years ended December 31, 1997 and 1998, other operating expenses included $1.2 million and $5.2 million, respectively, for this agreement. Pursuant to a new License Agreement executed in March 1999 and an amended clearing agreement executed in March 1999, the amounts paid by DLJdirect under the clearing agreement include payments in respect of the license fee for the use of DLJ Inc.'s trademarks. Such trademarks are licensed to DLJdirect for use in the United States and certain other jurisdictions under the License Agreement, and as a result the licensor will receive payment of that fee from the clearing provider. If such agreements were entered into in prior years under these conditions, management believes that there would have been no material effect upon the total costs and expenses of DLJdirect.


     Employees of DLJdirect participate in DLJ Inc.'s defined contribution employee benefit plans. Certain key employees of DLJdirect participate in stock options, long-term incentive compensation and restricted stock unit employee benefit plans and various deferred compensation arrangements, as well as other non-qualified plans which are funded by insurance contracts. Expenses associated with these compensation arrangements are reflected in DLJdirect's combined statements of operations.

     DLJ Inc. accounts for stock-based compensation related to stock options in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees", and accordingly, does not recognize any compensation cost associated with such plans. The pro forma effect on DLJdirect's combined statements of operations, as determined in accordance with SFAS No. 123 "Accounting for Stock Based Compensation", is not material.



5. NET CAPITAL


     DLJdirect Holdings Inc.'s principal subsidiary, DLJdirect Inc., is a registered broker-dealer and a member of the National Association of Securities Dealers Inc. ("NASD") and, accordingly is subject to the minimum net capital requirements of the Securities and Exchange Commission and the NASD. As such, it is subject to the NASD's net capital rule which conforms to the Uniform Net Capital Rule pursuant to rule 15c3-1 of the Securities Exchange Act of 1934. Under the alternative method permitted by this rule, the required net capital, as defined, shall not be less than two percent of aggregate debit balances, as defined, or $250,000, whichever is greater. At December 31, 1998, DLJdirect Inc.'s net capital of $16.6 million was in excess of the minimum requirement by $16.4 million.



6. INCOME TAXES

     DLJdirect is part of a group that files consolidated Federal income tax returns. DLJdirect settles all taxes, current and deferred, on a current basis with DLJ Inc. under a tax sharing arrangement. Taxes are provided as if DLJdirect filed a separate return. Income tax provision (benefit) included in the combined statements of operations is as follows:



                                    III-F-9

                                   DLJDIRECT
    (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                    NOTES TO COMBINED FINANCIAL STATEMENTS


                                                  DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                      1996             1997             1998
                                                 --------------   --------------   -------------
                                                                 (IN THOUSANDS)
Current:
 U.S. Federal ................................       $4,497          $ (2,088)        $1,022
 State and local .............................        1,272              (574)           261
                                                     ------          --------         ------
Total current ................................        5,769            (2,662)         1,283
                                                     ------          --------         ------
Deferred:
 U.S. Federal ................................         (267)              137           (236)
 State and local .............................          (77)               23            (39)
                                                     ------          --------         ------
Total deferred ...............................         (344)              160           (275)
                                                     ------          --------         ------
Total income tax provision (benefit) .........       $5,425          $ (2,502)        $1,008
                                                     ======          ========         ======


                                            1996                           1997                          1998
                               ------------------------------ ------------------------------ -----------------------------
                                                  PERCENT OF                     PERCENT OF                    PERCENT OF
                                                 PRE-TAX IN-                    PRE-TAX IN-                    PRE-TAX IN-
                                    AMOUNT           COME          AMOUNT           COME          AMOUNT          COME
                               ---------------- ------------- ---------------- ------------- ---------------- ------------
                                (IN THOUSANDS)                 (IN THOUSANDS)                 (IN THOUSANDS)
Computed "expected" tax
 provision (benefit) .........      $4,648           35.0%        $ (2,144)         35.0%         $  864           35.0%
State and local taxes, net of
 related Federal income tax
 benefit .....................         777            5.9             (358)          5.9             144            5.9
                                    ------           ----         --------          ----          ------           ----
Income tax provision
 (benefit) ...................      $5,425           40.9%        $ (2,502)         40.9%         $1,008           40.9%
                                    ======           ====         ========          ====          ======           ====

     Deferred tax assets and deferred tax liabilities are generated by the following temporary differences settled with DLJ Inc.:




                                              1997      1998
                                             ------   -------
                                              (IN THOUSANDS)
Net deferred tax assets:
 Deferred compensation and other .........    $504     $779
                                              ====     ====

     Management has determined that taxable income carryback years and anticipated future taxable income are sufficient to offset the tax benefit of deductible temporary differences. As a result, at year-end 1997 and 1998, valuation allowances have not been recorded against the net deferred tax assets. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax assets will be realized. However, if estimates of future taxable income during the carryforward period are reduced, the amount of the net deferred tax assets considered realizable could also be reduced.



7. LEASE COMMITMENTS


     DLJdirect primarily obtains its office space and equipment under cancelable and non-cancelable operating lease agreements through an affiliate. Such operating leases expire on various dates through 2009. Rent expense for the years ended December 31, 1996, 1997 and 1998 amounted to $0.5 million, $1.7 million and $3.0 million, respectively, and is included in occupancy and equipment in the accompanying combined statements of operations.


                                    III-F-10

                                   DLJDIRECT
    (A COMBINATION OF CERTAIN ASSETS AND LIABILITIES AS DESCRIBED IN NOTE 1)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

     At December 31, 1998, non-cancelable operating leases in excess of one year, excluding escalation and renewal options, had the following minimum lease commitments:





                       (IN THOUSANDS)
                      ---------------
1999 ..............       $ 3,540
2000 ..............         3,091
2001 ..............         2,778
2002 ..............         1,684
2003 ..............           574
2004-2009 .........           290
                          -------
 Total ............       $11,957
                          =======



8. CONCENTRATIONS OF CREDIT RISK



     In the normal course of business, DLJdirect executes securities transactions on behalf of customers through its affiliated clearing broker. In connection with these activities, a customer's unsettled trades may expose DLJdirect to off-balance-sheet credit risk in the event the customer is unable to fulfill its contractual obligations. DLJdirect seeks to control the risk associated with its customer activities by making credit inquiries when establishing customer relationships and by monitoring customer trading activity.


     Credit risk is the amount of accounting loss DLJdirect would incur if a customer failed to perform its obligations under contractual terms. Substantially all of the clearing and depository operations for DLJdirect are performed by its affiliated clearing broker pursuant to a clearance agreement. The affiliated clearing broker reviews as considered necessary, the creditworthiness of the customers with which DLJdirect conducts business. DLJdirect's exposure to credit risk associated with the nonperformance by customers in fulfilling their contractual obligations pursuant to securities transactions can be directly affected by volatile securities markets, credit markets and regulatory changes.


9. SUBSEQUENT EVENT (UNAUDITED)


     In March 1999, DLJdirect entered into a joint venture agreement with a Japanese bank. DLJdirect has a 50% interest in this joint venture which amount is included in other assets in the accompanying combined statements of financial condition.


     On April 1, 1999, DLJdirect entered into a 10-year lease agreement with an annual commitment of approximately $3.0 million.



                                    III-F-11

                                                                 ANNEX IV

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-K

  X               ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
-----                OF THE SECURITIES EXCHANGE ACT OF 1934
                   For the fiscal year ended December 31, 1998

                                       or
                TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
-----                OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the transition period from ____ to ____

                          Commission file number 1-6862


                       Donaldson, Lufkin & Jenrette, Inc.
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                Delaware                                   13-1898818
---------------------------------------------   -------------------------------
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                   Identification No.)

  277 Park Avenue, New York, New York                        10172
VAddress of principal executive office)                    (Zip Code)


       Registrant's telephone number, including area code: (212) 892-3000

Securities registered pursuant to Section 12(b) of the Act:

             Title of Each Class                  Name of Each Exchange on Which Registered
             -------------------                  -----------------------------------------
  Common Stock, par value $0.10 per share                    New York Stock Exchange

Series A Fixed/Adjustable Rate Cumulative
    Preferred Stock, $50 liquidation
       preference per share                                  New York Stock Exchange

Series B Fixed/Adjustable Rate Cumulative
    Preferred Stock, $50 liquidation
       preference per share                                  New York Stock Exchange


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period than the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ( X ) No ( ).

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K ( X ).

                               Cover Page 1 of 2

As of March 18, 1999, the latest practicable date, there were 124,425,447 shares of Common Stock, $0.10 par value, outstanding.

At March 18, 1999, the aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $2,175.4 million. For purposes of this information, the outstanding shares of Common Stock owned by directors and executive officers of the registrant were deemed to be shares of Common Stock held by affiliates.

DOCUMENTS INCORPORATED BY REFERENCE:

The information required to be furnished pursuant to Part III of this Form 10-K is set forth in, and incorporated by reference from, the registrant's definitive proxy statement for the annual meeting of stockholders to be held April 21, 1999, which definitive proxy statement (the "Proxy Statement") was filed by the registrant with the Securities and Exchange Commission on March 18, 1999 not later than 120 days after the year ended December 31, 1998.





                                Cover Page 2 of 2

                                     PART I

ITEM 1.  BUSINESS
         --------

         Donaldson, Lufkin & Jenrette, Inc. (the "Company") is a leading integrated investment and merchant bank serving institutional, corporate, governmental and individual clients both domestically and internationally. The Company is a holding company, which conducts its business through various subsidiaries including its principal broker-dealer subsidiary, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"). The business of the Company includes:

  o  Securities underwriting, sales and trading
  o  Merchant banking
  o  Financial advisory services
  o  Investment research Venture capital
  o  Correspondent brokerage services
  o  Securities lending
  o  Online interactive brokerage services
  o  Asset management and other advisory services

         Founded in 1959, the Company initially focused on providing in-depth investment research to institutional investors. In 1970, the Company became the first member firm of the New York Stock Exchange ("NYSE") to be owned publicly. Fifteen years later, the Company was purchased by The Equitable Life Assurance Society of the United States ("Equitable Life"). Prior to the Company's initial public offering in October 1995, the Company was an independently operated indirect wholly owned subsidiary of The Equitable Companies Incorporated ("Equitable"). At December 31, 1998 the Equitable owned 72.2% of DLJ's issued and outstanding common stock. Equitable is a diversified financial services organization and one of the world's largest investment management organizations. AXA, a French holding company for an international group of insurance and related financial services companies, is Equitable's largest stockholder, beneficially owning, at December 31, 1998, approximately 59.7% of Equitable's outstanding common stock.

         In 1998 and prior years, the Company operated in three principal segments in the financial service industry:

  o  Banking Group
  o  Capital Markets Group
  o  Financial Services Group

In 1998, the Company continued to make strides toward achieving the goal of establishing a strong international presence. The Company launched an international equities business headquartered in London and opened investment banking offices in Buenos Aires, Hong Kong, Moscow, Paris and Seoul. The Merchant Banking Group has expanded its international efforts, with investments in the UK, Italy, France, Argentina and Brazil. At December 31, 1998 and 1997, total net revenues related to the Company's foreign operations were approximately $327.3 million and $371.1 million, respectively. At December 31, 1998 and 1997, total foreign assets were approximately $10.9 billion and $8.6 billion, respectively.

BANKING GROUP.
-------------

     The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and in Europe, Asia and Latin America. Through Investment Banking, the Company manages and underwrites public offerings of securities, arranges private placements, originates investment-grade debt, underwrites and syndicates senior bank debt and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. The Company's Merchant Banking/Principal Investing Group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. The Sprout Group is Wall Street's oldest venture capital organization. In 1998, the Banking Group expanded its capabilities in the technology, telecommunications and financial services industries. In addition, significant progress was made in establishing a strong presence in Europe, Asia and Latin America. New offices were opened in Paris, Moscow, Buenos Aires and Seoul, and the London office added 80 employees.

   CAPITAL MARKETS GROUP
   ---------------------

         EQUITIES DIVISION. The Equities Division provides domestic and international institutional clients with global research, trading and sales services in U.S. listed and over-the-counter equities, and foreign equities trading. In 1998, the division initiated an aggressive worldwide expansion plan, successfully launching the International Equities Group, a research, sales and trading operation dedicated to non-U.S. securities. The group is headquartered in London, with additional locations in Hong Kong and New York City. A joint venture has also been established in Johannesburg. The group began officially trading European, Asian and emerging markets equities in January 1999. In addition, the Company's Equity Derivatives Division provides a broad range of equity and index option products. Autranet is one of the oldest distributors of research and investment material.

         FIXED INCOME DIVISION. The Fixed Income Division provides institutional clients with research, trading and sales services for a broad range of fixed-income products, and distributes fixed-income securities in connection with offerings underwritten by the Company. The Division is focused on two major objectives. The first is enhancing its core businesses, which are high-yield bonds and senior bank debt, U.S. government and investment-grade corporate bonds and real estate finance. The second objective is the development of new products and services that will meet specific client needs. In 1998, the Company took two such initiatives, forming a global foreign exchange sales and trading unit and a fixed-income derivatives business. The Fixed Income Division's research professionals include credit analysis teams knowledgeable in high-yield corporate, investment-grade corporate and mortgage-backed securities as well as quantitative and economic research.

FINANCIAL SERVICES GROUP.
------------------------

     The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries that represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for financial institutions which collectively maintain over 2.5 million active customer accounts. Through its Asset Management Group, the Company provides cash management, investment advisory and trust services primarily to high-net-worth individuals and families. The Company's Investment Services Group provides access to the Company's equity and fixed-income research, trading services and underwriting to a broad mix of private clients. DLJdirect is a leading provider of online discount brokerage and related investment services, offering customers automated securities order placement through the Internet and online service providers. DLJdirect's broad range of investment services is targeted at self-directed, sophisticated online investors.

NET REVENUES BY OPERATING GROUP
-------------------------------

         The following table illustrates the Company's revenue breakdown by its principal operating groups, net of all interest. Net revenues, however, are not necessarily indicative of the profitability of each group. Certain reclassifications of prior year amounts have been made to conform to the 1998 presentation.


                                                              Years ended December 31,

                                            1994          1995          1996           1997          1998
                                            ----          ----          ----           ----          ----
                                                                    (in millions)
Banking Group..........................   $    405.2    $    667.6    $    853.4    $  1,220.2    $  1,486.8
Capital Markets Group..................        641.2         814.7       1,068.4       1,262.2       1,273.3
Financial Services Group...............        458.0         619.4         827.6       1,008.9       1,248.4
Offsets and eliminations...............          0.5         (23.7)          8.1          (4.0)        (57.3)
                                        ------------  ------------ -------------  ------------  ------------

Net revenues...........................    $ 1,504.9     $ 2,078.0     $ 2,757.5     $ 3,487.3     $ 3,951.2
                                           =========     =========     =========     =========     =========

         The Company currently conducts its operations in 17 cities in the U.S., including Atlanta, Austin, Boston, Charlotte, Chicago, Dallas, Deerfield, Houston, Jersey City, Los Angeles, Menlo Park, Miami, New York, Oak Brook, Parsippany, Philadelphia and San Francisco. The Company also has international offices located in 12 cities, including Bangalore, Buenos Aires, Geneva, Hong Kong, London, Lugano, Mexico City, Moscow, Paris, Sao Paulo, Seoul and Tokyo.

BANKING GROUP
-------------

MERGERS AND ACQUISITIONS
------------------------

         The Company's global merger and acquisition ("M&A") practice is the fastest-growing segment of the Banking Group, participating in a broad range of domestic and international assignments. The M&A professionals use an industry-intensive approach and work closely with the Company's industry specialty groups in a broad range of sectors. The M&A specialists operate from the firm's offices in the U.S., Europe, Asia and Latin America. As a result of the firm's focus on international expansion, almost one-third of the M&A assignments in 1998 involved a party outside the U.S.

CAPITAL RAISING
---------------

         EQUITY AND EQUITY-LINKED OFFERINGS. The equity capital markets group focuses on providing financing for issuers of equity and equity-linked securities in the public markets. The group assists in the origination, and is responsible for the structuring and execution of transactions for a broad range of clients.

         HIGH-YIELD DEBT UNDERWRITING. The high-yield securities group focuses on providing financing in the public and private capital markets. The group is responsible for originating, structuring and executing high-yield transactions across a wide range of companies and industries, as well as managing client relationships with both high-yield corporate issuers and financial sponsors of leveraged transactions.

         INVESTMENT-GRADE CORPORATE BONDS. The investment-grade debt origination business provides strategic advice and execution services to clients. In 1998, the group lead-managed 69 investment grade debt offerings, totaling approximately $15 billion.

         SENIOR BANK DEBT AND BRIDGE FINANCING. The Senior Bank Debt Group underwrites and syndicates senior bank debt, offering clients the convenience of "one-stop shopping". During 1998, the group arranged and syndicated $23 billion of senior bank debt. The Company also offers bridge financing to cover gaps that may occur in the timing and financing of transactions.

         STRUCTURED PRODUCTS. The Structured Products Group was launched in 1998. Structured products offer clients financing alternatives to traditional capital markets instruments. The products are customized to meet each client's strategic objectives.

         PRIVATE FUND GROUP. The Company's Private Fund Group raises private capital, primarily from institutional investors, for direct investment by venture capital, management buyout and other investment firms, and for certain of the Company's merchant banking activities. The group raised over $15 billion in private capital in 1998.

         OTHER ADVISORY SERVICES. The Company also offers clients a variety of other advisory services. The private capital placements group raises capital within the private debt and equity markets. Additionally, the Company's restructuring group advises both corporations and creditors in the complex process of corporate restructuring. The Company also participates in the structured finance industry through its asset-backed transactions group, and specializes in securitizing cash flow generating assets through public or private offerings of debt or pass-through certificates.

MERCHANT BANKING/PRINCIPAL INVESTING
------------------------------------

         The Company entered the merchant banking investment business in 1985. Through the Merchant Banking Group, the Company makes investments across the entire capital structure, from venture capital equity to investments in the largest leveraged buyouts. The funds invest in companies and real estate in the U.S., Europe, Asia, Latin America, Australia and Canada. At December 31, 1998, the Group had managed funds with committed capital of approximately $8 billion. These funds include DLJ Merchant Banking Partners I and II, L.P. which focus primarily on equity investments in leveraged transactions; the DLJ Bridge Fund, a leader in domestic bridge financing; DLJ Investment Partners, L.P., which focuses on opportunities in lower risk mezzanine securities;

DLJ Real Estate Capital Partners, L.P., which makes investments in a broad range of real estate-related assets in the U.S. and abroad; Global Retail Partners, L.P., which pursues investment opportunities in the retail and electronic commerce industries, and Phoenix Equity Partners II, which provides private equity capital to established European businesses with leading market shares.

         LEVERAGED EQUITY INVESTING. The Company's flagship fund, DLJ Merchant Banking Partners II, L.P. has committed capital of $3 billion, with 25% of the capital committed by DLJ and its employees. The fund makes investments in equity and mezzanine securities arising from leveraged acquisitions and recapitalizations, restructurings of over-leveraged companies and other similar types of transactions, which generally involve significant financial leverage. Since its inception in 1996, the fund has invested approximately $1.5 billion in 26 companies with an aggregate transaction value of more than $12 billion.

         DLJ INVESTMENT PARTNERS. DLJ Investment Partners, L.P. commenced operation in 1995 to pursue investments primarily in lower-risk mezzanine securities. The fund has committed capital of $500 million, including $100 million from the Company and its employees.

         DLJ REAL ESTATE CAPITAL PARTNERS. DLJ Real Estate Capital Partners, L.P., focuses on investments in a broad range of real estate and real estate-related assets in the U.S. and abroad. The fund has committed capital of approximately $680 million from its general and limited partners, including $100 million from the Company and its employees.

         GLOBAL RETAIL PARTNERS. Global Retail Partners, L.P., commenced operation in 1996 and focuses on growth retailing and electronic commerce opportunities. The fund has committed capital of approximately $150 million.

        PHOENIX EQUITY PARTNERS II. Phoenix Equity Partners II is a $220 million fund dedicated to investing in mid-market companies in Europe. The Fund focuses primarily on U.K. companies, invests in management buyouts and buy-ins and provides development or expansion capital for midmarket private companies. During 1998, the fund made four investments and is now two-thirds invested.

         DLJ BRIDGE FUND. The Company is the sponsor of the $750 million DLJ Bridge Fund ("the Bridge Fund") which is funded by a commitment from Equitable. The Bridge Fund provides short-term loans in connection with DLJ's merchant banking and financial advisory businesses. The Bridge Fund has a commitment of subordinated debt from Equitable for the total amount of the loans. Any loans made by the DLJ Bridge Fund are expected to be refinanced, and the outstanding amounts repaid, within a short-term period. The Company has also agreed to pay Equitable the amount, if any, by which any principal loss on an individual loan exceeds $150 million. At December 31, 1998, the Bridge Fund does not have any individual bridge loan outstanding in excess of $150 million. At December 31, 1998, the DLJ Bridge Fund had extended $295 million of short-term bridge loans, which are expected to be refinanced in the first quarter of 1999.

         SPROUT. Founded in 1969, Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry. Since the capitalization of Sprout's first fund at $11.5 million, ten major investment partnerships have been formed primarily for large institutional investors. Sprout has approximately $2 billion of committed capital and invests in early-stage, high-growth companies; management buyouts; and mezzanine financing of companies that are not yet ready to access the public capital markets. During 1998, Sprout raised $860 million to launch a new fund, Sprout Capital VIII that invests in growth companies at all stages of development. Sprout's investors are major public and corporate pension funds, endowments, insurance companies and wealthy individuals.

CAPITAL MARKETS GROUP
---------------------

EQUITIES DIVISION
-----------------

         RESEARCH. The Company's institutional equities research department consists of approximately 90 research analysts and associates, based in New York City, London and Hong Kong, who are engaged in the analysis of economic trends and a broad range of industries and companies. The department produces publications, studies and forecasts on economic conditions, financial markets, portfolio strategy, quantitative analysis, industry developments and individual companies. Consistent with DLJ's expansion in international markets, global research efforts were expanded in 1998. Coverage of the following industries was established: global oil and gas, airlines, airports, beverages, Latin American banks, Asian technology and global media and communications. Coverage of additional industries is planned for the first half of 1999.

         SALES AND TRADING. The Company's equity sales and trading operation covers nearly 2,000 of the world's largest institutional investors, in 50 countries around the world. The Company's trading strategy is client-driven. The Company does not accumulate large positions for its own account, but provides clients with liquidity by taking a position as a principal to facilitate their transactions. In U.S. equities trading, the Company's traders actively trade 95 percent of the S&P 500 companies. The over-the-counter desk makes markets in approximately 400 stocks. The Company has also expanded its convertible securities business, particularly in new issues.

         AUTRANET. Autranet Inc., a registered broker-dealer and member firm of the NYSE is active in the distribution of investment research products purchased from "independent originators." Independent originators are research specialists, not linked to a broker-dealer organization and range in size and scope from large economic consulting firms to individual freelance analysts.

         EQUITY DERIVATIVES. The Equity Derivatives Division, located in New York and London, provides institutional clients with research, trading and sales services in a broad range of products. The Company's activities in equity derivative products have focused primarily on product innovations in the design and origination of custom-tailored OTC options to meet the specific needs of customers rather than on hedging the firm's own position. The Company offers derivatives based on all traded products including equities, commodities, debt instruments, currencies and indices.

FIXED INCOME DIVISION
---------------------

         HIGH-YIELD BONDS. The High-Yield department is the number one ranked firm in the origination of high-yield bonds in the U.S. and Western Europe. The department provides institutional clients with research, trading and sales services and distributes non-investment-grade securities in connection with offerings underwritten by the Company.

         SENIOR BANK DEBT GROUP. The Senior Bank Debt Group syndicates leveraged loans and enters into commitments to extend credit primarily to non-investment grade borrowers. This group provides the Company's clients with the convenience of a single financing source. The group's base of institutional investors has expanded to include pension funds, mutual funds and insurance companies. In 1998, the Group acted as lead agent on 55 loans aggregating approximately $23 billion.

         INVESTMENT-GRADE CORPORATE BONDS. The Company is a major participant in the secondary trading and distribution of investment-grade corporate debt instruments and has consistently ranked as one of the top providers of credit research on those securities. In 1998, the Group introduced the Financial Engineering Desktop ("FED") to its clients. FED is a proprietary technology which provides live market data, state-of-the art analytics and historical information on investment-grade corporate debt.

         GOVERNMENT BONDS. The Company is a primary dealer in the $3 trillion market for U.S. Treasuries The Government Bond department acts as underwriter and market maker in U.S. Treasury bills, notes, bonds, and securities of Federal agencies. The Company also engages in the "stripping" of government and government-guaranteed bonds to create zero-coupon securities. It also trades treasury futures and options and develops hedging programs for its clients. Institutional clients include insurance companies, money managers, commercial banks, hedge funds and pension funds. The Government Bond department also maintains a money desk which provides financing for its daily trading inventory positions, and to a lesser extent, those of other fixed-income departments through the use of repurchase agreements. In addition it acts as an intermediary between borrowers and lenders of short-term funds utilizing repurchase and reverse repurchase agreements.

         REAL ESTATE FINANCE GROUP. The group provides capital and financial advisory services for major participants in the commercial and residential real estate markets. In 1998, approximately $6 billion was raised for clients. The Real Estate Finance Group also originates loans secured by multifamily and commercial properties and, acting as agent, places mortgage-backed debt for clients. The Company's commercial mortgage lending subsidiary, Column Financial, originates, acquires and enhances mortgage loans for securitization and sale to investors in the form of CMOs. During 1998, Column Financial originated over $2.5 billion in loans.

         FOREIGN EXCHANGE. The Company's Foreign Exchange Group began 24 hour trading in 1998. The Group serves broad ranges of clients worldwide, including multinational corporations, money managers, hedge funds, banks and high-net-worth individuals. The group is based in New York and London, and an operation in Asia is planned for 1999.

         DERIVATIVES. In 1998, a full-service unit was formed to provide hedging alternatives, linked to high-yield and investment-grade securities, to institutional investors and corporate issuers. Three types of derivative products are offered: interest rate derivatives, emerging markets derivatives and credit-structured products. This unit has offices in New York, London, Hong Kong and Tokyo.

         RESEARCH. The Fixed Income Research Group provides investment analysis and recommendations on more than 500 issuers. In addition, the Group provides proprietary research on a variety of structured products and global economic analyses.

FINANCIAL SERVICES GROUP
------------------------

         PERSHING DIVISION. Pershing is one of the leading providers of correspondent brokerage services to the world's financial institutions. Founded in 1939 and acquired by the Company in 1977, Pershing operates out of seven of the Company's domestic offices and London. Pershing provides execution and clearance services to over 600 correspondents, which collectively maintain over
2.5 million active customer accounts holding more than $279 billion of assets at December 31, 1998. Pershing maintains broad execution coverage of all U.S. securities exchanges, supported by extensive in-house trading desks for institutional block and retail orders, as well as OTC securities, all fixed-income products, mutual funds and money market funds. As a wholesaler of trading, execution, clearing and information management activities, Pershing offers its services on a fee-for-service basis.

         Through their affiliation with Pershing, correspondent firms also have access to a broad selection of investment products for their customers, including investment related insurance products, retirement plans, a precious metals storage program, central asset accounts, and managed wrap accounts. In addition, Pershing makes information and recommendations provided through its own research analysts' action-oriented opinions and advice available to its correspondents.

         Sophisticated communications and information management is a cornerstone of Pershing's service. Pershing's computer-directed communications system provides Pershing's correspondents with a link to major financial markets around the world. Pershing's proprietary software systems allow online order entry and reporting. Pershing also maintains extensive operational and informational systems for its correspondents.

         LONDON GLOBAL SECURITIES. London Global Securities, with operations in London and Australia, provides securities lending and financing services to institutional investors in 25 countries.

         DLJDIRECT. DLJdirect is a leading provider of online discount brokerage and related investment services, offering customers automated securities order placement and information and research capabilities through the Internet and online service providers. DLJdirect's broad range of investment services is targeted at self-directed, sophisticated online investors, who on average have higher account balances than other online investors. DLJdirect was one of the pioneers of online investing. DLJdirect started in the online brokerage business in September 1988 under the name PC Financial Network. In September 1997, PC Financial Network changed its name to DLJdirect and relaunched its Internet site as DLJdirect (www.dljdirect.com). In its ten year history, DLJdirect has been recognized as a high-quality provider of online brokerage services.

     DLJdirect's investment services and products include:
      o online order entry for stocks, options mutual funds and U.S. Treasury securities
      o access to selected DLJ-managed initial public offerings and other equity offerings
      o  company and industry research from DLJ
      o DLJdirect's MarketSpeed(TM), its proprietary software with enhanced graphics and greater ease of use permitting DLJdirect's customers to access DLJdirect's online services an average of five times faster than other major Internet brokers
      o stock and mutual fund evaluation tools, including its proprietary StockScan(TM) for screening over 9,500 public companies and its proprietary FundScan(TM) for analyzing over 7,000 mutual funds
      o research and analysis from independent research organizations, including Standard & Poor's, Zacks Investment Research Incorporated and Thomson Investors Network
      o  daily market commentary from TheStreet.com and Briefing.com

         DLJdirect's in-house technology group develops Internet-based products for DLJ businesses as well as independent clients.

     On March 17, 1999 the Company filed a Registration Statement with the Securities and Exchange Commission relating to a proposed initial public offering of a new class of common stock that will track the performance of DLLJdirect, its on line brokerage business.

         INVESTMENT SERVICES GROUP. The Investment Services Group offers a full range of investment and portfolio services to high-net-worth individual investors and medium to smaller size financial institutions and corporations. At the end of 1998, the Group had ten offices in the U.S. and one in London. The London office has global trading capabilities in a broad range of equity, fixed income and derivative products and also offers a Swiss banking facility. In 1998, the Group introduced DLJ Preferred Advisors, which enables clients to choose from ten professionally managed portfolios in five equity investment classes. In 1999, clients qualifying for DLJ Private Client Service will be able to trade online, in addition to reviewing account balances, accessing DLJ research and obtaining information on DLJ lead-managed securities offerings.

         ASSET MANAGEMENT GROUP. The Asset Management Group consists of two divisions: Wood, Struthers & Winthrop and DLJ Investment Management Corporation. The group specializes in individual and institutional investment management and has a total of $17.6 billion of assets under management.

         Wood, Struthers & Winthrop Management Corp., founded in 1871, is a registered investment advisor, managing over $9 billion in assets at December 31, 1998. Wood, Struthers & Winthrop specializes in investment management, tax, trust and estate planning and has a client base of high-net-worth individuals and families. Wood, Struthers & Winthrop manages portfolios of both stocks and bonds, balancing risk and return to meet a client's objectives for growth and capital preservation. The professional staff of Wood, Struthers & Winthrop is experienced in portfolio management, investment research, tax advice, financial planning and in providing personalized service to all of its clients. Through its WSW Capital Inc. subsidiary, the firm manages a $5.7 billion portfolio of private placements which it originated.

         Wood, Struthers & Winthrop is the investment advisor to a domestic family of five diversified open-end mutual funds. These funds consist of three U.S. equity funds and two fixed-income funds which aggregate approximately $709 million. In addition, Wood, Struthers & Winthrop and DLJ Investment Management Corp., are the advisors to the DLJ Winthrop Opportunity Funds, a family of diversified open-end mutual funds. These funds aggregate $178.6 million at December 31, 1998.

             Wood, Struthers & Winthrop has a limited purpose trust company subsidiary, Winthrop Trust Company, which provides tax, financial planning, custody and personal fiduciary services to its high-net-worth individual and family clients.

         DLJ Investment Management Corp. provides cash management services to institutional clients. During 1998, assets under management increased from $5 billion to $8 billion, a gain of 60 percent. In 1998, DLJ Investment Management Corp. launched the DLJ High-Yield Bond Fund, a $500 million closed-end investment company.

COMPETITION
-----------

         The Company encounters significant competition in all aspects of the securities business and competes worldwide directly with other domestic and foreign securities firms, a number of which have greater capital, financial and other resources than the Company. In addition to competition from firms currently in the securities business, there has been increasing competition from other sources, such as commercial banks and investment boutiques. As a result of pending legislative and regulatory initiatives in the U.S. to remove or relieve certain restrictions on commercial banks, it is anticipated that competition in some markets currently dominated by investment banks may increase in the future. Such competition could also affect the Company's ability to attract and retain highly skilled individuals to conduct its various businesses. The principal competitive factors influencing the Company's business are its professional staff, the firm's reputation in the marketplace, its existing client relationships, the ability to commit capital to client transactions and its mix of market capabilities. The Company's ability to compete effectively in securities brokerage and investment banking activities will also be influenced by the adequacy of its capital levels.

EMPLOYEES
---------

         At December 31, 1998, the Company had approximately 8,500 employees. Professional personnel receive salary as well as incentive compensation in the form of bonus and, in certain instances, through long-term incentive and/or other compensation plans. Most of the Company's securities sales force personnel receive a percentage of their gross revenues or a percentage of a specified revenue pool as compensation. Other employees receive a salary and, in certain cases, overtime compensation and compensation in the form of profit sharing. None of the Company's employees is represented by a labor union.

REGULATION
----------

         The Company's business, and the securities industry in general is subject to extensive regulation in the U.S. at both the Federal and state level, as well as by industry Self Regulatory Organizations ("SROs"). A number of Federal regulatory agencies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. The Securities and Exchange Commission (the "Commission") is the Federal agency that is primarily responsible for the regulation of broker-dealers and investment advisors doing business in the U.S., and the Commodity Futures Trading Commission ("CFTC") is primarily responsible for the regulation of futures commission merchants. In addition, the Department of the Treasury and the Municipal Securities Rulemaking Board have the authority to promulgate regulations relating to U.S. government and agency securities and to municipal securities, respectively, and the Board of Governors of the Federal Reserve System promulgates regulations applicable to certain securities credit transactions. Broker-dealers and investment advisers are subject to registration and regulation by state securities regulators in those states in which they conduct business. Industry SROs, each of which has authority over the firms that are its members, include the NASD, the NYSE, and other securities exchanges, the National Futures Association ("NFA") and the commodities exchanges. Certain of the Company's international broker-dealer subsidiaries are subject to the regulatory requirements of non-U.S. securities financial regulatory authorities.

         Each of DLJSC, Pershing Trading Company, L.P. ("Pershing Trading"), DLJdirect and Autranet (collectively, the "U.S. Broker-Dealers") is registered as a broker-dealer with the Commission and is a member of, and subject to regulation by, a number of securities industry SROs, including the NYSE and/or the NASD. Both DLJSC and Pershing Trading are, in addition to being NYSE members, members of most other major U.S. securities exchanges. DLJSC is also registered as a broker-dealer in all 50 states and the District of Columbia, as a futures commission merchant with the CFTC, as an investment adviser with the Commission and in certain states, is also designated a primary dealer in U.S. government securities by the Federal Reserve Bank of New York. In connection with its business as a futures commission merchant, DLJSC is also a member of, and subject to regulation by, the NFA and the Chicago Board of Trade ("CBOT"). Pershing Trading, Autranet and DLJdirect are registered as broker-dealers in a number of states. Wood, Struthers & Winthrop Management Corp. and DLJ Investment Partners, Inc. are registered with the Commission and, in certain states as an investment adviser. The Company also has certain other direct and indirect subsidiaries that are registered with the Commission and certain states or with other regulatory authorities as broker-dealers or investment advisers. Winthrop Trust Company is regulated by the New York State Banking Department.

         As a result of registration and SRO memberships, the U.S. Broker-Dealers are subject to overlapping schemes of regulation, which cover all aspects of their securities business. Such regulations cover matters including capital requirements, the use and safekeeping of customers' funds and securities, recordkeeping and reporting requirements, supervisory and organizational procedures intended to assure compliance with securities laws and rules of the SRO's and to prevent the improper trading on "material nonpublic" information, employee-related matters, limitations on extensions of credit in securities transactions, required procedures for trading on securities exchanges and in the over-the-counter market, and procedures for the clearance and settlement of trades. A particular focus of the applicable regulations concerns the relationship between broker-dealers and their customers. As a result, the U.S. Broker-Dealers in some instances may be required to make "suitability" determinations as to certain customer transactions, are limited in the amounts that they may charge customers, cannot trade ahead of their customers and must make certain required disclosures to their customers.

         As investment advisers registered with the Commission, Wood, Struthers & Winthrop Management Corp. and DLJSC are subject to the requirements of the Investment Advisers Act of 1940 and the Commission's regulations thereunder. Such requirements relate to, among other things, limitations on the ability of investment advisers to charge performance-based or non-refundable fees to clients, recordkeeping and reporting requirements, disclosure requirements, limitations on principal transactions between an adviser or its affiliates and advisory clients, as well as general anti-fraud prohibitions. The state securities law requirements applicable to registered investment advisers are in certain cases more comprehensive than those imposed under the Federal securities laws.

         DLJSC, as a registered futures commission merchant, is subject to the capital and other requirements of the CFTC under the Commodity Exchange Act. These requirements include the provision of certain disclosure documents, prohibitions against trading ahead of customers and other fraudulent trading practices, provisions as to the handling of customer funds and reporting and recordkeeping requirements.

     In addition to being regulated in the U.S., the Company's business is subject to regulation by various foreign governments and regulatory bodies. The Company does business in the international equity and fixed income markets and undertakes investment banking activities through several of its London subsidiaries. These broker-dealer subsidiaries are subject to regulation by the Securities and Futures Authority ("SFA"), which governs all aspects of a United Kingdom investment business, including regulatory capital, sales and trading practices, use and safekeeping of customer funds and securities, recordkeeping, margin practices and procedures, registration standards for individuals, periodic reporting and settlement procedures. In addition, the Company has broker-dealer subsidiaries which are subject to regulation, including capital requirements, imposed by the Securities and Futures Commission ("SFC") of Hong Kong and the Ontario Securities Commission.

         Additional legislation and regulations, including those relating to the activities of affiliates of broker-dealers, changes in rules promulgated by the Commission, the CFTC or other U.S. or foreign governmental regulatory authorities and SRO's or changes in the interpretation or enforcement of existing laws and rules may adversely affect the manner of operation and profitability of the Company.

         The Company's businesses may be materially affected not only by regulations applicable to them as a financial market intermediary, but also by regulations of general application. For example, the volume of the Company's underwriting, merger and acquisition and merchant banking businesses in any year could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. From time to time, various forms of anti-takeover legislation and legislation that could affect the benefits associated with financing leveraged transactions with high-yield securities have been proposed that, if enacted, could adversely affect the volume of merger and acquisition and merchant banking business, which in turn could adversely affect the Company's underwriting, advisory and trading revenues related thereto.

         The Company believes that it is in material compliance with the regulations described herein.

         In addition, several states, including New York, which is Equitable Life's state of domicile, regulate transactions between an insurer and its affiliates under insurance holding company acts. Under such laws and an undertaking submitted by Equitable Life to the New York State Insurance Department, certain transactions between the Company, on the one hand, and Equitable Life and its subsidiaries on the other, may be subject to prior notice or approval of the New York State Insurance Department depending on the size of such transactions.

CAPITAL REQUIREMENTS
--------------------

         DLJSC, Pershing Trading, DLJdirect and Autranet are broker-dealers registered with the Commission and subject to the capital requirements of the Commission. In addition, as member firms of the NYSE and/or NASD, they are subject to the capital requirements of their respective SRO. These capital requirements specify minimum levels of capital, computed in accordance with regulatory requirements ("net capital"), that the U.S. Broker-Dealers are required to maintain and also limit the amount of leverage that the U.S. Broker-Dealers are able to obtain in their businesses. As a futures commission merchant, DLJSC is also subject to the capital requirements of the CFTC and the CBOT. Compliance with regulatory capital requirements could limit those operations of the U.S. Broker-Dealers that require the intensive use of capital, such as DLJSC's underwriting and trading activities, and the financing of customer account balances, and also restrict the Company's ability to pay dividends, pay interest, repay debt, and redeem or purchase shares of its outstanding capital stock. A change in such rules, or the imposition of new rules, affecting the scope, coverage, calculation or amount of capital requirements, or a significant operating loss or any unusually large charge against capital, would adversely affect the ability of the Company to pay dividends or to expand or even maintain present levels of business. The Company believes that at all times the U.S. Broker-Dealers have been in compliance in all material respects with the applicable minimum capital rules of the Commission, the NYSE, the CFTC and the CBOT.

         The Company's non-U.S. broker-dealer subsidiaries may be subject to the net capital requirements imposed by foreign financial regulatory authorities. At December 31, 1998 and 1997, the Company's foreign broker-dealer subsidiaries were in compliance with all applicable regulatory capital adequacy requirements.

ITEM 2.  PROPERTIES
         ----------

         The Company's principal executive offices are presently located at 277 Park Avenue, New York, New York and occupy approximately 1.2 million square feet under a lease expiring in 2021. The Company has leased space at 280 Park Avenue, New York, New York, aggregating approximately 190,000 square feet under a lease expiring at various dates through 2014. The Company also leases space at 120 Broadway, New York, New York, aggregating approximately 94,000 square feet. This lease expires in 2006.

         The Company's principal London-based broker-dealer subsidiary is located at 99 Bishopsgate and occupies approximately 98,000 square feet under a lease expiring in 2011. In 1998, the Company entered into a lease at 111 Old Broad Street aggregating approximately 130,000 square feet. This lease expires in 2018.

         Pershing also leases approximately 460,000 square feet in Jersey City, New Jersey, under leases that expire at various dates through 2009. The Company also owns land and a building with approximately 142,000 square feet in Florham Park, New Jersey.

         The Company leases an aggregate of approximately 730,000 square feet for its domestic and international regional offices, the leases for which expire at various dates through 2014. Other domestic offices are located in Atlanta, Austin, Boston, Chicago, Dallas, Houston, Jersey City, Los Angeles, Menlo Park, Miami, Oak Brook, Philadelphia and San Francisco. Its foreign office locations are Bangalore, Buenos Aires, Geneva, Hong Kong, London, Lugano, Mexico City, Moscow, Paris, Sao Paulo, Seoul and Tokyo.

         The Company believes that its present facilities are adequate for its current needs.

ITEM 3.  LEGAL PROCEEDINGS
         -----------------

         Beginning on March 25, 1991, Dayton Monetary Associates and Charles Davison, along with more than 200 other plaintiffs, filed several complaints against DLJSC and a number of other financial institutions and several individuals in the U.S. District Court for the Southern District of New York. The plaintiffs allege that DLJSC and other defendants violated civil provisions of RICO by inducing plaintiffs to invest over $40 million during the years 1978 through 1982 in The Securities Groups, a number of tax shelter limited partnerships. The plaintiffs seek recovery of the loss of their entire investment and an approximately equivalent amount of tax-related damages. Judgments for damages under RICO are subject to trebling. Discovery is complete. DLJSC's motions for summary judgments were denied in April 1998. Trial has been scheduled for May 17, 1999. DLJSC believes that it has meritorious defenses to the complaints and is contesting the suits vigorously.

         In October 1995, DLJSC was named as a defendant in a purported class action filed in a Texas State Court on behalf of the holders of $550.0 million principal amount of subordinated redeemable discount debentures of National Gypsum Corporation ("NGC") canceled in connection with a Chapter 11 plan of reorganization for NGC consummated in July 1993. The State Court named plaintiff also filed an adversary proceeding in the U.S. Bankruptcy Court for the Northern District of Texas seeking a declaratory judgment that the confirmed NGC plan of reorganization does not bar the class action claims. Subsequent to the consummation of NGC's plan of reorganization, NGC's shares traded for values substantially in excess of, and in 1995 NGC was acquired for a value substantially in excess of, the values upon which NGC's plan of reorganization was based. The two actions arise out of DLJSC's activities as financial advisor to NGC in the course of NGC's Chapter 11 reorganization proceedings. The class action complaint alleges that the plan of reorganization submitted by NGC was based upon projections by NGC and DLJSC which intentionally understated forecasts, and provided misleading and incorrect information to hide NGC's true value and that defendants breached their fiduciary duties by, among other things, providing false, misleading or incomplete information to deliberately understate the value of NGC. The class action complaint seeks compensatory and punitive damages purportedly sustained by the class. On October 10, 1997, DLJSC and others were named as defendants in a new adversary proceeding in the Bankruptcy Court brought by the NGC Settlement Trust, an entity created by the NGC plan of reorganization to deal with asbestos-related claims. The Trust's allegations are substantially similar to the claims in the State Court action. On January 21, 1998, the Bankruptcy Court ruled that the State Court plaintiff's claims were not barred by the NGC plan of reorganization insofar as they alleged nondisclosure of certain cost reductions announced by NGC in October 1993. DLJSC has appealed the Bankruptcy Court's ruling. On May 7, 1998, DLJSC and others were named as defendants in a second action in a Texas State Court brought by the NGC Settlement Trust. The allegations of this second Texas State Court action are substantially similar to those of the earlier class action pending in State Court. In an amended order dated January 5, 1999, the State Court granted the class action plaintiff's motion for class certification. In an order dated March 1, 1999, the State Court granted motions for summary judgment filed by DLJSC and the other defendants. The plaintiffs have indicated that they intend to appeal. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaints.

         On January 26, 1996, a purported purchaser of certain notes and warrants to purchase shares of common stock of Rickel Home Centers, Inc. ("Rickel") filed a class action complaint against DLJSC and certain other defendants for unspecified compensatory and punitive damages in the U. S. District Court for the Southern District of New York. The suit was brought on behalf of the purchasers of 126,457 units consisting of $126,457,000 aggregate principal amount of 13 1/2% senior notes due 2001 and 126,457 warrants to purchase shares of common stock of Rickel (the "Units") issued by Rickel in October 1994. The complaint alleges violations of federal securities laws and common law fraud against DLJSC, as the underwriter of the Units and as an owner of 7.3% of the common stock of Rickel, Eos Partners, L.P. and General Electric Capital Corporation, each as owners of 44.2% of the common stock of Rickel, and members of the board of directors of Rickel, including a DLJSC managing director. The complaint seeks to hold DLJSC liable for alleged misstatements and omissions contained in the prospectus and registration statement filed in connection with the offering of the Units, alleging that the defendants knew of financial losses and a decline in value of Rickel in the months prior to the offering and did not disclose such information. The complaint also alleges that Rickel failed to pay its semi-annual interest payment due on the Units on December 15, 1995 and that Rickel filed a voluntary petition for reorganization pursuant to Chapter 11 of the Bankruptcy Code on January 10, 1996. In April 1998, DLJSC's motion to dismiss the complaint against it was denied, and plaintiff's motion for class certification was denied. In December 1998, the motion of two other potential class representatives to intervene in the action was denied. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint.

         On January 24, 1997, various money management firms and others who allegedly purchased and/or beneficially owned $116 million aggregate principal amount of Senior Subordinated Notes (the "Notes") issued in May 1994 by Mid-American Waste Systems, Inc. ("Mid-American") filed a complaint against DLJSC and a number of other financial institutions and several former officers and directors of Mid-American in the Court of Common Pleas, Franklin County, Ohio. The action seeks rescission, compensatory and punitive damages. The suit alleges violations of federal securities laws and the Ohio Securities Act, and common law fraud, aiding and abetting common law fraud, negligent misrepresentation, breach of contract, breach of fiduciary duty/acting in concert and negligence. DLJSC was an underwriter for the initial offering of the Notes. The Notes went into default in February 1996 and Mid-American filed a voluntary petition for reorganization pursuant to Chapter 11 of the United States Bankruptcy Code in January 1997. The complaint seeks to hold DLJSC liable for various alleged misrepresentations and omissions contained in the prospectus for the Notes and other filings and for various oral representations concerning the Notes, which plaintiffs claim were false and misleading. Fact discovery is complete and expert discovery is ongoing. Both DLJSC and plaintiffs filed motions for summary judgment, all of which are pending. Trial is currently scheduled to commence on May 4, 1999. Other alleged purchasers and/or beneficial owners of an additional $15 million aggregate principal amount of the Notes issued by Mid-American described above filed two additional lawsuits against DLJSC both in the U.S. District Court for the Southern District of Ohio, on April 14, 1997 and December 30, 1997. The allegations are substantially similar to those described above. Discovery in these actions, consolidated with fact discovery in the Ohio state court action described above, is still ongoing. No trial date has been set in either case. On July 31, 1998, DLJSC filed a motion to dismiss the later filed action for lack of timely service of valid process, which is pending. DLJSC believes that it has meritorious defenses to all of the allegations contained in all of the complaints described above and is contesting the suits vigorously.

         On January 20, 1999, the Plan Administrator for the bankruptcy estate of Mid-American, represented by counsel for plaintiffs in the Ohio state court action against DLJSC described above, filed another action against DLJSC and other financial institutions, several individuals and two law firms in the Supreme Court of the State of New York based on factual allegations similar to those made in the Ohio state court action. The actions seeks compensatory and punitive damages. The plaintiff alleges claims against DLJSC for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, professional malpractice, common law fraud, constructive fraud, aiding and abetting common law fraud, negligence, negligent misrepresentation and breach of contract. The complaint alleges that, as an underwriter, DLJSC is liable for alleged misrepresentations and omissions in the prospectus for the Mid-American Senior Subordinated

Notes, and that, as Mid-American's financial advisor after the initial offering, DLJSC allegedly knew or should have known about and should have disclosed to Mid-American that Mid-American's financial condition was precarious and that publicly disclosed documents were false and misleading regarding Mid-American's finances and operations. There has been no discovery or other proceedings in this action. DLJSC believes that it has meritorious defenses to all of the allegations contained in the complaint and will contest the suit vigorously.

         In addition to the matters described above, the Company has been named as a defendant in various civil actions and arbitrations arising out of its activities as a broker-dealer in securities, as an underwriter and as an employer and arising out of alleged employee misconduct. The Company is also involved, from time to time, in proceedings with, and investigations by, governmental agencies and SRO's. See "Regulation." The Company does not believe that any such matters, claims or investigations will have a material adverse effect on its results of operations or its consolidated financial condition.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
          ---------------------------------------------------

During the fourth quarter of 1998, no matters were submitted to a vote of security holders.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND
         -----------------------------------------
         RELATED STOCKHOLDER MATTERS
         ---------------------------

Market and Dividend Information *
---------------------------------

The principal market for trading DLJ Common Stock is the New York Stock Exchange. Its stock symbol is "DLJ."

                                                   Quarters

      1998                        1st          2nd          3rd           4th
      ----                        ---          ---          ---           ---
      High....................   44 3/4         52         63 3/4        44 1/16
      Low.....................   31 3/8       42 5/16      24 1/8        20 3/8
      Common dividends........  $ .0625     $  .0625     $  .0625     $   .0625

                                                   Quarters

      1997                        1st          2nd          3rd           4th
      ----                        ---          ---          ---           ---
      High....................  23 11/16      32 1/8      35 25/32      43 13/16
      Low.....................    18          18 1/4      28  1/2          34
      Common dividends........  $  .0625    $  .0625     $  .0625      $  .0625


     The approximate number of holders of DLJ Common Stock at March 5, 1999, was 15,000.

     * All figures are adjusted for the two-for-one split of DLJ Common Stock that occurred on May 12, 1998.


                                         SELECTED CONSOLIDATED FINANCIAL DATA

                                                                    Years Ended December 31,
                                           1998              1997             1996              1995              1994
                                           ----              ----             ----              ----              ----
                                                         (In millions, except share and per share data)
Income Statement Data:

Revenues
--------
  Commissions.......................     $   854.7        $    690.2         $   573.3     $    460.2         $   376.1
  Underwritings.....................       1,077.7             905.6             755.6          473.3             290.7
  Fees..............................       1,191.7             767.3             470.0          369.1             281.3
  Interest, net (1).................       2,189.1           1,652.1           1,074.2          904.1             791.9
  Principal transactions-net:
    Trading.........................         (92.8)            363.2             394.0          333.1             136.1
    Investment......................         126.0             194.5             163.0          163.7              97.6
  Other.............................          60.6              67.6              60.7           55.1              35.0
                                        ----------        ----------        ----------     ----------        ----------
      Total revenues................       5,407.0           4,640.5           3,490.8        2,758.6           2,008.7
                                        ----------        ----------        ----------     ----------        ----------

Costs and Expenses
   Compensation and benefits........       2,231.7           1,908.2           1,538.8        1,261.4             897.8
   Compensation expense-
     Restricted stock units.........           -                   -                 -            6.2                 -
   Interest.........................       1,455.9           1,153.2             733.2          680.6             503.8
  Brokerage, clearing, exchange
     fees and other.................         258.6             231.4             201.3          168.1             135.6
  Occupancy and equipment...........         269.9             189.9             159.3          127.1              90.1
  Communications....................          89.8              64.0              53.7           42.8              36.6
  Other operating expenses..........         500.6             432.7             330.7          173.9             139.8
                                        ----------        ----------        ----------     ----------        ----------
      Total costs and expenses......       4,806.5           3,979.4           3,017.0        2,460.1           1,803.7
                                        ----------        ----------        ----------     ----------        ----------

Income before provision for
   Income taxes.....................         600.5             661.1             473.8          298.5             205.0
Provision for income taxes..........         229.7             252.8             182.5          119.4              82.0
                                        ----------        ----------        ----------     ----------        ----------

Net income..........................   $      370.8      $     408.3        $    291.3     $    179.1         $   123.0
                                       ============      ===========        ==========     ==========         =========

Dividends on preferred stock........   $       21.3      $      12.2        $     18.7     $     19.9         $    21.0
                                       ============      ===========        ==========     ==========         =========

Earnings applicable to
  Common shares.....................   $      349.5      $     396.1        $    272.6     $    159.2         $   102.0
                                       ============      ===========        ==========     ==========         =========

Weighted average common
  Shares outstanding (2):
     Basic..........................        119,260          110,318           106,600        101,140           100,000
                                       ============      ===========        ==========     ==========        ==========
     Diluted........................        131,980          125,498           118,712        103,160           102,950
                                       ============      ===========        ==========     ==========        ==========

Earnings per common share (2):
     Basic..........................   $       2.93      $      3.59        $     2.56     $     1.58       $      1.02
                                       ============      ===========        ==========     ==========       ===========
     Diluted........................   $       2.65      $      3.16        $     2.30     $     1.55       $       .99
                                       ============      ===========        ==========     ==========       ===========


                                                                    Years Ended December 31,
                                          1998              1997              1996             1995              1994
                                          ----              ----              ----             ----              ----
                                              (In millions, except share and per share data and financial ratios)

Balance Sheet Data (at end of period):
Securities purchased under
  agreements to resell and
  securities borrowed..............        $ 44,031.0        $ 43,227.4       $ 29,954.2        $ 27,793.1        $ 19,166.9
Total assets.......................          72,282.2          70,505.8         55,503.7          44,576.5          33,261.6
Securities sold under agreements
   to repurchase and securities              43,097.8          43,694.1         32,103.1          29,369.0          20,385.4
   loaned..........................
Long-term borrowings...............           3,482.0           2,128.2          1,325.4             958.9             539.9
Redeemable preferred stock ........             200.0             200.0            200.0             225.0             225.0
Stockholders' equity ..............           2,927.7           2,061.5          1,647.2           1,198.7             820.3

Other Financial Data (at end of period):
Book value per common share
  outstanding......................          $  20.44        $    15.72       $    12.40        $    10.25        $     8.21
Ratio of net assets to
   stockholders' equity (3)........              9.6x             13.2x           15.51x            14.00x            17.18x
Ratio of long-term borrowings
  to total capitalization (4)......              0.52              0.48             0.40              0.37              0.30
Return on average equity (5).......             16.5%             24.1%            20.6%             17.1%             13.1%
Ratio of earnings to fixed charges.             1.13x             1.16x            1.16x             1.11x             1.10x
Ratio of earnings to combined
   fixed charges and preferred
   stock                                        1.13x             1.16x            1.16x             1.10x             1.09x
   dividends (6)...................


(1) Interest is net of interest expense to finance U.S. government, agency and mortgage-backed securities of $3.0 billion, $2.9 billion, $2.1 billion, $2.0 billion and $1.6 billion, respectively.

(2) Basic earnings per common share amounts have been calculated by dividing earnings applicable to common shares (net income less preferred dividends) by the weighted average common shares outstanding i.e., excluding the effect of potentially dilutive securities. Diluted earnings per common share also include the dilutive effects of common stock issuable under the Restricted Stock Unit Plan and the dilutive effect of options and convertible debt under the treasury stock method and "if-converted" method, respectively.

    The weighted average common shares outstanding and earnings per common share amounts are pro forma for the year ended December 31, 1994. Pro forma diluted earnings per common share are calculated by dividing earnings applicable to common shares (net income less preferred dividends), by the pro forma weighted average number of diluted common shares outstanding. Pro forma common shares outstanding represent actual historical shares outstanding adjusted for the dilutive effect of the Restricted Stock Units (RSUs) using the treasury stock method.

(3) Net assets are total assets excluding securities purchased under agreements to resell and securities borrowed.

(4) Long-term borrowings and total capitalization (the sum of long-term borrowings, preferred stock and stockholders' equity) exclude current maturities (one year or less) of long-term borrowings.

(5) After payment of dividends on the Company's preferred stock.

(6) For the purpose of calculating the ratio of earnings to combined fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before the provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
          -----------------------------------------------------------
                           AND RESULTS OF OPERATIONS
                           -------------------------

BUSINESS ENVIRONMENT
--------------------

         The Company's principal business activities, investment and merchant banking, securities sales and trading and correspondent brokerage services are, by their nature, highly competitive and subject to general market conditions, volatile trading markets and fluctuations in the volume of market activity. Consequently, the Company's net income and revenues have been and are likely to continue to be, subject to wide fluctuations, reflecting the impact of many factors beyond the Company's control including the state of the global economy, securities market conditions, the level and volatility of interest rates, competitive conditions and the size and timing of transactions.

         The unprecedented volatility in the global capital markets in 1998 had a significant negative impact on revenue and net earnings in the financial services industry. The collapse of the Russian economy in mid-year and the economic conditions in Japan, Asia and in worldwide emerging markets led to the widespread sell-off of fixed income and equity securities throughout the world. After the Russian crisis, there was a flight to quality resulting in increased purchases of U.S. government securities and larger spreads between these and almost all other fixed income securities. In the U.S. these conditions diminished liquidity and greatly reduced fixed income and equity underwriting. The effect was particularly damaging in the high yield sector and emerging markets. These same conditions negatively impacted fixed income and equity markets worldwide which resulted in efforts by the Federal Reserve Bank to restore liquidity to the capital markets by cutting interest rates three times in the latter stages of 1998. The investment climate improved so that most market indices rebounded into positive returns.

         Although the merger market was also impacted by the global market turmoil in the third quarter, worldwide merger and acquisition activity increased 54% over 1997. Equity and high yield underwriting declined significantly during the third and fourth quarters due to extreme market volatility and illiquidity. Initial public offering ("IPO") activity declined for the second consecutive year.

RESULTS OF OPERATIONS
---------------------

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997
---------------------------------------------------------------------

         For 1998, total revenues of $5.4 billion increased $766.6 million or 16.5%. During 1998, revenues increased primarily as a result of increases in commissions, fees, underwriting revenues and net interest income offset in part by decreases in trading and investment gains. Changes in net revenues from external sources for each of the Company's industry segments were: Banking Group revenues increased by $271.3 million primarily as a result of increased underwriting and fees; Capital Markets Group revenues decreased by $17.6 million principally as a result of decreased trading revenues in fixed income offsetting increases in commissions and underwriting revenues in institutional equities and fixed income; Financial Services Group revenues increased $185.4 million primarily as a result of increased brokerage and correspondent clearance commissions and fees from asset management activities. Net revenues in 1998 include $5.0 million related to the Emerging Markets Group. This represents a decrease of $112.8 million from net revenues in 1997 as a result of losses incurred primarily from the collapse of the Russian economy. The Company ceased its proprietary trading in emerging markets in September 1998 and eliminated the bulk of its trading positions during the fourth quarter of 1998.

         Commission revenues increased $164.5 million or 23.8% to $854.7 million due to increased levels of activity in virtually all business groups. This increase is consistent with the increased volume on major exchanges during the year.

         Underwriting revenues increased $172.1 million or 19.0% to $1,077.7 million. During 1998, the Company experienced market share increases in equity, convertibles and high yield underwriting.

         Fee revenues increased $424.4 million or 55.3% to $1,191.7 million. These results primarily reflect the Company's continuing market share growth in merger and acquisition advisory services. During 1998, asset management and other advisory service activities also increased.

         Interest, net of interest expense to finance U.S. government, agency and mortgage-backed securities, increased $537.0 million or 32.5% to $2,189.1 million. The bulk of the increase occurred in the stock loan/borrowed business. In addition, increases in domestic and foreign margin balances and higher levels of foreign fixed income securities, primarily in the Emerging Markets area prior to the Company's withdrawal from that activity, resulted in increases in interest income.

         Principal transactions-net, trading revenues decreased by $456.0 million or 125.5% to $(92.8) million primarily in the Emerging Markets and High Yield areas.

         Principal transactions-net, investment revenues decreased $68.5 million or 35.2% to $126.0 million. The decrease is primarily due to a lower amount of realized gains from securities sold coupled with a reduced increase in fair value of investments remaining in the portfolio, as a result of volatile market conditions throughout the year, but in particular during the second half of the year. In 1998, realized gains on sales of investments were $117.1 million, net unrealized carrying values increased $8.9 million, including $5.6 million to eliminate net unrealized depreciation on investments sold, and a $3.3 million increase in net unrealized appreciation on retained investments.

         Other revenues decreased $7.0 million or 10.3% to $60.6 million. Other revenues consist primarily of dividends and miscellaneous transaction revenues.

         Total costs and expenses for 1998 increased $827.2 million or 20.8% to $4,806.5 million. During 1998, the Company started a non-dollar international equities group, expanded its Banking Group in the U.S. and internationally, established a high-yield business in London and generally increased capacity in its processing oriented businesses to handle significantly increased levels of activity.

         Compensation and benefits increased $323.5 million or 17.0% to $2,231.7 million. Incentive and production-related compensation increased 9.0%. Base compensation, including benefits and all payroll taxes, increased by 40.0% due to the hiring of more senior level executives by various business groups. Full-time personnel increased 1,412 or 20.0% to 8,465 at year-end 1998.

         Interest expense increased $302.7 million or 26.2% to $1,455.9 million. Most of this increase was related to the financing of Pershing's domestic and foreign stock loan/borrowed business.

         As noted below, all other expenses increased $201.0 million or 21.9% to $1,119.0 million.

         Brokerage, clearing, exchange fees and other expenses increased $27.2 million due to increased share volume and transaction fee payments. Occupancy and equipment costs increased $80.1 million as a result of the Company's domestic and international expansion. Communications costs increased $25.8 million due to expanded facilities and the overall growth in professional staff. All other operating expenses increased $67.9 million. These expenses include professional fees, travel and entertainment, and printing and stationery, which increased $61.7 million reflecting an overall increase in business activity and including the costs for the Year 2000 project (see "Year 2000").

         The changes in income before income taxes for each industry segment were: Banking Group pre-tax income increased by $33.9 million, as a result of increased profitability in the Company's investment and merchant banking activities; Capital Markets Group pre-tax income decreased by $128.6 million due to decreased trading revenues in the fixed income area and the investment spending related to the development of a non-dollar international equities business; Financial Services Group pre-tax income increased by $28.0 million as a result of increased commissions and fees from the Company's correspondent clearing and asset management businesses.

         The Company's income tax provision for 1998 and 1997 was $229.7 million and $252.8 million, respectively, which represented a 38.3% and 38.2% effective tax rate for each period.

         Net income for 1998 decreased $37.5 million or 9.2% to $370.8 million. Using the treasury stock method diluted earnings per common share were $2.65 for 1998 and $3.16 for 1997.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996
---------------------------------------------------------------------

         For 1997, total revenues of $4,640.5 million increased $1,149.7 million or 32.9%. During 1997, revenues increased in all of the Company's major areas of activity. Changes in net revenues from external sources for each of the Company's industry segments were: Banking Group revenues increased by $375.3 million primarily as a result of increased underwriting activity and fees; Capital Markets Group revenues increased by $192.3 million principally as a result of increased commission revenues in domestic equities and increased fixed income underwriting revenues particularly in the high yield group; Financial Service Group revenues increased $113.2 million primarily as a result of an increase in commissions and fees from asset management activities.

         Commission revenues increased $116.8 million or 20.4% to $690.2 million due to increased business in all areas. This increase is generally consistent with the overall growth in listed share volume on major equity exchanges.

         Underwriting revenues increased $150.0 million or 19.8% to $905.6 million. During 1997, the Company experienced increases in all areas of underwriting.

         Fee revenues increased $297.3 million or 63.3% to $767.3 million. Overall, revenue from merger and acquisition, private placements and other advisory services activities increased during 1997. In 1997, private equity capital raised for other investment organizations increased. In addition, fees from the Company's asset management group increased due to an increase in assets under management from $5.6 billion at year-end 1996 to $12.0 billion at year-end 1997.

         Interest, net of interest expense to finance U.S. government, agency and mortgage-backed securities, increased $577.9 million or 53.8% to $1,652.1 million. This increase was driven by higher levels of foreign fixed-income financing instruments in the Company's newly-acquired London Global Securities division and higher interest rates earned in the emerging markets business. The remaining increase was due to higher levels of inventory in the Fixed Income Division and increased customer margin balances at Pershing.

         Principal transactions-net, trading revenues decreased $30.8 million or 7.8% to $363.2 million.

         Principal transactions-net, investment revenues increased $31.6 million or 19.4% to $194.5 million. During 1997, realized gains on sales of investments were $160.0 million. Net unrealized carrying values increased $34.5 million, including $45.6 million to eliminate net unrealized depreciation on investments sold and a $11.1 million increase in net unrealized depreciation on retained investments.

         Other revenues increased $6.9 million or 11.4% to $67.6 million due to increased revenue sharing arrangements at Pershing. Other revenues consist primarily of dividends and miscellaneous transaction revenues.

         Total costs and expenses for 1997 increased $962.4 million or 31.9% to $3,979.4 million.

         Compensation and benefits increased $369.4 million or 24.0% to $1,908.2 million. Most of the increase was due to increased variable incentive and production-related compensation, which resulted from higher revenues and operating results. Base compensation, including benefits and payroll taxes, increased by 28.2% due to expansion in various business groups, consistent with the growth of the Company's international businesses. Incentive and production-related compensation increased 22.6%. Full-time personnel increased 1,168 or 19.8% to 7,053 at year-end 1997.

         Interest expense increased $420.0 million or 57.3% to $1,153.2 million. Most of this increase was related to expanded levels of inventory of fixed-income related products in the Real Estate Finance department and as a result of the London Global Securities acquisition.

         As noted below, all other expenses increased $173.0 million or 23.2% to $918.0 million.

         Brokerage, clearing, exchange fees and other expenses increased $30.1 million due to increased share volume, underwriting expenses and transaction fee payments. Occupancy and equipment costs increased $30.6 million as a result of the full-year impact of the firm's relocation and expansion of the Company's principal office in the U.S. and other domestic and international offices. During the fourth quarter of 1997, the Company moved its principal London operations to a new and expanded location. Communications costs increased $10.3 million due to expanded facilities and growth in professional staff. All other operating expenses increased $102.0 million. These expenses include data processing, professional fees, travel and entertainment, and printing and stationery, which increased $110.5 million reflecting an overall increase in business activity and costs for the Year 2000 project (see "Year 2000"). Increased advertising expenses relate primarily to a major national print, television and online advertising campaign on behalf of DLJdirect, the Company's online investing broker. This increase was offset by lower expenses on previously underwritten mortgage-related securities, the assets of which were sold in the fourth quarter of 1997.

         The changes in income before income taxes for each industry segment were: the Banking Group pre-tax income increased $116.0 million primarily as a result of increased profits in the investment banking area; Capital Markets Group pre-tax income increased $48.4 million as a result of increased underwritings in the high yield area offset by losses in institutional equities; and Financial Services Group pre-tax income increased $15.4 million due to increased commissions and fees from the Company's asset management activities.

         The Company's income tax provision for 1997 and 1996 was $252.8 million and $182.5 million, respectively, which represented a 38.2% and 38.5% effective tax rate for each period.

         Net income for 1997 rose $117.0 million or 40.1% to $408.3 million. Using the treasury stock method diluted earnings per common share were $3.16 for 1997 and $2.30 for 1996.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

         The Company's assets are highly liquid with the majority consisting of securities inventories and collateralized receivables, both of which fluctuate depending on the levels of proprietary trading and customer business. The collateralized receivables consist primarily of resale agreements and securities borrowed, both of which are secured by U.S. government and agency securities, marketable corporate debt and equity securities. In addition, the Company has significant receivables that turn over frequently from customers, brokers and dealers. To meet client needs, as a securities dealer, the Company may carry significant levels of trading inventories. As such, because of changes in customer needs, economic and market conditions and proprietary trading strategies, the Company's total assets or the components of total assets vary significantly from period to period. A relatively small percentage of total assets is fixed or held for a period of longer than one year. At December 31, 1998 and 1997, the Company's total assets were $72.3 billion and $70.5 billion, respectively.

         The majority of the Company's assets are financed through daily operations by repurchase agreements, securities sold not yet purchased, securities loaned, bank loans, and payables to brokers and dealers. Short-term funding is generally obtained at rates related to Federal funds, LIBOR and money market rates. Depending upon prevailing market conditions, other borrowing costs are negotiated. The Company monitors overall liquidity by tracking the extent to which unencumbered marketable assets exceed short-term unsecured borrowings.

         During 1998, the Company amended its $2.0 billion revolving credit facility to increase the aggregate commitment of banks thereunder to $2.8 billion, of which $1.7 billion may be unsecured. There were no borrowings outstanding under this agreement at December 31, 1998.

         Certain of the Company's businesses are capital intensive. In addition to normal operating requirements, capital is required to cover financing and regulatory requirements on securities inventories, merchant banking investments and investments in fixed assets. The Company's overall capital needs are continually reviewed to ensure that its capital base can appropriately support the anticipated needs of its business units as well as the regulatory capital requirements of subsidiaries. Based upon these analyses, management believes that the Company's debt and equity base is adequate for current operating levels.

During 1998, the Company has been active in raising additional long-term financing, including the issuance of $650.0 million 6 1/2% Senior Notes, $250.0 million 6% Senior Notes and $350.0 million medium-term notes. In the third quarter of 1998, a subsidiary of the Company issued non-recourse Senior Secured and Senior Subordinated Secured Floating Rate Notes in the principal amounts of $200.0 million and $250.0 million due March 15, 2005 and September 15, 2005, respectively. At December 31, 1998, a portfolio of investments, primarily senior bank debt valued at $441.0 million, collateralizes the non-recourse notes. In addition, in May 1998, the Company repaid its $325.0 million senior subordinated revolving credit agreement and terminated the related credit facility.

         In January 1998, the Company issued 3.5 million shares of Fixed/Adjustable Rate Cumulative Preferred Stock, Series B, with a liquidation preference of $50.00 per share ($175.0 million aggregate liquidation value).

         In January 1998, the Company commenced a $1.0 billion commercial paper program. Obligations issued thereunder (the "Notes") are exempt from registration under the Securities Act of 1933, as amended under Section 4(2) ("the Securities Act."). The Notes rank pari passu with the Company's other unsecured and unsubordinated indebtedness. At December 31, 1998, $30.9 million of Notes were outstanding under this program.

         In July 1998, the Company sold an aggregate of five million shares of newly issued common stock to its parent companies, Equitable and AXA for $300.0 million in a transaction exempt from the registration requirements of the Securities Act.

         On March 17, 1999 the Company filed a Registration Statement with the Securities and Exchange Commission relating to a proposed initial public offering of a new class of common stock that will track the performance of DLJdirect, its online brokerage business.

         In March 1999, the Company filed a shelf registration statement, which enables it to issue, from time to time, up to $2 billion of senior or subordinated debt securities or preferred stock. In March 1999, the Company issued $650 million of 5 7/8% Senior Notes due 2002 pursuant to such registration statement.

         The Company's current credit ratings of its long-term debt and commercial paper are as follows:

                                        Long-Term Debt        Commercial Paper
                                        --------------        ----------------
        Duff & Phelps                         A                     D-1
        Fitch IBCA                            A                     F-1
        Moody's                               A3                    P-2
        Standard & Poors                      A-                    A-2
        Thomson Bank Watch                    A+                   TBW-1

         The Company's principal wholly owned subsidiary, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") is subject to the capital requirements of the Securities and Exchange Commission, the New York Stock Exchange, Inc., the Commodities Futures Trading Commission and the Chicago Board of Trade, all of which regulate the general capital adequacy and liquidity of broker-dealers and/or futures commission merchants. DLJSC has consistently maintained capital substantially in excess of the minimum requirements of such capital rules. At December 31, 1998, DLJSC had aggregate regulatory "net capital," after adjustments required by Rule 15c3-1 under the Exchange Act, of approximately $1.2 billion, which exceeded minimum net capital requirements by approximately $1.1 billion and which exceeded the net capital required by DLJSC's most restrictive debt covenants by $777.0 million. Certain of the Company's London-based broker-dealer subsidiaries are subject to the requirements of the Securities and Futures Authority, a self-regulatory organization established pursuant to the United Kingdom Financial Services Act of 1986. Other U.S. and foreign broker-dealer subsidiaries of the Company are subject to net capital requirements of their respective regulatory agencies. At December 31, 1998, the Company and its broker-dealer subsidiaries were in compliance with all applicable regulatory capital adequacy requirements.

         The Company's overall capital and funding needs are continually reviewed to ensure that its capital base can support the estimated needs of its business units.

         The Company continues to explore potential acquisition opportunities as a means of expanding its business. Such opportunities may involve acquisitions which are material in size and may require the raising of additional capital.

CASH FLOWS
----------

Years Ended December 31, 1998, 1997 and 1996
--------------------------------------------

         At December 31, 1998, 1997 and 1996 cash and cash equivalents totaled $1,049.3 million, $273.2 million and $158.8 million, respectively, an increase of $776.1 million, $114.3 million and $51.1 million, respectively.

         Cash used in operating activities totaled $2.4 billion, $5.3 billion and $1.5 billion in 1998, 1997 and 1996, respectively. In 1998, there were increases in assets including securities borrowed of $3.4 billion, receivables from customers of $2.1 billion, and a decrease in financial instruments sold not yet purchased of $1.5 billion. These changes were offset by an increase in payables to customers of $1.8 billion and a decrease in financial instruments owned of $3.3 billion. In 1997, securities borrowed increased $11.2 billion and receivables from customers increased $1.2 billion. These increases in assets were offset by increases in operating liabilities including securities loaned of $5.0 billion, payables to customers of $1.2 billion and financial instruments sold not yet purchased of $1.0 billion. In 1996, financial instruments owned increased by $4.9 billion, receivables from brokers, dealers and other increased by $2.3 billion, and receivables from customers increased by $0.8 billion. These changes were offset by increases in financial instruments sold not yet purchased of $2.7 billion, increases in payables to brokers, dealers and other of $2.5 billion and payables to customers of $1.3 billion.

         In 1998, net cash used in investing activities of $334.0 million consisted primarily of purchases to expand the Company's domestic and international offices and net purchases of long-term corporate development investments. In 1997 and 1996, net cash used in investing activities of $216.0 million and $107.0 million, respectively, consisted primarily of purchases to move the Company's principal offices. Additionally, in 1997, cash was used for the purchases of long-term corporate development investments. While in 1996 cash was provided from the sales of long-term corporate development investments.

         In 1998, 1997 and 1996, net cash provided by financing activities totaled $3.5 billion, $5.6 billion, and $1.7 billion, respectively, of which $1.7 billion, $4.9 billion and $1.2 billion, respectively, was provided by short-term financings. In 1998, cash of $325.0 million was used to repay the subordinated revolving credit agreement, while $893.6 million was provided by issuing senior notes, $349.3 million was provided by issuing medium-term notes, $450.0 million was provided by issuing senior secured floating rate notes, $300.0 million was provided from the sale of Common Stock to Equitable/AXA, and $175.0 million was provided by issuing Series B Preferred Stock. In 1997, $347.8 million was provided by issuing global floating-rate notes, $359.6 million was provided by issuing medium-term notes and $118.5 million was provided by a drawdown of the subordinated revolving credit agreement. In 1996, cash of $105.5 million was used to repay Swiss Franc Bonds, $249.5 million was provided by issuing medium-term notes, $200.0 million was provided by issuing mandatorily redeemable preferred securities by the Company's wholly owned Trust, and $200.0 million was provided by issuing Series A Fixed/Adjustable Rate Cumulative Preferred Stock.

DERIVATIVE FINANCIAL INSTRUMENTS
--------------------------------

         Derivatives are financial instruments, the payments on which are linked to the prices, or relationships between prices, of securities or commodities, interest rates, currency exchange rates or other financial measures (collectively, "cash market instruments"). Derivatives enable the Company and its clients to manage their exposure to interest rates and currency exchange rates, and security and other price risks. Derivatives may include options, forward and futures contracts and swaps. Certain types of derivatives, including forwards and certain options, are traded in the over-the-counter ("OTC") markets. Other types of derivatives, including futures contracts and listed options, are traded on regulated exchanges. The Company uses derivatives primarily to provide products to its clients, rather than to cover its own positions.

         The Company has focused its derivative activities on writing OTC options contracts to accommodate its customers' needs, trading in forward contracts in U.S. government and agency issued or guaranteed securities, trading in futures contracts on equity-based indices, interest rate instruments, and foreign currencies, and issuing structured products based on emerging market financial instruments and indices.

         Options:
         --------

         The Company writes option contracts specifically designed to meet customers' needs. Since the Company, not its counterparty, is obligated to perform, the options do not expose the Company to credit risk. At the beginning of the contract period, the Company receives a cash premium. During the contract period, the Company bears the risk of unfavorable changes in the value of the financial instruments underlying the options ("market risk"). To cover this market risk, the Company purchases or sells cash or derivative financial instruments on a proprietary basis. Such purchases and sales may include debt and equity securities, forward and futures contracts and options. The counterparties to these purchases and sales are reviewed to determine whether they are creditworthy. Future cash requirements for options written equal the fair value of the options. Option contracts are typically written for a duration of less than 13 months and are included in the consolidated statements of financial condition at fair value.

         The notional (contract) value, or the market value for cash instruments, of the written options was $5.1 billion at year-end 1998 and $5.4 billion at year-end 1997. These options contracts were covered by the following financial instruments:

                                                                                       December 31,
                                                                                  1998              1997
                                                                                  ----              ----
                                                                                      (In millions)
         U.S. government, mortgage-backed
              securities and options thereon...............................     $ 3,396             $ 3,773
         Foreign sovereign debt securities.................................          89                  73
         Forward rate agreements...........................................          38                   -
         Futures contracts.................................................          76                 219
         Equities and other................................................       1,545               1,340
                                                                               --------            --------

                    Total..................................................     $ 5,144             $ 5,405
                                                                                =======             =======

         Forwards and Futures Trading:
         -----------------------------

         The Company enters into forward purchases and sales contracts for mortgage-backed securities and foreign currencies. In addition, the Company enters into futures contracts on equity-based indices, foreign currencies and other financial instruments as well as options on futures contracts. Forward and futures contracts are treated as off-balance sheet items. Market risk is the price movement on the notional value of the contracts.

         For forward contracts, cash is generally not required at inception; cash equal to the notional value on the contract is required at settlement. For futures contracts, the original margin is required in cash at inception; cash equal to the change in market value is required at settlement. Futures contracts are settled daily.

         For the years ended December 31, 1998 and 1997, respectively the average monthly fair values were approximately $(2.0) million and $(2.0) million for forward contracts and $(23.0) million and $1.0 million for futures contracts. At December 31, 1998 and 1997, respectively the receivables from or payables to brokers, dealers and other captions in the Company's consolidated statements of financial condition included net unrealized gains (losses) of approximately $(6.0) million and $6.0 million related to forward contracts and approximately $3.0 million and $(2.0) million related to futures contracts. For the years ended December 31, 1998, 1997 and 1996 unrealized gains and losses on forward and futures contracts are recorded in earnings. Net trading gains (losses) on forward contracts were $7.0 million, $(5.1) million and $39.0 million and net trading gains (losses) on futures contracts were $(86.0) million, $(24.0) million and $8.0 million, for the years ended
December 31, 1998, 1997, and 1996 respectively.


         Off balance sheet values:
                                                                                       December 31,
                                                                                  1998              1997
                                                                                  ----              ----
                                                                                      (in millions)
         Forward Contracts:
              Purchased at notional (contract) value.......................      $ 41,254          $ 18,366
              Sold at notional (contract) value............................      $ 39,767          $ 27,028

         Futures Contracts and Options on Future Contracts:
              Purchased at market value....................................      $  1,184          $    988
              Sold at market value.........................................      $  1,607          $  2,767


         Swaps
         -----

         The notional (contract) value of swap agreements, consisting primarily of interest rate and equity swaps, was approximately $8.0 billion and $686.9 million at December 31, 1998 and December 31, 1997, respectively. The notional or contract amounts indicate the extent of the Company's involvement in the derivative instruments noted above. They do not measure the Company's exposure to market or credit risk and do not represent the future cash requirements of such contracts.

MERCHANT BANKING AND BRIDGE LENDING ACTIVITIES
----------------------------------------------

         The Company's merchant banking activities include investments in various partnerships, for which subsidiaries of the Company act as general partner, as well as direct investments in connection with its merchant banking activities. At December 31, 1998, in connection with these merchant banking activities, the Company had investments of $380.7 million and had potential commitments to invest up to an additional $718.0 million.

         Equitable has committed, subject to approval by Equitable on a transaction-by-transaction basis, to provide $750.0 million of subordinated debt financing to the DLJ Bridge Fund. The Company has agreed to pay Equitable the first $25.0 million of aggregate principal losses incurred by Equitable with respect to all bridge loans. To the extent such payments by the Company do not fully cover any such losses incurred by Equitable, Equitable is entitled to receive all other distributions otherwise payable to the Company with respect to DLJ Bridge Fund activities until such losses have been recovered. The Company has also agreed to pay Equitable the amount, if any, by which any principal loss on an individual loan exceeds $150.0 million. At December 31, 1998, the DLJ Bridge Fund does not have any individual bridge loan outstanding in excess of $150.0 million. At December 31, 1998, the DLJ Bridge Fund had extended $295.0 million of short-term bridge loans, which are expected to be refinanced in the first quarter of 1999.

HIGH-YIELD AND NON-INVESTMENT GRADE SECURITIES
----------------------------------------------

         The Company underwrites, trades, sells and holds high-yield and non-investment-grade securities. Non-investment-grade securities are securities or loans to companies rated BB+ or lower as well as non-rated securities or loans. Due to credit considerations, liquidity of secondary trading markets and vulnerability to general economic conditions, these securities generally involve greater risk than investment-grade holdings. During the third quarter, the Company's high-yield and non-investment grade holdings were reduced in response to the volatile market conditions. The Company ceased trading in its emerging markets proprietary debt trading group in September 1998 and has made other adjustments to lower its risk profile.

         The Company records high-yield securities at market value and records non-investment grade holdings at market or fair value. Unrealized gains and losses are recognized currently in earnings. Long and short holdings (excluding derivatives and structured notes) are as follows:


                                                             1998                                1997
                                                      ------------------                 ------------
                                                    Long             Short             Long              Short
                                                    ----             -----             ----              -----
                                                                          (in millions)
 High-Yield.................................      $   429.3           $ 345.3       $    645.6           $ 389.6
 Senior Bank Debt...........................        1,261.6                 -            864.1                 -
 Foreign Sovereign Debt.....................          423.6              13.8          1,615.4             543.3
 Mortgage Whole Loans ......................          722.3                 -          1,555.7                 -
 Convertible Securities.....................          460.6               8.0            534.8               3.1
 Other Non-Investment Grade.................          243.2              21.5             44.4               4.9
                                                 ----------         ---------      -----------        ----------

         Totals.............................      $ 3,540.6           $ 388.6        $ 5,260.0           $ 940.9
                                                  =========           =======        =========           =======

RISK MANAGEMENT
---------------

         Exposure to risk and the ways in which the Company manages the various types of risks on a day-to-day basis is critical to its survival and financial success. Each day, the Company monitors its market and counterparty risk through a number of control procedures designed to identify and evaluate the various risks to which the Company is exposed. The Company has established an Independent Risk Oversight function to oversee risk policies and risk monitoring and management capabilities throughout the firm and coordinate the risk management practices of the various business groups. This department is assisted by a Risk Committee comprised of senior professionals from each of the operating and key administrative groups.

         To help senior management manage risk associated with investment banking and merchant banking transactions the Company has established various committees. These committees review potential clients and engagements, use experience with similar clients and situations, analyze credit for certain commitments and analyze the Company's potential role as a principal investor. To control the risks associated with its banking activities, various committees review the details of all transactions before accepting an engagement.

         The Company has formed the following committees: the Fairness and Valuation Opinion Committee, the Private Placement Committee, the Restructuring Coordinating Committee, the Equity Commitment Committee, the High-Yield Underwriting Committee, the Bridge Commitment Committee, the Banking Review Committee, the Finance Committee and the Executive Committee.

         From time to time, the Company invests in certain merchant banking transactions or other long-term corporate development investments. DLJ's Merchant Banking Group has established several investment entities, each of which has formed its own investment committee. These committees decide on all investments and dispositions with respect to potential and existing portfolio companies. In addition, each quarter, senior officers of the Company meet to review merchant banking and corporate development investments. After discussing the financial and operational aspects of the companies involved, the senior officers recommend carrying values for each investment to the Finance Committee. The Finance Committee then reviews such recommendations and determines fair value.

         The Company often acts as principal in customer-related transactions in financial instruments that expose the Company to market risks. The Company also engages in proprietary trading and arbitrage activities and makes dealer markets in equity securities, investment-grade corporate debt, high-yield securities, U.S. government and agency securities, mortgages and mortgage-backed securities and selected derivatives. As such, to facilitate customer order flow the Company may be required to maintain certain amounts of inventories. The Company covers its exposure to market risk by limiting its net long or short position by selling or buying similar instruments and by using various derivative financial instruments in the exchange-traded and OTC markets.

         Position limits in trading and inventory accounts are established and monitored continuously. Current and proposed underwriting, corporate development, merchant banking and other commitments are subject to due diligence reviews by senior management and by professionals in the appropriate business and support units involved.

         Trading activities generally result in inventory positions. Each day, position and exposure reports are prepared by operations staff in each of the business groups engaged in trading activities for traders, trading managers, department managers, division management and group management. These reports are independently reviewed by the Company's corporate accounting group. The corporate accounting group prepares a consolidated summarized position report listing long and short exposure, and approved limits. The position report is distributed to various levels of management throughout the Company, including the Chief Executive Officer, and it enables senior management to control inventory levels and monitor results of the trading groups. The Company also reviews and monitors inventory aging, pricing, concentration and securities ratings.

         In addition to position and exposure reports the Company produces a daily revenue report that summarizes the trading, interest, commissions, fees, underwriting and other revenue items for each of the business groups. Daily revenue is reviewed for various risk factors and is independently verified by the corporate accounting group. The daily revenue report is distributed to various levels of management throughout the Company, including the Chief Executive Officer, and together with the position and exposure report, enables senior management to monitor and control overall activity of the trading groups.

Market risk
-----------

         Market risk represents the potential loss as a result of absolute and relative price movements in financial instruments due to changes in interest rates, foreign exchange rates, equity prices, and other factors. The Company's exposure to market risk is directly related to its role as financial intermediary in customer-related transactions and to its proprietary trading activities. As of December 31, 1998, the Company's primary market risk exposures include interest rate risk, credit spread risk and equity price risk. Interest rate risk results from maintaining inventory positions and trading in interest rate sensititive financial instruments and arises from various sources including changes in the absolute and relative level of interest rates, interest rate volatility, mortgage prepayment rates and the shape of the yield curves in various markets. To cover its exposure to interest rate risk, the Company enters into transactions in U.S. government securities, options and futures and forward contracts designed to reduce the Company's risk profile. The Company's investment grade and high-yield corporate bonds, mortgages, equities, derivatives and convertible debt activities, also expose it to the risk of loss related to changes in credit spreads. Credit spread risk arises from the potential changes in an issuer's credit rating that affect the value of financial instruments. Equity price risk results from maintaining inventory positions and making markets in equity securities and arises from changes in the level or volatility of equity prices, equity index exposure and equity index spreads, which affect the value of equity securities. To cover its exposure to equity price risk, the Company enters into transactions in options and futures designed to reduce the Company's risk profile.

Value at risk
-------------

         In 1997 the Company developed a Company-wide Value-at-Risk (VAR) model. This model used a variance-covariance approach with a confidence interval of 95% and a one-day holding period, based on historical data for one year. The Company has made changes to the model in the course of 1998. In response to the volatile and illiquid markets of the third quarter of 1998, which departed markedly from the normal statistical distributions that underlie the variance-covariance approach, the Company has estimated VAR by using an historical simulation model based on two years of weekly historical data, a 95% confidence interval, and a one-day holding period. The effect of this change in approach was not material.

         The VAR number is the statistically expected maximum loss on the fair value of the Company's market sensitive instruments for 19 of 20 trading days. In other words, on one of 20 trading days, the loss is expected to be statistically greater than the VAR number. However, the model does not indicate how much greater.

         VAR models are designed to assist in risk management and to provide senior management with one probabilistic indicator of risk at the firm level. VAR numbers should not be interpreted as a predictor of actual results. The VAR model has been specifically tailored for the Company's risk management needs and risk profile.

The VAR model includes the following limitations: (1) a daily VAR does not capture the risk inherent in trading positions that cannot be liquidated or hedged in one day, (2) VAR is based on historical market data and assumes that past trading patterns will predict the future, (3) all inherent market risks cannot be perfectly modeled, and (4) correlations between market movements can vary, particularly in times of market stress.

         The Company believes that a Company-wide VAR analysis is an important advance in risk management, but it is aware of the limitations inherent in any statistical analysis. Because a VAR model alone is not a sufficient tool to measure and monitor market risk, the Company will continue to use other risk management measures, such as stress testing, independent review of position and trading limits and daily revenue reports.

         At December 31, 1998 and December 31, 1997 the Company-wide VAR for trading was approximately $22.0 million and $11.0 million, respectively. The Company-wide VAR for non-trading market risk sensitive instruments is not separately disclosed because the amount is not significant. Due to the benefit of diversification the Company-wide VAR is less than the sum of the individual components. At December 31, 1998 and December 31, 1997 the three main components of market risk, expressed in terms of theoretical fair values, had the following VAR:

                                                         December 31,
                                                    1998          1997
                                                -------------   ---------
                                                       (In millions)
 Trading:
    Interest rate risk......................        $  16           $ 8
    Equity risk.............................        $  11           $ 8
    Foreign currency exchange risk..........        $   -           $ 1
         ..................

         The increase in value at risk in 1998 over 1997 is due largely to the dramatic increase in volatility across a broad range of financial instruments.

Credit risk
-----------

         Credit risk related to various financing activities is reduced by the industry practice of obtaining and maintaining collateral. Each day the Company monitors its exposure to counterparty risk through the use of credit exposure information and monitoring collateral values.

         To establish appropriate exposure limits for a variety of transactions, all counterparties are reviewed on a periodic basis. Specific transactions are analyzed to assess the potential exposure and the counterparty's credit is reviewed to determine whether it supports such exposure. The Company also analyzes market movements that could affect exposure levels. To determine trading limits the Company considers four main factors: the settlement method; the time it will take for a trade to settle (i.e., the maturity of the trade); the volatility that could affect the value of the instruments involved in the trade; and the size of the trade. In addition to determining trading limits, the Company actively manages its credit exposure by performing the following activities: enters into master netting agreements when feasible; monitors the creditworthiness of counterparties and the related trading limits on an ongoing basis and requests additional collateral when deemed necessary; diversifies and limits exposure to individual counterparties and geographic locations; and limits the duration of exposure. To mitigate credit risks, in certain cases, the Company may also close out transactions or assign them to other counterparties when deemed necessary or appropriate.

YEAR 2000
---------

         The Company has been actively engaged in addressing Year 2000 issues. Such issues relate to potential problems resulting from non-Year 2000 compliant systems processing transactions using two-digit date fields rather than four digit date fields for the year of a transaction. If these systems are not identified and reconfigured, Year 2000 transactions would be processed as year "00," which could lead to processing inaccuracies and potential inoperability and could have a material adverse effect on the Company's business.

         As a result of the Company's recent expansion, entry into new product markets and move to its new corporate headquarters, many of the Company's communications and data processing systems are Year 2000 compliant. However, the Company, has undertaken a Year 2000 Project to identify and modify any non-Year 2000 compliant systems. The Year 2000 Project is the Company's highest priority. The Year 2000 Project is decentralized by functional area and is focused on both information technology and non-information technology systems. A written Year 2000 Plan has been developed for each unit (Business Units and Administrative Units) and the units are responsible for all steps necessary to ensure that their respective assets and systems are Year 2000 compliant. The Year 2000 Project is overseen by two Project Management Offices: one for the Company's correspondent clearance business and the other responsible for the Company's remaining functional units. The Project Managers report to a Steering Committee, comprised of Senior Business Managers, which in turn reports to the Company's Chief Financial Officer and Chief Executive Officer. The Company has also retained the services of several consulting firms having considerable expertise in advising corporations on Year 2000 issues.

         As of December 31, 1998, the Company has inventoried all systems, identified mission critical systems (those systems where loss of their function would result in an immediate stoppage or significant impairment to core business areas) and determined which of these systems are not Year 2000 compliant. By the end of the first quarter of 1999 the Company's correspondent clearance business expects to renovate, test and return all of its non-Year 2000 compliant applications to production after remediation has been completed. With respect to the rest of the Company's systems, by the first quarter of 1999, all mission critical systems are expected to be renovated, implemented and tested. The same process will be performed for non-critical systems and is expected to be completed by the second quarter of 1999. None of the Company's other major information technology projects have been affected significantly due to the implementation of the Year 2000 Project.

         The Company has identified all significant third parties, such as fiduciary agents, vendors, custodial banks, correspondents and facility operators, and has contacted them regarding their Year 2000 readiness. All such parties have assured the Company that they are taking the necessary steps to prepare for the Year 2000.

         The Company has initiated and is actively involved in various types of testing including the Securities Industry Association's industry-wide beta testing, electronic file testing with correspondents and vendor-supplied business applications testing. For each of the tests in which it has participated, the Company has achieved successful results. Throughout 1999, internal and external systems will continue to be tested to ensure that all remediated systems remain compliant.

Costs
-----

         The total cost to ensure that the Company's systems are Year 2000 compliant is not expected to be material to the Company's financial position. Based upon current information, the total cost of the Year 2000 project is currently estimated to be between $85 and $90 million, which has been approved by the Board of Directors of the Company. Based on progress to date, the current funding level has been found to be adequate. More than half of the Year 2000 budget is allocated to renovate and test applications. The budget includes Year 2000 compliance testing, full system testing, peer to peer testing with industry agencies, correspondents and third party vendors and other industry-wide testing. The budget also includes developing a contingency plan. Costs related to the Year 2000 project are expensed as incurred. At December 31, 1998, costs since inception totaled $77.0 million. The cost of the project is being funded by operations.

Risks
-----

         The Year 2000 issue includes many risks including the possibility that the Company's computer and non-information technology systems will fail. The Company cannot ensure that the schedule for compliance outlined above will be met or that the systems of other companies on which the Company depends will be timely converted. Due to this uncertainty, the Company is unable to determine whether the Year 2000 will have a material impact on the Company's business, results of operations or financial condition. If the Year 2000 risks are not remedied, the Company may experience business interruption or shutdown, financial loss, regulatory actions, damage to the Company's global franchise and legal liability. However, the Year 2000 Project is expected to reduce significantly the Company's level of uncertainty regarding the Year 2000 readiness of internal and third-party systems. The Company believes that with the completion of the Project as scheduled, the possibility of significant interruptions of normal operations as a result of the Year 2000, should be reduced.

Contingencies
-------------

         The Company's action plan is designed to safeguard the interests of the Company and its customers; however, except as discussed below, a formal contingency plan does not exist. The Company is assessing contingency requirements and by the end of the second quarter of 1999 will develop a contingency plan. DLJ' s correspondent clearance business has a written general contingency plan, which covers a variety of independent events that may require recovery/contingency plans, including Year 2000 system failures. To enhance this plan, Year 2000-specific scenarios are being developed.

         To the fullest extent permitted by law, the foregoing discussion is a "Year 2000 Readiness Disclosure" within the meaning of the Year 2000 Information and Readiness Disclosure Act 105 P.L. 271.

         Forward looking statements contained under "YEAR 2000" above should be read in conjunction with the Company's disclosure under the heading "FORWARD LOOKING STATEMENTS" below.

RECENT ACCOUNTING DEVELOPMENTS
------------------------------

         In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires all derivatives to be recognized in the statement of financial condition at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and should be applied prospectively. Earlier application is permitted. Since most of the Company's derivatives are carried at fair value, the adoption of this statement is not expected to have a material impact on the Company's results of operations or its consolidated statement of financial condition.

FORWARD-LOOKING STATEMENTS
--------------------------

         The Company has made in this report, and from time to time may otherwise make in its public filings, press releases and discussions with Company management, forward looking statements concerning the Company's operations, economic performance and financial condition, as well as its strategic objectives, including, without limitation, global expansion. Such forward looking statements are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those currently anticipated due to a number of factors in addition to those discussed elsewhere herein and in the Company's other public filings, press releases and discussions with Company management, including (i) the volatile nature of the securities business, which is affected by, among other things, the availability of capital, the level and volatility of interest rates and the uncertainties of the global and U.S. economies, (ii) the competitive nature of the securities business, (iii) the effect of extensive federal, state and foreign regulation on the Company's business, (iv) market, credit and liquidity risks associated with the Company's underwriting, securities trading, market-making and arbitrage activities, (v) potential losses that could result from the Company's merchant banking activities as a result of its capital intensive nature, (vi) risks associated with the Company's use of derivative financial instruments,
(vii) the availability of adequate financing to support the Company's business,
(viii) potential restrictions on the business of, and withdrawal of capital from, certain subsidiaries of the Company due to net capital requirements, (ix) potential liability under federal and state securities and other laws, (x) the effect of any future acquisitions, (xi) the risks associated with Year 2000 issues, including failure to meet the schedule for Year 2000 compliance, the uncertainty surrounding Year 2000 readiness of third parties, and increased costs associated with the implementation of the Year 2000 project and (xii) factors that may affect the timeliness of Year 2000 compliance include the ability to locate, correct and successfully test all relevant computer code according to schedule, the continued availability of certain resources including personnel, timely responses and corrections by third-parties and suppliers and the compatibility of new systems with those systems not being replaced.

ITEM 7A. QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK
         ----------------------------------------------------------

         See "Management's Discussion and Analysis of Financial Condition and Results of Operations"- "Risk Management," on pages 23-28 of this document.

[KPMG LOGO]

     345 Park Avenue
     New York, NY 10154


                          Independent Auditors' Report
                          ----------------------------


The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.

We have audited the accompanying consolidated statements of financial condition of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule. These consolidated financial statements and related financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



/s/ KPMG LLP

February 2, 1999
except as to footnote 19, which is as of March 17, 1999

[LOGO]

ITEM 8.          FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
                 -------------------------------------------

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                 Consolidated Statements of Financial Condition
                (In thousands, except share and per share data)



                                                                                   December 31,        December 31,
                                                                                       1998                1997
                                                                                       ----                ----
                                     ASSETS
Cash and cash equivalents....................................................        $ 1,049,253     $      273,164
Cash and securities segregated for regulatory purposes or deposited with
   clearing organizations....................................................          1,043,225            832,093
Collateralized short-term agreements:
   Securities purchased under agreements to resell...........................         20,063,348         22,628,782
   Securities borrowed.......................................................         23,967,639         20,598,639
Receivables:
   Customers.................................................................          6,523,568          4,397,668
   Brokers, dealers and other................................................          3,773,251          3,162,970
Financial instruments owned, at value:
   U.S. government and agency................................................          5,973,394          6,834,996
   Corporate debt............................................................          4,441,492          5,577,023
   Foreign sovereign debt....................................................            423,736          1,624,235
   Mortgage whole loans......................................................            722,284          1,555,685
   Equities and other........................................................          1,634,201            943,782
   Long-term corporate development investments...............................            473,756            315,774
Office facilities, at cost, (net of accumulated depreciation and amortization
   of $297,959 and $216,230, respectively)...................................            450,706            388,677
Other assets and deferred amounts ...........................................          1,742,383          1,372,357
                                                                                  --------------     --------------

Total Assets.................................................................       $ 72,282,236       $ 70,505,845
                                                                                    ============       ============











          See accompanying notes to consolidated financial statements.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                 Consolidated Statements of Financial Condition
                (In thousands, except share and per share data)



                                                                                   December 31,       December 31,
                                                                                       1998               1997
                                                                                       ----               ----
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Commercial paper and short-term borrowings......................................   $     515,646      $   1,121,352
Collateralized short-term financings:
    Securities sold under agreements to repurchase..............................      35,775,580         36,006,656
    Securities loaned...........................................................       7,322,186          7,687,416
Payables:
    Customers...................................................................       6,847,046          5,071,653
    Brokers, dealers and other..................................................       3,053,337          2,912,218
Financial instruments sold not yet purchased, at value:
    U.S. government and agencies................................................       5,935,629          7,671,498
    Corporate debt..............................................................         523,909            854,155
    Foreign sovereign debt......................................................          40,744            553,852
    Equities and other..........................................................       2,438,667          1,376,395
Accounts payable and accrued expenses...........................................       2,282,413          2,119,131
Other liabilities...............................................................         937,377            741,870
                                                                                 ---------------    ---------------

                                                                                      65,672,534         66,116,196

Long-term borrowings............................................................       3,482,003          2,128,159
                                                                                  --------------     --------------

         Total liabilities......................................................      69,154,537         68,244,355
                                                                                   -------------      -------------

Company-obligated mandatorily redeemable preferred securities
    of subsidiary trust holding solely debentures of the Company................         200,000            200,000
                                                                                 ---------------    ---------------

Stockholders' Equity:
    Preferred stock, 50,000,000 shares authorized:
       Series A Preferred Stock, at $50.00 per share liquidation
         preference (4,000,000 shares issued and outstanding)...................         200,000            200,000
       Series B Preferred Stock, at $50.00 per share liquidation
         preference (3,500,000 shares  issued and outstanding)..................         175,000                  -
    Common stock ($0.10 par value; 300,000,000 shares
       authorized; 122,812,558 and 111,852,762 shares issued
       and outstanding, respectively)...........................................          12,281             11,185
    Restricted stock units (10,358,294 units authorized; 2,082,236
       and 6,562,414 units issued and outstanding, respectively)................          21,333             67,255
    Paid-in capital.............................................................         858,066            440,926
    Retained earnings...........................................................       1,657,710          1,338,220
    Accumulated other comprehensive income......................................           3,309              3,904
    Employee deferred compensation stock trust..................................          12,329             12,061
    Common stock issued to employee deferred compensation trust.................         (12,329)           (12,061)
                                                                                 ---------------     ---------------

         Total stockholders' equity.............................................       2,927,699          2,061,490
                                                                                  --------------     --------------

Total Liabilities and Stockholders' Equity......................................    $ 72,282,236       $ 70,505,845
                                                                                    ============       ============




          See accompanying notes to consolidated financial statements.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                       Consolidated Statements of Income
                     (in thousands, except per share data)


                                                                                     Years Ended December 31,
                                                                                 1998              1997             1996
                                                                                 ----              ----             ----
Revenues:
    Commissions........................................................      $  854,679     $    690,156       $   573,335
    Underwritings......................................................       1,077,712          905,607           755,627
    Fees...............................................................       1,191,655          767,259           469,986
    Interest, net of interest to finance U.S. government,
      agency and mortgage-backed securities of $3,045,391,
      $2,859,042 and $2,132,593, respectively..........................       2,189,108        1,652,135         1,074,223
    Principal transactions-net:
      Trading..........................................................         (92,782)         363,190           393,938
      Investment.......................................................         126,031          194,527           162,975
    Other..............................................................          60,639           67,595            60,672
                                                                           ------------    -------------      ------------

       Total revenues..................................................       5,407,042        4,640,469         3,490,756
                                                                             ----------      -----------        ----------

Costs and Expenses:
    Compensation and benefits..........................................       2,231,655        1,908,201         1,538,754
    Interest...........................................................       1,455,851        1,153,167           733,207
    Brokerage, clearing,
      exchange fees and other..........................................         258,625          231,402           201,292
    Occupancy and equipment............................................         269,975          189,915           159,330
    Communications.....................................................          89,793           63,965            53,657
    Other operating expenses...........................................         500,643          432,719           330,716
                                                                            -----------     ------------       -----------

       Total costs and expenses........................................       4,806,542        3,979,369         3,016,956
                                                                             ----------       ----------        ----------

Income before provision for income taxes...............................         600,500          661,100           473,800
                                                                            -----------     ------------       -----------

Provision for income taxes.............................................         229,700          252,850           182,500
                                                                            -----------     ------------       -----------

Net income.............................................................      $  370,800      $   408,250        $  291,300
                                                                             ==========      ===========        ==========

Dividends on preferred stock...........................................     $    21,310     $     12,144       $    18,653
                                                                            ===========     ============       ===========

Earnings applicable to common shares...................................      $  349,490      $   396,106        $  272,647
                                                                             ==========      ===========        ==========

Earnings per common share:
     Basic.............................................................   $       2.93    $        3.59      $       2.56
                                                                          ============    =============      ============
     Diluted...........................................................   $       2.65    $        3.16      $       2.30
                                                                          ============    =============      ============

Weighted average common shares outstanding:
     Basic.............................................................         119,260          110,318           106,600
                                                                            ===========     ============       ===========
     Diluted...........................................................         131,980          125,498           118,712
                                                                            ===========     ============       ===========



          See accompanying notes to consolidated financial statements.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

           Consolidated Statements of Changes in Stockholders' Equity

             For the Years Ended December 31, 1996, 1997n and 1998
                     (In thousands, except per share data)


                                                                    Restricted
                                       Preferred       Common         Stock         Paid-in        Retained
                                        Stock          Stock           Units         Capital       Earnings
                                       -------       --------       -----------      -------      ----------
Balances at December 31, 1995..........  $     0      $ 10,659      $   106,163      $  358,664   $    723,859

Net income.............................        -             -                -               -        291,300
Translation adjustment.................        -             -                -               -              -
   Total comprehensive income..........        -             -                -               -              -

Dividends:
  Common stock ($0.25 per share).......        -             -                -               -        (26,650)
  Preferred stock ($8.29 per share)....        -             -                -               -        (18,653)
Forfeiture of restricted stock units...        -             -           (1,996)          1,996              -
Issuance of Series A Preferred stock...  200,000             -                -               -              -
                                       ---------   ------------  --------------  -------------- --------------

Balances at December 31, 1996..........  200,000        10,659          104,167         360,660        969,856

Net income.............................        -             -                -               -        408,250
Translation adjustment.................        -             -                -               -              -
                                                                                              -
   Total comprehensive income..........

Dividends:
  Common stock ($0.25 per share).......        -             -                -               -        (27,742)
  Preferred stock ($3.036 per share)...        -             -                -               -        (12,144)
Forfeiture of restricted stock units...        -             -             (156)            156              -
Conversion of restricted stock
   units to common stock...............        -           358          (36,756)         45,041              -
Conversion of debentures...............        -           138                -          28,641              -
Exercise of stock options..............        -            30                -           6,428              -
                                       ---------   ------------  --------------  -------------- --------------

Balances at December 31, 1997..........  200,000        11,185           67,255         440,926      1,338,220

Net income.............................        -             -                -               -        370,800
Translation adjustment.................        -             -                -               -              -
   Total comprehensive income..........

Dividends:
  Common stock ($0.25 per share).......        -             -                -               -        (30,000)
  Preferred stock ($2.84 per share)....        -             -                -               -        (21,310)
Issuance of Series B Preferred Stock...  175,000             -                -               -              -
Sale of common stock to Equitable/AXA..
                                               -           500                -         299,500              -
Exercise of stock options..............        -           148                -          37,840              -
Conversion of restricted stock
   units to common stock...............        -           448          (45,890)         70,870              -
Forfeiture of restricted stock units...        -             -              (32)             32              -
Tax benefit on distribution of
   employee stock trust................        -             -                -           8,898              -
                                       ---------   ------------  --------------  -------------- --------------
Balances at December 31, 1998..........$ 375,000      $ 12,281         $ 21,333       $ 858,066    $ 1,657,710
                                       =========      ========         ========       =========    ===========




                                          Accumulated
                                             Other
                                         Comprehensive
                                             Income             Total
                                             ------           -------

Balances at December 31, 1995..........    $   (625)      $  1,198,720

Net income.............................           -            291,300
Translation adjustment.................       2,522              2,522
   Total comprehensive income..........           -            293,822

Dividends:
  Common stock ($0.25 per share).......           -            (26,650)
  Preferred stock ($8.29 per share)....           -            (18,653)
Forfeiture of restricted stock units...           -                  -
Issuance of Series A Preferred stock...           -            200,000
                                           ---------      ------------

Balances at December 31, 1996..........       1,897          1,647,239

Net income.............................           -            408,250
Translation adjustment.................       2,007              2,007

   Total comprehensive income..........                        410,257

Dividends:
  Common stock ($0.25 per share).......           -            (27,742)
  Preferred stock ($3.036 per share)...           -            (12,144)
Forfeiture of restricted stock units...           -                  -
Conversion of restricted stock
   units to common stock...............           -              8,643
Conversion of debentures...............           -             28,779
Exercise of stock options..............           -             6,458
                                           ---------      ------------

Balances at December 31, 1997..........       3,904          2,061,490

Net income.............................           -            370,800
Translation adjustment.................        (595)              (595)
   Total comprehensive income..........                        370,205

Dividends:
  Common stock ($0.25 per share).......           -            (30,000)
  Preferred stock ($2.84 per share)....           -            (21,310)
Issuance of Series B Preferred Stock...           -            175,000
Sale of common stock to Equitable/AXA..
                                                  -            300,000
Exercise of stock options..............           -             37,988
Conversion of restricted stock
   units to common stock...............           -             25,428
Forfeiture of restricted stock units...           -                  -
Tax benefit on distribution of
   employee stock trust................           -              8,898
                                            --------      ------------
Balances at December 31, 1998..........     $ 3,309        $ 2,927,699
                                            =======        ===========

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                                 (In thousands)


                                                                                       Years Ended December 31,
                                                                                 1998              1997             1996
                                                                                 ----              ----             ----
Cash flows from operating activities:
  Net income.........................................................        $  370,800      $   408,250      $    291,300
  Adjustments to reconcile net income to net cash used in operating activities:
     Depreciation and amortization...................................            84,802           61,428            53,831
     Deferred taxes..................................................            27,943         (134,233)         (120,022)
     Decrease in net unrealized (depreciation) appreciation of
       long-term corporate development investments...................            (8,939)         (34,524)           50,283
                                                                          -------------    -------------      ------------

                                                                                474,606          300,921           275,392
   (Increase) decrease in  operating assets:
     Cash and securities segregated for regulatory
       purposes or deposited with clearing organizations.............          (211,132)           4,313          (381,936)
     Securities purchased under agreements to resell..                        5,463,657       (4,622,196)            9,191
     Securities borrowed.............................................        (3,369,000)     (11,243,155)         (310,574)
     Receivables from customers......................................        (2,125,900)      (1,228,375)         (813,320)
     Receivables from brokers, dealers and other.....................          (610,281)         921,011        (2,342,428)
     Financial instruments owned, at value...........................         3,340,614         (807,663)       (4,906,785)
     Other assets and deferred amounts...............................          (359,115)        (179,958)         (147,335)
   Increase (decrease) in operating liabilities:
     Securities sold under agreements to repurchase...                       (5,463,657)       4,622,196            (9,191)
     Securities loaned...............................................          (365,230)       4,962,643           100,560
     Payables to customers...........................................         1,775,393        1,173,836         1,336,559
     Payables to brokers, dealers and other............................         141,119         (946,845)        2,511,614
     Financial instruments sold not yet purchased, at value..........        (1,516,951)       1,014,230         2,737,243
     Accounts payable and accrued expenses...........................           163,282          397,876           323,790
     Other liabilities...............................................           245,320          310,230            89,551
   Translation adjustment............................................              (595)           2,007             2,522
                                                                       ----------------   --------------  ----------------

Net cash used in operating activities................................       $(2,417,870)    $ (5,318,929)     $ (1,525,147)
                                                                            -----------     ------------      ------------

          See accompanying notes to consolidated financial statements.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                                 (In thousands)


                                                                                       Years Ended December 31,
                                                                                 1998              1997             1996
                                                                                 ----              ----             ----
Cash flows from investing activities: Net (payments for) proceeds from:
    Purchases of long-term corporate development investments...........    $   (347,033)      $ (194,777)       $  (87,600)
    Sales of long-term corporate development investments...............         197,990          117,930           117,412
    Office facilities..................................................        (145,742)        (162,568)         (142,597)
    Other assets.......................................................         (39,217)          23,375             5,818
                                                                         --------------      -----------    --------------

Net cash used in investing activities..................................        (334,002)        (216,040)         (106,967)
                                                                          -------------       ----------      ------------

Cash flows from financing activities: Net proceeds from (payments for):
    Short-term financings..............................................       1,728,652        4,854,182         1,187,338
    Senior notes.......................................................         893,552                -                 -
    Medium-term notes..................................................         349,337          359,646           249,515
    Subordinated revolving credit agreement............................        (325,000)         118,500           (43,500)
    Senior secured floating rate notes.................................         450,000                -                 -
    Global floating rate notes.........................................             448          347,760                 -
    Other long-term debt...............................................         (14,493)         (13,753)           (2,858)
    Convertible debentures.............................................               -           18,779            43,500
    Swiss Franc Bonds..................................................               -                -          (105,513)
    Dividends..........................................................         (51,310)         (39,886)          (45,303)
    Issuance of Company obligated mandatorily redeemable preferred
       securities......................................................               -                -           200,000
    Sale of common stock to Equitable/AXA..............................         300,000                -                 -
    Issuance of Series A Preferred Stock...............................               -                -           200,000
    Issuance of Series B Preferred Stock...............................         175,000                -                 -
    Exercise of stock options..........................................          21,775            4,074                  -
                                                                         ---------------  --------------  -----------------

Net cash provided by financing activities..............................       3,527,961        5,649,302         1,683,179
                                                                           ------------      -----------  ---- -----------

Increase in cash and cash equivalents..................................         776,089          114,333            51,065

Cash and cash equivalents at beginning of year........................          273,164          158,831           107,766
                                                                          -------------      -----------      ------------

Cash and cash equivalents at end of year..............................      $ 1,049,253       $  273,164       $   158,831
                                                                            ===========       ==========       ===========


          See accompanying notes to consolidated financial statements.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                               December 31, 1998

1.       Summary of Significant Accounting Policies
         ------------------------------------------

The consolidated financial statements include Donaldson, Lufkin & Jenrette, Inc. and its subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated. The Company is a majority-owned subsidiary of the Equitable Companies Incorporated and its subsidiaries (together, "Equitable"). The Company's separate financial statements reflect Equitable's cost basis, established in 1985 when Equitable acquired the Company.

The Company is a leading, integrated investment and merchant bank serving institutional, corporate, government and individual clients. The Company's businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management.

To prepare consolidated financial statements in conformity with generally accepted accounting principles ("GAAP"), management must estimate certain amounts that affect the reported assets and liabilities, disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

Substantially all of the Company's financial assets and liabilities, as well as financial instruments with off-balance sheet risk, are carried at market or fair values or are carried at amounts that approximate fair value because of their short-term nature. Fair value is estimated at a specific point in time, based on relevant market information or the value of the underlying financial instrument. These estimates do not generally reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument.

Cash equivalents include all demand deposits held in banks and certain highly-liquid investments with maturities of 90 days or less, other than those held for sale in the ordinary course of business.

Securities sold under agreements to repurchase (repurchase agreements) and securities purchased under agreements to resell (resale agreements) are treated as financing arrangements and are carried at contract amounts that reflect the amounts at which the securities will be subsequently repurchased or resold. Interest on such contract amounts is accrued and is included in the accompanying consolidated statements of financial condition in receivables from and payables to brokers, dealers and other. The Company takes possession of the assets purchased under agreements to resell and obtains additional collateral when the market value falls below the contract value. In the consolidated financial statements, repurchase and resale agreements are presented net if they are with the same counterparty, have the same maturity date, settle through the Federal Reserve system, and are subject to master netting agreements.

Securities borrowed and securities loaned are financing arrangements that are recorded at the amount of cash collateral advanced or received. For securities borrowed, the Company deposits cash, letters of credit or other collateral with the lender. For securities loaned, the Company receives collateral in cash or other collateral that exceeds the market value of securities loaned. Each day, the Company monitors the market value of securities borrowed and loaned and obtains or refunds additional collateral, as necessary.

Receivables from and payables to customers include amounts due on cash and margin transactions. For receivables, securities owned by customers are held as collateral. Such collateral is not reflected in the consolidated financial statements.

U.S. government and agency securities, mortgage-backed securities, options, forward and futures transactions and certain other debt obligations are recorded in the consolidated financial statements on a trade date basis. All other securities are recorded on a settlement date basis and, if significant, adjustments are made to a trade date basis.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

Other than long-term corporate development investments and senior bank debt, financial instruments owned are carried at market value. Changes in unrealized appreciation (depreciation) arising from fluctuations in market value or upon realization of security positions are reflected in principal transactions-net, trading revenues, in the consolidated statements of income.

To the extent that the Company has surrendered control, transfers of financial assets are accounted for as sales.

Long-term corporate development investments represent the Company's involvement in private debt and equity investments. These investments generally have no readily available market or may be otherwise restricted as to resale under the Securities Act of 1933; therefore, these investments are carried at estimated fair value as determined by the Finance Committee of the Board of Directors. The cost of these investments was $472.3 million at year-end 1998 and $323.2 million at year-end 1997. In 1998 net unrealized appreciation of long-term corporate development investments increased $8.9 million. In 1997 and 1996, the decrease in net unrealized appreciation (depreciation) amounted to $(34.5) million and $50.3 million, respectively. Changes in net unrealized appreciation (depreciation) arising from changes in fair value or upon realization are reflected in principal transactions-net, investment revenues in the consolidated statements of income.

Office facilities are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets, ranging from three to eight years. Leasehold improvements are amortized over the lesser of the useful life of the improvement or term of the lease. Exchange memberships owned by the Company are included in other assets and are carried at cost.

Changes in unrealized gains and losses, as well as realized gains and losses at settlement on all derivative instruments (options, forward and futures contracts and swaps), are included in principal transactions-net, trading revenues, in the consolidated statements of income. Related offsetting amounts are included in receivables from or payables to brokers, dealers and other in the consolidated statements of financial condition. Fair value of options includes any deferred unamortized premiums. Such premiums are recognized over the life of the option contracts on a straight-line basis or are recognized through the change in the fair value of the option in principal transactions-net, trading revenue in the consolidated statements of income. Swap transactions entered into for non-trading purposes to modify the interest rate and foreign currency exposure associated with certain assets and liabilities are accounted for on an accrual basis. Under the accrual basis, the net amount to be received or paid is accrued as part of interest expense in the consolidated statements of income. Cash flows from derivative instruments are included as operating activities in the consolidated statements of cash flows.

Assets and liabilities of foreign subsidiaries denominated in foreign currencies are translated at exchange rates prevailing at the date of the consolidated statements of financial condition. Revenues and expenses are translated at average exchange rates during the period. Gains and losses from translating foreign currency financial statements into U.S. dollars are included as a separate component of stockholders' equity. Gains and losses from foreign currency transactions are included in the consolidated statements of income.

Effective January 1, 1997, Equitable's ownership for tax purposes declined to less than 80%; therefore, the Company files its own U.S. consolidated Federal income tax return.

All liabilities related to postretirement and postemployment benefits have been provided for and the related costs are not significant.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

The Company accounts for stock-based compensation related to stock options in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees", and accordingly, does not recognize any compensation cost associated with such plans in the consolidated financial statements. In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company provides pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method had been applied.

Basic and diluted earnings per common share amounts are calculated by dividing earnings applicable to common shares (net income less preferred dividends) by the weighted average common shares outstanding. Basic earnings per share excludes the dilutive effects of stock options, non-vested restricted stock units and convertible debt. Diluted earnings per share reflects all potentially dilutive securities.

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires all derivatives to be recognized in the consolidated statements of financial condition at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and should be applied prospectively. Since most of the Company's derivatives are currently carried at fair value, the adoption of this statement is not expected to have a material effect on the Company's results of operations or its consolidated statements of financial condition.

To conform to the 1998 presentation, certain reclassifications have been made to prior year consolidated financial statements.

2.       Common Stock Split
         ------------------

In February 1998, the Board of Directors declared a two-for-one stock split (the "stock split") of the Company's common stock, subject to stockholder approval to increase the number of authorized common shares. In April 1998, stockholders approved an amendment to the Company's Certificate of Incorporation, which increased the number of total authorized shares of common stock to 300 million and the number of total authorized shares of preferred stock to 50 million. The stock split was effected in the form of a 100% stock dividend to stockholders of record on April 27, 1998, and was paid on May 11, 1998. The par value of the common stock remained at $0.10 per share. To preserve the value of the post-split shares, an adjustment was made from paid-in capital to common stock. In the accompanying consolidated financial statements all common share, per common share, restricted stock unit and option data have been restated for the effect of the stock split.

3.       Related Party Transactions
         --------------------------

In the normal course of business, the Company provides brokerage services including clearance, investment banking and related activities for Equitable and certain of its affiliates. The amounts related to such activities are not significant.

The Company is the sponsor of the $750.0 million DLJ Bridge Fund ("the Bridge Fund"), which is funded by a commitment from Equitable. The Bridge Fund provides short-term loans in connection with the Company's merchant banking and financial advisory businesses. The Bridge Fund has a commitment of subordinated debt from Equitable for the total amount of the loans. Any loans made by the Bridge Fund would be expected to be refinanced, and the outstanding amounts repaid, within a short-term period. At December 31, 1998, the Bridge Fund had extended $295.0 million of short-term bridge loans.

For the years ended December 31, 1998, 1997 and 1996, dividends on common stock paid or accrued to Equitable were $21.7 million, $21.3 million and $21.4 million, respectively.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

4.       Cash and Securities Segregated Under Federal and Other Regulations
         ------------------------------------------------------------------

Cash of $13.7 million at December 31, 1997 and securities with a market value of $883.0 million and $711.0 million at December 31, 1998 and 1997, respectively were segregated in special reserve bank accounts to benefit customers in accordance with regulations of the Securities and Exchange Commission and the Commodities Futures Trading Commission.

5.       Borrowings
         ----------

Short-term borrowings are generally demand obligations with interest approximating Federal fund rates. Such borrowings are generally used to facilitate the securities settlement process, to finance securities inventories, and to finance securities purchased by customers on margin. At December 31, 1998 there were no borrowings secured by Company-owned securities. At December 31, 1997, certain of these borrowings were secured by Company-owned securities aggregating $190.5 million.

Short-term borrowings and repurchase agreements:


                                                                                                Weighted Average
                                                                                                 Interest Rates
                                                                   December 31,                   December 31,
                                                                  1998            1997          1998           1997
                                                                  ----            ----          ----           ----
                                                                    (In millions)
Securities sold under repurchase agreements................  $   35,776        $   36,007      4.89%          6.04%
Bank loans.................................................  $      391        $      988      5.79%          6.57%
Borrowings from other financial institutions...............  $      125        $      133      5.72%          6.21%


In January 1998, the Company introduced a $1.0 billion commercial paper program. Obligations issued under this program (the "Notes") are exempt from registration under the Securities Act of 1933, as amended under Section 4(2) (the "Securities Act"). At December 31, 1998, $30.9 million of notes were outstanding under this program.

Long-term borrowings:


                                                                                            December 31,
                                                                                       1998               1997
                                                                                    ----------         -------
                                                                                           (In thousands)
Senior notes 6%-6.875%, due various dates through 2008........................     $ 1,391,036       $    497,484
Medium-term notes 5.402% - 6.90%, due various dates through 2016..............       1,046,647            697,310
Senior subordinated revolving credit agreement, due 2000......................               -            325,000
Senior secured floating rate notes, due 2005..................................         450,000                  -
Global floating rate notes, due 2002..........................................         348,357            347,909
Subordinated exchange notes 9.58%, due 2003...................................         225,000            225,000
Other.........................................................................          20,963             35,456
                                                                                --------------     --------------

     Total long-term borrowings...............................................     $ 3,482,003        $ 2,128,159
                                                                                   ===========        ===========

Current maturities............................................................    $    100,973     $        1,623
                                                                                  ============     ==============


For the years ended December 31, 1998, 1997 and 1996, interest paid on all borrowings and financing arrangements was $4.6 billion, $3.9 billion and $2.8 billion, respectively.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

Scheduled maturities of long-term borrowings are as follows:

                                                          December 31,
                                                      1998               1997
                                                   ----------         -------
                                                          (In thousands)

         1998................................  $             -    $        1,623
         1999................................         100,973                153
         2000................................         189,987            514,926
         2001................................         369,265             33,610
         2002................................         358,348            357,897
         2003................................         374,397            225,000
         2004-2016...........................       2,089,033            994,950
                                                  -----------      -------------

                                                  $ 3,482,003        $ 2,128,159
                                                  ===========        ===========

In connection with its 1998 and 1997 financings, the Company:

1998
----

Issued an initial $175.0 million Fixed/Adjustable Rate Cumulative Preferred Stock, Series B, from the $300.0 million shelf established in 1997.

Issued $650.0 million of 6.5% Senior Notes that mature in 2008 and $350.0 million Medium-Term Notes with interest ranging from 5.402% - 6.28% that mature at various dates through 2003.

Issued $250.0 million of 6% Senior Notes that mature in 2001 from the $1.0 billion shelf established in 1997. To convert these fixed rate notes into floating rate notes based upon the London Interbank Offered Rate ("LIBOR"), the Company entered into interest rate swap transactions.

Issued Senior Secured and Senior Subordinated Secured Floating Rate Notes for $200.0 million and $250.0 million, due March 15, 2005 and September 15, 2005, respectively. These notes are collateralized by a portfolio of investments, primarily senior bank debt valued at $441.0 million. Senior bank debt consists of interests in senior corporate debt, including term loans, revolving loans and other corporate debt.

Amended the $2.0 billion revolving credit facility to increase the aggregate commitment of banks thereunder to $2.8 billion, of which $1.7 billion may be unsecured. At year-end 1998, no borrowings were outstanding under this agreement.

Repaid the $325.0 million senior subordinated revolving credit agreement and terminated the related credit facility.

1997
----

Borrowed an additional $118.5 million under its senior subordinated revolving credit agreement and extended the maturity date to January 30, 2000. Interest is based on LIBOR and was 6.69% at year-end 1997 and 6.38% at year-end 1996.

Established a $300.0 million Medium-Term Note program. At year-end 1997, $200.0 million was outstanding with a weighted average interest rate of 6.48%. To convert $190.0 million of such fixed rate notes into floating rate notes based upon LIBOR, the Company entered into interest rate swap transactions. At year-end 1997, the weighted average effective interest rate on these notes was
6.08 %.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

Established a $1.0 billion senior or subordinated debt securities shelf registration, under which up to $500.0 million can be offered as Medium-Term Notes due nine months or more from the date of issuance. At year-end 1997, notes outstanding under this registration included $150.0 million at a fixed rate of 6.90% and $100.0 million at a floating rate of 6.28% based upon LIBOR. Using interest rate swaps, these floating rate notes were converted into fixed rate notes at 6.94%.

Issued $350.0 million of Global Floating Rate Notes with interest at a floating rate equal to LIBOR plus 0.25%. These notes mature in 2002 and can be redeemed by the Company in whole or in part on any interest payment date on or after September 2000.

Completed a shelf registration to offer up to $300.0 million of senior or subordinated debt securities or preferred stock.

Repaid in full $88.0 million 7.88% Medium-Term Notes plus accrued interest.

Replaced several individual credit facilities aggregating $1.9 billion with a $2.0 billion revolving credit facility, of which $1.0 billion may be unsecured. At year-end 1997, no borrowings were outstanding under this agreement.

6.       Income Taxes
         ------------

Income taxes included in the consolidated statements of income include the following:


                                                          December 31,       December 31,        December 31,
                                                             1998                1997                1996
                                                          ---------------------------------------------------
                                                                           (In thousands)
Current:
   U.S. Federal....................................         $ 128,980         $  299,091           $ 222,225
   Foreign.........................................            45,701             25,131              16,045
   State and local.................................            27,076             62,861              64,252
                                                          -----------        -----------         -----------
Total current......................................           201,757            387,083             302,522
                                                           ----------         ----------          ----------

Deferred:
   U.S. Federal....................................            19,019           (117,622)            (88,970)
   State and local.................................             8,924            (16,611)            (31,052)
                                                          -----------       ------------         -----------
Total deferred.....................................            27,943           (134,233)           (120,022)
                                                           ----------        -----------          ----------

Total provision for income taxes...................         $ 229,700         $  252,850           $ 182,500
                                                            =========         ==========           =========

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

The following summarizes the difference between the "expected" tax provision, which is computed by applying the statutory tax rate to income before provision for income taxes, and the effective provision for income taxes, which is computed by using the effective tax rate:


                                          1998                            1997                           1996
                                   ------------------             -------------------             ------------------
                                                 Percent                           Percent                        Percent
                                                    of                              of                              of
                                                 Pre-tax                         Pre-tax                         Pre-tax
                                  Amount          Income          Amount          Income          Amount          Income
                                  ------          ------          ------          ------          ------          ------
                              (In thousands)                  (In thousands)                  (In thousands)
 Computed "expected"
   tax provision...........       $ 210,175        35.0%          $ 231,385        35.0%          $ 165,830         35.0%
 Non-taxable income
   and expense items.......          (3,875)       (0.6)             (8,598)       (1.3)             (4,910)        (1.1)
 State and local  taxes,
   net of related Federal
   income tax benefit......          23,400         3.9              30,063         4.5              21,580          4.6
                                -----------       --------      -----------      --------       -----------        -----

Provision for income taxes..      $ 229,700        38.3%          $ 252,850        38.2%          $ 182,500         38.5%
                                  =========       ======          =========       ======          =========         =====


Deferred tax assets and deferred tax liabilities are generated by the following temporary differences:

                                                       1998               1997
                                                     ----------       ----------
                                                           (In thousands)
   Deferred tax assets:
        Inventory................................   $    1,633      $    6,657
        Investments..............................       45,690          35,617
        Other liabilities and accrued expenses...      523,476         517,673
        Office facilities........................        8,892           4,552
   Deferred tax liabilities:
        Investments..............................      (45,858)        (31,458)
        Office facilities........................      (42,243)        (12,584)
        Other....................................       (1,947)         (2,871)
                                                    ----------      -----------

   Net deferred tax asset........................    $ 489,643       $ 517,586
                                                     =========       =========

Management has determined that taxable income from carryback years and anticipated future reversals of existing taxable temporary differences are sufficient to offset the tax benefit of deductible temporary differences. As a result, at year-end 1998 and 1997, valuation allowances have not been recorded against deferred tax assets. Although realization is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized. However, if estimates of future taxable income during the carryforward period are reduced, the amount of the deferred tax assets considered realizable could also be reduced.

In 1998, 1997 and 1996, respectively, the Company paid $101.3 million, $293.8 million and $267.5 million in federal income taxes including $4.1 million, $18.6 million and $267.5 million of federal income tax equivalents paid to Equitable.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

7.       Net Capital
         -----------

The Company's wholly owned principal subsidiary, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") is a registered broker-dealer, a registered futures commission merchant and member firm of The New York Stock Exchange, Inc. (the "NYSE"). Accordingly, DLJSC is subject to the minimum net capital requirements of the Securities and Exchange Commission, the NYSE and the Commodities Futures Trading Commission. As such, it is also subject to the NYSE's net capital rule, which conforms to the Uniform Net Capital Rule under rule 15c3-1 of the Securities Exchange Act of 1934. Under the alternative method permitted by this rule, the required net capital may not be less than two percent of aggregate debit balances arising from customer transactions or four percent of segregated funds, whichever is greater. If a member firm's capital is less than four percent of aggregate debit balances, the NYSE may require the firm to reduce its business. If a member firm's net capital is less than five percent of aggregate debit balances, the NYSE may prevent the firm from expanding its business and declaring cash dividends. At December 31, 1998, DLJSC's net capital of approximately $1.2 billion was 20 percent of aggregate debit balances and exceeded the minimum requirement by approximately $1.1 billion.

Certain of the Company's London-based broker-dealer subsidiaries are subject to the requirements of the Securities and Futures Authority, a self-regulatory organization established under the United Kingdom Financial Services Act of 1986. Other U.S. and foreign broker-dealer subsidiaries of the Company are subject to net capital requirements of their respective regulatory agencies. At December 31, 1998 and 1997, the Company and its broker-dealer subsidiaries complied with all applicable regulatory capital adequacy requirements.

8.       Derivative Financial Instruments
         --------------------------------

The Company enters into certain contractual agreements referred to as derivatives or off-balance sheet financial instruments primarily to provide products for its clients. Under these agreements, the Company performs the following activities: writes over-the-counter ("OTC") options to accommodate customers' needs; trades in forward contracts in U.S. government and agency issued or guaranteed securities; trades in futures contracts on equity-based indices, interest rate instruments and currencies; enters into swap transactions to manage foreign currency, interest rate and equity risks; and issues structured products based on emerging market financial instruments and indices. The Company is not significantly involved in commodity derivative instruments.

Options
-------

The Company writes option contracts specifically designed to meet customers' needs. Since the Company, not its counterparty, is obligated to perform, the options do not expose the Company to credit risk. At the beginning of the contract period, the Company receives a cash premium. During the contract period, the Company bears the risk of unfavorable changes in the value of the financial instruments underlying the options ("market risk"). To cover this market risk, the Company purchases or sells cash or derivative financial instruments on a proprietary basis. Such purchases and sales may include debt and equity securities, forward and futures contracts and options. The counterparties to these purchases and sales are reviewed to determine whether they are creditworthy. Future cash requirements for options written equal the fair value of the options. Option contracts are typically written for a duration of less than 13 months and are included in the consolidated statements of financial condition at fair value.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

The notional (contract) value, or the market value for cash instruments, of the written options was $5.1 billion at year-end 1998 and $5.4 billion at year-end 1997. These options contracts were covered by the following financial instruments:
                                                         December 31,
                                                      1998          1997
                                                      ----          ----
                                                       (In millions)
         U.S. government, mortgage-backed
              Securities and options thereon......  $ 3,396       $ 3,773
         Foreign sovereign debt securities........       89            73
         Forward rate agreements..................       38             -
         Futures contracts........................       76           219
         Equities and other.......................    1,545         1,340
                                                   --------      --------

                    Total.........................  $ 5,144       $ 5,405
                                                    =======       =======

The trading revenues from writing options (net of related interest expense) were approximately $79.2 million, $84.9 million and $71.2 million for the years ended December 31, 1998, 1997 and 1996, respectively. The fair value of certain written options is measured by the unamortized premiums and the intrinsic value determined from various pricing sources. The average fair value of the options was approximately $304.3 million for 1998 and $223.3 million for 1997. The fair value of the options was approximately $397.1 million at year-end 1998 and $196.4 million at year-end 1997.

Forwards and Futures
--------------------

The Company enters into forward purchases and sales contracts for mortgage-backed securities and foreign currencies. In addition, the Company enters into futures contracts on equity-based indices, foreign currencies and other financial instruments as well as options on futures contracts. Forward and futures contracts are treated as off-balance sheet items. Market risk is the price movement on the notional value of the contracts.

For forward contracts, cash is generally not required at inception; cash equal to the notional value on the contract is required at settlement. For futures contracts, the original margin is required in cash at inception; cash equal to the daily change in market value is required at settlement.

Since forward contracts are subject to the financial reliability of the counterparty, the Company is exposed to credit risk. To monitor this credit risk, the Company limits transactions with specific counterparties, reviews credit limits and adheres to internally established credit extension policies. For futures contracts and options on futures contracts, the change in the market value is settled with the exchanges in cash each day. As a result, the credit risk with the futures exchange is limited to the net positive change in the market value for a single day.

The Company generally enters into forward and futures transactions for periods of 90 days or less. The remaining maturities for all forwards and futures are less than 13 months.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES


                                                                                       December 31,
Off-balance sheet values:                                                           1998          1997
                                                                                    ----          ----
                                                                                       (In millions)
Forward Contracts:
     Purchased at notional (contract) value..........................             $ 41,254      $ 18,366
     Sold at notional (contract) value...............................             $ 39,767      $ 27,028

Futures Contracts and Options on Futures Contracts:
     Purchased at market value.......................................             $   1,184     $     988
     Sold at market value............................................             $   1,607     $   2,767

                                                                                       December 31,
Values included in the consolidated financial statements:                           1998          1997
                                                                                    ----          ----
                                                                                       (In millions)
Forward Contracts:
     Average fair values included in liabilities during the year...........       $       2     $       2
     Unrealized gains included in total assets at year-end.................       $     263     $      56
     Unrealized losses included in total liabilities at year-end...........       $     269     $      50

Futures Contracts:
     Average fair values included in (liabilities) assets during the year..       $     (23)    $       1
     Unrealized gains included in total assets at year-end.................       $       4     $       -
     Unrealized losses included in total liabilities at year-end...........       $       1     $       2



Average fair values were computed using month-end averages. For forward contracts, the fair values are estimated based on dealer quotes, pricing models or quoted prices for financial instruments with similar characteristics. For futures contracts, the fair values are measured by reference to quoted market prices.

Net trading gains (losses) on forward contracts were $7.0 million, $(5.1) million and $39.0 million and net trading gains (losses) on futures contracts were $(86.0) million, $(24.0) million and $8.0 million for the years ended December 31, 1998, 1997 and 1996, respectively.

Swaps
-----

The notional (contract) value of swap agreements, consisting primarily of interest rate and equity swaps, was approximately $8.0 billion and $686.9 million at December 31, 1998 and December 31, 1997, respectively. The notional or contract amounts indicate the extent of the Company's involvement in the derivative instruments noted above. They do not measure the Company's exposure to market or credit risk and do not represent the future cash requirements of such contracts.

9.       Financial Instruments With Off-Balance Sheet Risk
         -------------------------------------------------

In the normal course of business, the Company's customer, trading and correspondent clearance activities include executing, settling and financing various securities and financial instrument transactions. To execute these transactions, the Company purchases and sells (including "short sales") securities, writes options, and purchases and sells forward contracts for mortgage-backed securities and foreign currencies and financial futures contracts. If the customer or counterparty to the transaction is unable to fulfill its contractual obligations, and margin requirements are not sufficient to cover losses, the Company may be exposed to off-balance sheet risk. In these situations, the Company may be required to purchase or sell financial instruments at prevailing market prices, which may not fully cover the obligations of its customers or counterparties. This risk is limited by requiring customers and counterparties to maintain margin collateral that complies with regulatory and internal guidelines. Additionally, with respect to the Company's correspondent clearance activities, introducing correspondent brokers are required to guarantee the performance of their customers to meet contractual obligations.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

As part of the Company's financing and securities settlement activities, the Company uses securities as collateral to support various secured financing sources. If the counterparty does not meet its contracted obligation to return securities used as collateral, the Company may be exposed to the risk of reacquiring the securities at prevailing market prices to satisfy its obligations. The Company controls this risk by monitoring the market value of securities pledged each day and by requiring collateral levels to be adjusted in the event of excess market exposure. As of December 31, 1998, pledged securities with a market value of approximately $2.1 billion are used as collateral for securities borrowed with a market value of approximately $2.1 billion. In accordance with industry practice, these securities borrowed and pledged are not reflected in the consolidated statements of financial condition.

The Company enters into forward contracts under which securities are delivered or received in the future at a specified price or yield. If counterparties are unable to perform under the terms of the contracts or if the value of securities and interest rates changes, the Company is exposed to risk. Such risk is controlled by monitoring the market value of the securities contracted for each day and by reviewing the creditworthiness of the counterparties. The settlement of these transactions is not expected to have a material adverse effect on the Company's consolidated financial statements.

Risks associated with letters of credit, guarantees and underwriting commitments are not significant.

10.      Concentrations of Credit Risk
         -----------------------------

As a securities broker and dealer, the Company is engaged in various securities trading and brokerage activities servicing a diverse group of domestic and foreign corporations, governments, and institutional and individual investors. A substantial portion of the Company's transactions is executed with and on behalf of institutional investors including other brokers and dealers, mortgage brokers, commercial banks, U.S. government agencies, mutual funds and other financial institutions. These transactions are generally collateralized. Credit risk is the amount of accounting loss the Company would incur if a counterparty failed to perform its obligations under contractual terms and the collateral held, if any, was deemed insufficient. This credit risk can be directly affected by volatile securities markets, credit markets and regulatory changes. To establish exposure limits for a variety of transactions, all counterparties are reviewed regularly. In certain cases, specific transactions are analyzed to determine the amount of potential exposure that could arise, and the counterparty's credit is reviewed to determine whether it supports such exposure. The Company also analyzes market movements that could affect exposure levels. To set trading limits, the Company considers the following four factors: the settlement method; the time it will take for a trade to settle (i.e., the maturity of the trade); the volatility that could affect the value of the securities involved in the trade; and the size of the trade. The Company actively manages the credit exposure relating to its trading activities by entering into master netting agreements when feasible; monitoring the creditworthiness of counterparties and the related trading limits on an ongoing basis; requesting additional collateral when deemed necessary; diversifying and limiting exposure to individual counterparties and geographic locations; and limiting the duration of exposure. In certain cases, the Company may also close out transactions or assign them to other counterparties.

The Company's customer securities activities are transacted either in cash or on a margin basis, in which the Company extends credit to the customer. The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral to comply with various regulatory and internal guidelines. Each day, the Company monitors required margin levels and requires customers to deposit additional collateral, or reduce positions, when necessary.

11.      Preferred Securities
         --------------------

In 1996, the Company and its wholly owned trust, DLJ Capital Trust I (the "Trust"), completed an offering of $200.0 million of the Trust's 8.42% mandatorily redeemable preferred securities. The Trust exists for the sole purpose of issuing preferred securities and common securities and investing the proceeds in an equivalent amount of junior subordinated debentures of the Company. At December 31, 1998 and 1997,

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES the only assets of the Trust were $200.0 million of 8.42% Junior Subordinated Debentures of the Company due 2046. The Junior Subordinated Debentures are redeemable by the Company, in whole or in part, on or after August 31, 2001. The Trust must redeem its preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debentures redeemed.

To the extent the Company has made principal and interest payments on the Junior Subordinated Debentures, the Company guarantees payment to the holders of the preferred securities issued by the Trust. The Company has issued a full and unconditional guarantee of the Trust's obligations under the preferred securities of the Trust.

12.      Stockholders' Equity
         --------------------

In January 1998, under a shelf registration statement filed previously, the Company issued 3.5 million shares of Fixed/Adjustable Rate Cumulative Preferred Stock, Series B, with a liquidation preference of $50.00 per share ($175.0 million aggregate liquidation value). Dividends on the preferred stock are cumulative and payable quarterly at 5.30% per annum through January 2003, subject to adjustment in later years. The preferred stock is redeemable, in whole or in part, at the option of the Company, on or after January 15, 2003.

In 1998 and 1997, respectively, approximately 4.4 million and 1.8 million restricted stock units ("RSU's") vested and were converted into common stock from the Company's authorized and unissued shares. Approximately 3.0 million of these shares were deposited in a grantor trust pursuant to the Executive Deferred Compensation Plan, which was effective January 1, 1997. In October 1998, approximately 1.8 million of such shares were distributed by the trust to employees.

In July 1998, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 97-14, "Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested" ("EITF 97-14"). Under EITF 97-14, assets of the trust should be consolidated with those of the employer and the value of the employer's stock held in the rabbi trust should be classified in stockholders' equity in a manner similar to Treasury Stock. The Company adopted EITF 97-14 as of September 30, 1998. At December 31, 1998, approximately 1.2 million shares of the Company's stock are included in the rabbi trust. The shares and the corresponding liability to employees are shown as components of stockholders' equity in the Company's consolidated statements of financial condition.

In July 1998, the Company sold an aggregate of five million shares of newly issued common stock to its parent companies, Equitable and AXA for $300.0 million in a transaction exempt from the registration requirements of the Securities Act. As a result, Equitable and its affiliates' beneficial ownership of the Company increased to approximately 73 percent on an undiluted basis.

In 1997, the Company exercised its option to redeem all of the outstanding convertible debentures issued in connection with the acquisition of a London based financial advisory firm. As a result, the holders of such debentures elected to convert such debentures into an aggregate of 1,370,408 shares of common stock of the Company.

In 1996, the Company issued 4.0 million shares of Fixed/Adjustable Rate Cumulative Preferred Stock, Series A, with a liquidation preference of $50.00 per share. Dividends on the preferred stock are cumulative and payable quarterly at 5.94% per annum through November 30, 2001. Thereafter, the dividend rate will be adjusted, based on various indices, to be at least 6.44% but less than 12.44%. The preferred stock is redeemable, in whole or in part, at the option of the Company, on or after November 30, 2001. At December 31, 1998 and 1997, 4.0 million shares of such preferred stock were authorized, issued and outstanding.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

13.      Earnings per Share
         ------------------

Basic and diluted earnings per common share amounts are calculated by dividing earnings applicable to common shares (net income less preferred dividends) by the weighted average common shares outstanding. Diluted earnings per common share also include the dilutive effects of shares of common stock issuable under the Restricted Stock Unit Plan, and options and convertible debt under the treasury stock method and "if-converted" method, respectively. In February 1998, approximately 4.4 million RSU's vested and were converted into the Company's common stock; this transaction is included in the calculation of earnings per common share. All earnings per share amounts have been restated for the effect of the stock split.

The numerators and denominators of the basic and diluted earnings per common share computations include the following reconciling items:


                                         December 31,                 December 31,                 December 31,
                                             1998                         1997                         1996
                                         ------------                 ------------                 ------------
                                    Income         Shares        Income         Shares         Income        Shares
                                    ------         ------        ------         ------         ------        ------
                                                                     (in thousands)
 Basic EPS
 Earnings applicable to common
   shares......................     $ 349,490      119,260        $  396,106       110,318      $ 272,647    106,600

 Effect of Dilutive Securities
   Restricted stock units......             -        2,348                 -         7,046              -     10,304
   Stock options...............             -       10,372                 -         7,660              -      1,808
   Convertible debt............                                          308           474              -           -
                                 ------------- -------------  --------------   ----------- --------------------------

Diluted EPS.....................    $ 349,490      131,980        $  396,414       125,498      $ 272,647    118,712
                                    =========     ========        ==========     =========      =========   ========

14.      Employee Compensation and Benefit Plans
         ---------------------------------------

1996 Incentive Compensation Plan
--------------------------------
Awards under the 1996 Incentive Compensation Plan (the "Incentive Plan") are determined by the Compensation and Management Committee of the Board of Directors (the "Compensation Committee"). The Incentive Plan creates short-term and long-term award pools for key employees of the Company. Short-term award pools are for a performance period up to two years and are based on 10% of pre-tax earnings, as defined. Long-term award pools are for a performance period of three to ten years and are based on a percentage of pre-tax earnings that varies with the Company's average return on common equity during the performance period. Participants may receive awards in cash, options, shares or restricted stock units; however, stock-based payments are limited to a total of
17.6 million shares. Under certain circumstances participants may defer the receipt of part or all of any award. Each unit granted under the Plan is equal to a percentage interest in the long-term award pool. The units vest at the rate of 33 1/3% per year during the performance period. During 1997, the Compensation Committee authorized a long-term award pool for the performance period from January 1, 1997 to December 31, 1999. For the years ended December 31, 1998, 1997 and 1996, the amount charged to expense was $165.5 million, $185.5 million and $190.5 million, respectively.

1995 Restricted Stock Unit Plan
-------------------------------
In 1995, the Company adopted the 1995 Restricted Stock Unit Plan (the "Plan"). Each RSU granted under the Plan represents the right to receive a share of common stock under certain circumstances. These RSU's may be forfeited in certain circumstances and vest annually in specified proportions from February 1997 through February 2000. RSU's that are forfeited will become available for subsequent grants. Under the Plan, 10,358,294 units were granted. As of December 31, 1998, 212,954 RSU's were forfeited and 8,063,104 RSU's vested and were converted to common stock from the Company's authorized and unissued shares.

Stock Option Plans
------------------
In 1995, the Company adopted the 1995 and 1996 Stock Option Plans. Under the 1995 Stock Option Plan, options were granted to certain employees to purchase an aggregate of 18,337,356 shares of Common Stock (the maximum allowable under the 1995 Stock Option Plan) with an exercise price of $13.50. The options may be forfeited in certain circumstances, vested in equal installments in February 1997 and February 1998, and are exercisable for up to ten years from the date of the grant. Options that are forfeited under the 1995 Stock Option Plan will become available for subsequent grant under the 1996 Stock Option Plan.

Under the 1996 Stock Option Plan (the "1996 Plan") options are available to purchase a maximum of 17,579,702 shares of Common Stock, exclusive of forfeitures from the 1995 Stock Option Plan. The options are exercisable for up to ten years from the date of grant, may be forfeited in certain circumstances, and vest in four equal annual installments starting one year after the date of grant. Options that are forfeited under the 1996 Plan become available for subsequent grant under that plan.

In 1996, the Company adopted the Non-Employee Directors Stock Plan (the "Stock Plan") to provide equity compensation to the Company's non-employee directors. Under the Stock Plan, stock options are granted at a price equal to the fair value of the stock at the date of grant. The options are exercisable for up to 10 years from the date of grant and vest in four equal annual installments starting one year from the date of grant. Under the Stock Plan, 200,000 shares are issuable. Any shares issued under the Stock Plan will reduce the number of shares issuable under the 1996 Plan.


The following summarizes the stock option activity for all plans:                              Weighted Average
                                                                               Options          Exercise Price
                                                                               -------          --------------
Outstanding at December 31, 1995.......................................       18,337,356          $ 13.50
                                                                             -----------          -------

Granted................................................................        4,268,000          $ 16.27
Forfeited..............................................................         (344,692)         $ 13.50
                                                                           -------------          -------

Outstanding at December 31, 1996.......................................       22,260,664          $ 14.03
                                                                             -----------          -------

Granted................................................................        6,431,668          $ 30.54
Forfeited..............................................................         (133,866)         $ 16.01
Exercised..............................................................         (296,370)         $ 13.76
                                                                            ------------          -------

Outstanding at December 31, 1997.......................................       28,262,096          $ 17.78
                                                                             -----------          -------

Granted................................................................        1,508,489          $ 38.59
Forfeited..............................................................          (60,000)         $ 17.31
Exercised..............................................................       (1,458,366)         $ 14.91
                                                                            ------------          -------

Outstanding at December 31, 1998.......................................       28,252,219          $ 19.04
                                                                             ===========          =======


The following summarizes information related to stock options outstanding at December 31, 1998:


                                                            Weighted Average       Weighted Average
       Exercise Prices             Number Outstanding       Exercise Price        Remaining Life (Years)
       ---------------             ------------------       --------------        ----------------------
        $13.50-25.99                     22,268,858               $ 14.59                   7.1
        $26.00-38.99                      5,048,672               $ 33.94                   8.8
        $39.00-52.875                       934,689               $ 44.65                   9.4
                                      -------------               -------                   ---

            Total                        28,252,219               $ 19.04                   7.5
                                         ==========               =======                   ===

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

At December 31, 1998, 21,378,671 options were exercisable at prices ranging from $13.50 to $38.00. The weighted average exercise price of such options was $15.05. At December 31, 1997, there were 9,885,382 options exercisable at exercise prices ranging from $13.50 to $17.99. The weighted average exercise price of these options was $13.79. At December 31, 1996, no options were exercisable.

The Company accounts for its stock option plans in accordance with APB Opinion No. 25 and, accordingly, does not recognize any compensation cost associated with such plans in the consolidated financial statements. If the Company had calculated compensation cost under SFAS No. 123 (based on the fair value at the grant date), the Company would have reported the following net income and earnings per common share:

                                                                          1998          1997           1996
                                                                          ----          ----           ----
     Net income (in thousands)                   As reported         $   370,800    $   408,250  $    291,300
                                                 Pro forma           $   349,700    $   388,000  $    273,700

     Basic earnings per common share             As reported         $      2.93   $       3.59  $       2.56
                                                 Pro forma           $      2.75   $       3.41  $       2.40

     Diluted earnings per common share           As reported         $      2.65   $       3.16  $       2.30
                                                 Pro forma           $      2.49   $       3.00  $       2.18



The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model. For options granted during 1998, 1997 and 1996, respectively, the Company used the following weighted average assumptions: dividend yield of 0.69%, 0.86% and 1.54%; expected volatility of 40%, 33% and 25%; risk-free interest rates of 5.53%, 5.96% and 6.07%; and an expected life of five years for all grants. The weighted average fair value per share of options granted during 1998, 1997 and 1996 was $16.27, $10.81, and $4.03, respectively.

Other Plans
-----------
The Company has a defined contribution employee benefit plan covering substantially all of the Company's full-time and certain qualified part-time employees. Company contributions to this plan are determined by the Board of Directors of the Company annually and were $9.6 million, $9.6 million and $7.4 million for 1998, 1997 and 1996, respectively.

Certain key employees of the Company also participate in the following deferred compensation arrangements: equity investments in selected merchant banking activities of the Company funded by deferred compensation; certain non-funded, non-qualified deferred compensation plans that include managed investments; and other non-qualified plans that are funded by the Company with insurance contracts.

15.      Leases, Commitments and Contingent Liabilities
         ----------------------------------------------

The Company leases office space and equipment under cancelable and non-cancelable lease agreements that expire on various dates through 2021. Rent expense for the years ended December 31, 1998, 1997 and 1996 was $115.6 million, $89.9 million and $76.6 million, respectively. Sublease revenue was $0.1 million for each of the years ended December 31, 1998 and 1997 and $1.0 million for the year ended December 31, 1996.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

At December 31, 1998, non-cancelable leases in excess of one year, excluding sublease revenue, escalation and renewal options had the following minimum lease commitments:

                   Period
                   ------                              (In thousands)

                     1999............................   $    116,947
                     2000............................        109,589
                     2001............................        106,680
                     2002............................        107,463
                     2003............................        104,923
                     2004-2021.......................      1,573,867
                                                        ------------

                            Total....................    $ 2,119,469
                                                         ===========

In the normal course of business, the Company enters into underwriting commitments. Transactions relating to such underwriting commitments that were open at December 31, 1998, and were subsequently settled, had no material effect on the consolidated financial statements. The Company also issues letters of credit for which it is contingently liable for $657.5 million and $244.0 million at December 31, 1998 and 1997, respectively.

The Company has outstanding commitments, expiring on March 16, 2000, to finance $150.0 million to third parties to be secured by mortgage loans on real estate properties. At December 31, 1998, unfunded commitments outstanding under this facility amounted to $74.0 million. In addition, the Company enters into commitments to extend credit to non-investment grade borrowers in connection with the origination and syndication of senior bank debt. At December 31, 1998, unfunded senior bank loan commitments outstanding were $589.5 million.

At December 31, 1998, the Company has commitments of $718.0 million to invest on a side-by-side basis with merchant banking partnerships.

16.      Industry Segment and Geographic Area Data
         -----------------------------------------

In 1998 and prior years, the Company operated in three principal segments in the financial service industry: Banking Group, Capital Markets Group and Financial Services Group. Such segments are managed separately based on types of products and services offered and their related client bases. The Company evaluates the performance of its segments based primarily on income before income taxes.

o The Banking Group raises and invests capital and provides financial advice to companies throughout the U.S. and abroad. Through this group, the Company manages and underwrites public offerings of securities, arranges private placements, provides client advisory and other services, pursues direct investments in a variety of areas and provides venture capital to institutional investors.

o The Capital Markets Group trades, conducts research on, originates and distributes equity and fixed-income securities, and places private equity investments.

o The Financial Services Group provides a broad array of services to individual and high-net-worth investors and the financial intermediaries that represent them, including correspondent brokerage services, online investment services, research and trading services, cash management and investment advisory services.

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

For internal management reporting, the Company allocates certain revenues to its operating segments in excess of the amount realized on the related transactions. Such excess amounts are eliminated in consolidation. The Company also allocates to segments a pro rata share of amounts for leased facilities, equipment and certain general overhead expenses based upon specified amounts, usage criteria or agreed rates, and allocates interest expense based upon capital utilization at rates that approximate market. All other accounting policies of the segments are the same as those described in the summary of significant accounting policies.


                                                        Capital        Financial
                                          Banking       Markets         Services     Elimination
                                           Group         Group           Group         and Other         Total
                                           -----         -----           -----         ---------         -----
                                                                  (in millions)
December 31, 1998:
------------------
Net revenues from external sources   $   1,488.00    $   1,139.10     $   979.00   $   (388.20)     $   3,217.90
                                     ------------    ------------   ------------   -----------      ------------
Net intersegment revenues ........              -            (3.9)          54.2         (50.3)              0.0
                                     ------------    ------------   ------------   -----------      ------------
Net interest revenue .............           (1.2)          138.1          215.2         381.2             733.3
                                     ------------    ------------   ------------   -----------      ------------
Depreciation and amortization ....           19.2            27.8           31.5           9.6              88.1
                                     ------------    ------------   ------------   -----------      ------------
Income before income taxes .......          415.8           190.8          185.6        (191.7)            600.5
                                     ------------    ------------   ------------   -----------      ------------

Segment assets ...................   $   1,132.10    $  48,378.50   $  19,925.00   $  2,846.60      $  72,282.20
                                     ------------    ------------   ------------   -----------      ------------
Expenditures for long-lived assets   $      37.40    $      26.9    $      77.3    $     12.2       $     153.8
                                     ------------    ------------   ------------   -----------      ------------

December 31, 1997:
------------------
Net revenues from external sources   $   1,216.70    $   1,156.70   $     793.60   $   (178.40)     $   2,988.60
                                     ------------    ------------   ------------   -----------      ------------
Net intersegment revenues ........            1.3             0.7           46.0         (48.0)              0.0
                                     ------------    ------------   ------------   -----------      ------------
Net interest revenue .............            2.2           104.8          169.3         222.4             498.7
                                     ------------    ------------   ------------   -----------      ------------
Depreciation and amortization ....             15              21           16.6           7.5              60.1
                                     ------------    ------------   ------------   -----------      ------------
Income before income taxes .......          381.9           319.4          157.6        (197.8)            661.1
                                     ------------    ------------   ------------   -----------      ------------

Segment assets ...................   $      709.6    $  47,950.10   $  18,124.30   $  3,721.80      $  70,505.80
                                     ------------    ------------   ------------   -----------      ------------
Expenditures for long-lived assets   $       68.7    $       44.0   $       83.1   $      28.2      $      224.0
                                     ------------    ------------   ------------   -----------      ------------

December 31, 1996:
------------------
Net revenues from external sources   $     841.40    $     964.40   $     680.40   $    (69.70)     $   2,416.50
                                     ------------    ------------   ------------   -----------      ------------
Net intersegment revenues ........            0.8            (1.1)          32.5         (32.2)              0.0
                                     ------------    ------------   ------------   -----------      ------------
Net interest revenue .............           11.2           105.1          114.7           110             341.0
                                     ------------    ------------   ------------   -----------      ------------
Depreciation and amortization ....            8.5            18.3           20.2           5.9              52.9
                                     ------------    ------------   ------------   -----------      ------------
Income before income taxes .......          265.9           271.0          142.2        (205.3)            473.8
                                     ------------    ------------   ------------   -----------      ------------

Segment assets ...................   $     416.90    $  42,104.20   $   8,903.80   $  4,078.80      $  55,503.70
                                     ------------    ------------   ------------   -----------      ------------
Expenditures for long-lived assets   $       16.9    $       21.7   $       43.4   $      60.6      $      142.6
                                     ------------    ------------   ------------   -----------      ------------

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

The Company ceased its proprietary trading in emerging markets in September 1998 and eliminated the bulk of its trading positions during the fourth quarter of 1998. As a result of this and a subsequent reorganization, the activities of the Emerging Markets Group are included in the Elimination and Other column in the above table. Related net revenues from external sources were $5.0 million, $117.8 million and $109.9 million and earnings (losses) before income taxes were $(58.7) million, $32.5 million and $28.1 million for 1998, 1997 and 1996, respectively. The related assets were $1,124.2 million, $2,680.3 million and $3,565.8 million at December 31, 1998, 1997 and 1996, respectively.

The following is a reconciliation of the Company's reported segment revenues, income before provision for income taxes and segment assets to the Company's consolidated totals:


                                                            December 31,       December 31,       December 31,
                                                                1998               1997               1996
                                                         ----------------------------------------------------------
                                                                               (in millions)
Revenues:

Total net revenues for reported segments.............         $ 4,008.5          $ 3,491.3          $ 2,749.4
All other revenues...................................             148.7              166.2              147.7
Consolidation/elimination (1)........................            (206.0)            (170.2)            (139.6)
                                                            -----------        -----------        ------------

   Total consolidated net revenues...................         $ 3,951.2          $ 3,487.3          $ 2,757.5
                                                              =========          =========          =========

Income before provision for income taxes:

Total income for reported segments.....................      $    792.2         $    858.9           $  679.1
All other income (losses)..............................            46.0              (25.7)             (69.6)
Consolidation/elimination (1)..........................          (237.7)            (172.1)            (135.7)
                                                            -----------         ----------          ----------

   Total income before provision for income taxes......      $    600.5         $    661.1           $  473.8
                                                             ==========         ==========           ========

Segment assets:

Total assets for reported segments.....................      $ 69,435.6         $ 66,784.0         $ 51,424.9
All other assets.......................................         2,717.8            4,026.6            4,151.1
Consolidation/elimination (1)..........................           128.8             (304.8)             (72.3)
                                                           ------------      -------------     --------------

   Total segment assets................................      $ 72,282.2         $ 70,505.8         $ 55,503.7
                                                             ==========         ==========         ==========

(1) Consolidation/elimination represents intercompany accounts/intersegment revenue-sharing arrangements that are eliminated in consolidation.

The Company's principal operations are located in the United States. The Company maintains offices in Europe, Latin America and Asia, with the majority of business done through the London offices. The following are net revenues by geographic region:


                                                            December 31,       December 31,       December 31,
                                                                1998               1997               1996
                                                         ----------------------------------------------------------
                                                                               (in millions)
United States..........................................         $ 3,623.9          $ 3,116.2          $ 2,474.3
Emerging markets.......................................               5.0              117.8              109.9
Other foreign..........................................             322.3              253.3              173.3
                                                              -----------        -----------        -----------

      Total............................................        $  3,951.2          $ 3,487.3          $ 2,757.5
                                                               ==========          =========         ==========

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

The following are long-lived assets by geographic region:

United States........... $ 384.7            $ 356.3            $ 277.2
Foreign.................   128.0               98.9               14.2
                        --------          ---------          ---------

      Total............. $ 512.7            $ 455.2            $ 291.4
                         =======            =======            =======

17.       Legal Proceedings
          -----------------

The Company has been named as a defendant in a number of actions relating to its various businesses including various civil actions and arbitrations arising out of its activities as a broker-dealer in securities, as an underwriter and as an employer and arising out of alleged employee misconduct. From time to time, the Company is also involved in proceedings with, and investigations by, government agencies and self-regulatory organizations. Some of the actions have been brought on behalf of various classes of claimants and seek damages of material or indeterminate amounts. Although the ultimate outcome of litigation involving the Company cannot be predicted with certainty, after reviewing these actions with its counsel, management believes it has meritorious defenses to all such actions and intends to defend each of these vigorously.

Although there can be no assurance that such actions, proceedings, investigations and litigation will not have a material adverse effect on the results of operations of the Company in any future period, depending in part on the results for such period, in the opinion of management of the Company, based upon advice of counsel, the ultimate resolution of such actions, proceedings, investigations and litigation against the Company will not have a material adverse effect on the consolidated financial condition and/or results of operations of the Company; except that, for the four actions described below, based upon information currently available to it, management cannot predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

Beginning on March 25, 1991, Dayton Monetary Associates and Charles Davison, along with more than 200 other plaintiffs, filed several complaints against DLJSC and a number of other financial institutions and several individuals in the U.S. District Court for the Southern District of New York. The plaintiffs allege that DLJSC and other defendants violated civil provisions of RICO by inducing plaintiffs to invest over $40 million during the years 1978 through 1982 in The Securities Groups, a number of tax shelter limited partnerships. The plaintiffs seek recovery of the loss of their entire investment and an approximately equivalent amount of tax-related damages. Judgments for damages under RICO are subject to trebling. Discovery is complete. DLJSC's motions for summary judgments were denied in April 1998. Trial has been scheduled for May 17, 1999. DLJSC believes that it has meritorious defenses to the complaints and is contesting the suits vigorously.

In October 1995, DLJSC was named as a defendant in a purported class action filed in a Texas State Court on behalf of the holders of $550.0 million principal amount of subordinated redeemable discount debentures of National Gypsum Corporation ("NGC") canceled in connection with a Chapter 11 plan of reorganization for NGC consummated in July 1993. The State Court named plaintiff also filed an adversary proceeding in the U.S. Bankruptcy Court for the Northern District of Texas seeking a declaratory judgment that the confirmed NGC plan of reorganization does not bar the class action claims. Subsequent to the consummation of NGC's plan of reorganization, NGC's shares traded for values substantially in excess of, and in 1995 NGC was acquired for a value substantially in excess of, the values upon which NGC's plan of reorganization was based. The two actions arise out of DLJSC's activities as financial advisor to NGC in the course of NGC's Chapter 11 reorganization proceedings. The class action complaint alleges that the plan of reorganization submitted by NGC was based upon projections by NGC and DLJSC which intentionally understated forecasts, and provided misleading and incorrect information to hide NGC's true value and that defendants breached their fiduciary duties by, among other things, providing

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES false, misleading or incomplete information to deliberately understate the value of NGC. The class action complaint seeks compensatory and punitive damages purportedly sustained by the class. On October 10, 1997, DLJSC and others were named as defendants in a new adversary proceeding in the Bankruptcy Court brought by the NGC Settlement Trust, an entity created by the NGC plan of reorganization to deal with asbestos-related claims. The Trust's allegations are substantially similar to the claims in the State Court action. On January 21, 1998, the Bankruptcy Court ruled that the State Court plaintiff's claims were not barred by the NGC plan of reorganization insofar as they alleged nondisclosure of certain cost reductions announced by NGC in October 1993. DLJSC has appealed the Bankruptcy Court's ruling. On May 7, 1998, DLJSC and others were named as defendants in a second action in a Texas State Court brought by the NGC Settlement Trust. The allegations of this second Texas State Court action are substantially similar to those of the earlier class action pending in State Court. In an amended order dated January 5, 1999, the State Court granted the class action plaintiff's motion for class certification. Discovery is proceeding in both State Court actions. In early February 1999, DLJSC filed motions for summary judgment which are pending. Trial in the two State Court actions is expected in May 1999. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaints.

On January 26, 1996, a purported purchaser of certain notes and warrants to purchase shares of common stock of Rickel Home Centers, Inc. ("Rickel") filed a class action complaint against DLJSC and certain other defendants for unspecified compensatory and punitive damages in the U. S. District Court for the Southern District of New York. The suit was brought on behalf of the purchasers of 126,457 units consisting of $126,457,000 aggregate principal amount of 13 1/2% senior notes due 2001 and 126,457 warrants to purchase shares of common stock of Rickel (the "Units") issued by Rickel in October 1994. The complaint alleges violations of federal securities laws and common law fraud against DLJSC, as the underwriter of the Units and as an owner of 7.3% of the common stock of Rickel, Eos Partners, L.P. and General Electric Capital Corporation, each as owners of 44.2% of the common stock of Rickel, and members of the board of directors of Rickel, including a DLJSC managing director. The complaint seeks to hold DLJSC liable for alleged misstatements and omissions contained in the prospectus and registration statement filed in connection with the offering of the Units, alleging that the defendants knew of financial losses and a decline in value of Rickel in the months prior to the offering and did not disclose such information. The complaint also alleges that Rickel failed to pay its semi-annual interest payment due on the Units on December 15, 1995 and that Rickel filed a voluntary petition for reorganization pursuant to Chapter 11 of the Bankruptcy Code on January 10, 1996. In April 1998, DLJSC's motion to discuss the complaint against it was denied, and plaintiff's motion for class certification was denied. In December 1998, the motion of two other potential class representatives to intervene in the action was denied. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint.

On January 24, 1997, various money management firms and others who allegedly purchased and/or beneficially owned $116 million aggregate principal amount of Senior Subordinated Notes (the "Notes") issued in May 1994 by Mid-American Waste Systems, Inc. ("Mid-American") filed a complaint against DLJSC and a number of other financial institutions and several former officers and directors of Mid-American in the Court of Common Pleas, Franklin County, Ohio. The action seeks rescission, compensatory and punitive damages. The suit alleges violations of federal securities laws and the Ohio Securities Act, and common law fraud, aiding and abetting common law fraud, negligent misrepresentation, breach of contract, breach of fiduciary duty/acting in concert and negligence. DLJSC was an underwriter for the initial offering of the Notes. The Notes went into default in February 1996 and Mid-American filed a voluntary petition for reorganization pursuant to Chapter 11 of the United States Bankruptcy Code in January 1997. The complaint seeks to hold DLJSC liable for various alleged misrepresentations and omissions contained in the prospectus for the Notes and other filings and for various oral representations concerning the Notes, which plaintiffs claim were false and misleading. Fact discovery is complete and expert discovery is ongoing. Both DLJSC and plaintiffs filed motions for summary judgment, all of which are pending. Trial is currently scheduled to commence on May 4, 1999. Other alleged purchasers and/or beneficial owners of an additional $15 million aggregate principal amount of the Notes issued by Mid-American described above filed two additional lawsuits against DLJSC both in the U.S. District Court for the Southern District of Ohio, on April 14, 1997 and December 30, 1997. The allegations are substantially similar to those described above. Discovery in these actions,

              DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES consolidated with fact discovery in the Ohio state court action described above, is still ongoing. No trial date has been set in either case. On July 31, 1998, DLJSC filed a motion to dismiss the later filed action for lack of timely service of valid process, which is pending. DLJSC believes that it has meritorious defenses to all of the allegations contained in all of the complaints described above and is contesting the suits vigorously.

On January 20, 1999, the Plan Administrator for the bankruptcy estate of Mid-American, represented by counsel for plaintiffs in the Ohio state court action against DLJSC described above, filed another action against DLJSC and other financial institutions, several individuals and two law firms in the Supreme Court of the State of New York based on factual allegations similar to those made in the Ohio state court action. The actions seeks compensatory and punitive damages. The plaintiff alleges claims against DLJSC for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, professional malpractice, common law fraud, constructive fraud, aiding and abetting common law fraud, negligence, negligent misrepresentation and breach of contract. The complaint alleges that, as an underwriter, DLJSC is liable for alleged misrepresentations and omissions in the prospectus for the Mid-American Senior Subordinated Notes, and that, as Mid-American's financial advisor after the initial offering, DLJSC allegedly knew or should have known about and should have disclosed to Mid-American that Mid-American's financial condition was precarious and that publicly disclosed documents were false and misleading regarding Mid-American's finances and operations. There has been no discovery or other proceedings in this action. DLJSC believes that it has meritorious defenses to all of the allegations contained in the complaint and will contest the suit vigorously.

18.      Quarterly Data (Unaudited)
         --------------------------

                                                       Income                              Basic           Diluted
                                                       Before                            Earnings          Earnings
                                                      Provision                            Per               Per
                                      Total          For Income           Net             Common            Common
                                      Revenues         Taxes              Income          Share *           Share *
                                      --------         -----              ------          -------           -------
1998:
First quarter........................$ 1,493,421       $ 217,250        $ 134,150          $ 1.12           $ 1.00
Second quarter........................ 1,556,745         230,500          142,300            1.17             1.05
Third quarter......................... 1,069,827          41,600           25,700            0.17             0.15
Fourth quarter........................ 1,287,049         111,150           68,650            0.52             0.47
                                      ----------      ----------       ----------         -------          -------
              Total year.............$ 5,407,042       $ 600,500        $ 370,800          $ 2.93           $ 2.65
                                     ===========       =========        =========          ======           ======

1997:
First quarter.......................$.   981,403     $   144,000      $    86,400          $ 0.77          $  0.69
Second quarter........................ 1,061,180         167,000          100,200            0.88             0.79
Third quarter......................... 1,268,496         188,100          120,300            1.06             0.93
Fourth quarter........................ 1,329,390         162,000          101,350            0.88             0.77
                                      ----------    ------------      -----------         -------          -------
              Total year.............$ 4,640,469     $   661,100       $  408,250          $ 3.59           $ 3.16
                                     ===========     ===========       ==========          ======           ======


* Due to the effect of averaging the number of shares of common stock and common stock equivalents throughout the year, the sum of the quarters' earnings per common share may not equal the total year amounts.

19.       Subsequent Event
          ----------------

On March 17, 1999 the Company filed a registration statement with the Securities and Exchange Commission relating to a proposed initial public offering of a new class of common stock that will track the performance of DLJdirect, its online brokerage business.

                                   SCHEDULE I


                       DONALDSON, LUFKIN & JENRETTE, INC.
                             (Parent Company Only)

                  Condensed Statements of Financial Condition
                (in thousands, except share and per share data)



                                                                                             December 31,
                                                                                         1998             1997
                                                                                         ----             ----
                                    ASSETS
Cash and cash equivalents....................................................     $   706,010     $            8

Receivables from brokers, dealers and other .................................           9,168              6,879

Long-term corporate development investments..................................          57,029             47,896

Receivables from subsidiaries................................................       4,110,750          3,335,459

Investment in subsidiaries, at equity........................................       2,790,692          2,332,338

Other assets and deferred amounts............................................         926,139            845,997
                                                                                 ------------       ------------

Total Assets.................................................................     $ 8,599,789        $ 6,568,577
                                                                                  ===========        ===========











           See accompanying notes to condensed financial statements.

                       DONALDSON, LUFKIN & JENRETTE, INC.
                             (Parent Company Only)

                  Condensed Statements of Financial Condition
                (In thousands, except share and per share data)


                                                                                          December 31,
                                                                                       1998            1997
                                                                                       ----            ----
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................................       $    234,843      $    667,757
Accounts payable and accrued expenses.......................................          1,261,171         1,180,714
Other liabilities...........................................................            958,814           684,688
                                                                                  -------------     -------------

                                                                                      2,454,828         2,533,159

8.42% Junior subordinated debentures, held by a subsidiary trust ..........             206,224           206,224

Other long-term borrowings.................................................           3,011,038         1,767,704
                                                                                   ------------      ------------

       Total liabilities...................................................           5,672,090         4,507,087
                                                                                   ------------      ------------

Stockholders' Equity:
    Preferred Stock, 50,000,000 shares authorized:
      Series A Preferred Stock, at $50.00 per share liquidation preference
         (4,000,000 shares issued and outstanding)..........................            200,000           200,000
      Series B Preferred Stock, at $50.00 per share liquidation preference
         (3,500,000 shares issued and outstanding) .........................            175,000                 -
    Common stock ($0.10 par value; 300,000,000 shares authorized; 122,812,558 and 111,852,762 shares issued and outstanding, respectively)..........
                                                                                         12,281             5,593
    Restricted stock units (10,358,294 units authorized; 2,082,236 and
      6,562,414 units issued and outstanding, respectively) ................             21,333            67,255
    Paid-in capital.........................................................            858,066           446,518
    Retained earnings.......................................................          1,657,710         1,338,220
    Accumulated other comprehensive income..................................              3,309             3,904
    Employee deferred compensation stock trust..............................             12,329            12,061
    Common stock issued to employee deferred compensation trust.............            (12,329)          (12,061)
                                                                                 ---------------   ---------------

       Total stockholders' equity...........................................          2,927,699         2,061,490
                                                                                   ------------      ------------

Total Liabilities and Stockholders' Equity..................................        $ 8,599,789       $ 6,568,577
                                                                                    ===========       ===========





           See accompanying notes to condensed financial statements.

                       DONALDSON, LUFKIN & JENRETTE, INC.
                             (Parent Company Only)

                         Condensed Statements of Income
                     (In thousands, except per share data)


                                                                              Years Ended December 31,
                                                                       1998             1997              1996
                                                                       ----             ----              ----
Revenues:
    Dividends from affiliates.................................        $ 205,090       $  136,000        $   57,094
    Interest from affiliates..................................          229,785          129,256           151,774
    Allocations to affiliates.................................           19,021           17,809            16,805
    Other.....................................................           27,486           19,958            23,508
                                                                    -----------      -----------       -----------

         Total revenues.......................................          481,382          303,023           249,181
                                                                     ----------       ----------        ----------

Costs and Expenses:
    Compensation and benefits.................................          147,952          155,224           144,574
    Interest and operating expenses...........................           87,788           60,141           110,447
                                                                   ------------       ----------        ----------

         Total costs and expenses.............................          235,740          215,365           255,021
                                                                    -----------       ----------        ----------

Income (loss) before income tax benefit and equity
    in undistributed net income of subsidiaries...............          245,642           87,658            (5,840)
                                                                     ----------      -----------       -----------

Income tax benefit............................................          139,799           72,870            51,766
                                                                     ----------      -----------        ----------

Income before equity in undistributed
    net income of subsidiaries................................          385,441          160,528            45,926
                                                                     ----------      -----------        ----------

Equity in undistributed net income (loss) of subsidiaries.....          (14,641)         247,722           245,374
                                                                    -----------       ----------           -------

Net income....................................................        $ 370,800        $ 408,250         $ 291,300
                                                                      =========        =========         ---------

Dividends on preferred stock...................................      $   21,310       $   12,144        $   18,653
                                                                     ==========       ==========        ==========

Earnings applicable to common shares...........................       $ 349,490        $ 396,106         $ 272,647
                                                                      =========        =========         =========

Earnings per common share:
     Basic.....................................................     $      2.93      $      3.59       $      2.56
                                                                    ===========      ===========       ===========
     Diluted...................................................     $      2.65      $      3.16       $      2.30
                                                                    ===========      ===========       ===========

Weighted average common shares outstanding:
     Basic.....................................................         119,260          110,318           106,600
                                                                     ==========      ===========        ==========
     Diluted...................................................         131,980          125,498           118,712
                                                                     ==========      ===========        ==========






           See accompanying notes to condensed financial statements.

                       DONALDSON, LUFKIN & JENRETTE, INC.
                             (Parent Company Only)

                       Condensed Statements of Cash Flows
                                 (In thousands)


                                                                             Years Ended December 31,
                                                                     1998              1997              1996
                                                                     ----              ----              ----
Net cash provided by operating activities.....................     $   544,785       $  153,693        $  194,253
                                                                   -----------       ----------        ----------

Cash flows from investing activities: Net proceeds from (payments for):
     Dividends from affiliates................................         205,090          136,000            57,094
     Investment in subsidiaries...............................        (472,996)        (222,083)         (563,222)
     Other assets.............................................         (51,474)          (1,873)            3,111
                                                                 -------------     -------------    -------------

Net cash used in investing activities.........................        (319,380)         (87,956)         (503,017)
                                                                   -----------      ------------      -----------

Cash flows from financing activities: Net proceeds from (payments for):
    Short-term borrowings.....................................        (432,914)         331,845          (244,557)
    Senior Notes..............................................         893,552                -                 -
    Medium-Term Notes.........................................         349,337          359,646           249,515
    Global floating notes.....................................             448          347,760                 -
    Swiss Franc Bonds.........................................               -                -          (105,513)
    Convertible debentures....................................               -           28,779                 -
    Other long-term debt......................................               -           (2,434)             (687)
    Junior subordinated debentures............................               -                -           206,224
    Issuance of Series A Preferred Stock......................               -                -           200,000
    Issuance of Series B Preferred Stock......................         175,000                -                 -
    Subordinated loan from subsidiaries.......................        (623,176)        (149,274)                -
    Dividends.................................................         (51,310)         (39,886)          (45,303)
    Sale of common stock to Equitable/AXA.....................         300,000                -                 -
    Exercise of stock options.................................          21,775            4,074                 -
    Receivables from subsidiaries.............................        (152,115)        (953,986)           51,989
                                                                   -----------       -----------      -----------

Net cash provided by (used in) financing activities...........         480,597          (73,476)          311,668
                                                                    ----------      -----------        ----------

Increase (decrease) in cash and cash equivalents..............         706,002           (7,739)            2,904
                                                                   -----------     -------------      -----------

Cash and cash equivalents at beginning of year...............                8            7,747             4,843
                                                               ---------------     ------------       -----------

Cash and cash equivalents at end of year......................      $  706,010   $            8        $    7,747
                                                                    ==========   ==============        ==========







           See accompanying notes to condensed financial statements.

                       DONALDSON, LUFKIN & JENRETTE, INC.
                             (Parent Company Only)

                    Notes to Condensed Financial Statements


1.     Basis of Presentation
       ---------------------

       The condensed financial statements of Donaldson, Lufkin & Jenrette, Inc. ("Parent Company Only") should be read in conjunction with the consolidated financial statements of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries ("DLJ" or the "Company") and the notes thereto. Investments in subsidiaries are accounted for under the equity method.

2.     Related Party Transactions
       --------------------------

       Receivables from subsidiaries include $781.0 million and $1,923.7 million loaned under master note agreements at December 31, 1998 and 1997, respectively. Substantially all receivables from subsidiaries provide for interest based on Federal funds rates.

       The amount of cash dividends paid to the Company by consolidated subsidiaries of the Company amounted to $205.1 million, $136.0 million and $57.1 million for the years ended December 31, 1998, 1997, and 1996, respectively. There are no restrictions on the payment of dividends, except for those stipulated in certain debt agreements and in those applicable to brokers and dealers which provide for certain minimum amounts of capital to be maintained to satisfy regulatory requirements in the Company's domestic and foreign broker-dealer subsidiaries. Under certain circumstances, the amount of excess capital that can be withdrawn is limited. The regulatory requirements are designed to measure the general financial integrity and liquidity of broker-dealers and provide minimum acceptable net capital levels to satisfy commitments to customers. Unless an adequate level of capital is maintained, regulated broker-dealer subsidiaries would be prohibited from paying dividends to the Company.

3.      Long-term Borrowings
        --------------------

        The Company finances certain of its activities through long-term borrowing arrangements. At December 31, 1998, there were current maturities of long-term borrowings of $99.9 million. Long-term borrowings consist of the following:


                                                                                            December 31,
                                                                                       1998               1997
                                                                                       ----               ----
                                                                                           (In thousands)

         Senior notes, 6% - 6.875% due various dates through 2008..............    $ 1,391,036       $    497,484
         Subordinated exchange notes, 9 5/8% due in 2003.......................        225,000            225,000
         Medium-term notes, 5.402% - 6.90% due various dates   through 2016....
                                                                                     1,046,645            697,310
         Global floating rate notes, due in 2002...............................        348,357            347,909
                                                                                 -------------      -------------

              Total long-term borrowings.......................................    $ 3,011,038        $ 1,767,703
                                                                                   ===========        ===========


        For a detailed description of the Parent Company's long-term borrowings, see Note 5 of the Notes to Consolidated Financial Statements of Donaldson, Lufkin & Jenrette, Inc. and Subsidiaries.

                       DONALDSON, LUFKIN & JENRETTE, INC.
                             (Parent Company Only)

                    Notes to Condensed Financial Statements


Scheduled maturities of long-term borrowings are as follows:

                                                           December 31,
                                                       1998            1997
                                                       ----            ----
                                                         (In thousands)
                           1999  ...........      $  99,888   $               -
                           2000.............        189,917            189,856
                           2001.............        349,455                  -
                           2002.............        358,348            357,897
                           2003.............        374,397            225,000
                           2004-2016........   _  1,639,033            994,951
                                               ------------       ------------

                                               $  3,011,038        $ 1,767,704
                                               ============        ===========

       DLJ entered into a $2.75 billion revolving credit facility in 1998 which allows the Parent Company to borrow up to $1.65 billion on an unsecured basis, subject to certain limitations. There were no borrowings outstanding under this agreement at December 31, 1998.

3.      Income Taxes
        -------------

       Certain of the Company's subsidiaries record income taxes as if each subsidiary files a separate income tax return. The tax rates used in the computation for such subsidiaries are generally higher than the Company's overall consolidated effective tax rate. The income tax benefit recorded by the Parent Company results from the Company's overall lower consolidated effective tax rate and the ability of the Company to utilize tax attributes related to its subsidiaries and affiliates.

4.     Contingent Liabilities
       ----------------------

       From time to time the Parent Company issues guarantees of the obligations of certain subsidiaries. The amounts of such items in the aggregate are not considered excessive in relation to the normal operating levels of the Company and management does not anticipate, as of December 31, 1998, losses as a result of these guarantees.

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
         ---------------------------------------------------------------
            FINANCIAL DISCLOSURE
            --------------------

         None

                                    PART III



ITEM 10.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
           --------------------------------------------------

         The information required to be furnished pursuant to this item is set forth under the caption "Election of Directors" of the Proxy Statement, and is incorporated herein by reference.

         The information required to be furnished pursuant to this item with regard to executive officers of the Registrant that has not been included in the Registrant's Proxy Statement is as follows:

         Michael M. Bendik was appointed Senior Vice President and Chief Accounting Officer in 1983. Mr. Bendik joined the Company as an accounting supervisor in 1974 and since then has held various executive positions at the Company until his appointment as Senior Vice President and Chief Accounting Officer.

         Michael A. Boyd was appointed Senior Vice President and General Counsel in 1975. Mr. Boyd joined the Company in 1971 as an Associate General Counsel of the Company and General Counsel of its then subsidiary Alliance Capital Management Corporation.

         Gerald B. Rigg was appointed Senior Vice President and Director of Human Resources in 1986. Mr. Rigg joined the Company in 1971 as a salesman in the Company's Institutional Equities Division. Since then Mr. Rigg has held various executive positions at the Company until his election as Senior Vice President and Director of Human Resources.

ITEM 11.    EXECUTIVE COMPENSATION
            ----------------------

         The information required to be furnished pursuant to this item is set forth under the caption "Executive Compensation" of the Proxy Statement, and is incorporated herein by reference.



ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
            --------------------------------------------------------------

         The information required to be furnished pursuant to this item is set forth under the captions "Voting Securities" and "Security Ownership Management" of the Proxy Statement, and is incorporated herein by reference.



ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
            ----------------------------------------------

         The information required to be furnished pursuant to this item is set forth under the caption "Certain Relationships and Related Party Transactions" of the Proxy Statement, and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 30th day of March 1999.

                                          Donaldson, Lufkin & Jenrette, Inc.
                                             (Registrant)



                                          By:
                                          /s/ Joe L. Roby
                                          -------------------------------------
                                          Joe L. Roby
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has to be signed below by the following persons on behalf of the registrant and in the capacities indicated on the 30th day of March 1999.

             Name                             Title
             ----                             -----

      /s/ John S. Chalsty                     Chairman of the Board; Director
-------------------------------
         John S. Chalsty

      /s/ Joe L. Roby                         President and Chief Executive
-------------------------------                 Officer; Director
         Joe L. Roby

      /s/ Anthony F. Daddino                  Executive Vice President and Chief
-------------------------------                 Financial Officer; Director
         Anthony F. Daddino

      /s/ Hamilton E. James                   Managing Director; Director
-------------------------------
         Hamilton E. James

      /s/ Richard S. Pechter                  Managing Director; Director
-------------------------------
         Richard S. Pechter

      /s/ Michael M. Bendik                   Senior Vice President and
-------------------------------                 Chief Accounting Officer
         Michael M. Bendik

      /s/ Michael A. Boyd                     Senior Vice President and
-------------------------------                 General Counsel
           Michael A. Boyd

      /s/ Gerald B. Rigg                      Senior Vice President and
-------------------------------                 Director of Human Resources
           Gerald B. Rigg

      /s/ Henri de Castries                   Director
-------------------------------
           Henri de Castries

      /s/ Denis Duverne                       Director
-------------------------------
           Denis Duverne

      /s/ Louis Harris                        Director
-------------------------------
           Louis Harris

             Name                             Title
             ----                             -----

     /s/ Henri G. Hottinguer                  Director
-------------------------------
        Henri G. Hottinguer

     /s/ W. Edwin Jarmain                     Director
-------------------------------
        W. Edwin Jarmain

     /s/ Francis Jungers                      Director
-------------------------------
        Francis Jungers

     /s/ Edward Miller                        Director
-------------------------------
        Edward Miller

      /s/ W. J. Sanders III                   Director
-------------------------------
         W.J. Sanders III

      /s/ Stanley Tulin                       Director
-------------------------------
         Stanley Tulin

     /s/ John C. West                         Director
-------------------------------
        John C. West

     /s/ Michael Hegarty                      Director
-------------------------------
        Michael Hegarty

                       DONALDSON, LUFKIN & JENRETTE, INC.
                                   FORM 10-K
         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                               TABLE OF CONTENTS

Part IV  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K


                                                                                                          Page Number
Item 14 (a) (1)     Financial Statements                                                                  -----------
                        Independent Auditors' Report..................................................         30

                        Consolidated Statements of Financial Condition at December 31, 1998 and 1997..
                                                                                                               31

                        Consolidated Statements of Income for the years ended December 31, 1998, 1997
                        and 1996......................................................................         33

                        Consolidated Statements of  Changes in Stockholders' Equity for the years
                        ended December 31, 1998, 1997 and 1996........................................         34

                        Consolidated Statements of Cash Flows for years ended December 31, 1998, 1997
                        and 1996......................................................................         35

                        Notes to Consolidated Financial Statements....................................         37

Item 14 (a) (2)     Financial Statement Schedule

                        Schedule I  Condensed Financial Information of Registrant.....................         58

Item 14 (a) (3)     Exhibits



    EXHIBIT NO.                                       DESCRIPTION
    -----------                                       -----------
        3.1         Restated Certificate of Incorporation of Registrant

        3.2         By-laws of the Registrant

        4.1         Registration Rights and Indemnification Agreement

        4.8         Certificate of Designation of 3,500,000 shares of Fixed/Adjustable Rate
                    Cumulative Preferred Stock, Series B

       10.1         Donaldson, Lufkin & Jenrette, Inc. 1991-1993 Long-term Incentive Plan

       10.2         Amendment No. 1 to the Donaldson, Lufkin & Jenrette, Inc. 1991-1993 Long-term
                    Incentive Plan

       10.3         Amendment No. 2 to the Donaldson, Lufkin & Jenrette, Inc. 1991-1993 Long-term
                    Incentive Plan


                                      68

Item 14 (a) (3)     Exhibits (Continued)

    EXHIBIT NO.                                       DESCRIPTION
    -----------                                       -----------

       10.4         Donaldson, Lufkin & Jenrette, Inc. 1994-1996 Long-term Incentive Plan

       10.5         Amendment No. 1 to the Donaldson, Lufkin & Jenrette, Inc. 1994-1996 Long-term
                    Incentive Plan

       10.6         Donaldson, Lufkin & Jenrette, Inc. 1995 Restricted Stock Unit Plan

       10.7         Donaldson, Lufkin & Jenrette, Inc. 1995 Stock Option Plan

       10.8         Donaldson, Lufkin & Jenrette, Inc. 1996 Stock Option Plan

       10.9         Deferred Compensation Agreement, dated December 30, 1983, between Michael M.
                    Bendik and the Registrant

       10.10        Deferred Compensation Agreement, dated December 30, 1983, between Michael A.
                    Boyd and the Registrant

       10.11        Deferred Compensation Agreement, dated December 30, 1983, between John S.
                    Chalsty and the Registrant

       10.12        Deferred Compensation Agreement, dated December 30, 1983, between Anthony F.
                    Daddino and the Registrant

       10.15        Deferred Compensation Agreement, dated December 30, 1983, between Richard S.
                    Pechter and the Registrant

       10.16        Deferred Compensation Agreement, dated December 30, 1983, between Gerald B.
                    Rigg and the Registrant

       10.17        Deferred Compensation Agreement, dated December 30, 1983, between Joe L. Roby and the Registrant

       10.19 Letter agreement between the Registrant and ACMC, Inc., dated as of August 25, 1995, regarding certain state and local tax sharing arrangements

       10.20 Insurance Agreement, dated August 27, 1992, by and between the Registrant and Thomas E. Siegler, as Trustee and Owner of the 1992 Chalsty Insurance Trust, dated August 25, 1995

       10.21        Amendment, dated August 28, 1992, to the Insurance
                    Agreement, dated August 27, 1992, by and between the Registrant and Michael Cappiccille, as Trustee and Owner

       10.22        Federal tax sharing agreement


                                      69


Item 14 (a) (3)     Exhibits (Continued)

    EXHIBIT NO.                                       DESCRIPTION
    -----------                                       -----------
       10.23        Agreement of lease between 99 Bishopsgate Limited,
                    Landlord, and DLJ International Limited, Tenant and the
                    Registrant, Tenant's Guarantor, 99 Bishopsgate London, EC2,
                    dated as of October 24, 1996.

       10.24 Agreement of sublease between SBC Warburg, Inc. and the Registrant's tenant, 277 Park Avenue, New York, New York, dated June 13, 1997.

       10.30        Agreement of Lease between Stanley Stahl D/B/A Stahl Park
                    Avenue Co., Landlord, and the Registrant, Tenant, 277 Park
                    Avenue, New York, New York, dated as of October 26, 1994

       10.31        First Amendment of Lease by and between Stanley Stahl D/B/A Stahl Park Avenue
                    Co. and the Registrant, dated as of March 30, 1995

       10.32        Amended and Restated Equitable Credit Agreement, dated
                    March 1, 1994, among the Registrant, The Equitable Life
                    Assurance Society of the United States, Equitable Variable
                    Life Insurance Company, DLJ Bridge Finance, Inc., DLJ
                    Capital Corporation and DLJ Investment Inc.

       10.33        Preferred Stock purchase agreement between the Registrant and The Equitable
                    Life Assurance Society of the United States

       10.34        Master Repurchase Agreement between Column Financial, Inc. and DLJ Mortgage
                    Capital, Inc. dated as of November 1, 1993

       10.36        First Amendment to the Amended and Restated Equitable
                    Credit Agreement dated March 1, 1994, among the Registrant,
                    The Equitable Life Assurance Society of the United States,
                    Equitable Variable Life Insurance Company, DLJ Bridge
                    Finance, Inc., DLJ Capital Corporation and DLJ Investment
                    Inc.

       10.37        Agreement of lease between Broadpine Realty Holding Company, Inc. and the
                    Registrant, Tenant, 120 Broadway, New York, New York, dated as of November 10,
                    1995

       10.38        Donaldson, Lufkin & Jenrette, Inc. 1996 Incentive Compensation Plan

       10.39        1995 Restricted Stock Unit Plan Agreement (Base), dated October 24, 1995, between Michael M. Bendik and the Registrant

       10.40        1995 Restricted Stock Unit Plan Agreement (Base), dated October 24, 1995, between Michael A. Boyd and the Registrant

       10.41        1995 Restricted Stock Unit Plan Agreement (Base), dated October 24, 1995, between John S. Chalsty and the Registrant

       10.42        1995 Restricted Stock Unit Plan Agreement (Base), dated October 24, 1995, between Anthony F. Daddino and the Registrant

       10.43        1995 Restricted Stock Unit Plan Agreement (Base), dated October 24, 1995, between Hamilton E. James and the Registrant



                                      70

Item 14 (a) (3)     Exhibits (Continued)

    EXHIBIT NO.                                       DESCRIPTION
    -----------                                       -----------

       10.45        1995 Restricted Stock Unit Plan Agreement (Base), dated October 24, 1995, between Richard S. Pechter and the Registrant

       10.46        1995 Restricted Stock Unit Plan Agreement (Base), dated October 24, 1995, between Gerald B. Rigg and the Registrant

       10.47        1995 Restricted Stock Unit Plan Agreement (Base), dated October 24, 1995, between Joe L. Roby and the Registrant

       10.49        1995 Restricted Stock Unit Plan Agreement (Premium), dated October 24, 1995, between Michael M. Bendik and the Registrant

       10.50        1995 Restricted Stock Unit Plan Agreement (Premium), dated October 24, 1995, between Michael A. Boyd and the Registrant

       10.51        1995 Restricted Stock Unit Plan Agreement (Premium), dated October 24, 1995, between John S. Chalsty and the Registrant

       10.52        1995 Restricted Stock Unit Plan Agreement (Premium), dated October 24, 1995, between Anthony F. Daddino and the Registrant

       10.53        1995 Restricted Stock Unit Plan Agreement (Premium), dated October 24, 1995, between Hamilton E. James and the Registrant

       10.55        1995 Restricted Stock Unit Plan Agreement (Premium), dated October 24, 1995, between Richard S. Pechter and the Registrant

       10.56        1995 Restricted Stock Unit Plan Agreement (Premium), dated October 24, 1995, between Gerald B. Rigg and the Registrant

       10.57        1995 Restricted Stock Unit Plan Agreement (Premium), dated October 24, 1995, between Joe L. Roby and the Registrant

       10.59        1995 Stock Option Plan Agreement, dated October 24, 1995, between Michael M.
                    Bendik and the Registrant

       10.60        1995 Stock Option Plan Agreement, dated October 24, 1995, between Michael A.
                    Boyd and the Registrant

       10.61        1995 Stock Option Plan Agreement, dated October 24, 1995, between John S.
                    Chalsty and the Registrant

       10.62        1995 Stock Option Plan Agreement, dated October 24, 1995, between Anthony F.
                    Daddino and the Registrant

       10.63        1995 Stock Option Plan Agreement, dated October 24, 1995, between Hamilton E.
                    James and the Registrant

                                      71

Item 14 (a) (3)     Exhibits (Continued)

    EXHIBIT NO.                                       DESCRIPTION
    -----------                                       -----------
       10.65        1995 Stock Option Plan Agreement, dated October 24, 1995, between Richard S.
                    Pechter and the Registrant

       10.66        1995 Stock Option Plan Agreement, dated October 24, 1995, between Gerald B.
                    Rigg and the Registrant

       10.67        1995 Stock Option Plan Agreement, dated October 24, 1995, between Joe L. Roby and the Registrant

       10.69        Amendment No. 1 to LTI-IV Unit Award Agreement, dated October 24, 1995, between Michael M. Bendik and the Registrant

       10.70        Amendment No. 2 to LTI-III Unit Award Agreement, dated October 24, 1995, between Michael A. Boyd and the Registrant

       10.71        Amendment No. 2 to LTI-III Unit Award Agreement, dated October 24, 1995, between John S. Chalsty and the Registrant

       10.72        Amendment No. 2 to LTI-III Unit Award Agreement, dated October 24, 1995, between Anthony F. Daddino and the Registrant

       10.73        Amendment No. 1 to LTI-IV Unit Award Agreement, dated October 24, 1995, between Hamilton E. James and the Registrant

       10.75        Amendment No. 2 to LTI-III Unit Award Agreement, dated October 24, 1995, between Richard S. Pechter and the Registrant

       10.76        Amendment No. 2 to LTI-III Unit Award Agreement, dated October 24, 1995, between Gerald B. Rigg and the Registrant

       10.77        Amendment No. 2 to LTI-III Unit Award Agreement, dated October 24, 1995, between Joe L. Roby and the Registrant

       10.79 Insurance Agreement dated November 29, 1995, by and between the Registrant and Kayla L. Pechter and Philip M. Satow, as
                    Trustees and Owners of the 1995 Pechter Insurance Trust, dated August 22, 1995

       10.80        Insurance Agreement dated October 31, 1995, by and between the Registrant and
                    Winthrop Trust Company, as Trustee and Owner of the Anthony F. Daddino
                    Insurance Trust, dated August 25, 1995


                                      72

  Item 14 (a) (3)    Exhibits (Continued)

    EXHIBIT NO.                                        DESCRIPTION
    -----------                                        -----------
       10.84         Insurance Agreement dated January 4, 1996 by and between
                     the Registrant and Dan Curtis Roby as Trustee and Owner of
                     the Roby 1995 Insurance Trust dated November 27, 1995.

       10.85         Second Amendment of Lease by and between Stanley Stahl
                     D/B/A Stahl Park Avenue Co. and the Registrant, dated
                     August 24, 1995.

       10.86         Third Amendment of Lease by and between Stanley Stahl D/B/A
                     Stahl Park Avenue Co. and the Registrant dated October 6,
                     1995.

       10.87         Fourth Amendment of Lease by and between Stanley Stahl
                     D/B/A Stahl Park Avenue Co. and the Registrant dated April
                     29, 1996.

       10.88         1996 Non-Employee Directors Stock Plan.

       10.89 1996 Stock Option Plan Agreement, dated May 16, 1996, between Joe L. Roby and the Registrant.

       10.91         Purchase and Sale Agreement, dated July 16, 1998 among the
                     Company, The Equitable Companies Incorporated and AXA
                     Holdings (Belgium).

       10.92         First Amended and Restated Credit Agreement, dated May 29,
                     1998 among the Company, a syndicate of banks, Chase
                     Securities, Inc. the Chase Manhattan Bank, the Bank of New
                     York and The First National Bank of Chicago

       10.93         Agreement of Lease between USF Nominees Limited, Landlord,
                     DLJ UK Properties Limited, Tenant, 111 Old Broad Street,
                     London and the Company, Surety, dated as of June 3, 1998.

       10.94 Sublease Agreement between Furman Selz, LLC, Sublandlord and the Company, Subtenant, 280 Park Avenue, New York, New
                     York, dated as of June 16, 1998.

                                      73

  Item 14 (a) (3)    Exhibits (Continued)

    EXHIBIT NO.                                        DESCRIPTION
    -----------                                        -----------

        11.1         Statement re: computation of basic earnings per share.

        11.2         Statement re: computation of diluted earnings per share.

        12.1 Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.

        21.1         Subsidiaries of the Registrant

        23.1         Consent of KPMG LLP

         27          Financial Data Schedule


                     The Company agrees to furnish copies to the Commission of all instruments with respect to long-term debt of the Company and its subsidiaries.

        (b)           Reports on Form 8-K
                         1. Form 8-K dated July 16,1998; Item 5
                         2. Form 8-K dated July 17, 1998; Item 5
                         3. Form 8-K dated September 2, 1998; Item 5
                         4. Form 8-K dated October 14, 1998; Item 5
                         5. Form 8-K dated October 16, 1998; Item 5

                                                                 ANNEX V

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           SCHEDULE 14A INFORMATION


               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:


 [ ] Preliminary Proxy Statement         [ ] Confidential, for Use
 [X] Definitive Proxy Statement              of the Commission
 [ ] Definitive Additional Materials         Only (as permitted)
     by Rule 14a-6(c)(2))
 [ ] Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                       DONALDSON, LUFKIN & JENRETTE, INC.
               (Name of Registrant as Specified in Its Charter)
              --------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         ---------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ---------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         ---------------------------------------------------------------------
     (5) Total fee paid:
         ---------------------------------------------------------------------

 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      (1) Amount Previously Paid:
          --------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:
          --------------------------------------------------------------------
      (3) Filing Party:
          --------------------------------------------------------------------
      (4) Date Filed:
          --------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                      DONALDSON, LUFKIN & JENRETTE, INC.
                                277 PARK AVENUE
                           NEW YORK, NEW YORK 10172




                                                                 March 18, 1999


Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Donaldson, Lufkin & Jenrette, Inc. The meeting will be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Wednesday, April 21, 1999 at 10:00 a.m., New York City time.

     The business of the meeting will be to (i) elect directors to the Company's Board of Directors, (ii) approve the sale by the Company of $300,000,000 of its common stock in July 1998 to The Equitable Life Assurance Society of the United States and AXA Holdings (Belgium), (iii) consider and vote upon the approval of an amendment to the Company's 1996 Stock Option Plan, including increasing the number of shares of common stock authorized under such plan by 15,000,000 and (iv) ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Information on these matters can be found in the accompanying proxy statement.

     Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed proxy statement, kindly mark the proxy card to indicate your vote, date and sign the proxy card, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy card but need to sign, date and return it in the enclosed postage-paid envelope in order to record your vote. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.


                                                 Sincerely,



                              Joe L. Roby                   John S. Chalsty
                              President and                 Chairman of the
                              Chief Executive Officer       Board

                      DONALDSON, LUFKIN & JENRETTE, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of
  Donaldson, Lufkin & Jenrette, Inc.:

     Notice is hereby given that the 1999 Annual Meeting (the "Annual Meeting") of the stockholders of Donaldson, Lufkin & Jenrette, Inc. (the "Company") will be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Wednesday, April 21, 1999, at 10:00 a.m., New York City time, for the following purposes:

     1. To elect all of the members of the Company's Board of Directors to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified.

     2. To approve the sale by the Company of $300,000,000 of its common stock in July 1998 to The Equitable Life Assurance Society of the United States and AXA Holdings (Belgium).

     3. To consider and vote upon the approval of an amendment to the Company's 1996 Stock Option Plan.

     4. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

     5. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

     A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 8, 1999 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.


                                        BY ORDER OF THE BOARD OF DIRECTORS





                                        Marjorie S. White
                                        Secretary

March 18, 1999


PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL INSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                      DONALDSON, LUFKIN & JENRETTE, INC.
                                277 PARK AVENUE
                           NEW YORK, NEW YORK 10172
                             ---------------------
                                PROXY STATEMENT
                            ---------------------
     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the 1999 annual meeting of stockholders to be held on Wednesday, April 21, 1999 at 10:00 a.m., New York City time, at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, and at any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 18, 1999, to all stockholders entitled to vote at the Annual Meeting.

     At the Annual Meeting, the Company's stockholders will be asked (i) to elect the following persons as directors of the Company to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified: Joe L. Roby, John S. Chalsty, Anthony F. Daddino, David DeLucia, Hamilton E. James, Richard S. Pechter, Stuart M. Robbins, Henri de Castries, Denis Duverne, Jane Mack Gould, Louis Harris, Michael Hegarty, Henri G. Hottinguer, W. Edwin Jarmain, Francis Jungers, Edward D. Miller, W.J. Sanders III, Stanley B. Tulin and John C. West, (ii) to approve the sale by the Company of $300,000,000 of its common stock, par value $0.10 per share ("Common Stock") in July 1998 to The Equitable Life Assurance Society of the United States and AXA Holdings (Belgium), (iii) to consider and vote upon the approval of an amendment to the Company's 1996 Stock Option Plan, including increasing the number of shares of Common Stock authorized under such plan by 15,000,000,
(iv) to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and (v) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.


                              GENERAL INFORMATION


SOLICITATION AND VOTING OF PROXIES; REVOCATION; RECORD DATE

     All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the election to the Company's Board of Directors of the nineteen nominees for director identified in this Proxy Statement, the approval of the sale by the Company of $300,000,000 of its Common Stock in July 1998 to The Equitable Life Assurance Society of the United States and AXA Holdings (Belgium), the approval of the increase in available shares under the Company's 1996 Stock Option Plan by 15,000,000 and the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Any stockholder may revoke his or her proxy at any time prior to the Annual Meeting before it is voted by written notice to such effect delivered to the Company at 277 Park Avenue, New York, New York 10172, Attention: Marjorie S. White, Secretary, by delivery prior to the Annual Meeting of a subsequently dated proxy or by attending the Annual Meeting and voting in person.

     Solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners, which expenses are expected to amount in aggregate to approximately $25,000.

     Only holders of record of Common Stock at the close of business on March 8, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 124,369,505 shares of Common Stock, each of which is entitled to one vote.

     A quorum for the Annual Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date. Directors of the Company will be elected by a plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the approval of the sale of Common Stock, the approval of the amendment to the Company's 1996 Stock Option Plan and the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. On such items, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

     As of March 1, 1999, The Equitable Companies Incorporated ("EQ" and, together with its subsidiaries other than the Company, "Equitable") beneficially owned an aggregate of 88,603,837 shares of Common Stock, representing approximately 71.3% of the total number of shares of Common Stock outstanding. AXA and certain of its affiliates beneficially own 1,836,669 shares of Common Stock. AXA is the largest shareholder of EQ and, therefore, may be considered to beneficially own 90,440,006 shares of Common Stock, representing 72.7% of the total number of shares of Common Stock outstanding. See "Security Ownership of Certain Beneficial Holders and Management." The affirmative vote of the shares of Common Stock beneficially owned by EQ is sufficient to ensure election of the nominees to the Board of Directors named herein, approval of the sale of Common Stock, approval of the amendment to the Company's 1996 Stock Option Plan and ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY (AS SPECIFIED BELOW), APPROVAL OF THE SALE OF COMMON STOCK, APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN AND RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                         ITEM 1: ELECTION OF DIRECTORS

     All the Company's directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of the Company and until their successors are elected and shall have qualified. All the nominees listed below except Mr. DeLucia, Mr. Robbins and Ms. Gould are currently serving as members of the Board of Directors and, except as stated in the subsequent paragraph, the proxies solicited hereby will be voted FOR the election of such nominees unless the completed proxy card directs otherwise.

     The Board of Directors has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve.


NOMINEES FOR ELECTION AS DIRECTORS

     The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each nominee are set forth below.

     JOE L. ROBY (59) was elected Chief Executive Officer of the Company in February 1998 and has also served as President of the Company since February 1996. He served as Chief Operating Officer of the Company from November 1995 until February 1998. Previously, Mr. Roby had served as Chairman of the Company's Banking Group since 1989. Mr. Roby joined the Company as a Vice President in the Investment Banking Group in 1972 and became head of the group in 1984. Mr. Roby has been a director of the Company since 1989. He is also a director of Advanced Micro Devices, Inc. and Sybron International Corporation.

     JOHN S. CHALSTY (65) was elected Chairman of the Board of the Company in 1996. Mr. Chalsty was Chief Executive Officer of the Company from 1986 until February 1998, and also served as President of the Company from 1986 until 1996, after having served as Chairman of the Company's Capital Markets Group for more than two years. Mr. Chalsty joined the firm in 1969 as an oil analyst. He was named Director of Research in 1971, was appointed head of the Investment Banking Group in 1979, and was named Chairman of the Capital Markets Group in 1984. Mr. Chalsty has been a director of the Company since 1971 and is also a director of EQ, IBP, Inc., Occidental Petroleum Corporation and Sappi, Limited. He has been a member of the Executive Committee of AXA since January 1997. From 1990 to 1994 he served as Vice Chairman of the New York Stock Exchange, Inc.

     ANTHONY F. DADDINO (58) was appointed Executive Vice President and Chief Financial Officer of the Company in 1983 and also serves as Chairman of the Finance Committee. Mr. Daddino has been a director of the Company since 1985. He joined the Company in 1976 from the accounting firm of Peat, Marwick, Mitchell & Co. where he was a Partner. He served as the Company's Chief Accountant and as a Group Managing Director prior to 1983. He is also a director of International Commodities Export Corp.

     DAVID DELUCIA (46) joined the Company in 1995 as a Managing Director and Chief Operating Officer of the Fixed Income Division and became head of that division in 1997. Prior to that time he had been a Partner at Goldman, Sachs & Co. from 1986 until 1995 in the fixed income division.

     HAMILTON E. JAMES (48) was appointed Chairman of the Company's Banking Group in 1995. Mr. James joined the Company as an Associate in the Investment Banking Group in 1975 and since then has held various executive positions in the group until his appointment as Chairman of the Banking Group. Mr. James has been a director of the Company since 1996. He is also a director of Costco Companies Inc.


     RICHARD S. PECHTER (53) was appointed Chairman of the Company's Financial Services Group in 1987. Mr. Pechter joined the Company in 1969 as a research analyst and has held various executive positions at the Company since then, including Chief Financial Officer, Executive Vice President and Chief Administrative Officer, and Chief Executive Officer of the Company's Pershing Division ("Pershing"). Mr. Pechter has been a director of the Company since 1979. He is also Director of the Securities Industry Association.


     STUART M. ROBBINS (55) was appointed Managing Director, Global Institutional Equities, of the Company in 1995. Mr. Robbins joined the Company in 1984 as a Vice President and Retail Industry Specialist. From 1987 until 1994 he was Managing Director, Research and from 1994 until his appointment to his current position he was a Managing Director and Co-Head, Institutional Equities.


     HENRI DE CASTRIES (44) has been a director of the Company since 1993. Since April 1998, Mr. de Castries has been Chairman of the Board of EQ and since 1996 he has been Senior Executive Vice President Financial Services and Life Insurance Activities of AXA. Prior thereto, Mr. de Castries was Executive Vice President Financial Services and Life Insurance Activities from 1993 to 1996, General Secretary from 1991 to 1993 and Central Director of Finances from 1989 to 1991 of AXA S.A. He is also a director or officer of various subsidiaries and affiliates of the AXA Group. He has been a director of EQ since May 1994 and The Equitable Life Assurance Society of the United States ("Equitable Life"), a wholly-owned subsidiary of EQ, since September 1993. He is also a director of Alliance Capital Management Corporation ("Alliance"), the general partner of Alliance Capital Management L.P.


     DENIS DUVERNE (45) has been a director of the Company since 1997. Mr. Duverne has been Senior Vice President -- International Life of AXA since 1995. Prior to that Mr. Duverne was a member of the Executive Committee, Operations of Banque Colbert from 1992 to 1995. Mr. Duverne was Secretary General of Compagnie Financiere IBI from 1991 to 1992. Mr. Duverne worked for the French Ministry of Finance serving as Deputy Assistant Secretary for Tax Policy from 1988 to 1991 and director of the Corporate Taxes Department from 1986 to 1988. Mr. Duverne is a Director of Alliance and Equitable Life. He is also a director or officer of various subsidiaries and affiliates of the AXA Group.


     JANE MACK GOULD (60) has been a Senior Vice President and Portfolio Manager of Alliance and its predecessors since 1969, after having joined that firm as a research analyst in 1965. Ms. Gould is a member of the Smithsonian Institute Investment Policy Committee.


     LOUIS HARRIS (77) has been a director of the Company since 1995. Mr. Harris has been an independent public opinion consultant since 1992. Prior thereto, Mr. Harris was President of Louis Harris and Associates, Inc., an opinion research company he founded in 1956. Mr. Harris had previously served on the Board of Directors of the Company from 1971 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995.

     MICHAEL HEGARTY (54) has been a director of the Company since May 1998. Mr. Hegarty has been Vice Chairman of EQ since April 1998 and Chief Operating Officer and a director of EQ since February 1998. He was Senior Executive Vice President of EQ from January 1998 to April 1998. He has also been a Director and President of Equitable Life since January 1998 and Chief Operating Officer since February 1998. From 1996 to 1997 he was Vice Chairman of Chase Manhattan Corporation ("Chase"). Prior thereto, he was Vice Chairman (1995-1996) and Senior Executive Vice President (1991-1995) of Chemical Bank, which merged with Chase in 1996.

     HENRI G. HOTTINGUER (63) has been a director of the Company since 1992. He has been a partner of Hottinguer & Company since 1968 and he is also Chairman and Chief Executive Officer of Banque Hottinguer and Societe Financiere pour le Financement de Bureaux et d'Usines-Sofibus. Mr. Hottinguer is also Chairman of the Supervisory Board of Credit Suisse Hottinguer, Vice President and Director of Financiere Hottinguer, a director of Investissement Hottinguer S.A., AXA and of various subsidiaries and affiliates of the AXA Group, representative of Financiere SGTE at the Board of Schneider S.A., the Partner of Hottinguer & Cie Zurich, Chairman of the Board of Hottinguer Capital Corp., and a director of Swiss Helvetia Fund, Inc. and Hottinguer US Inc.

     W. EDWIN JARMAIN (60) has been a director of the Company since 1992. Mr. Jarmain is President of Jarmain Group Inc. (a private investment holding company), a position he has held since 1979, and is also an officer and director of several affiliated companies. He is also a director of EQ, Equitable Life, AXA Insurance (Canada), Anglo Canada General Insurance Company, AXA Pacific Insurance Company and National Mutual Holdings Limited as well as an alternate director of National Mutual Asia Limited and National Mutual Insurance Company Limited of Hong Kong. From 1994 to 1998, Mr. Jarmain also served as non-executive chairman and director of FCA International Ltd.

     FRANCIS JUNGERS (72) has been a director of the Company since 1995. Mr. Jungers is an independent consultant on energy and the Middle East and has been so since 1978 when he retired as Chairman of the Board and Chief Executive Officer of Arabian American Oil Company, an oil producing company with which Mr. Jungers was associated for over thirty years. Mr. Jungers had previously served on the Board of Directors of the Company from 1978 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995. Mr. Jungers is also a director of the AES Corporation, Onix Systems, Inc., Statia Terminals Inc., Thermo Ecotek Corporation, Thermo Electron Corporation and Thermo Quest, Inc.

     EDWARD D. MILLER (58) has been a director of the Company since 1997. Mr. Miller has been President, Chief Executive Officer and a director of EQ since August 1997. He was President of Equitable Life from August 1997 to January 1998 and has been a director and Chief Executive Officer since August 1997 and Chairman since January 1998. He is also a Senior Executive Vice President of AXA and has been a member of the Executive Committee of AXA since September 1997. Mr. Miller was Senior Vice Chairman of Chase from 1995 to 1997, and President of Chemical Bank (which merged into Chase in 1995) from 1994 to 1995 and its Vice Chairman from 1991 to 1994. He is currently a director of Alliance and KeySpan Energy Corporation (formerly Brooklyn Union Gas Co.).

     W.J. SANDERS III (62) has been a director of the Company since 1995. Mr. Sanders is Chairman of the Board and Chief Executive Officer of Advanced Micro Devices, Inc., a semiconductor manufacturer he founded in 1969. Mr. Sanders had previously served on the Board of Directors of the Company from 1979 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995.

     STANLEY B. TULIN (49) has been a director of the Company since 1997. He has been Executive Vice President of EQ since 1996 and its Chief Financial Officer since May 1997. He has been Director, Chairman, President and Chief Executive Officer of Equitable Capital Management Corporation since June 1997, Director, Executive Vice President and Chief Financial Officer of Equitable Investment Corporation since June 1997 and Chairman, President, Chief Executive Officer and Chief Financial Officer of ACMC, Inc. since July 1997. Mr. Tulin has been Vice Chairman and Director of Equitable Life since February 1998, Senior Executive Vice President from 1996 to February 1998 and Chief Financial Officer since 1996. Mr. Tulin was Chairman of the Insurance Consulting and Actuarial practice, Coopers & Lybrand from 1988 to 1996 and a Principal of Milliman and Robertson, Inc. from 1971 to 1988. He is currently a director of Alliance.


     JOHN C. WEST (76) has been a director of the Company since 1995. Mr. West is an attorney who has served as the United States Ambassador to the Kingdom of Saudi Arabia and as Governor of the State of South Carolina. Mr. West had previously served on the Board of Directors of the Company from 1981 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995. Mr. West is Chairman of the Board of Seibels Bruce Group, Inc. He is also Distinguished Professor of Middle East Studies at the University of South Carolina.


     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS


     The Board of Directors has a standing Audit Committee (the "Audit Committee") and a standing Compensation and Management Committee (the "Compensation and Management Committee"). The Company does not currently have a standing nominating committee.


     The Audit Committee currently consists of Messrs. Jungers (Chairman) and Jarmain. Among other things, the Audit Committee makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors.


     The Compensation and Management Committee currently consists of Messrs. West (Chairman), Harris and Jarmain. The Compensation and Management Committee has primary responsibility for all aspects of executive officer compensation and benefits, including salaries and grants and awards under the Company's 1995 Restricted Stock Unit Plan, 1996 Stock Option Plan and 1996 Incentive Compensation Plan.


     During 1998, the Board of Directors held five meetings, the Compensation and Management Committee held four meetings and the Audit Committee held three meetings. During 1998, each of the directors attended at least seventy-five percent of the meetings of the Board of Directors or Committees held during the period that he was a director except Mr. Sanders, who missed 2 of the 5 meetings he was eligible to attend.

COMPENSATION OF DIRECTORS

     The Company's policy is not to pay compensation to directors who are also employees of the Company, Equitable or any affiliates of Equitable. The Company's policy is to pay independent directors an annual retainer of $25,000 plus $1,000 for each Board Meeting attended and $500 for each meeting of a Committee of the Board attended. Under the Company's 1996 Non-Employee Directors Stock Plan, on November 21, 1996, April 16, 1997 and April 22, 1998 each independent director was granted an option to purchase 8,000 shares of Common Stock. In addition, under that plan each eligible director will receive an annual option grant to purchase 8,000 shares of Common Stock at the end of each Annual Meeting of Stockholders. Each option will have an exercise price equal to the fair market value of a share of Common Stock as of the date of grant, will vest and be exercisable with respect to one fourth of the covered shares on each of the first four anniversaries of the date of grant and will have a ten-year term. Except for a person whose service as a director is terminated for cause, after a person ceases to be a director options remain exercisable for various periods, depending on the reason for the termination.

                   EXECUTIVE COMPENSATION AND BENEFIT PLANS


EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to its Chief Executive Officer and each of the Company's four other most highly compensated executive officers based on 1998 salary and annual bonuses (collectively, the "Named Executive Officers") who were serving as executive officers at the end of the fiscal year ended December 31, 1998.


                          SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                     --------------------------------------------
                                        SALARY       BONUS        OTHER ANNUAL
NAME AND PRINCIPAL POSITION    YEAR     ($)(1)       ($)(1)     COMPENSATION ($)
----------------------------- ------ ----------- ------------- ------------------
Joe L. Roby(6) .............. 1998    $ 175,000    $ 8,500,000      $ 115,770(7)
 President and                1997      175,000      9,500,000        107,664(7)
 Chief Executive Officer      1996      175,000      8,500,000         97,672(7)
John S. Chalsty(6) .......... 1998      500,000      8,000,000        159,931(8)
 Chairman                     1997      500,000     12,500,000        155,400(8)
                              1996      500,000     10,000,000        167,645(8)
Anthony F. Daddino .......... 1998      175,000      3,375,000         25,868(9)
 Executive Vice President     1997      175,000      3,750,000         25,201(9)
 and Chief Financial Officer  1996      175,000      3,000,000         27,112(9)
Michael A. Boyd ............. 1998      150,000        770,000         14,130(10)
 Senior Vice President and    1997      150,000        825,000         14,452(10)
 General Counsel              1996      150,000        750,000         14,065(10)
Michael M. Bendik ........... 1998      140,000        850,000         11,779(11)
 Senior Vice President and    1997      140,000        950,000         10,467(11)
 Chief Accounting Officer     1996      140,000        850,000         10,527(11)


                                               LONG-TERM COMPENSATION
                              ---------------------------------------------------------
                                RESTRICTED    OPTIONS/       LTIP
                                   STOCK        SARS       PAYOUTS        ALL OTHER
NAME AND PRINCIPAL POSITION    AWARDS($)(2)    (#)(3)       ($)(4)     COMPENSATION (5)
----------------------------- -------------- ---------- ------------- -----------------
Joe L. Roby(6) ..............      --              --    $ 2,559,098      $ 237,429
 President and                     --              --      2,414,243        163,797
 Chief Executive Officer           --         500,000     23,983,762        403,765
John S. Chalsty(6) ..........      --              --             --        358,466
 Chairman                          --              --             --        369,886
                                   --              --             --        695,447
Anthony F. Daddino ..........      --              --      1,933,127        210,019
 Executive Vice President          --              --      1,823,705        193,093
 and Chief Financial Officer       --              --      6,996,750        242,702
Michael A. Boyd .............      --              --        871,188          5,051
 Senior Vice President and         --              --        821,876             --
 General Counsel                   --              --        904,303         13,202
Michael M. Bendik ...........      --              --        614,574         18,082
 Senior Vice President and         --              --        579,788         36,336
 Chief Accounting Officer          --              --             --         55,667

----------
(1) Includes amounts contributed by each of the Named Executive Officers under various deferred compensation plans maintained by the Company.

(2) In exchange for surrendering amounts accrued under certain multi-year compensation arrangements maintained by the Company, each of the Named Executive Officers received restricted stock units under the Company's 1995 Restricted Stock Unit Plan at the time of the Company's initial public offering in October 1995 (the "Initial Public Offering"). Each restricted stock unit represents the right to receive a share of Common Stock, subject to certain conditions described below. Units awarded under the 1995 Restricted Stock Unit Plan fall into two categories: "Base Units" and "Premium Units." Base Units vested 50% in February 1997 and February 1998. Premium Units vest in three equal installments in each of February 1998, February 1999 and February 2000. No dividends or dividend equivalents are paid on the restricted stock units. As of December 31, 1998, the last day of trading during the fiscal year ended December 31, 1998, the aggregate value of the unvested restricted stock units, based on the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on such date of $41.3125 was $4,230,565, $5,640,726, $2,350,351, $352,561 and $176,322 for Messrs. Roby, Chalsty,
      Daddino, Boyd and Bendik, respectively.

(3) The options shown for Mr. Roby for 1996 have an exercise price of $16.25, a term of ten years, and become exercisable in four equal installments on May 16, 1997, May 16, 1998, May 16, 1999 and May 16, 2000. The Company's
      stock plans do not permit the granting of stock appreciation rights ("SARs").

(4) All amounts shown for 1998 reflect amounts earned under the Company's 1994-1996 Long Term Incentive Plan. The amounts shown for Mr. Roby in 1997 and 1996 reflect payment of amounts earned under the Company's 1991-1993 and 1994-1996 Long Term Incentive Plans and amounts previously earned under a prior multi-year bonus program. The amounts shown for Mr. Daddino reflect payments made in 1997 and 1996 of amounts earned under the Company's 1994-1996 and 1991-1996 Long Term Incentive Plans.

(5) Of the amounts shown in the table $153,178, $124,869 and $160,736 for 1998, $163,797, $138,394 and $169,066 for 1997 and $167,954, $144,807,
      and $142,954 for 1996 reflect the value of premiums paid by the Company on behalf of Messrs. Roby, Chalsty and Daddino, respectively, under split-dollar life insurance policies. The amounts represent the present value of the interest projected, on an actuarial basis, to accrue for the benefit of Messrs. Roby, Chalsty and Daddino, respectively, on the portions of the premiums paid by the Company in that year. In addition, $84,251, $233,597, $49,283, $5,051 and $18,082 is included for 1998 for
      Messrs. Roby, Chalsty, Daddino, Boyd and Bendik, respectively, $231,492, $24,027 and $36,336 is included for 1997 for Messrs. Chalsty, Daddino and Bendik, respectively, and $235,811, $550,640, $99,748, $13,202 and
      $55,667 is included for 1996 for Messrs. Roby, Chalsty, Daddino, Boyd and Bendik, respectively, to reflect distributions in 1998, 1997 and 1996 in respect of units awarded in prior years under a plan which allocated to the participants a portion of the profits realized by the Company on certain investments.

(6) Effective February 23, 1998 Mr. Chalsty stepped down as Chief Executive Officer but remains Chairman of the Board. On the same date Mr. Roby was elected Chief Executive Officer and relinquished the title of Chief Operating Officer. Effective February 17, 1999, Mr. Chalsty's salary will be $175,000 per annum.

(7) Of the amounts shown in the table for Mr. Roby, $51,246, $28,547 and $23,552 reflect the use of transportation equipment provided by the Company in 1998, 1997 and 1996, respectively. In addition, $64,524, $79,117 and $74,120 of the amounts shown reflect the value of financial planning services provided on Mr. Roby's behalf by Wood, Struthers & Winthrop during 1998, 1997 and 1996, respectively.

(8) Of the amounts shown in the table for Mr. Chalsty, $42,456, $18,804 and $16,487 reflect the use of transportation equipment provided by the Company in 1998, 1997 and 1996, respectively. In addition, $21,475, $40,596 and $55,158 of the amounts shown reflect the value of financial planning services provided on his behalf by Wood, Struthers & Winthrop during 1998, 1997 and 1996, respectively, and $96,000, $96,000 and
      $96,000 of the amounts shown reflect contributions by the Company toward the cost of an apartment for Mr. Chalsty during 1998, 1997 and 1996, respectively.

(9) Of the amounts shown in the table for Mr. Daddino, $21,291, $22,001 and $21,404 reflect the use of transportation equipment provided by the Company in 1998, 1997 and 1996, respectively. In addition, $4,577, $3,200 and $5,708 of the amounts shown reflect the value of financial planning services provided on Mr. Daddino's behalf by Wood, Struthers & Winthrop during 1998, 1997 and 1996, respectively.

(10) Of the amounts shown in the table for Mr. Boyd, $10,930, $11,252 and $11,065 reflect the use of transportation equipment in 1998, 1997 and 1996, respectively. In addition, $3,200, $3,200 and $3,000 of the amounts shown reflect the value of financial planning service provided on Mr. Boyd's behalf by Wood, Struthers & Winthrop during 1998, 1997 and 1996, respectively.

(11) The amounts shown for Mr. Bendik reflect the use of transportation equipment provided by the Company in 1998, 1997 and 1996, respectively.

          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (1998)
                         AND FY-END OPTION/SAR VALUES




                                                                        NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                              SHARES ACQUIRED                          OPTIONS AT FY-END (#)         AT FY-END ($)(1)
NAME                          ON EXERCISE (#)   VALUE REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
Joe L. Roby ................        --                --                 1,198,834/250,000         $32,659,473/6,265,625
John S. Chalsty ............        --                --                    1,272,714/0                35,397,358/$0
Anthony F. Daddino .........        --                --                     530,298/0                 14,748,913/$0
Michael A. Boyd ............        --                --                      79,544/0                  2,212,317/$0
Michael M. Bendik ..........        --                --                      39,772/0                  1,106,159/$0

----------
(1) An "in-the-money option" is an option for which the market price of the underlying Common Stock at year-end 1998 exceeds the exercise price of the option. The value of unexercised, in-the-money options shown above is based upon the difference between the exercise price of all options and $41.3125, the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 31, 1998, the last day of trading during the fiscal year ended December 31, 1998. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.



CERTAIN DEFERRED COMPENSATION PLANS AND ARRANGEMENTS


     Certain employees, including the Named Executive Officers, deferred a portion of their 1983 or 1984 compensation in return for which the Company agreed to pay each of them a specified annual benefit for 15 years beginning at age 65. Benefits are based upon the participant's age and the amount deferred and are calculated to yield an approximate 12.5% annual compound return. In the event of the participant's disability or death, an equal or lesser amount is to be paid to the participant or his beneficiary. After age 55, participants, the sum of whose age and years of service is equal to or greater than 80, may elect to have their benefits begin before age 65, in an actuarially reduced amount. The Company has funded its obligations through the purchase of life insurance policies. The table below shows as to the Named Executive Officers the estimated annual benefit payable at age 65. Each of these individuals is fully vested in the applicable benefit.




                                              ESTIMATED
NAME                                       ANNUAL BENEFITS
  Joe L. Roby .........................       $ 56,527
  John S. Chalsty .....................         47,053
  Anthony F. Daddino ..................        107,313
  Michael A. Boyd .....................         75,369
  Michael M. Bendik ...................         91,781

COMPENSATION AND MANAGEMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation and Management Committee during the fiscal year ended December 31, 1998 was an officer or employee of the Company. Mr. Jarmain has been a director of EQ and Equitable Life since 1992. See "Security Ownership of Certain Beneficial Holders and Management" and "Certain Relationships and Related Transactions."


COMPENSATION AND MANAGEMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Committee of the Board of Directors (for the purposes of this report, the "Committee") is composed entirely of independent outside directors, none of whom is a current officer or employee of the Company or its subsidiaries. The Committee is responsible for the establishment of policies governing and for the implementation, administration and interpretation of all aspects of executive officer compensation, which includes base salary, short term performance incentives, long term performance incentives and equity based incentives. The Committee reviews the compensation of executive officers on an ongoing basis, developing and executing cost and tax-effective plans with the following objectives:

      o  Support the Company's business strategies and goals,

      o Attract and retain the highest caliber executive officers by providing compensation opportunities comparable to those offered by other leading financial services firms with whom the Company competes for business and talent,

      o Motivate high performance in an entrepreneurial incentive-driven culture,

      o Closely align executive officers' interests with stockholders' interests, and

      o Reward results achieved short term and in the long term creation of shareholder value.

     The compensation policy of the Company is to base total compensation on performance. By virtue of the Company's establishment of relatively low fixed base compensation and highly-leveraged incentive opportunities, total compensation will vary directly with the financial results of the Company and the total returns to its stockholders, and may exceed the 75th percentile for superior performance.

     The Committee was established immediately prior to the Initial Public Offering. As such, the Committee is administering certain plans that were approved and in place prior to its establishment. The Committee views such plans as appropriate and supportive of the policies and objectives discussed above.

     In its deliberations, the Committee utilizes the services of an independent consulting firm with expertise in executive compensation among financial services firms, as well as historical marketplace survey data. For 1998, the survey data reviewed in setting compensation levels for executive officers are based on a group of nine firms. Of these firms, three are included in the Peer Group Index used for the Common Stock Performance graph set forth below. See "Common Stock Performance." The firms not included in the Peer Group Index are either not publicly traded or owned, or have a mix of businesses not representative of the Company on an overall basis, although various segments are comparable to certain divisions of the Company.

     It is the intention of the Committee that executive officer compensation be determined and administered on the basis of total compensation, rather than based on separate free-standing components.

In keeping with the Company's policy of sustaining its entrepreneurial incentive-driven culture, no Company-paid retirement benefits are provided to executive officers.

     The total compensation program for executive officers established by the Committee is comprehensive and integrated to include salary, short term and long term performance incentives, and equity-based incentives.


 SALARY

     Salaries are generally below median for similar positions within the financial services industry. Salaries are reviewed annually by the Committee for appropriateness in consideration of the Company's compensation policy, marketplace practice, the Company's financial results, individual position responsibilities and performance. Of the ten current executive officers, only three have received salary increases since 1987.


 SHORT TERM AND LONG TERM PERFORMANCE INCENTIVES

     1996 Incentive Compensation Plan. The 1996 Incentive Compensation Plan, which is administered by the Committee, provides for the award of short term and long term incentives based on Company profitability. At the beginning of each performance period, each executive officer is assigned an interest in one or more award pools. After completion of each performance period, the Committee evaluates the performance of each executive officer based on the criteria discussed below and, in its sole and absolute discretion, may reduce or increase awards, except that the Committee may only reduce and may not increase an award to a current Named Executive Officer. Awards may be paid in cash, stock-based payments, or any combination thereof.

     Short Term Performance Incentives. Aggregate short term incentive compensation awards are based primarily on the Company's profitability over a one or two year period. Individual awards are based on an assessment of individual, business unit, and Company performance.

     In assessing such performance, the Committee evaluates a number of quantitative and qualitative factors without assigning weights and considers absolute and relative results achieved and strategic progress during the prior one or two years, as well as over a period of years. Such performance is evaluated by comparisons to prior years, peer companies and overall industry performance. Factors considered may include the quality, consistency and level of earnings, growth, return on equity, cost control and margins, as well as the services rendered and value added to clients of the Company.

     With regard to 1998, pre-tax profits declined 9.2% from 1997, and awards to most executive officers were reduced from prior year levels in recognition of this performance and competitive pay levels.

     Long Term Performance Incentives. Long term performance incentives are generally based on the Company's adjusted cumulative net income and return on equity over a period of three years or longer. Such incentives are designed to strengthen the coincidence of interest of executive officers and the Company's shareholders in the long term growth of enterprise value, as well as to encourage retention among key managers of the Company through vesting and competitive compensation opportunities.

     The number of units awarded to each executive officer is subject to annual review and reflects their individual performance, responsibility level, and potential impact on the long term financial results of the

Company. Long term incentive payments made in 1998 to executive officers named in the Summary Compensation Table represent amounts earned under the Company's 1994 -- 1996 Long Term Incentive ("LTI") Plans. Awards of units have been made for the 1997-1999 performance period.


  EQUITY-BASED INCENTIVES

      o 1995 Restricted Stock Unit Plan. As discussed above, executive officers were granted restricted stock units in 1995 under the 1995 Restricted Stock Unit Plan. These grants were made to executive officers in exchange for reduction in the value of their interests in the 1991 or 1994 LTI Plan. Restricted stock units granted in 1995 vest in installments from February 1997 to February 2000. No executive officer received a restricted stock unit grant in 1998.

      o 1995 Stock Option Plan. Executive officers were granted options to purchase shares of Common Stock under the 1995 Stock Option Plan. These grants were made to executive officers in exchange for reduction in the value of their interests in the 1991 or 1994 LTI Plan. Options granted under the 1995 Stock Option Plan vested in February 1997 and February 1998. No further grants will be made under this plan which has been replaced by the 1996 Stock Option Plan, as discussed below.

         The value of restricted stock units and stock options awarded under the 1995 Restricted Stock Unit Plan and the 1995 Stock Option Plan may be realized only after vesting from 1997 to 2000, and will depend on the market value of the Company's Common Stock in the future. Thus, the ultimate value of such restricted stock unit and stock option awards will provide a continuing incentive to executive officers for the creation of shareholder value.

      o 1996 Stock Option Plan. At the 1996 Annual Meeting stockholders approved the 1996 Stock Option Plan which is administered by the Committee and provides for the award of stock options to employees of the Company. No executive officer received an option grant in 1998.

         The Committee does not consider stock holdings, prior option or stock grants, prior long term performance incentive awards or the appreciation thereon when making future option, stock and long term performance incentive award determinations.


 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Both the quantitative and qualitative criteria referenced above are applied in assessing the performance and determining the compensation of the Chief Executive Officer, who participates in the Company's executive compensation program on the same basis as all other executive officers.

     Mr. Roby was elected Chief Executive Officer in February 1998. In setting the Chief Executive Officer's 1998 total compensation, the Committee took into account the annual and long-term performance of the Company under his leadership and its outstanding strategic progress, all of which were viewed as critical to the results realized by the Company in 1998.

     The Company's 1998 performance included a 16.5% growth in revenues from 1997. A combination of higher costs associated with an aggressive expansion strategy and an industry-wide business decline in the second half of 1998 resulted in profit performance that was below 1997. 1998 profit was 9.2% under the record earnings achieved in 1997. In consideration of the difficult year, the Chief Executive Officer received an annual incentive award of $8.5 million for 1998. This represented a 10.6% decline from his 1997 annual incentive award. His salary of $175,000 was last increased in 1987. The Chief Executive Officer was not granted any restricted stock units or stock options in 1997 or 1998.


     The Committee believes that the total compensation of the Chief Executive Officer is appropriate relative to his performance, the performance of the Company and the compensation of other heads of high-performing investment firms.


 TAX CONSIDERATIONS


     The Committee's policy is to preserve corporate tax deductions while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.



                                        COMPENSATION AND MANAGEMENT COMMITTEE


                                                    Louis Harris
                                                    W. Edwin Jarmain
                                                    John C. West, Chairman

COMMON STOCK PERFORMANCE

     The following chart compares the Company's cumulative total return on stockholder investment since the date of the Initial Public Offering (October 24, 1995) with that of the Standard & Poor's 500 and a Peer Group Index. All indices include the reinvestment of dividends.

[GRAPHIC OMITTED]





                                                                                                                     Compound
                                                                                                                      Annual
                                          10/26/95       12/31/95       12/31/96       12/31/97       12/31/98      Return Rate
                                        ------------   ------------   ------------   ------------   ------------   ------------
 Donaldson, Lufkin & Jenrette, Inc.       $ 100.00       $ 115.74       $ 122.94       $ 274.20       $ 284.53          38.9%
 S&P 500                                  $ 100.00       $  96.74       $ 141.64       $ 246.09       $ 276.04          37.6%
 Peer Group*                              $ 100.00       $ 111.20       $ 130.81       $ 174.44       $ 224.29          28.9%

* Peer group includes Bear Stearns Companies, Lehman Brothers Holdings, Morgan Stanley Group (10/26/95 - 5/30/97) and Morgan Stanley Dean Witter & Co. (6/1/97-12/31/98). Assumes conversion of Morgan Stanley Group shares into Morgan Stanley Dean Witter & Co. on 6/1/97.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT


     The following table sets forth, as of March 1, 1999, the total number of shares of Common Stock beneficially owned, and the percent so owned, by each director and nominee for director, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by the Named Executive Officers and by all current directors and executive officers as a group. All numbers reflect the 2 for 1 stock split that was effective May 11, 1998.




                                                                        CURRENT
                                                                BENEFICIAL OWNERSHIP(1)            TOTAL(1)
                                                                ------------------------   -------------------------
                                                                  NUMBER OF                  NUMBER OF
                                                                   SHARES       PERCENT       SHARES        PERCENT
AXA(2) ......................................................    90,440,006       72.7%     90,440,006        59.1%
 9 Place Vendome
 75001 Paris, France
The Equitable Companies
 Incorporated(3) ............................................    88,603,337       71.3      88,603,337        57.9
 1290 Avenue of the Americas
 New York, New York 10104
The Equitable Life Assurance
 Society of the United States(4) ............................    39,961,542       32.1      39,961,542        26.1
 1290 Avenue of the Americas
 New York, New York 10104
Joe L. Roby(5) ..............................................     1,692,524        1.3       1,993,726         1.3
John S. Chalsty(6) ..........................................     1,931,263        1.5       1,999,532         1.3
Anthony F. Daddino(7) .......................................       781,402          *         834,848           *
David DeLucia(8) ............................................       180,000          *         470,000           *
Hamilton E. James(9) ........................................     1,001,751          *       1,287,308           *
Richard S. Pechter(10) ......................................     1,442,524        1.1       1,668,726         1.1
Stuart M. Robbins (11) ......................................       591,052          *         762,386           *
Theodore P. Shen(12) ........................................     1,300,424        1.0       1,351,626           *
Michael A. Boyd(13) .........................................       119,609          *         123,876           *
Michael M. Bendik(14) .......................................        60,104          *          62,238           *
Henri de Castries(15) .......................................         2,000          *           2,000           *
Denis Duverne(16) ...........................................         2,000          *           2,000           *
Jane Mack Gould .............................................             0          *               0           *
Louis Harris(17) ............................................         8,880          *          22,880           *
Michael Hegarty(18) .........................................             0          *               0           *
Henri G. Hottinguer(19) .....................................        14,000          *          28,000           *
W. Edwin Jarmain(20) ........................................        20,048          *          34,048           *
Francis Jungers(21) .........................................        12,000          *          26,000           *
Edward D. Miller(22) ........................................             0          *               0           *
Stanley B. Tulin (23) .......................................         1,000          *           1,000           *
W.J. Sanders III(24) ........................................        12,810          *          26,810           *
John C. West(25) ............................................        31,600          *          45,600           *
All directors and executive officers as a group(26) .........     9,204,991        7.0      10,802,090         7.1

----------
*     Less than 1.0%.

(1) The table provides certain information regarding the beneficial ownership of the Company's Common Stock by AXA, EQ, Equitable Life, each of the Company's directors and all directors and executive officers as a group assuming, in the case of the Total column, the issuance of all of the Common Stock pursuant to outstanding restricted stock units and options. In connection with the Initial Public Offering, approximately 500 employees of the Company exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements, including the Company's 1991-1993 Long Term Incentive Plan and the Company's 1994-1996 Long Term Incentive Plan for restricted stock units representing an aggregate of approximately 10.4 million shares of Common Stock. Approximately 90% of these units have vested as of February 1, 1999 and are included in the Current Beneficial Ownership column. The balance of these units, located in the Total column, will vest in February 2000.

      In connection with the Initial Public Offering, employees acquired options to purchase an aggregate of approximately 18.4 million shares of Common Stock at a price of $13.50 per share by foregoing an aggregate of $55.7 million of their future interests under cash compensation arrangements (the "LTI Option Exchange"). As of February 1, 1998, all outstanding options received in the LTI Option Exchange have vested and are included in the Current Beneficial Ownership column. In addition, Mr. Roby was granted an option to purchase 500,000 shares of Common Stock in 1996 and Messrs. Harris, Hottinguer, Jungers, Jarmain, Sanders and West have each been granted options to purchase 24,000 shares of Common Stock under the Company's 1996 Non-Employee Directors Stock Plan.

(2) AXA is EQ's largest stockholder, beneficially owning approximately 59% of EQ's outstanding common stock. As of March 1, 1999, a group of four French mutual insurance companies (the "Mutuelles AXA") owned, directly or indirectly through various holding companies, approximately 23.9% of the issued shares representing 37.6% of the voting power of AXA. For insurance regulatory purposes the shares of capital stock of EQ beneficially owned by AXA and its subsidiaries have been deposited into a voting trust to ensure that certain of the indirect minority shareholders of AXA do not exercise control over EQ or certain of its insurance subsidiaries.

(3) The number listed includes shares of Common Stock beneficially owned by EQ's wholly-owned subsidiary, Equitable Life.

(4) The number listed includes shares of Common Stock beneficially owned through its wholly-owned subsidiary, Equitable Holdings, L.L.C.

(5) The Current Beneficial Ownership column for Mr. Roby includes 476,546 vested restricted stock units and 1,198,384 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units and 250,000 stock options that become exercisable more than 60 days after March 1, 1999. In addition, Mr. Roby holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days, 2,500 American Depositary Receipts ("ADRs") of AXA and 2,500 option shares of AXA which are exercisable within 60 days.

(6) The Current Beneficial Ownership column for Mr. Chalsty includes 2,500 shares owned by Mr. Chalsty's wife, 650,649 vested restricted stock units and 1,272,714 option shares exercisable within 60 days. The Total column includes 68,269 unvested restricted stock units. In addition, Mr. Chalsty beneficially owns 116,000 shares of common stock of EQ, including 100,000 option shares exercisable within 60 days, 2,500 ADRs of AXA and 5,000 option shares of AXA which are exercisable within 60 days.

(7) The Current Beneficial Ownership column for Mr. Daddino includes 198,755 vested restricted stock units and 530,298 option shares exercisable within 60 days. The Total column includes 28,446 unvested restricted stock units and 25,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. Daddino beneficially owns 100 shares of common stock of EQ which are held in an insurance trust for the benefit of his wife and children and also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days.

(8) The Current Beneficial Ownership column for Mr. DeLucia includes 180,000 option shares exercisable within 60 days. The Total column includes 470,000 stock options that become exercisable more than 60 days after March 1, 1999.

(9) The Current Beneficial Ownership column for Mr. James includes 662,872 option shares exercisable within 60 days. The Total column includes 35,557 unvested restricted stock units and 250,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. James also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days and 1,000 ADRs of AXA.

(10) The Current Beneficial Ownership column for Mr. Pechter includes 954,536 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units and 175,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. Pechter also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days.

(11) The Current Beneficial Ownership column for Mr. Robbins includes 397,724 option shares exercisable within 60 days. The Total column includes 21,334 unvested restricted stock units and 150,000 stock options that become exercisable more than 60 days after March 1, 1999.

(12) The Current Beneficial Ownership column for Mr. Shen includes 954,536 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units. Mr. Shen also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days and 1,000 ADRs of AXA.

(13) The Current Beneficial Ownership column for Mr. Boyd includes 79,544 option shares exercisable within 60 days. The Total column includes 4,267 unvested restricted stock units.

(14) The Current Beneficial Ownership column for Mr. Bendik includes 39,772 option shares exercisable within 60 days. The Total column includes 2,134 unvested restricted stock units.

(15) Mr. de Castries also beneficially owns 13,333 shares of Common Stock of EQ, all of which are option shares exercisable within 60 days, and 70,188 shares of common stock of AXA, including 69,188 option shares exercisable within 60 days.

(16) Mr. Duverne also owns 10,333 shares of EQ, including 8,333 option shares exercisable within 60 days. Of his EQ holding 2,000 shares are owned with his wife. Mr. Duverne also beneficially owns 11,042 shares of common stock of AXA, of which 1,000 shares are owned with his wife and 10,000 are option shares of AXA which are exercisable within 60 days.

(17) The Current Beneficial Ownership column for Mr. Harris includes 6,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(18) Mr. Hegarty beneficially owns 48,228 shares of common stock of EQ, including 48,039 option shares exercisable within 60 days.

(19) The Current Beneficial Ownership column for Mr. Hottinguer includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(20) The Current Beneficial Ownership column for Mr. Jarmain includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 option shares that become exercisable more than 60 days after March 1, 1999. Mr. Jarmain also beneficially owns 10,545 shares of common stock of EQ.

(21) The Current Beneficial Ownership column for Mr. Jungers includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(22) Mr. Miller beneficially owns 142,745 shares of common stock of EQ, all of which are option shares exercisable within 60 days.

(23) The 1,000 shares shown are owned with his wife. Mr. Tulin also beneficially owns 87,437 shares of common stock of EQ, including 82,819 option shares exercisable within 60 days. Of these shares 4,000 are owned with his wife. In addition, Mr. Tulin owns 2,000 ADRs of AXA and 2,500 option shares of AXA which are exercisable within 60 days.

(24) The Current Beneficial Ownership column for Mr. Sanders includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(25) The Current Beneficial Ownership column for Mr. West includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 option shares that become exercisable more than 60 days after March 1, 1999. Of the Common Stock beneficially owned by Mr. West, 11,000 shares are held on his behalf by a profit sharing plan. In addition, 400 shares are owned directly by his wife, as to which shares Mr. West disclaims beneficial ownership.

(26) The Current Beneficial Ownership column includes 1,325,950 vested restricted stock units and 6,326,380 option shares exercisable within 60 days and the Total column includes 316,458 unvested restricted stock units and 1,404,000 stock options that become exercisable more than 60 days after March 1, 1999. All directors and executive officers as a group also beneficially own 678,721 shares of common stock of EQ, 91,230 shares of common stock of AXA and 9,000 ADRs of AXA.



COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the

Company with the Commission and the New York Stock Exchange, Inc. Officers, directors and greater than ten-percent shareholders are required by Commission regulation to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with during 1998, except for Mr. Tulin whose filing was two days late in connection with a purchase of Common Stock.


                   ITEM 2: APPROVAL OF SALE OF COMMON STOCK

     In July 1998 the Company sold $300,000,000 of newly issued Common Stock to Equitable Life and AXA Holdings (Belgium) for $60.00 per share, the average closing price of the Common Stock on the New York Stock Exchange ("NYSE") for the three-day period beginning Friday, July 17 and ending Tuesday, July 21, 1998. The Company has agreed with the NYSE to request approval of the sale by its stockholders. Both the Company and Equitable believe this purchase was in the best interests of the stockholders of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SALE OF COMMON STOCK IN JULY 1998.


           ITEM 3: APPROVAL OF INCREASE IN STOCK OPTION PLAN SHARES

     The Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") was approved by the stockholders of the Company at the April 30, 1996 Annual Meeting. This plan has proved to be an invaluable addition to the Company's compensation structure and has enabled the Company to effectively compete for qualified personnel. However, as of March 1, 1999, there were available for grant only 2,163,533 shares under the 1996 Stock Option Plan which, based on historical practice will not be sufficient to meet the Company's need beyond 1999. Therefore, the Company is proposing to shift 10,000,000 shares of Common Stock previously approved by stockholders under the Company's 1996 Incentive Compensation Plan, reducing that plan's authorized shares to 7,600,000 shares, and also to add another 5,000,000 shares not previously approved by shareholders. These changes will increase the authorized shares under the 1996 Stock Option Plan from approximately 17.6 million shares to approximately 32.6 million shares. In addition, the current limit on the number of incentive stock options, 16 million shares, is being increased by 15 million to 31 million shares.

     There follows a summary of the principal provisions of the 1996 Stock Option Plan, as proposed to be amended. The text of the amendments is attached as Exhibit A.

     Options may be granted under the 1996 Stock Option Plan during the ten year period ending April 29, 2006.

     The 1996 Stock Option Plan is administered by the Compensation and Management Committee of the Board of Directors. The Compensation and Management Committee is authorized to establish rules and regulations for administration of the 1996 Stock Option Plan, to make determinations and interpretations under the 1996 Stock Option Plan and to grant awards pursuant to the 1996 Stock Option Plan.

     The 1996 Stock Option Plan provides for the granting of options to key employees, consultants or other service providers of the Company or its subsidiaries. As provided in the 1996 Stock Option Plan, no options were awarded thereunder prior to January 1, 1996. It is currently estimated that approximately 1,000 people are eligible to receive options under the 1996 Stock Option Plan.

     During 1998, no options were granted to executive officers, and options on 1,508,489 shares were granted to all employees as a group. The maximum number of options that may be granted during the term of the 1996 Stock Option Plan is approximately 32.6 million plus the number of shares covered by options forfeited or surrendered under the 1995 Stock Option Plan. The total number of options that may be granted under the 1996 Stock Option Plan may be adjusted in the event of certain capital changes as described below. Options under the 1996 Stock Option Plan may be granted in the form of either "incentive stock options" pursuant to the restrictions of Section 422 of the Code, or other options. The maximum number of shares of Common Stock subject to grants to any one individual annually under the 1996 Stock Option Plan is four million shares, subject to adjustment as described below. The maximum number of shares of Common Stock which may be granted as "incentive stock options" is thirty-one million shares, subject to adjustment as described below.

     The exercise price of all options granted under the 1996 Stock Option Plan will be equal to the fair market value of Common Stock on the date of grant. The options will not be exercisable until they vest, as described below.

     The options granted under the 1996 Stock Option Plan will be exercisable for up to ten years and will vest in four equal annual installments. In the event of a participant's termination of employment due to death or disability or retirement after the participant's attainment of age 65 and prior to the final vesting date, all unvested options will vest on the last day of the month following that in which such termination of employment occurs and will become exercisable at the rate of 25% of the number of the options granted on each of the first four anniversaries of the date of grant. If a participant's employment is terminated by the Company with cause or by the recipient (other than by reason of retirement) without the Company's consent prior to the final vesting date, all unvested options will be forfeited. Any vested, exercisable options held by the recipient must be exercised within 30 days of the Compensation and Management Committee's reasonable determination that the recipient has engaged in an activity competitive with the Company. If any such options remain unexercised at the expiration of such 30-day period, the options will lapse.

     The exercise price of options granted under the 1996 Stock Option Plan, as well as any amounts required to be withheld upon exercise, may be paid in cash, stock or a combination of the two. Shares otherwise receivable upon exercise using the stock payment method may be deferred at the prior election of the optionee.

     Shares that (i) are related to prior grants that are forfeited, terminated, canceled, expire unexercised, settled in cash or in any other manner are not issued as shares of Common Stock, or (ii) are used to pay the exercise price or required withholding in connection with the exercise of other options, shall again become eligible for grant under the 1996 Stock Option Plan.

     The total number of shares of Common Stock that may be allocated pursuant to awards made under the 1996 Stock Option Plan or that may be allocated to any one individual, the number of shares of Common Stock subject to outstanding options, the exercise price for such options and other terms and conditions of options may be equitably adjusted by the Compensation and Management Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a spin-off, stock dividend, stock split or a subdivision, recapitalization, reorganization, combination or reclassification of shares, a merger or consolidation, change of control or similar event.

     The Board of Directors of the Company may terminate or amend the 1996 Stock Option Plan, except that any such amendment shall require stockholder approval if such approval is necessary to comply with any regulatory exemption or to qualify for any special status with which or for which the Board deems it necessary or desirable to comply or qualify.


DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the Federal income tax rules currently generally applicable to stock options granted under the 1996 Stock Option Plan.


     The grant of an incentive stock option will have no immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option by the payment of cash to the Company will generally have no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no deduction will be allowable to the Company in connection with the grant or exercise of the incentive stock option or the sale of shares of Common Stock acquired pursuant to such exercise.

     If, however, an optionee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the optionee will recognize ordinary income (and the Company will generally be entitled to a deduction) equal to the excess of the fair market value of the shares of Common Stock on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

     The grant of a stock option other than an incentive stock option (a "non-qualified stock option") will have no immediate tax consequences to the optionee or to the Company. Upon the exercise of a non-qualified stock option, the optionee will generally recognize ordinary income (the Company will generally be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of the exercise of the option over the exercise price. The optionee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

     Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of a non-qualified stock option, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE INCREASE IN AUTHORIZED SHARES UNDER THE COMPANY'S 1996 STOCK OPTION PLAN.

                 ITEM 4: RATIFICATION OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP to audit the accounts of the Company for the fiscal year ending December 31, 1999. KPMG LLP has audited the consolidated financial statements of the Company since the Company was founded. KPMG LLP representatives will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Stockholder ratification of the appointment of KPMG LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, the Board of Directors will consider whether to retain that firm for such year.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


REGISTRATION RIGHTS AND INDEMNIFICATION AGREEMENT

     Under a Registration Rights and Indemnification Agreement between the Company and EQ, the Company has granted Equitable the right to require the Company to register shares of Common Stock held by Equitable for sale in accordance with Equitable's intended method of disposition thereof (a "demand registration"). Equitable may require up to six such demand registrations, with no more than one every six months. Additionally, the Company has granted to Equitable the right subject to certain exceptions to participate in registrations of Common Stock initiated by the Company on its own behalf or on behalf of its stockholders (a "piggy-back registration"). The Company is required to pay expenses (other than underwriting discounts and commissions) incurred by Equitable in connection with the demand and piggy-back registrations. Subject to certain limitations specified in the Registration Rights and Indemnification Agreement, Equitable's registration rights are assignable to third parties. The Registration Rights and Indemnification Agreement provides for indemnification and contribution by the Company for the benefit of Equitable and permitted assigns and their related persons relating to the demand and piggy-back registrations. In addition, such Agreement provides for indemnification and contribution by the Company for the benefit of Equitable and its related persons with respect to other securities offerings by the Company and financial and other information provided by the Company to Equitable and in Exchange Act reports.


TAX SHARING AGREEMENTS

     The Company was included in EQ's consolidated tax group for Federal income tax purposes through December 31, 1996. In connection with the Initial Public Offering, the Company and EQ entered into a Federal income tax sharing agreement (the "Federal Income Tax Sharing Agreement"). Pursuant to the Federal Income Tax Sharing Agreement, the Company and EQ generally make payments between them such that, with respect to any period in which the Company was a member of EQ's consolidated tax group for Federal income tax purposes (a "Pre-Deconsolidation Period"), the amount of Federal income taxes to be paid by the Company will be determined as though the Company were to file for such period and all prior periods separate Federal income tax returns (generally including any amounts determined to be due as a result of a redetermination of the Federal income tax liability of the EQ consolidated group arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing a consolidated return rather than being a consolidated subsidiary of EQ. The Company is also entitled to receive certain payments from EQ in respect of carrybacks of tax assets, if any, of the Company, determined on a separate return basis, arising in a Pre-Deconsolidation Period beginning after the completion of the Initial Public Offering. The amount of any such payment will generally be determined, in the case of a carryback to a Pre-Deconsolidation Period ending on or before the completion of the Initial Public Offering, by the actual tax benefit received by the EQ consolidated group from such carryback, or, in the case of a carryback to any Pre-Deconsolidation Period beginning after the completion of the Initial Public Offering, by the benefit that the Company would have received from such carryback on a separate return basis.

     With respect to the period the Company was a part of the EQ consolidated group, EQ continues to have all the rights of a common parent of a consolidated group, will be the sole and exclusive agent for the Company in any and all matters related to the Federal income tax liability of the Company and will be responsible for the preparation and filing of consolidated Federal income tax returns. In addition, each member of a consolidated group for Federal income tax purposes is jointly and severally liable for the Federal income tax liability of each other member of its consolidated group. Accordingly, under the Federal Income Tax Sharing Agreement, EQ has agreed to indemnify the Company against such liabilities to the extent that they relate to the Federal income tax liability of the EQ consolidated group for periods that the Company is included in the EQ consolidated group, except to the extent attributable to the Company.

     The Federal Income Tax Sharing Agreement also contains provisions in respect of certain Federal income tax matters relating to a carryback of a tax asset, if any, of the Company from a period beginning on or after the date on which the Company ceases to be eligible for inclusion in EQ's consolidated group (a "Post-Deconsolidation Period") to a Pre-Deconsolidation Period. Under the Federal Income Tax Sharing Agreement, (i) the Company will agree to forego the carryback of any net operating losses to a Pre-Deconsolidation Period unless EQ consents to such carryback, which consent shall not be unreasonably withheld, and (ii) the Company may be entitled to receive certain payments from EQ in respect of any tax assets carried back to Pre-Deconsolidation Periods.

     The Company also filed combined, consolidated or unitary income tax returns with ACMC, Inc. ("ACMC"), an indirect wholly-owned subsidiary of EQ, in certain states and localities for periods through December 31, 1996. The Company and ACMC have entered into a tax sharing agreement (the "State Tax Sharing Agreement"), pursuant to which the Company and ACMC have agreed that with respect to any period in which the Company and ACMC have filed or file a combined, consolidated or unitary income tax return in a state or local taxing jurisdiction, the amount of combined, consolidated or unitary income taxes to be paid by ACMC will be determined as though ACMC were to file for such period and all prior periods separate income tax returns with respect to such state or local taxing jurisdiction. The Company has agreed to indemnify ACMC against any combined, consolidated or unitary income taxes for periods in which the Company files combined, consolidated or unitary income tax returns with ACMC, except to the extent attributable to ACMC.

EMPLOYEES' SECURITIES COMPANY


     Selected employees of the Company, including executive officers, are offered the opportunity to become members of the DLJ First ESC L.P. and DLJ ESC II L.P. (the "ESCs"), investment vehicles which qualify as "employees' securities companies" for purposes of the Investment Company Act of 1940, as amended. The ESCs invest in the Company's merchant banking portfolio companies, typically acquiring between 30% and 40% of the Company's investment in such companies. The amounts invested by members are augmented in the ratio of 4:1 by a combination of recourse loans from the Company and preferred contributions to the ESC by the Company which have a capped return equal to the prime rate plus 1 3/4%, each of which is repaid to the Company upon realization of the applicable portfolio investments.


     Amounts invested in the ESCs by each of the Company's executive officers for 1998 are set forth below:




                                 YEAR ENDED
NAME                          DECEMBER 31, 1998
Joe L. Roby ................      $337,500
John S. Chalsty ............       275,000
Michael M. Bendik ..........        12,500
Michael A. Boyd ............        25,000
Anthony F. Daddino .........       137,500
Hamilton E. James ..........       480,690
Richard S. Pechter .........       187,500
Gerald B. Rigg .............        12,500
Theodore P. Shen ...........       125,000

     The amount of loans made to the Company's executive officers and preferred contributions made in the ESCs by the Company on behalf of the Company's executive officers for 1998, as well as the amount of such loans outstanding for the year December 31, 1998, are set forth below:




                               LOANS AND PREFERRED        LOANS AND PREFERRED
                                  CONTRIBUTIONS        CONTRIBUTIONS OUTSTANDING
                                    YEAR ENDED            FOR THE YEAR ENDED
NAME                            DECEMBER 31, 1998          DECEMBER 31, 1998
Joe L. Roby ................       $1,311,033                $2,003,232
John S. Chalsty ............        1,122,264                 1,977,986
Michael M. Bendik ..........           49,862                    81,667
Michael A. Boyd ............           94,695                   126,500
Anthony F. Daddino .........          543,434                   860,348
Hamilton E. James ..........        1,903,987                 3,025,462
Richard S. Pechter .........          736,178                 1,182,625
Gerald B. Rigg .............           49,862                    81,667
Theodore P. Shen ...........          498,601                   815,515

DLJ FUND INVESTMENT PARTNERS, L.P.

     Selected employees of the Company, including certain executive officers, are limited partners of DLJ Fund Investment Partners, L.P. ("FIP"), an investment vehicle organized to allow these employees to invest on a leveraged basis in funds and other investment vehicles sponsored by certain of the Company's clients and potential clients and on a co-investment basis in transactions in which the Company's clients also invest. Amounts invested by the limited partners are augmented in the ratio of 2:1 by preferred contributions to FIP by the Company which have a capped return equal to the prime rate plus 1 3/4%.

Amounts committed to FIP by each of the Company's executive officers are set forth below:




NAME                              AT DECEMBER 31, 1998
Joe L. Roby .................         $2,000,000
John S. Chalsty .............          2,000,000
Michael M. Bendik ...........                -0-
Michael A. Boyd .............                -0-
Anthony F. Daddino ..........            500,000
Hamilton E. James ...........          2,000,000
Richard S. Pechter ..........            750,000
Gerald B. Rigg ..............                -0-
Theodore P. Shen ............          1,000,000

     The amounts of preferred contributions made to FIP by the Company on behalf of each of the Company's executive officers in 1998 as well as the loan balances outstanding at December 31, 1998 are set forth below:



                                                              PREFERRED
                                                            CONTRIBUTIONS
                                       PREFERRED             OUTSTANDING
                                CONTRIBUTIONSYEAR ENDED    FOR YEAR ENDED
NAME                               DECEMBER 31, 1998      DECEMBER 31, 1998
  Joe L. Roby ................          $929,752             $1,548,269
  John S. Chalsty ............           929,752              1,548,269
  Michael M. Bendik ..........               -0-                    -0-
  Michael A. Boyd ............               -0-                    -0-
  Anthony F. Daddino .........           232,441                387,073
  Hamilton E. James ..........           929,752              1,548,269
  Richard S. Pechter .........           348,654                580,598
  Gerald B. Rigg .............               -0-                    -0-
  Theodore P. Shen ...........           464,874                774,137

DLJ FUND INVESTMENT PARTNERS II, L.P.

     Selected employees of the Company, including certain executive officers, are limited partners of DLJ Fund Investment Partners II, L.P. ("FIP II"), an investment vehicle organized to allow these employees to invest on a leveraged basis in funds and other investment vehicles in the alternative investment arena. Amounts invested by the limited partners are augmented in the ratio of 1:1 by non-recourse loans to FIP II by the Company which have a capped return equal to the prime rate plus 1 3/4%.

Amounts committed to FIP II by each of the Company's executive officers are set forth below:




NAME                              AT DECEMBER 31, 1998
Joe L. Roby .................         $1,000,000
Michael M. Bendik ...........            250,000
Michael A. Boyd .............            250,000
Hamilton E. James ...........          2,000,000
Richard S. Pechter ..........          1,000,000
Gerald B. Rigg ..............            250,000
Theodore P. Shen ............          1,000,000

     The amounts of non-recourse loans made to FIP II by the Company on behalf of each of the Company's executive officers for 1998 as well as the loan balances outstanding for the year ended December 31, 1998 are set forth below:




                                                         NON-RECOURSE
                                   NON-RECOURSE             LOANS
                                       LOANS              OUTSTANDING
                                     YEAR ENDED         FOR YEAR ENDED
NAME                             DECEMBER 31, 1998     DECEMBER 31, 1998
Joe L. Roby ................        $ 205,232             $ 174,664
Michael M. Bendik ..........           51,308                43,666
Michael A. Boyd ............           51,308                43,666
Hamilton E. James ..........          410,464               349,329
Richard S. Pechter .........          205,232               174,664
Gerald B. Rigg .............           51,308                43,666
Theodore P. Shen ...........          205,232               174,664

OTHER AFFILIATED TRANSACTIONS

     The Company, Equitable and their respective affiliates engage in a variety of transactions in the ordinary course of their respective businesses. As a general rule, the Company has not retained an independent third party to evaluate transactions with Equitable and there has been no independent committee of the Board of Directors to evaluate such transactions. Notwithstanding this fact, the Company believes that each of the arrangements described below was made on an arm's-length basis. This belief is based on the fact that the terms and conditions of such transactions (including the fees or other amounts paid by the Company in connection with such transactions) were established through arm's-length negotiations which took into account (i) the terms and conditions of transactions of the same or a similar nature entered into by the Company with unaffiliated third parties, (ii) the terms and conditions of transactions of the same or a similar nature entered into by Equitable with unaffiliated third parties, and/or (iii) the terms and conditions of market transactions of the same or a similar nature entered into by unaffiliated third parties. Notwithstanding the foregoing, there can be no assurance that the Company could not have obtained more favorable terms from an unaffiliated third party. While there can be no assurance, the Company anticipates that future transactions with Equitable will be made on an arm's-length basis consistent with past practice.

FINANCIAL SERVICES PROVIDED BY OR TO THE COMPANY

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") from time to time provides investment banking and other services, including administrative services to Equitable, AXA and their subsidiaries. The fees related to investment banking services were $5,616,000 and the fees related to administrative services were $4,200 in 1998. DLJSC from time to time also provides brokerage and research services to Equitable, AXA and their subsidiaries. Such services were provided on an arm's-length basis in the ordinary course of business at rates comparable to those paid at the time by unaffiliated third parties.

     DLJSC and Pershing distribute certain Alliance sponsored funds and cash management products and receive standard sales concessions and distribution payments. In addition, Alliance and Pershing have an agreement pursuant to which Pershing recommends to certain of its correspondent firms the use of Alliance cash management products for which it is allocated a portion of the revenues derived by Alliance from sales through the Pershing correspondents. Amounts paid by Alliance to the Company in connection with the above distribution services during 1998 totaled $31.7 million.

     EQ Financial Consultants, Inc. ("EQ Financial"), a wholly-owned subsidiary of Equitable Life formerly known as Equico Securities, Inc., has arrangements with each of DLJSC and Wood, Struthers & Winthrop pursuant to which EQ Financial's registered representatives are compensated for referring investment advisory clients to DLJSC and Wood, Struthers & Winthrop. Referral amounts paid by DLJSC and Wood, Struthers & Winthrop during 1998 totaled $1,020,000.

     EQ Financial distributes Wood, Struthers & Winthrop's mutual funds for which it receives standard sales concessions, which during 1998 totaled $722,000.

     EQ Financial and the Company are parties to a portfolio manager agreement with respect to Equitable Classic Strategies, a wrap fee investment program offered through EQ Financial. Amounts paid to EQ Financial by the Company were $889,000 in 1998.

     Alliance and Wood, Struthers & Winthrop share investment management responsibility for a number of institutional accounts. The amount of advisory fees received from such accounts that were allocated to Wood, Struthers & Winthrop during 1998 totaled $63,000.

     On May 24, 1996, DLJSC issued 15,000 additional shares of its non-voting Adjustable Rate Cumulative Preferred Stock, for an aggregate purchase price of $1.5 million, to WSW 1995 Exchange Fund, L.P. At December 31, 1998, 315,000 shares were issued and outstanding, of which 134,000 were held by the Company. The General Partner of such partnership is a subsidiary of Wood, Struthers & Winthrop. Such preferred stock will automatically be redeemed by DLJSC 15 years from the date of issuance thereof and may be redeemed at the option of DLJSC at any time prior to such date.

     During 1998, the Company provided investment banking and underwriting services to Advanced Micro Devices, Inc., of which Mr. Sanders is Chairman of the Board and Chief Executive Officer, for fees totaling approximately $4,072,000.

     Certain directors, officers and employees of the Company, Equitable, AXA and their subsidiaries maintain margin accounts with DLJSC. Margin account transactions for such directors, officers and employees are conducted by DLJSC in the ordinary course of business and are substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, certain of such directors, officers and employees had investments or commitments to invest in various funds sponsored by subsidiaries of the Company. Such investments or commitments have been made on the same basis as those made by investors not affiliated with the Company and the aggregate of such investments are less than 8% of the investments in any such fund. DLJSC also, from time to time and in the ordinary course of business, enters into transactions involving the purchase or sale of securities from or to such directors, officers and employees and members of their immediate families, as principal. Such transactions on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties except that in some instances directors, officers and employees are not charged placement fees. DLJSC offers its employees reduced commission rates.


INSURANCE COVERAGE OBTAINED FROM EQUITABLE

     The Company has purchased split-dollar life insurance policies on the lives of Messrs. Chalsty, Roby, Daddino, James and Pechter from Equitable Life at rates comparable to those paid at the time by unaffiliated third parties. The aggregate amount of premiums for these policies borne by the Company in 1998 were approximately $172,000 for Mr. Chalsty and $185,000 each for Messrs. Roby, Daddino, James and Pechter.

     In addition, the Company from time to time purchases life insurance policies from Equitable Life on the lives of several hundred employees, including Messrs. Chalsty, Roby, Daddino, James and Bendik, who participate in deferred compensation plans maintained by the Company. The Company believes these purchases are at rates comparable to those that could be obtained from unaffiliated third parties. During 1998, the aggregate premiums paid under such policies for all participants was approximately $31.1 million.

     Equitable arranges for directors and officers liability insurance coverage for itself and its subsidiaries, including the Company under a policy written by insurance companies unaffiliated with Equitable. Based on a review of market rates, the Company believes that such rates are at least as favorable to the Company as could be obtained from unaffiliated third parties.


FINANCIAL SERVICES OBTAINED FROM AFFILIATES

     Alliance provides investment management services to certain of the Company's employee benefit plans at rates comparable to those paid at the time by unaffiliated third parties. Advisory fees from these accounts during 1998 totaled $2.5 million.

     An affiliate of AXA, AXA Asset Management Partenaires ("AXA Asset Management"), provides investment management services to the Winthrop International Equity Fund and the Winthrop Developing Markets Fund (the "Funds"), a set of mutual funds sponsored by Wood, Struthers & Winthrop ("WSW") pursuant to a sub-advisory agreement between WSW and AXA Asset Management. Advisory fees of $503,155 were paid by WSW to AXA Asset Management relating to the Funds' fiscal year ending October 31, 1998. In addition, WSW pays for various direct fund expenses on behalf of the Funds and AXA Asset Management reimburses WSW for 50% of such expenses. The total amount of expenses reimbursed was approximately $106,000.

OTHER TRANSACTIONS WITH EQUITABLE

     In 1993, Equitable Life purchased 200,000 shares of the Company's Cumulative Exchangeable Preferred Stock for $20.0 million. In 1996, these shares were exchanged, pursuant to the terms thereof, for $20.0 million aggregate principal amount of the Company's 9.58% Subordinated Exchange Notes due 2003. The Company paid interest on these notes to Equitable Life of $1.9 million in 1998. Such interest was paid on a pro rata basis to all holders of 9.58% Subordinated Exchange Notes, including unaffiliated third parties.

     In July 1998, Equitable Life and AXA Holdings (Belgium) purchased from the Company $300,000,000 of newly issued Common Stock for $60.00 per share, the average closing price of the Common Stock on the NYSE for the three-day period beginning Friday, July 17 and ending Tuesday, July 21, 1998.

     Equitable has committed, subject to approval by Equitable on a transaction-by-transaction basis, to provide $750 million of subordinated debt financing to the DLJ Bridge Fund. Interest payments and other distributions to Equitable Life from the DLJ Bridge Fund during 1998 totaled $13.6 million. The Company has agreed to pay Equitable the first $25 million of aggregate principal losses incurred by Equitable with respect to all bridge loans. To the extent such payments by the Company do not fully cover any such losses incurred by Equitable, Equitable is entitled to receive all other distributions otherwise payable to the Company with respect to DLJ Bridge Fund activities until such losses have been recovered. The Company has also agreed to pay Equitable the amount, if any, by which any principal loss on an individual loan exceeds $150 million. In addition, Equitable is entitled to one-third of any equity securities obtained in connection with any bridge loan.

     Equitable Life has invested an aggregate of $63.0 million in Sprout Growth, L.P., Sprout Growth II, L.P., Sprout Capital V, L.P., Sprout Capital VI, L.P., Sprout Capital VII, L.P., and Sprout Capital VIII, L.P., (collectively, the "Sprout Funds"), venture capital funds sponsored by the Company. Distributions to Equitable Life from the Sprout Funds during 1998 were $3.5 million. Such distributions were paid on a pro rata basis to all investors, including unaffiliated third parties.

     The Company currently leases certain of its office facilities from joint ventures in which Equitable participates. Total lease payments by the Company with respect to such facilities were approximately $1.4 million for 1998.


                             STOCKHOLDER PROPOSALS

     Under the rules and regulations of the Commission as currently in effect, any holder of at least $1,000 in market value of Common Stock who has held such Common Stock for at least one year and who desires to have a proposal presented in the Company's proxy material for use in connection with the annual meeting of stockholders to be held in 2000 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 2000 must be received by Marjorie S. White, Secretary, Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, New York 10172, no later than January 1, 2000.

     Holders of Common Stock who want to have proposals submitted for consideration at future meetings of the stockholders should consult the applicable rules and regulations of the Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.


                             ADDITIONAL INFORMATION

     THE COMPANY WILL MAKE AVAILABLE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, WHEN IT BECOMES AVAILABLE, AND ANY QUARTERLY REPORTS ON FORM 10-Q OF THE COMPANY FILED THEREAFTER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, DONALDSON, LUFKIN & JENRETTE, INC., 277 PARK AVENUE, NEW YORK, NEW YORK 10172. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE (MARCH 8, 1999), THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE.

     In order to ensure timely delivery of any such document prior to the Annual Meeting, any request should be received by the Company promptly.


                                 OTHER BUSINESS

     The Company knows of no other matters which may come before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.


                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          Marjorie S. White
                                          Secretary

March 18, 1999

                                  EXHIBIT A*


SECTION 4.  SHARES AVAILABLE FOR OPTIONS.

     (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Options may be granted under the Plan shall be equal to the sum of (i) the number of whole shares nearest to but not exceeding 10% of the fully diluted shares outstanding following the initial public offering of the Company's Shares, but assuming for this purpose that Shares granted and to be granted with respect to restricted stock units and options authorized for issuance under the 1995 Restricted Stock Unit Plan, the 1995 Stock Option Plan and this Plan are issued and outstanding at such time, plus (ii) the number of shares covered by options forfeited, canceled, exercised or surrendered without the issuance of Shares under the 1995 Stock Option Plan, plus (iii) the number of whole shares nearest to but not exceeding 12 1/2% of the Shares related to options granted under the 1995 Stock Option Plan as of the initial public offering of the Company's Shares plus (iv) 15,000,000. To the extent that after the effective date of the Plan, any Option granted under the Plan or any option granted under the Company's 1995 Stock Option Plan is forfeited, exercised or otherwise terminates or is canceled without the delivery of Shares (including Shares withheld in payment of taxes relating to such Options or options and Shares surrendered in payment of the exercise price or taxes relating to such Options or options), then the Shares covered by such Option or option, to such extent, shall again be, or shall become, Shares with respect to which Options may be granted under this Plan. Notwithstanding the foregoing and subject to adjustment as provided in
Section 4(b), the aggregate number of Shares in respect of which Options may be granted under the Plan to any Employee in any calendar year shall not exceed 4,000,000 and the maximum number of Shares in respect of which Incentive Stock Options may be granted under the Plan is 31,000,000 [16,000,000].





*New language in italics;
deleted language in brackets

                                      A-1